SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
PROXY  STATEMENT  PURSUANT  TO  SECTION  14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or (section) 240.14a-12

                        INTEGRATED HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check appropriate box):

[ ]  No fees required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title  of each  class of  securities  to  which  transaction  applies:
          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

     5)
         -----------------------------------------------------------------------

[x]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:
         -----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------

     3)   Filing Party:
         -----------------------------------------------------------------------

     4)   Date Filed:
         -----------------------------------------------------------------------

                               [LETTERHEAD OF IHS]

                                                              September 19, 1997



Dear Stockholder:


     You are cordially invited to attend a special meeting of stockholders (the "IHS Special Meeting") of Integrated Health Services, Inc. ("IHS") to be held at the executive offices of IHS, 10065 Red Run Boulevard, Owings Mills, Maryland, at 10:00 a.m., local time, on Tuesday, October 21, 1997.

     At the meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 6, 1997 (the "Merger Agreement"), among IHS, IHS Acquisition XXIV, Inc., a Florida corporation and a wholly-owned subsidiary of IHS ("Merger Sub"), and RoTech Medical Corporation, a Florida corporation ("RoTech"), pursuant to which, among other things, (a) Merger Sub will merge with and into RoTech (the "Merger") and RoTech will become a wholly-owned subsidiary of IHS and (b) each outstanding share of common stock, $.0002 par value per share, of RoTech ("RoTech Common Stock") will be converted into the right to receive, and each right to acquire a share of RoTech Common Stock will be converted into the right to purchase, .5806 of a share of common stock, $.001 par value per share (the "IHS Common Stock"), of IHS (the "Exchange Ratio"), with cash paid in lieu of any fractional shares.

     Details of the proposed Merger, the Merger Agreement and other important information regarding IHS and RoTech are set forth in the accompanying Joint Proxy Statement/Prospectus, which you are urged to review carefully. A copy of the Merger Agreement is also attached to the Joint Proxy Statement/Prospectus as Appendix A.

     Your Board of Directors has carefully considered and unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, IHS and its stockholders. Accordingly, the IHS Board unanimously recommends that stockholders vote FOR approval of the Merger Agreement. The IHS Board of Directors has received a written opinion dated the date hereof of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of IHS Common Stock. A copy of such opinion, which sets forth a description of the assumptions made, matters considered and limits on the review undertaken, is attached to the Joint Proxy Statement/Prospectus as Appendix B and should be read carefully in its entirety.

     The acquisition of RoTech is an integral part of the implementation of IHS' post-acute care network strategy. IHS believes that its post-acute care network positions it as an attractive provider of post-acute care services to managed care organizations and other payors.

     The Board of Directors appreciates and encourages stockholder participation. However, whether or not you plan to be with us at the IHS Special Meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience. If you have multiple stockholder accounts and receive more than one set of these materials, please be sure to vote each proxy and return it in the envelope provided.

   Thank you for your cooperation.


                                            Very truly yours,

                                            /s/ Robert N. Elkins

                                            ROBERT N. ELKINS
                                            Chairman of the Board and
                                            Chief Executive Officer

                        INTEGRATED HEALTH SERVICES, INC.
                             10065 Red Run Boulevard
                          Owings Mills, Maryland 21117


                               ------------------


                                    NOTICE OF
                         SPECIAL MEETING OF STOCKHOLDERS



                               ------------------


     A Special Meeting of Stockholders (the "IHS Special Meeting") of Integrated Health Services, Inc., a Delaware corporation ("IHS"), will be held at the executive offices of IHS, 10065 Red Run Boulevard, Owings Mills, Maryland, on Tuesday, October 21, 1997, at 10:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 6, 1997 (the "Merger Agreement"), among IHS, IHS Acquisition XXIV, Inc., a Florida corporation and a wholly-owned subsidiary of IHS ("Merger Sub"), and RoTech Medical
          Corporation, a Florida corporation ("RoTech"), pursuant to which, among other things, (a) Merger Sub will merge with and into RoTech (the "Merger") and RoTech will become a wholly-owned subsidiary of IHS and (b) each outstanding share of common stock, $.0002 par value per share, of RoTech ("RoTech Common Stock") will be converted into the right to receive, and each right to acquire a share of RoTech Common Stock will be converted into the right to purchase, .5806 of a share of common stock, $.001 par value per share, of IHS, with cash paid in lieu of any fractional shares.

     2. To consider and take action upon any other matter that may properly come before the IHS Special Meeting or any adjournment or postponement thereof.

     The Board of Directors of IHS has unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, IHS and its stockholders. Accordingly, the IHS Board unanimously recommends that you vote FOR approval of the Merger Agreement.

     Stockholders of record at the close of business on September 1, 1997, are entitled to notice of, and to vote at, the IHS Special Meeting, or any adjournment or postponement thereof.

     Details of the Merger and other  important  information  concerning IHS and
RoTech   are   more   fully   described   in  the   accompanying   Joint   Proxy
Statement/Prospectus. Please give this information your careful consideration.

     WHETHER OR NOT YOU PLAN TO ATTEND THE IHS SPECIAL MEETING, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF IHS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE IHS SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.


                                        By Order of the Board of Directors




                                        MARC B. LEVIN
                                        Secretary



Owings Mills, Maryland
September 19, 1997

                             JOINT PROXY STATEMENT
                                       OF

  INTEGRATED HEALTH SERVICES, INC.      ROTECH MEDICAL CORPORATION
          FOR THE SPECIAL                    FOR THE SPECIAL
       MEETING OF STOCKHOLDERS            MEETING OF STOCKHOLDERS
    TO BE HELD ON OCTOBER 21, 1997     TO BE HELD ON OCTOBER 21, 1997

                                -----------------


                                   PROSPECTUS
                                       OF
                        INTEGRATED HEALTH SERVICES, INC.
                                -----------------


     THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES TO UP TO 19,625,323 SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE (TOGETHER WITH THE PREFERRED STOCK PURCHASE RIGHTS ASSOCIATED THEREWITH, THE "IHS COMMON STOCK"), OF INTEGRATED HEALTH SERVICES, INC. (TOGETHER WITH ITS SUBSIDIARIES, "IHS"), ISSUABLE TO THE STOCKHOLDERS OF ROTECH MEDICAL CORPORATION, A FLORIDA CORPORATION ("ROTECH"), UPON CONSUMMATION OF THE MERGER (AS DEFINED HEREIN). SUCH NUMBER OF SHARES REPRESENTS THE MAXIMUM NUMBER OF SHARES THAT WILL BE ISSUED IN THE MERGER.

                              -----------------



     This Joint Proxy Statement/Prospectus describes the terms of a proposed business combination between IHS and RoTech, pursuant to which IHS will acquire RoTech by means of the merger (the "Merger") of IHS Acquisition XXIV, Inc., a Florida corporation and a wholly-owned subsidiary of IHS ("Merger Sub"), with and into RoTech, with RoTech being the surviving corporation. After the Merger, the combined operations of IHS and RoTech are expected to be conducted with RoTech as a subsidiary of IHS. Upon consummation of the Merger, each issued and outstanding share of common stock, par value $.0002 per share, of RoTech (the "RoTech Common Stock" and, sometimes, collectively referred to herein as the "RoTech Shares") will automatically be converted into the right to receive .5806 shares of IHS Common Stock (the "Exchange Ratio"). On September 18, 1997, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, the closing price of RoTech Common Stock as reported on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") was $19.8125 and the closing price of IHS Common Stock as reported on the New York Stock Exchange (the "NYSE") was $34.625. At such price, the equivalent value of a share of RoTech Common Stock would be $20.10, calculated based on the Exchange Ratio (the
"Equivalent Value"), and the aggregate Merger consideration would be approximately $531,517,000 (based on 26,439,322 shares of RoTech Common Stock outstanding on September 18, 1997, the last business day before the date of this Joint Proxy Statement/Prospectus). The actual market price of the IHS Common Stock may vary, which will cause a corresponding change in the Equivalent Value and the aggregate Merger consideration. Additionally, the Equivalent Value may differ from the actual market price of RoTech Common Stock. Each stockholder is urged to obtain updated market information. RoTech stockholders will receive cash (without interest) in lieu of fractional shares of IHS Common Stock. For a more complete description of the terms of the Merger, see "The Merger."

     This Joint Proxy Statement/Prospectus is being furnished in connection with the Special Meetings of Stockholders of IHS and RoTech (the "Special Meetings"). All information contained or incorporated herein with respect to IHS and Merger Sub has been furnished by IHS, and all information with respect to RoTech has been furnished by RoTech. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of IHS filed as a part of the Registration Statement (as defined herein). See "Available Information."

     The Merger will be effected pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of July 6, 1997, among IHS, Merger Sub and RoTech (the "Merger Agreement"). The Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference.

     THE  PROPOSED  MERGER  IS  A  COMPLEX  TRANSACTION. STOCKHOLDERS OF IHS AND
ROTECH   ARE   URGED   TO   READ   AND   CONSIDER  CAREFULLY  THIS  JOINT  PROXY
STATEMENT/PROSPECTUS IN ITS ENTIRETY.



     SEE "RISK FACTORS" BEGINNING AT PAGE 27 FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATED TO THE MERGER, IHS AND ROTECH.

THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This Joint Proxy Statement/Prospectus and the forms of Proxy are first being mailed to IHS and RoTech stockholders on or about September 22, 1997.

    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SEPTEMBER 19, 1997.

                               TABLE OF CONTENTS



                                                                                          PAGE
                                                                                          -----
AVAILABLE INFORMATION   ...............................................................      2
PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT ........................      2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE  ....................................      3
SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS  ..........................................      5
  The Companies   .....................................................................      5
  The Merger   ........................................................................      8
  Risk Factors    .....................................................................     16
  The Special Meetings  ...............................................................     16
  Market and Market Prices; Dividends  ................................................     19
  Comparative Per Share Information    ................................................     21
  Selected Historical Financial Information  ..........................................     22
  Summary Unaudited Pro Forma Financial Information   .................................     25
RISK FACTORS   ........................................................................     27
  Risks Related to Substantial Indebtedness  ..........................................     27
  Risks Associated with Growth Through Acquisitions and Internal Development  .........     28
  Risks Related to Managed Care Strategy  .............................................     29
  Risks Related to Capital Requirements   .............................................     29
  Risks Related to the Merger and Recent Acquisitions    ..............................     30
  Risks Related to Historical Financial Performance of First American   ...............     31
  Reliance on Reimbursement by Third Party Payors  ....................................     31
  Risk of Adverse Effect of Healthcare Reform   .......................................     32
  Uncertainty of Government Regulation    .............................................     33
  Competition  ........................................................................     35
  Effect of Certain Anti-Takeover Provisions    .......................................     35
  Possible Volatility of Stock Price; Fixed Exchange Ratio  ...........................     35
  Dilution of Voting Power of IHS Stockholders  .......................................     36
  Benefits of the Merger to Certain Officers, Directors and Affiliates of RoTech ......     36
  Risks Related to Federal Income Tax Consequences ....................................     37
IHS RECENT DEVELOPMENTS    ............................................................     38
  New Credit Facility   ...............................................................     38
  Proposed Acquisitions ...............................................................     38
  First American Acquisition  .........................................................     40
  Other Acquisitions and Divestitures  ................................................     41
  Repurchase of 9 5/8% Senior Subordinated Notes and 10 3/4% Senior Subordinated Notes      42
  Sale of 9 1/2% Senior Subordinated Notes due 2007   .................................     42
  Sale of 9 1/4% Senior Subordinated Notes due 2008   .................................     42
ROTECH RECENT DEVELOPMENTS ............................................................     43
  Preliminary Year End Results   ......................................................     43
  Acquisitions ........................................................................     43
THE SPECIAL MEETINGS    ...............................................................     44
  General   ...........................................................................     44
  Purpose of the Special Meetings   ...................................................     44
  Dates, Places and Times  ............................................................     44
  Record Dates; Quorums    ............................................................     44
  Votes Required  .....................................................................     45
  Voting and Revocation of Proxies  ...................................................     45
  Solicitation of Proxies  ............................................................     46
THE MERGER  ...........................................................................     47
  Terms of the Merger   ...............................................................     47
  Background of the Merger    .........................................................     48
  Recommendations of the Boards of Directors    .......................................     50
  Opinions of Financial Advisors    ...................................................     53
  Regulatory Approvals  ...............................................................     61
  NYSE Listing    .....................................................................     62
  Limitations on Resale of IHS Common Stock by Affiliates   ...........................     62
  Additional Interests of Certain Persons in the Merger  ..............................     63
  Accounting Treatment  ...............................................................     65
  Certain Federal Income Tax Consequences    ..........................................     65
  No Appraisal Rights   ...............................................................     66
  RoTech Debentures  ..................................................................     66
THE MERGER AGREEMENT    ...............................................................     67
  The Merger   ........................................................................     67
  Effective Time and Effects of the Merger   ..........................................     67
  Conversion of RoTech Shares    ......................................................     67
  No Fractional Shares of IHS Common Stock   ..........................................     67
  Exchange of Share Certificates    ...................................................     68
  Treatment of RoTech Stock Options ...................................................     69
  Representations and Warranties    ...................................................     70
  Conditions to the Merger    .........................................................     70

                                                                                         PAGE
                                                                                         -----
  Conduct of RoTech Business Pending the Merger; Other Covenants    ..................      71
  No Solicitation   ..................................................................      73
  Termination    .....................................................................      73
  Expenses and Termination Fees    ...................................................      74
  Waiver and Amendment    ............................................................      75
  Indemnification; Insurance    ......................................................      75
UNAUDITED PRO FORMA FINANCIAL INFORMATION   ..........................................      76
  Pro Forma Financial Information for the Combined Company ...........................      76
  Pro Forma Financial Information for the Combined Company and Other Acquisitions and       82
  Divestitures
  Pro Forma Financial Information for RoTech   .......................................      90
BUSINESS OF IHS  .....................................................................      96
  General Overview  ..................................................................      96
  Industry Background  ...............................................................      97
  Company Strategy  ..................................................................      99
  Patient Services  ..................................................................     101
  Management and Other Services    ...................................................     104
  Quality Assurance    ...............................................................     104
  Operations  ........................................................................     105
  Joint Ventures    ..................................................................     105
  Sources of Revenue   ...............................................................     105
  Government Regulation   ............................................................     107
  Federal and State Assistance Programs  .............................................     109
  Competition    .....................................................................     111
  Employees   ........................................................................     112
  Insurance   ........................................................................     112
  Legal Proceedings ..................................................................     112
BUSINESS OF ROTECH  ..................................................................     113
  General  ...........................................................................     113
  Operating and Expansion Strategy ...................................................     113
  Sales and Marketing  ...............................................................     113
  Reimbursement for Services .........................................................     114
  Products and Services   ............................................................     114
  Government Regulation   ............................................................     116
  Competition ........................................................................     118
  Insurance   ........................................................................     118
  Legal Proceedings ..................................................................     119
DESCRIPTION OF IHS CAPITAL STOCK   ...................................................     120
  Authorized Capital Stock   .........................................................     120
  IHS Common Stock  ..................................................................     120
  IHS Preferred Stock  ...............................................................     120
  Options, Warrants and Convertible Debentures .......................................     120
  Certain Provisions of IHS' By-Laws and the DGCL    .................................     121
  IHS Stockholders' Rights Plan    ...................................................     121
  Limitations on Liability of Officers and Directors    ..............................     124
  Transfer Agent and Registrar  ......................................................     124
COMPARISON OF RIGHTS OF IHS AND ROTECH STOCKHOLDERS  .................................     124
  Classes and Series of Capital Stock    .............................................     124
  Size and Election of the Board of Directors  .......................................     125
  Amendment or Repeal of the Certificate of Incorporation and By-Laws  ...............     125
  Special Meetings of Stockholders    ................................................     126
  Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of       126
  Directors
  Indemnification of Directors and Officers    .......................................     127
DESCRIPTION OF CERTAIN IHS INDEBTEDNESS  .............................................     129
  New Credit Facility  ...............................................................     129
  5 3/4% Convertible Senior Subordinated Debentures due 2001  ........................     130
  6% Convertible Subordinated Debentures due 2003    .................................     130
  9 1/4% Senior Subordinated Notes due 2008 ..........................................     130
  9 1/2% Senior Subordinated Notes due 2007 ..........................................     131
  10 1/4% Senior Subordinated Notes due 2006   .......................................     131
  10 3/4% Senior Subordinated Notes due 2004   .......................................     132
  9 5/8% Senior Subordinated Notes due 2002, Series A   ..............................     132
  Certain Other Obligations  .........................................................     132
EXPERTS    ...........................................................................     133
LEGAL MATTERS    .....................................................................     134
ADDITIONAL INFORMATION    ............................................................     134
  Stockholder Proposals   ............................................................     134
  Other Business    ..................................................................     134
APPENDICES:
A. Agreement and Plan of Merger, dated as of July 6, 1997  ...........................    A-1
B. Opinion of Donaldson, Lufkin & Jenrette Securities Corporation   ..................    B-1
C. Opinion of Smith Barney Inc.    ...................................................    C-1

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SHARES OF IHS COMMON STOCK MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY IHS, ROTECH OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF IHS OR ROTECH SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                             AVAILABLE INFORMATION

     Each of IHS and RoTech is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by each of IHS and RoTech with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy materials and other information concerning IHS may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and reports, proxy materials and other information concerning RoTech may be inspected at the reading room of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Additionally, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants, including IHS and RoTech, that file electronically with the Commission and that is located at http://www.sec.gov.

     IHS has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the joint proxy statement of IHS and RoTech with respect to the Special Meetings and the Merger and the prospectus of IHS with respect to the shares of IHS Common Stock issuable in the Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission and to which portions reference is made hereby for further information with respect to IHS, RoTech, the Merger, the securities offered hereby and related matters. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the exhibit or other filing for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C., as indicated above, without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.


                    PRIVATE SECURITIES LITIGATION REFORM ACT
                             SAFE HARBOR STATEMENT

     This Joint Proxy Statement/Prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to IHS, RoTech and the combined company that are based on the beliefs of the managements of IHS or RoTech, as applicable, as well as assump-tions made by and information currently available to the managements of IHS and RoTech, as applicable. When used in this Joint Proxy Statement/Prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views of IHS or RoTech, as applicable, with respect to future events and are subject to risks and uncertainties, including those discussed under "Risk Factors," that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither IHS nor RoTech undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the following documents filed by IHS with the Commission (File No. 1-12306) pursuant to the Exchange Act is incorporated by reference in this Joint Proxy Statement/Prospectus:

        1. Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain information from IHS' Proxy Statement relating to its 1997 Annual Meeting of Stockholders);

        2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

        3. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

        4. Current Report on Form 8-K dated October 17, 1996 reporting the acquisition of First American Health Care of Georgia, Inc., as amended by Form 8-K/A filed November 26, 1996 and Amendment No. 1 to Form 8-K/A filed July 11, 1997;

        5. Current Report on Form 8-K dated October 19, 1996 reporting the execution of the Agreement and Plan of Merger among IHS, IHS Acquisition XIX, Inc. and Coram Healthcare Corporation (the "Coram Merger Agreement"), as amended by Form 8-K/A filed April 11, 1997, reporting the termination of the Coram Merger Agreement;

        6. Current Report on Form 8-K dated May 23, 1997 reporting IHS' agreement to issue privately an aggregate of $450 million principal amount of its 9 1/2% Senior Subordinated Notes due 2007;

        7. Current Report on Form 8-K dated May 30, 1997 reporting (i) IHS' issuance of an aggregate of $450 million principal amount of its 9 1/2% Senior Subordinated Notes due 2007 and (ii) IHS' acceptance for payment of an aggregate of $114,975,000 principal amount of its 9 5/8% Senior Subordinated Notes due 2002, Series A and an aggregate of $99,893,000 principal amount of its 10 3/4% Senior Subordinated Notes due 2004 pursuant to cash tender offers;

        8. Current Report on Form 8-K dated July 6, 1997 reporting the execution of the Merger Agreement;

        9. Current Report on Form 8-K dated September 9, 1997 reporting IHS' agreement to issue privately an aggregate of $500 million principal amount of its 9 1/4% Senior Subordinated Notes due 2008;

       10. Current Report on Form 8-K dated September 15, 1997 reporting IHS' $1.75 billion revolving credit and term loan facility;

       11. The description of the IHS Common Stock contained in Item 1 of IHS' Registration Statement on Form 8-A dated September 1, 1993; and

       12. The description of IHS' Preferred Stock Purchase Rights  contained in
           Item 1 of IHS' Registration Statement on Form 8-A dated September 28, 1995.

     The information in the following documents filed by RoTech with the Commission (File No. 0-14003) pursuant to the Exchange Act is incorporated by reference in this Joint Proxy Statement/Prospectus:

       1. Annual Report on Form 10-K for the fiscal year ended July 31, 1996, as amended by Form 10-K/A filed November 8, 1996 (which incorporates by reference certain information from RoTech's Proxy Statement relating to its 1996 Annual Meeting of Stockholders);

       2. Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996;

       3. Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997;

       4. Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997;

       5. Current Report on Form 8-K dated May 28, 1997 reporting the settlement with the U.S. Attorney for the Middle District of Florida in a civil action relating to Medicare claims the United States Government believes it erroneously paid between 1987 and 1989;

       6. Current Report on Form 8-K dated July 6, 1997 reporting the execution of the Merger Agreement; and

       7. Current Report on Form 8-K dated September 17, 1997 reporting earnings for the fourth quarter and year ended July 31, 1997.


     All documents filed by IHS and RoTech pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of its respective Special Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or was deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     The information relating to IHS and RoTech contained in this Joint Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.


     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER
THAN   EXHIBITS   TO  SUCH  DOCUMENTS  UNLESS  SUCH  EXHIBITS  ARE  SPECIFICALLY
INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED, IN THE CASE OF IHS DOCUMENTS, TO INTEGRATED HEALTH SERVICES, INC., 10065 RED RUN BOULEVARD, OWINGS MILLS, MARYLAND 21117, ATTENTION: MARC B. LEVIN, TELEPHONE: (410) 998-8400, AND, IN THE CASE OF ROTECH DOCUMENTS, TO ROTECH MEDICAL CORPORATION, 4506 L.B. MCLEOD ROAD, SUITE F, ORLANDO, FLORIDA 32811, ATTENTION: REBECCA R. IRISH, TELEPHONE: (407) 841-2115. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, ANY SUCH REQUESTS SHOULD BE MADE BY OCTOBER 14, 1997.

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Joint Proxy Statement/Prospectus. This Summary is not, and is not intended to be, complete by itself. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents and information referred to or incorporated by reference herein. Stockholders of IHS and RoTech are urged to review carefully all of the information contained in this Joint Proxy Statement/Prospectus, the Merger Agreement and the other Appendices hereto.


                                 THE COMPANIES


INTEGRATED HEALTH SERVICES, INC.


     Integrated Health Services, Inc. ("IHS") is one of the nation's leading providers of post-acute healthcare services. Post-acute care is the provision of a continuum of care to patients following discharge from an acute care hospital. IHS' post-acute care services include subacute care, home care, skilled nursing facility care and inpatient and outpatient rehabilitation, hospice and diagnostic services. IHS' post-acute care network is designed to address the fact that the cost containment measures implemented by private insurers and managed care organizations and limitations on government reimbursement of hospital costs have resulted in the discharge from hospitals of many patients who continue to require medical and rehabilitative care. IHS' post-acute healthcare system is intended to provide cost-effective continuity of care for its patients in multiple settings and enable payors to contract with one provider to provide all of a patient's needs following discharge from acute care hospitals. IHS believes that its post-acute care network can be extended beyond post-acute care to also provide "pre-acute" care, i.e., services to patients which reduce the likelihood of a need for a hospital stay. IHS' post-acute care network currently consists of approximately 1,050 service locations in 45 states.

     IHS' post-acute care network strategy is to provide cost-effective continuity of care for its patients in multiple settings, using geriatric care facilities as platforms to provide a wide variety of subacute medical and rehabilitative services more typically delivered in the acute care hospital setting and using home healthcare to provide those medical and rehabilitative services which do not require 24-hour monitoring. To implement its post-acute care network strategy, IHS has focused on (i) expanding the range of home healthcare and related services it offers to patients directly in order to provide patients with a continuum of care throughout their recovery, to better control costs and to meet the growing desire by payors for one-stop shopping;
(ii) developing market concentration for its post-acute care services in targeted states due to increasing payor consolidation and the increased preference of payors, physicians and patients for dealing with only one service provider; and (iii) developing subacute care units. Given the increasing importance of managed care in the healthcare marketplace and the continued cost containment pressures from Medicare, Medicaid and private payors, IHS has been restructuring its operations to enable IHS to focus on obtaining contracts with managed care organizations and to provide capitated services. IHS' strategy is to become a preferred or exclusive provider of post-acute care services to managed care organizations and other payors.

     In implementing its post-acute care network strategy, IHS has recently focused on expanding its home healthcare services to take advantage of healthcare payors' increasing focus on having healthcare provided in the lowest-cost setting possible, recent advances in medical technology which have facilitated the delivery of medical services in alternative sites and patients' desires to be treated at home. Consistent with IHS' strategy, IHS in October 1996 acquired First American Health Care of Georgia, Inc. ("First American"), a provider of home health services, principally home nursing, in 21 states, primarily Alabama, California, Florida, Georgia, Michigan, Pennsylva-nia and Tennessee. See "IHS Recent Developments." IHS intends to use the home healthcare setting and the delivery franchise of its home healthcare branch and agency network to (i) deliver sophisticated care, such as skilled nursing care, home infusion therapy and rehabilitation, outside the hospital or nursing home;
(ii) serve as an entry point for patients into the IHS post-acute care network; and (iii) provide a cost-effective site for case management and patient direction.

     In order to expand further its home healthcare services, IHS in July 1997 entered into the Merger Agreement to acquire RoTech, a provider of home healthcare products and services, with an emphasis on home respiratory, home medical equipment and infusion therapy, principally to patients in non-urban areas. In August 1997, IHS agreed to acquire (the "Proposed Lithotripsy Acquisition") the lithotripsy division (the "Coram Lithotripsy Division") of Coram Healthcare Corporation ("Coram"), which provides lithotripsy services and equipment maintenance in 180 locations in 18 states, in order to expand the mobile diagnostic treatment and services it offers to patients, payors and other providers. Lithotripsy is a non-invasive technique that utilizes shock waves to disintegrate kidney stones. In August 1997, IHS also agreed to acquire Community Care of America, Inc. ("CCA"), which develops and operates skilled nursing facilities in medically underserved rural communities (the "Proposed CCA Acquisition"). IHS believes that CCA will broaden its post-acute care network to include more rural markets and will complement its existing home care locations in rural markets as well as RoTech's business. See "IHS Recent Developments - Proposed Acquisitions," "The Merger" and "Business of RoTech."

     IHS provides subacute care through medical specialty units ("MSUs"), which are typically 20 to 75 bed specialty units with physical identities, specialized medical technology and staffs separate from the geriatric care facilities in which they are located. MSUs are designed to provide comprehensive medical services to patients who have been discharged from acute care hospitals but who still require subacute or complex medical treatment. The levels and quality of care provided in IHS' MSUs are similar to those provided in the hospital but at per diem treatment costs which IHS believes are generally 30% to 60% below the cost of such care in acute care hospitals. Because of the high level of specialized care provided, IHS' MSUs generate substantially higher net revenue and operating profit per patient day than traditional geriatric care services.


     IHS presently operates 172 geriatric care facilities (116 owned or leased and 56 managed) and 158 MSUs located within 84 of these facilities. Specialty medical services revenues, which include all MSU charges, all revenue from providing rehabilitative therapies, pharmaceuticals, medical supplies and durable medical equipment to all its patients, all revenue from its Alzheimer's programs and all revenue from its provision of pharmacy, rehabilitation therapy, home healthcare, hospice care and similar services to third-parties, constituted approximately 57%, 65% and 70% of net revenues during the years ended December 31, 1994, 1995 and 1996, respectively. IHS also offers a wide range of basic medical services as well as a comprehensive array of respiratory, physical, speech, occupational and physiatric therapy in all its geriatric care facilities. For the year ended December 31, 1996, approximately 17% of IHS' revenues were derived from home health and hospice care, approximately 53% were derived from subacute and other ancillary services, approximately 27% were derived from traditional basic nursing services, and approximately 3% were derived from management and other services. On a pro forma basis after giving effect to the Merger and the acquisition of First American, for the year ended December 31, 1996, approximately 44% of IHS' revenues were derived from home health and hospice care, approximately 36% were derived from subacute and other ancillary services, approximately 18% were derived from traditional basic nursing home services and the remaining approximately 2% were derived from management and other services.


     Integrated Health Services, Inc. was incorporated in March 1986 as a Pennsylvania corporation and reorganized as a Delaware corporation in November 1986. IHS' principal executive offices are located at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 and its telephone number is (410) 998-8400. Unless the context indicates otherwise, the term "IHS" includes Integrated Health Services, Inc. and its subsidiaries.

ROTECH MEDICAL CORPORATION


     RoTech  Medical   Corporation   provides   comprehensive  home  healthcare,
principally to patients in non-urban areas. RoTech currently operates 631 locations in 36 states. RoTech's home healthcare business provides a diversified range of products and services, with an emphasis on home respiratory, home medical equipment and infusion therapy. RoTech has pursued an aggressive acquisition strategy since 1988, which included in the year ended July 31, 1997 acquisitions of 174 locations of smaller home healthcare companies and the opening of 49 new locations. RoTech plans to continue to enter new home healthcare markets through acquisitions or start-ups as competitive and pricing pressures encourage consolidation and economies of scale.

     Recent data suggests that there is a shortage of healthcare services in non-urban markets. According to the United States Census Bureau, in 1990 non-urban areas of the United States accounted for roughly 25% of the national population, or approximately 62 million people. However, according to the American Medical Association, just 11% of physicians, or approximately 75,000 physicians, practice in non-metropolitan markets. This data indicates that non-urban markets are underserved, and suggests that there may be opportunities for improvement in access to primary care physicians, as well as specialty services. RoTech believes that these needs result in significant opportunities for companies such as RoTech, which can attract, retain and network physicians in non-urban settings while offering ancillary services such as home healthcare, to become a full-service non-institutional based primary healthcare provider.

     RoTech was founded in 1981 to provide home respiratory and home medical equipment products and services to patients in Florida. With its founders' roots in pharmacy and pharmaceutical sales, RoTech's marketing directive has always been to provide information to primary care physicians regarding the utilization of home healthcare techniques, products and services for their patient base. Providing information to these physicians as to disease management leads to earlier identification and treatment of patients, enhancing the patient's quality of life and longevity. RoTech has not targeted specialists, as their patients are more acute and since specialists have historically been tied to hospital systems, which results in higher hospitalization rates. RoTech's marketing is directed at identifying patients of primary care physicians prior to hospitalization and prior to an acuity level that would require utilizing a specialist.

     RoTech's strategy is to develop integrated healthcare delivery systems through the acquisition of smaller local home healthcare companies in non-urban areas. RoTech targets non-urban markets of smaller cities and rural areas, due to the dominance of primary care physicians in these markets, reduced competition and a tendency to care for patients in the home setting. RoTech believes that acquisitions of home healthcare companies will continue to expand the base of relationships with primary care physicians in these markets. Primary care physicians in these markets typically have long-standing relationships with loyal patient bases. These physicians are usually solo practitioners and are the key decision makers in the treatment of their patients. RoTech believes that making home healthcare products and services available to these physicians will result in better, less expensive healthcare that provides an improved quality of life for the patients and their caregivers in these communities.

     RoTech was incorporated on September 1, 1981 as a Florida corporation. RoTech's principal executive offices are located at 4506 L.B. McLeod Road, Suite F, Orlando, Florida 32811 and its telephone number is (407) 841-2115. Unless the context indicates otherwise, the term "RoTech" includes RoTech Medical Corporation and its subsidiaries.

IHS ACQUISITION XXIV, INC.

     Merger Sub, which was incorporated under the laws of Florida on July 1, 1997, is a direct, wholly-owned subsidiary of IHS and has not engaged in any business activity unrelated to the Merger. The principal executive offices of Merger Sub are located at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 and its telephone number is (410) 998-8400.

                                   THE MERGER


TERMS OF THE MERGER

     The Merger Agreement provides that, subject to the requisite approval of the stockholders of IHS and RoTech and the satisfaction or waiver (where permissible) of certain other conditions, at the Effective Time (as hereinafter defined) of the Merger, Merger Sub will be merged with and into RoTech, the separate corporate existence of Merger Sub will cease, and RoTech as the surviving corporation will become a wholly-owned subsidiary of IHS. At the time the Merger is consummated (the "Effective Time"), each share of RoTech Common Stock (other than shares held by RoTech or IHS or their subsidiaries, which will be canceled) will be converted into the right to receive .5806 shares of IHS Common Stock with cash paid in lieu of fractional shares. In addition, the outstanding and unexercised options to acquire RoTech Common Stock and RoTech's outstanding convertible debentures will be adjusted at the Effective Time to permit them to remain outstanding and become exercisable for or convertible into, as the case may be, IHS Common Stock, based on the Exchange Ratio, as more fully described in the Merger Agreement. Each outstanding share of IHS Common Stock will remain outstanding and unchanged following the Merger. See "The Merger - Terms of the Merger," "- RoTech Debentures" and "The Merger Agreement."


     On September 18, 1997, the last trading day prior to the date of this Joint Proxy Statement/ Prospectus, the closing price of IHS Common Stock as reported on the NYSE was $34.625 per share. At such price, the equivalent value of a share of RoTech Common Stock would be $20.10, calculated based on the Exchange Ratio (the "Equivalent Value"), and the aggregate Merger consideration would be approximately $531,517,000 (based on 26,439,322 shares of RoTech Common Stock outstanding on September 18, 1997, the last business day before the date of this Joint Proxy Statement/Prospectus). The actual market price of the IHS Common Stock may vary, which will cause a corresponding change in the Equivalent Value and the aggregate Merger consideration. Additionally, the Equivalent Value may differ from the actual market price of RoTech Common Stock. Each stockholder is urged to obtain updated market information.


     Consummation of the Merger is conditioned upon stockholder approval. There is no guarantee that such stockholder approval will be obtained at the Special Meetings. If such stockholder approval is not obtained, the Merger will not be consummated. See "The Special Meetings." If the Merger is not consummated, IHS will continue to pursue acquisitions to expand its home healthcare operations and RoTech will continue its operating and acquisition strategies as a separate home healthcare company.


RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     IHS. The Board of Directors of IHS (the "IHS Board") has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement. The IHS Board believes the Merger Agreement is fair to and in the best interests of the IHS stockholders.

     In considering the advantages of the Merger, the IHS Board addressed the following material considerations: the IHS Board's belief that the Merger will enhance implementation of IHS' post-acute care network by expanding significantly the home respiratory and infusion therapy services offered by IHS; the strategic fit between IHS and RoTech, which in IHS' view offers the opportunity for synergies through, among other things, potential joint-marketing opportunities and the strength and expertise of the combined management of IHS and RoTech; the belief that the combined company would be better able to respond to the changing healthcare marketplace; the financial condition, results of operations, business and prospects of each of IHS, RoTech and the combined company; the Merger is expected to be treated as a purchase under generally accepted accounting principles ("GAAP") and as a tax-free reorganization under the Internal Revenue

Code of 1986, as amended (the "Code"); the opinion of the management of IHS that the issuance of IHS Common Stock in the Merger is not believed to be dilutive to earnings; the deleveraging effect of the Merger on IHS' balance sheet; and the financial analyses performed by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") in connection with its determination as to the fairness of the Exchange Ratio, from a financial point of view, to the holders of IHS Common Stock. In considering the disadvantages of the Merger, the IHS Board addressed the following material factors: the risk that IHS would not be able to successfully integrate the business of RoTech with that of IHS and thus not realize the expected synergies, including the fact that an unsuccessful integration would interrupt its normal business processes; the proposed reductions in Medicare reimbursement for oxygen used in home respiratory therapy; and the fact that IHS will be required to offer to repurchase an aggregate of $110 million principal amount of RoTech's outstanding convertible debentures immediately following the Merger. See "The Merger - Recommendations of the Boards of Directors - IHS."

     In considering the recommendation of the IHS Board with respect to the Merger Agreement and the transactions contemplated thereby, IHS stockholders should carefully consider the matters set forth under "Risk Factors."

     RoTech. The Board of Directors of RoTech (the "RoTech Board") has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement. The RoTech Board believes the Merger Agreement is fair to and in the best interests of the stockholders of RoTech.


     In considering the Merger, the RoTech Board addressed, among others, the following considerations: the terms of the Merger Agreement, including, without limitation, the fixed Exchange Ratio; the oral opinion of Smith Barney Inc. ("Smith Barney") to the effect that, as of the date of such opinion and based upon and subject to certain matters set forth in such opinion, the Exchange Ratio was fair to holders of RoTech Common Stock from a financial point of view; the RoTech Board's review of the financial condition, results of operations, cash flows and business of RoTech and IHS; the opportunity to participate in the consolidation of the healthcare industry with a strong partner in a compatible sector of the market, subacute care; the opportunity to preserve RoTech's strength and continuity of key personnel in local markets in which RoTech dominates or is a strong participant; continuing pressure from Medicare and Medicaid payment arrangements, due to federal and state budget pressures subject to political control; the compatibility of key management principles within IHS and RoTech; the developed operating systems within IHS that would aid the operations of RoTech in increasing efficiencies and maintaining compliance with increasing regulatory oversight; the management strengths of IHS; that a combination of IHS and RoTech would be far better positioned to consolidate and expand a viable home health delivery system and to negotiate with healthcare payors for proper compensation for such delivery; the support of the Merger by all top management of RoTech; the attractiveness of allowing RoTech's stockholders to become stockholders of a larger, more diverse company; the potential long- and short-term benefits of the Merger; the expectation that the Merger will generally be tax-free to RoTech and its stockholders; the expectation that shares of IHS Common Stock issued in the Merger will be freely transferable (other than shares issued to affiliates); and the expectation that the Merger will be accounted for as a purchase. In considering potential disadvantages of the Merger, the RoTech Board addressed the considerations set forth below under "Risk Factors." The RoTech Board also considered the circumstances under which the termination provisions and the significant termination fee contained in the Merger Agreement would be payable, as well as RoTech's ability to solicit other potential acquirors, and the effect these provisions might have in reducing the likelihood of engaging in a business combination with a party other than IHS. See "The Merger Recommendations of the Boards of Directors - RoTech" and "Risk Factors."

     In considering the recommendation of the RoTech Board with respect to the Merger Agreement and the transactions contemplated thereby, RoTech stockholders should carefully consider the matters set forth under "Risk Factors" and "The Merger - Additional Interests of Certain Persons in the Merger."



OPINIONS OF FINANCIAL ADVISORS

     IHS. DLJ has acted as financial advisor to IHS in connection with the Merger and delivered a written opinion to the IHS Board dated July 6, 1997 to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio was fair, from a financial point of view, to the holders of IHS Common Stock. DLJ also delivered to the IHS Board its opinion dated the date of this Joint Proxy Statement/Prospectus to substantially the same effect. The full text of the written opinion of DLJ dated the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, procedures followed, other matters considered and limits of the review undertaken, is attached as Appendix B to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. DLJ's opinion is directed to the IHS Board and relates only to the fairness of the Exchange Ratio from a financial point of view to the holders of IHS Common Stock, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any IHS stockholder as to how such stockholder should vote at the IHS Special Meeting. IHS STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY. See "The Merger - Opinions of Financial Advisors - IHS."

     In the ordinary course of business, DLJ and its affiliates may actively trade or hold the securities of IHS and RoTech for their own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. DLJ in the past has provided certain investment banking services to IHS unrelated to the proposed Merger, including acting as co-manager for certain of IHS' private debt offerings and the initial public offering of IHS' assisted living services subsidiary.

     RoTech. Smith Barney has acted as financial advisor to RoTech in connection with the Merger and has delivered to the RoTech Board a written opinion dated July 6, 1997 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of RoTech Common Stock. The full text of the written opinion of Smith Barney dated July 6, 1997, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. The opinion of Smith Barney is directed to the RoTech Board and relates only to the fairness of the Exchange Ratio from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the RoTech Special Meeting. HOLDERS OF ROTECH COMMON STOCK ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY. See "The Merger - Opinions of Financial Advisors - RoTech."

     In the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of IHS and RoTech for their own accounts or for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided certain investment banking services to RoTech, including acting as lead manager for certain of RoTech's equity public offerings and a convertible debt private offering. Smith Barney has in the past also provided certain investment banking services to IHS, including acting as lead manager for IHS' equity and debt public and private offerings and the initial public offering of IHS' assisted living services subsidiary, and as financial advisor to IHS in connection with certain acquisitions and divestitures.

EFFECTIVE TIME OF THE MERGER


     The Merger will become effective upon the filing of the Articles of Merger by RoTech under the Business Corporation Act of the State of Florida (the "FBCA"), or at such later time as may be specified in such Articles of Merger. The Merger Agreement requires that this filing be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger, as soon as practicable on or after the date of the Special Meetings, or at such other time as may be agreed by IHS and RoTech. It is presently anticipated that such filing will be made as soon as practicable after the Special Meetings on October 21, 1997 (the date of such filing being hereinafter referred to as the "Closing Date"), and that the Effective Time will occur upon such filing, although there can be no assurance as to whether or when the Merger will occur. See "The Merger Agreement - Effective Time and Effects of the Merger."


EXCHANGE OF SHARE CERTIFICATES

     AS SOON AS REASONABLY PRACTICABLE ON OR AFTER THE EFFECTIVE TIME, TRANSMITTAL MATERIALS WILL be provided to each holder of record of shares of RoTech Common Stock by a bank, trust company or similar entity chosen by IHS to act as exchange agent (the "Exchange Agent") for use in exchanging such holder's stock certificates for certificates evidencing shares of IHS Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. ROTECH STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. See "The Merger Agreement - Exchange of Share Certificates."


CONDITIONS TO THE MERGER

     The obligation of each of IHS, Merger Sub and RoTech to consummate the Merger is subject to certain conditions typical in transactions of this type, including obtaining the requisite stockholder approvals; obtaining requisite regulatory approvals from certain governmental authorities; the absence of legal restraints or prohibitions preventing the consummation of the Merger; the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; approval for listing on the NYSE of the shares of IHS Common Stock to be issued pursuant to the Merger; the representations and warranties of the other party contained in the Merger Agreement being materially true; the performance by the other party of all material obligations contained in the Merger Agreement; the receipt of opinions of counsel in respect of certain federal income tax consequences of the Merger; the opinions of DLJ and Smith Barney not having been adversely modified or withdrawn as of the date of mailing of this Joint Proxy Statement/Prospectus; Mr. William P. Kennedy, RoTech's Chairman of the Board and Chief Executive Officer, and Ms. Rebecca R. Irish, RoTech's Chief Financial Officer, having entered into severance and non-competition agreements with RoTech; Mr. Stephen P. Griggs, RoTech's President and Chief Operating Officer, having entered into an employment agreement with RoTech; and the receipt of "cold comfort" letters from IHS' and RoTech's independent auditors. See "The Merger Agreement Conditions to the Merger."


REPRESENTATIONS, WARRANTIES AND COVENANTS

     Under the Merger Agreement, IHS, Merger Sub and RoTech have each made a number of representations regarding the organization and capital structures of the respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Merger Agreement and to consummate the Merger. The Merger Agreement provides that, until the Effective Time, except as otherwise provided in the Merger Agreement,

RoTech will conduct its business in the ordinary course and will use its reasonable best efforts to preserve intact its present business organization and preserve its goodwill with customers, suppliers and others having business dealings with RoTech. See "The Merger Agreement - Representations and Warranties" and "- Conduct of RoTech Business Pending the Merger; Other Covenants."


NO SOLICITATION

     RoTech has agreed, subject to certain exceptions, that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, it will not, directly or indirectly, solicit, initiate, endorse or enter into any agreement with respect to, or take any other action specifically to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination or similar transaction involving RoTech or any of its subsidiaries. See "The Merger Agreement - No Solicitation."


REGULATORY APPROVALS


     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission (the "FTC"), and certain waiting period requirements (including any extensions thereof) have been satisfied. IHS and RoTech filed the required information with the DOJ and the FTC on August 13, 1997, and on September 12, 1997 the waiting period under the HSR Act expired. Notwithstanding the expiration of the waiting period of the HSR Act, the FTC and DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or, after the Effective Time, seeking the divestiture by IHS of all or any part of the assets of RoTech acquired in the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful. IHS and RoTech will also be required to file other applications and notices with certain federal and state regulatory agencies, including without limitation the United States Drug Enforcement Agency, in connection with the transactions contemplated by the Merger Agreement. See "The Merger - Regulatory Approvals."


WAIVER AND AMENDMENT

     The Merger Agreement provides that, at any time prior to the Effective Time, the parties may, under certain circumstances, waive compliance with covenants or conditions or amend or otherwise change the Merger Agreement, except that, after approval by the stockholders of IHS and RoTech, no amendment may be made that, under the FBCA, would require further stockholder approval, without such further approval. See "The Merger Agreement - Waiver and Amendment."


TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the Merger Agreement by the stockholders of IHS and RoTech under certain circumstances which are set forth under "The Merger Agreement - Termination."

     If the Merger Agreement is terminated (i) by RoTech because the RoTech Board approves, recommends or endorses a RoTech Competing Transaction (as hereinafter defined), or (ii) by IHS because (a) the RoTech Board recommends to the RoTech stockholders a RoTech Competing

Transaction or RoTech enters into an agreement with respect to a RoTech Competing Transaction or (b) a tender offer or exchange offer for 20% or more of the outstanding capital stock of RoTech is commenced and the RoTech Board recommends, within the time period specified under Rule 14e-2 under the Exchange Act, that RoTech's stockholders tender their shares, then RoTech will be obligated to reimburse all reasonable expenses incurred by IHS in connection with the Merger Agreement and to pay to IHS a termination fee in the amount of $25.0 million ($15.0 million in the event of a termination pursuant to clause
(ii)(b) above if the tender or exchange offer is for at least 20% but less than 50% of the outstanding shares of capital stock of RoTech) (the "RoTech Termination Fee"). If the RoTech Termination Fee is paid, it will be IHS' sole and exclusive remedy against RoTech under the Merger Agreement. Alternatively, if the Merger Agreement is terminated (i) by RoTech because the RoTech Board determines, in the exercise of its fiduciary duty under applicable law, not to recommend the Merger, or shall have withdrawn such recommendation or (ii) by IHS because the RoTech Board fails to make or withdraws its recommendation of the Merger (unless as a result of the withdrawal by Smith Barney of its opinion for reasons other than a RoTech Competing Transaction), then RoTech will be obligated to pay to IHS a fee in the amount of $5.0 million. A "RoTech Competing Transaction," which is defined under "The Merger Agreement - No Solicitation," generally refers to a transaction in which a third party proposes to acquire all or a substantial portion of the outstanding stock or assets of RoTech, as well as any tender offer or exchange offer for more than 20% of the outstanding shares of RoTech or any person or group acquiring beneficial ownership of 15% or more of RoTech's outstanding shares. Additionally, under the Merger Agreement, RoTech will not, except to fulfill its fiduciary duties or as otherwise specifically allowed by the Merger Agreement, directly or indirectly participate in or initiate discussions or negotiations with any third party concerning any merger, sale of assets or similar transaction. See "The Merger Agreement - No Solicitation."

     If the Merger Agreement is terminated (i) by IHS because the IHS Board determines, in the exercise of its fiduciary duty under applicable law, not to recommend the Merger, or shall have withdrawn such recommendation, or (ii) by RoTech because the IHS Board fails to make or withdraws its recommendation of the Merger, then IHS will be obligated to pay to RoTech a fee in the amount of $10.0 million (the "IHS Termination Fee"). If the IHS Termination Fee is paid, it will be RoTech's sole and exclusive remedy against IHS under the Merger Agreement.


ADDITIONAL INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendation of the RoTech Board with respect to the Merger Agreement and the transactions contemplated thereby, RoTech stockholders should be aware that certain members of the RoTech Board and management of RoTech have certain interests in the Merger that are in addition to the interests of RoTech stockholders generally. Certain of these persons may have participated in the negotiation and consideration of the Merger Agreement as well as certain of the arrangements described below. These interests include, but are not limited to, the fact that (i) as a condition to closing, Mr. Stephen
P. Griggs, RoTech's President and Chief Operating Officer, will enter into a five-year employment agreement and a related agreement with RoTech and IHS providing for, among other things, (a) Mr. Griggs' serving as President of RoTech at a base salary of $500,000 per annum, (b) his receipt of a $500,000 bonus in each year in which RoTech's net income contribution to IHS equals or exceeds specified targets, with an additional bonus determined by IHS to be paid if the net income contribution target is exceeded, (c) a one-time cash sign-on bonus of $3.5 million, payable at the closing of the Merger (the "Closing"), (d) the issuance to Mr. Griggs of warrants to purchase 750,000 shares of IHS Common Stock, at a per share exercise price equal to the average closing sale price of the IHS Common Stock on the NYSE for the 15 business days prior to the Closing Date, such warrants to vest at a rate of 20% per year beginning on the first anniversary of the Closing Date (subject to acceleration upon Mr. Griggs' death or the occurrence of a change in control of IHS) and (e) the payment by RoTech to Mr. Griggs of the amount of any excise tax payable by him under Section 4999 of the Code or comparable state or local tax provisions (the "Excise Tax Provisions") as a result of any payments to him pursuant to his employment agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Mr. Griggs is in the same economic position in which he would have been if the Excise Tax Provisions had not been applicable; (ii) Mr. William P. Kennedy, RoTech's Chairman and Chief Executive Officer, will enter into a severance and non-competition agreement and a related agreement with RoTech providing for, among other things, (a) his resignation as an officer and director of RoTech,
(b) his serving as a consultant to RoTech for three years for a consulting fee of $1.0 million, payable in one lump sum at the Closing, (c) his agreeing not to compete with IHS or RoTech for 15 years in consideration of a non-compete payment of $4.0 million, payable in one lump sum at the Closing, although beginning five years after the Closing Mr. Kennedy can provide consulting services to competing businesses and (d) the payment by RoTech to Mr. Kennedy of the amount of any excise tax payable by him under the Excise Tax Provisions as a result of any payments to him pursuant to his severance and non-competition agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Mr. Kennedy is in the same economic position in which he would have been if the Excise Tax Provisions had not been applicable; (iii) IHS has reached an agreement in principle to purchase, for $4.0 million, a 30% interest in a newly-formed limited partnership controlled by Mr. Kennedy, which limited partnership will enter into a marketing arrangement for pharmaceutical products produced by Nephron Pharmaceuticals Corporation, a corporation wholly-owned by Mr. Kennedy, all on terms to be mutually agreed upon; (iv) Ms. Rebecca R. Irish, RoTech's Chief Financial Officer, will enter into a severance and non-competition agreement and a related agreement with RoTech providing for, among other things, (a) her resignation as an officer of RoTech, (b) her serving as a consultant to RoTech for two years for a consulting fee of $250,000, payable in one lump sum at the Closing, (c) her agreeing not to compete with IHS or RoTech for 15 years in consideration of a non-compete payment of $1.0 million, payable in one lump sum at the Closing, although beginning five years after the Closing Ms. Irish can provide services to competing businesses as a consultant, employee or otherwise and (d) the payment by RoTech to Ms. Irish of the amount of any excise tax payable by her under the Excise Tax Provisions as a result of any payments to her pursuant to her severance and non-competition agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Ms. Irish is in the same economic position in which she would have been if the Excise Tax Provisions had not been applicable; (v) each of the executive officers of RoTech, other than William P. Kennedy, RoTech's Chairman and Chief Executive Officer, and William A. Walker II, Secretary and a director of RoTech, currently holds RoTech Options (as defined below), which will be converted into IHS Exchange Options (as defined below) in the Merger based on the Exchange Ratio; (vi) each of the non-employee directors of RoTech holds rights to receive shares of RoTech Common Stock, which rights will become immediately vested as a result of the Merger; and (vii) IHS and Merger Sub have agreed, from and after the Effective Time, to continue to advance legal fees and expenses and to indemnify present and former officers and directors of RoTech, as provided in RoTech's Articles of Incorporation and By-laws as now in effect, and to continue to perform under indemnification agreements currently in effect between RoTech and certain of its officers and directors, and IHS has agreed to maintain in effect for a period of five years after the Effective Time policies of directors' and officers' liability insurance providing at least the same coverage as RoTech's current policies in respect of acts, omissions or matters occurring prior to the Effective Time, subject to certain limitations (provided, however, that the foregoing does not obligate IHS to provide any greater officers' and directors' liability insurance than that generally provided to IHS' officers and directors). The RoTech Board was aware of these arrangements and that such arrangements may give these individuals interests in the Merger that are in addition to the interests of stockholders generally and determined that such additional interests did not alter its conclusions regarding the Merger or its recommendation to RoTech's stockholders. As of the RoTech Record Date (as defined herein), directors and executive officers of RoTech and their affiliates beneficially owned an aggregate of 2,040,073 shares of RoTech Common Stock (excluding shares issuable upon exercise of options), representing approximately 7.7% of the shares of RoTech Common Stock outstanding on such date. See "The Merger - Additional Interests of Certain Persons in the Merger." The directors and executive officers of RoTech and certain of their affiliates have unanimously indicated their intentions to vote the shares of RoTech Common Stock beneficially owned by them FOR the Merger.


ACCOUNTING TREATMENT


     It is intended that the Merger will be accounted for as a "purchase transaction" in accordance with GAAP. Under this method of accounting, the Merger consideration will be allocated to RoTech's assets and liabilities based upon their estimated fair market value at the Closing Date of the Merger. The excess, if any, of purchase price over the fair values of the net assets acquired will be recorded as intangible assets and amortized over a 15 to 40 year estimated life for accounting purposes. Assuming a price per share of IHS Common Stock on the Closing Date of the Merger of $34.625 (the closing price of IHS Common Stock on September 18, 1997 (the last trading day prior to the date of this Joint Proxy Statement/Prospectus)) and based on the approximately 24,177,000 shares of RoTech Common Stock outstanding on April 30, 1997, IHS will recognize intangible assets of approximately $544.2 million (substantially all of which will be goodwill), which will result in annual amortization expense of approximately $13.8 million. The actual amount of intangible assets will be based upon the closing price of the IHS Common Stock on the day the Merger is consummated and the number of shares of IHS Common Stock issued in the Merger. At September 18, 1997 (the last business day prior to the date of this Joint Proxy Statement/Prospectus), 26,439,322 shares of RoTech Common Stock were outstanding. In addition, RoTech's operating results will be included in IHS' consolidated operating results from and after the Closing Date of the Merger. See "The Merger - Accounting Treatment" and "Unaudited Pro Forma Financial Information."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Each of IHS and RoTech has received an opinion of its counsel, subject to the assumptions contained therein, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code. If, as anticipated, the Merger qualifies as such a reorganization, no gain or loss will be recognized by a RoTech stockholder upon the exchange of the shares of RoTech Common Stock for shares of IHS Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in IHS Common Stock. EACH HOLDER OF ROTECH COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH HOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. See "The Merger - Certain Federal Income Tax Consequences."


NO APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Delaware (the "DGCL"), no holders of IHS Common Stock will be entitled to appraisal rights in connection with the Merger. Under the FBCA, no holders of RoTech Common Stock will be entitled to appraisal rights in connection with the Merger.


LIMITATIONS ON RESALE OF IHS COMMON STOCK BY AFFILIATES

     All shares of IHS  Common  Stock  received  by RoTech  stockholders  in the
Merger will be freely transferable, except that shares of IHS Common Stock received by persons who are deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of RoTech or IHS receiving IHS Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. See "The Merger - Limitations on Resale of IHS Common Stock by Affiliates."


NYSE LISTING

     It is a condition to the obligation of IHS and RoTech to consummate the Merger that the shares of IHS Common Stock to be received by RoTech stockholders pursuant to the Merger be approved for listing on the NYSE, upon official notice of issuance, at the Effective Time. A Subsequent Listing Application will be filed with the NYSE to list the shares of IHS Common Stock to be issued to the RoTech stockholders. Although no assurance can be given that the NYSE will accept such shares of IHS Common Stock for listing, IHS anticipates that these shares will qualify for listing. See "The Merger - NYSE Listing."


COMPARISON OF RIGHTS OF IHS AND ROTECH STOCKHOLDERS

     IHS is incorporated under the laws of the State of Delaware and RoTech is incorporated under the laws of the State of Florida. The holders of shares of RoTech Common Stock, whose rights as stockholders are currently governed by Florida law, RoTech's Articles of Incorporation, as amended, and RoTech's By-laws, will, upon the exchange of their shares pursuant to the Merger, become holders of shares of IHS Common Stock, and their rights as such will be governed by Delaware law, IHS' Third Restated Certificate of Incorporation, as amended, and IHS' By-laws. The material differences between the rights of holders of shares of RoTech Common Stock and the rights of holders of shares of IHS Common Stock result from differences in the corporate law of the States of Delaware and Florida and in the governing corporate documents of IHS and RoTech and include: differences in their classes and series of capital stock, in the size of their boards of directors, in the manner of amendment or repeal of their Certificate or Articles of Incorporation and By-laws, in the manner of calling special meetings of stockholders, in their advance notice provisions for stockholder proposals and stockholder nominations of directors, and in their provisions for indemnification of directors and officers. A more complete summary of these material differences is set forth under "Comparison of Rights of IHS and RoTech Stockholders."


                                  RISK FACTORS


     Certain factors to be considered in connection with an investment in IHS Common Stock and approval of the Merger are set forth under "Risk Factors." These risk factors include risks associated with the Merger and IHS' growth strategy in general, and risks associated with the businesses of IHS and RoTech, including: IHS' level of indebtedness; IHS' managed care strategy; IHS' ability to integrate First American, RoTech and other recent acquisitions into its existing operations; the historical financial performance of First American; capital requirements; the possible adverse effect of healthcare reform; reliance on reimbursement by third party payors; uncertainty of government regulation; competition; effect of certain anti-takeover provisions; possible volatility of IHS' stock price; risk of a fixed Exchange Ratio; dilution of voting power to IHS stockholders; benefits of the Merger to certain officers, directors and affiliates of RoTech; and federal income tax consequences. For a complete discussion of the risk factors, see "Risk Factors."


                              THE SPECIAL MEETINGS

IHS SPECIAL MEETING


     Date, Time and Place. The IHS Special Meeting to consider and vote on the Merger Agreement will be held on Tuesday, October 21, 1997 at 10:00 a.m., local time, at the executive offices of IHS, 10065 Red Run Boulevard, Owings Mills, Maryland.

     Record Date; Quorum. Only holders of record of IHS Common Stock at the close of business on September 1, 1997 (the "IHS Record Date") will be entitled to notice of and to vote at the IHS Special Meeting. As of the IHS Record Date, there were outstanding and entitled to vote 25,657,612 shares of IHS Common Stock. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of IHS Common Stock will constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present. In the event that a quorum is not present at the IHS Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

     Required Vote. Each issued and outstanding share of IHS Common Stock is entitled to one vote on each matter to be presented at the IHS Special Meeting. Although IHS stockholder approval is not required under the DGCL, it is required under the rules of the NYSE in order to maintain NYSE listing of the IHS Common Stock. Under the NYSE rules, the affirmative vote of the holders of a majority of the outstanding shares of IHS Common Stock present or represented at the IHS Special Meeting and entitled to vote is required for approval and adoption of the Merger Agreement. As a result, broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions are considered in determining the number of votes required to attain a majority of the shares present or represented at the IHS Special Meeting and entitled to vote. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the IHS Special Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the IHS Special Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the matter under consideration, but is not considered an affirmative vote for the matter, even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently, believing that an abstention expresses neither an affirmative nor a negative position on the Merger.


     As of the IHS Record Date, directors and executive officers of IHS and their affiliates beneficially owned an aggregate of 488,318 shares of IHS Common Stock (excluding shares issuable upon exercise of options), representing approximately 1.9% of the shares of IHS Common Stock outstanding on such date. The directors and executive officers of IHS and their affiliates have unanimously indicated their intentions to vote the shares of IHS Common Stock beneficially owned by them FOR the Merger Agreement.

     Voting and Revocation of Proxies. Shares of IHS Common Stock represented by a proxy properly signed and received at or prior to the IHS Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Any proxy may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of IHS prior to the vote at the IHS Special Meeting, or by voting in person at the IHS Special Meeting.

     For additional information relating to the IHS Special Meeting, see "The Special Meetings."


ROTECH SPECIAL MEETING


     Date, Time and Place. The RoTech Special Meeting to consider and vote on the Merger Agreement will be held on Tuesday, October 21, 1997, at 10:00 a.m., local time, at SunTrust Bank, 200 South Orange Avenue, Second Floor, Campus Room, Orlando, Florida.

     Record Date; Quorum. Only holders of record of RoTech Common Stock at the close of business on September 1, 1997 (the "RoTech Record Date") will be entitled to notice of and to vote at the RoTech Special Meeting. As of the RoTech Record Date, there were outstanding and entitled to vote 26,439,322 shares of RoTech Common Stock. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of RoTech Common Stock will constitute a quorum at the RoTech Special Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present. In the event that a quorum is not present at the RoTech Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

     Vote Required. Each issued and outstanding share of RoTech Common Stock is entitled to one vote on each matter to be presented at the RoTech Special Meeting. Under the FBCA, approval and adoption of the Merger Agreement by the stockholders of RoTech requires the affirmative vote of the holders of a majority of the issued and outstanding shares of RoTech Common Stock. As a result, failures to vote, abstentions and broker non-votes will be the equivalents of votes against the Merger Agreement.


     As of the RoTech Record Date, directors and executive officers of RoTech and their affiliates beneficially owned an aggregate of 2,040,703 shares of RoTech Common Stock (excluding shares issuable upon exercise of options), representing approximately 7.7% of RoTech Common Stock outstanding on such date. The directors and executive officers of RoTech and their affiliates have unanimously indicated their intentions to vote the shares of RoTech Common Stock beneficially owned by them FOR the Merger Agreement.


     Voting and Revocation of Proxies. Shares of RoTech Common Stock represented by a proxy properly signed and received at or prior to the RoTech Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Any proxy may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of RoTech prior to the vote at the RoTech Special Meeting, or by voting in person at the RoTech Special Meeting.


     For additional information relating to the RoTech Special Meeting, see "The Special Meetings."

                      MARKET AND MARKET PRICES; DIVIDENDS

     The IHS Common Stock is traded on the NYSE under the symbol "IHS" and the RoTech Common Stock is traded on the Nasdaq National Market under the symbol "ROTC". The following table sets forth for the periods indicated the high and low reported sale prices for the IHS Common Stock and the RoTech Common Stock as reported on the NYSE Composite Tape and by the Nasdaq National Market, respectively.




                                     IHS
                                 COMMON STOCK
                            ----------------------
                               HIGH        LOW
                            ---------- -----------
CALENDAR YEAR 1995
   First Quarter  .........  $42 1/2     $34 1/2
   Second Quarter .........   37 1/4      28 5/8
   Third Quarter  .........   32 7/8      27 5/8
   Fourth Quarter .........   29 3/4      20 3/8

CALENDAR YEAR 1996
   First Quarter  .........   26          20 1/8
   Second Quarter .........   27 7/8      23 3/8
   Third Quarter  .........   25 7/8      20 1/2
   Fourth Quarter    ......   27 3/8      22

CALENDAR YEAR 1997
   First Quarter  .........   32 3/8      23 3/4
   Second Quarter .........   39          26 7/8
   Third Quarter (through
      September 18)  ......   39 1/8     32  11/16








                                     ROTECH
                                  COMMON STOCK
                             -----------------------
                                HIGH         LOW
                             ----------- -----------
FISCAL YEAR 1996
   First Quarter   .........   $15         $10 13/16
   Second Quarter  .........    15 1/4      11 3/8
   Third Quarter   .........    21 7/8      15
   Fourth Quarter  .........    23 1/2      14 3/4

FISCAL YEAR 1997
   First Quarter   .........    18 1/2      13 5/8
   Second Quarter  .........    21 3/4      15 19/32
   Third Quarter   .........    20 3/8      14 1/2
   Fourth Quarter  .........    20 1/16     14 7/8

FISCAL YEAR 1998
   First Quarter (through
      September 18)   ......    20 1/8        18



     In 1994, 1995 and 1996, IHS declared a cash dividend of $0.02 per share; prior to 1994, IHS had never declared or paid any cash dividends on the IHS Common Stock. The payment of any future dividends will be at the discretion of the IHS Board and will depend upon, among other things, future earnings, operations, capital requirements, the general financial condition of IHS, contractual restrictions and general business conditions. IHS' revolving credit facility prohibits the payment of dividends without the consent of the lenders, and the indentures under which IHS' 10 1/4% Senior Subordinated Notes due 2006, 9 1/2% Senior Subordinated Notes due 2007 and 9 1/4% Senior Subordinated Notes due 2008 were issued limit the payment of dividends unless certain financial tests are met.

     Since its formation RoTech has not paid any cash dividends on the RoTech Common Stock.


     The following table sets forth the closing price per share of RoTech Common Stock, the closing price per share of IHS Common Stock and the "equivalent per share price" (as defined herein) of RoTech Common Stock as of July 3, 1997, the last trading day before RoTech and IHS announced execution of the Merger Agreement and September 18, 1997, the last trading day prior to the date of this Joint Proxy Statement/Prospectus. The "equivalent per share price" of RoTech Common Stock as of such date equals the closing price per share of IHS Common Stock on such date multiplied by .5806, which is the number of shares of IHS Common Stock to be issued in exchange for each share of RoTech Common Stock pursuant to the Merger Agreement.






                                ROTECH            IHS          EQUIVALENT
          DATE               COMMON STOCK     COMMON STOCK     PER SHARE
--------------------------   --------------   --------------   -----------
July 3, 1997  ............     $18.875          $38.9375         $22.61
September 18, 1997  ......     $19.8125         $34.625          $20.10


     STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE IHS COMMON STOCK AND THE ROTECH COMMON STOCK. No assurance can be given as to the market price of the IHS Common Stock or the RoTech Common Stock at the Effective Time or at any other time.

     Because the Exchange Ratio of IHS Common Stock for RoTech Common Stock is fixed at .5806 and will not increase or decrease due to fluctuations in the market price of either stock, RoTech stockholders will not be compensated for decreases in the market price of IHS Common Stock which could occur before the Effective Time. As a result, in the event the market price of IHS Common Stock decreases, the value of the IHS Common Stock to be received in the Merger in exchange for RoTech Common Stock would decrease. In the event the market price of IHS Common Stock instead increases, the value of the IHS Common Stock to be received in the Merger in exchange for RoTech Common Stock would increase. See "Risk Factors - Possible Volatility of Stock Price; Fixed Exchange Ratio" and "The Merger - Terms of the Merger."

     Following the Merger, RoTech Common Stock will no longer be traded on the Nasdaq National Market.

                       COMPARATIVE PER SHARE INFORMATION

     The following summary presents selected comparative per share information for (i) IHS on a historical basis in comparison with pro forma information giving effect to the Merger as if it had occurred on January 1, 1996 and (ii) RoTech on a historical basis in comparison with pro forma equivalent information after giving effect to the Merger, assuming that .5806 of a share of IHS Common Stock is issued in exchange for each share of RoTech Common Stock in the Merger. The historical and pro forma financial information should be read in conjunction with the historical consolidated financial statements of IHS and RoTech and the related notes thereto and with the unaudited pro forma financial information and the related notes thereto appearing elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. See "Selected Historical Financial Information of IHS," "- Selected Historical Financial Information of RoTech," "Unaudited Pro Forma Financial Information" and "Incorporation of Certain Information by Reference."

     The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined stockholders' equity.

                                                               STOCKHOLDERS'
                                            PER COMMON AND        EQUITY
                                           COMMON EQUIVALENT   (BOOK VALUE)
                                          ------------------ ------------------
                                         1996(1)   1997(2)   1996(3)   1997(4)
                                        --------- ---------  -------- ---------
EARNINGS BEFORE EXTRAORDINARY ITEM PER
 SHARE (FULLY-DILUTED)(5)(6):
IHS
 Historical ...........................   $ 1.82    $ 0.92    $ 22.64   $ 22.90
 Pro forma combined  ..................     1.66      0.90      26.98     26.97
RoTech
 Historical ...........................     0.96      0.56       8.11      8.46
 Pro forma equivalent(7)   ............     0.96      0.52      15.66     15.66

CASH DIVIDENDS PER SHARE:
IHS
 Historical ...........................     0.02         -
 Pro forma combined  ..................     0.02         -
RoTech
 Historical ...........................        -         -
 Pro forma equivalent(7)   ............     0.01         -

----------
(1) Represents for IHS the year ended December 31, 1996 and for RoTech the 12 months ended January 31, 1997. RoTech's fiscal year-end is July 31 of each year. The RoTech financial data for the 12 months ended January 31, 1997 and the six months ended April 30, 1997 both include RoTech's results of operations for the three months ended January 31, 1997.

(2) Represents for IHS the six months ended June 30, 1997 and for RoTech the six months ended April 30, 1997. The RoTech financial data for the 12 months ended January 31, 1997 and the six months ended April 30, 1997 both include RoTech's results of operations for the three months ended January 31, 1997.

(3) Represents for IHS as of December 31, 1996 and for RoTech as of January 31, 1997.

(4) Represents  for IHS as of June 30, 1997 and for RoTech as of April 30, 1997.

(5) In each of the year ended December 31, 1996 and the six months ended June 30, 1997, IHS recorded a loss on extinguishment of debt, which loss is presented as an extraordinary item in IHS' statement of operations. See "- Selected Historical Financial Information - Selected Historical Financial Information of IHS."

(6) Fully-diluted earnings per share is computed based on the weighted average number of common and common equivalent shares outstanding during the periods assuming the dilution resulting from the issuance of outstanding options and warrants at the end-of-period price per share, rather than the weighted average price for the period, and the issuance of common stock upon the assumed conversion of outstanding convertible subordinated debentures. An adjustment for interest expense and amortization of underwriting costs related to such debentures is added, net of tax, to earnings for the purpose of calculating fully-diluted earnings per share.

(7) RoTech pro forma equivalent per common share data is calculated by multiplying the pro forma IHS amounts by the fixed Exchange Ratio of .5806.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The following tables summarize certain selected consolidated financial data of (i) IHS for each of the years in the five-year period ended December 31, 1996 and the six months ended June 30, 1996 and 1997 and (ii) RoTech for each of the years in the five-year period ended July 31, 1996 and the nine months ended April 30, 1996 and 1997. The selected historical financial information of IHS and RoTech have been derived from, and should be read in conjunction with, the historical consolidated financial statements of IHS or RoTech, as the case may be, including the notes thereto, incorporated by reference herein. The results of IHS as of and for the six months ended June 30, 1997 and the results of RoTech as of and for the nine months ended April 30, 1997 are not necessarily indicative of the results to be achieved by IHS and RoTech, respectively, for the full fiscal year.


SELECTED HISTORICAL FINANCIAL INFORMATION OF IHS



                                                             AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------------------------------
                                                 1992           1993           1994           1995           1996
                                             ------------- -------------- -------------- -------------- --------------
                                                        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA(1)(2):
Net Revenues:
 Basic medical services   .................. $  100,799      $    113,508   $    269,817 $   368,569    $   389,773
 Specialty medical services  ...............     88,065           162,017        404,401     770,554        999,209
 Management services and other  ............     13,232            20,779         37,884      39,765         45,713
                                             ----------     -------------  ------------- -----------    -----------
  Total ....................................    202,096           296,304        712,102   1,178,888      1,434,695
Cost and Expenses:
 Operating expenses ........................    145,623           212,936        528,131     888,551      1,093,948
 Corporate administrative and general ......     11,927            16,832         37,041      56,016         60,976
 Depreciation and amortization  ............      4,334             8,126         26,367      39,961         41,681
 Rent   ....................................     19,509            23,156         42,158      66,125         77,785
 Interest, net   ...........................      1,493             5,705         20,602      38,977         64,110
 Loss on impairment of long-lived assets
  (3)   ....................................          -                 -              -      83,321              -
 Other non-recurring charges (income)(4)    .         -                 -              -      49,639        (14,457)
                                             ----------     -------------  ------------- -----------    -----------
  Earnings (loss) before equity in earnings
   (loss) of affiliates, income taxes and
   extraordinary items .....................     19,210            29,549         57,803     (43,702)       110,652
Equity in earnings (loss) of affiliates  ...        (36)            1,241          1,176       1,443            828
                                             ----------     -------------  ------------- -----------    -----------
  Earnings (loss) before income taxes and
   extraordinary items .....................     19,174            30,790         58,979     (42,259)       111,480
Income tax provision (benefit)  ............      7,286            12,008         22,117     (16,270)        63,715
                                             ----------     -------------  ------------- -----------    -----------
  Earnings (loss) before extraordinary
   items   .................................     11,888            18,782         36,862     (25,989)        47,765
Extraordinary items(5) .....................      2,524             2,275          4,274       1,013          1,431
                                             ----------     -------------  ------------- -----------   ------------
  Net earnings (loss)  ..................... $    9,364      $     16,507   $     32,588 $   (27,002)   $    46,334
                                             ==========     =============  ============= ===========    ===========
Per Common Share (fully-diluted)(6):
  Earnings (loss) before extraordinary
   items   ................................. $     1.01      $       1.35   $       1.73 $     (1.21)   $      1.82
  Net earnings (loss)  .....................        .80              1.22           1.57       (1.26)          1.78
                                             ==========     =============  ============= ===========    ===========
Weighted average number of common and
 common equivalent shares outstanding(6).     1,996,815        17,261,079     27,154,153  21,463,464     31,652,620
                                             ==========     =============  ============= ===========    ===========
BALANCE SHEET DATA:
 Cash and temporary investments ............ $  103,858      $     65,295   $     63,347 $    41,304    $    41,072
 Working capital ...........................    144,074            69,495         76,383     136,315         57,549
 Total assets ..............................    313,671           776,324      1,255,989   1,433,730      1,993,107
 Long-term debt, including current por-
  tion(7)                                       142,620           402,536        551,452     770,661      1,054,747
 Stockholders' equity  .....................    146,013           216,506        453,811     431,528        534,865



                                                  AS OF AND FOR THE
                                                      SIX MONTHS
                                                    ENDED JUNE 30,
                                             ----------------------------
                                                  1996          1997
                                             -------------- -------------
STATEMENT OF OPERATIONS DATA(1)(2):
Net Revenues:
 Basic medical services   ..................   $    195,279   $    176,810
 Specialty medical services  ...............        446,393        722,802
 Management services and other  ............         21,381         19,304
                                              -------------  -------------
  Total ....................................        663,053        918,916
Cost and Expenses:
 Operating expenses ........................        504,169        691,148
 Corporate administrative and general ......         29,947         36,151
 Depreciation and amortization  ............         16,779         30,844
 Rent   ....................................         35,535         49,795
 Interest, net   ...........................         30,102         44,645
 Loss on impairment of long-lived assets
  (3)   ....................................              -              -
 Other non-recurring charges (income)(4)   .              -         20,047
                                              -------------  -------------
  Earnings (loss) before equity in earnings
   (loss) of affiliates, income taxes and
   extraordinary items .....................         46,521         46,286
Equity in earnings (loss) of affiliates  ...            760             98
                                              -------------  -------------
  Earnings (loss) before income taxes and
   extraordinary items .....................         47,281         46,384
Income tax provision (benefit)  ............         18,203         18,090
                                              -------------  -------------
  Earnings (loss) before extraordinary
   items   .................................         29,078         28,294
Extraordinary items(5) .....................          1,431         18,168
                                              -------------  -------------
  Net earnings (loss)  .....................   $     27,647   $     10,126
                                              =============  =============
Per Common Share (fully-diluted)(6):
  Earnings (loss) before extraordinary
   items   .................................   $       1.10   $       0.92
  Net earnings (loss)  .....................           1.05           0.41
                                              =============  =============
Weighted average number of common and
 common equivalent shares outstanding(6).        31,028,123     36,232,591
                                              =============  =============
BALANCE SHEET DATA:
 Cash and temporary investments ............                  $     45,472
 Working capital ...........................                       159,042
 Total assets ..............................                     2,142,647
 Long-term debt, including current por-
  tion(7)                                                        1,218,248
 Stockholders' equity  .....................                       581,319


---------

(1) IHS has grown substantially through acquisitions and the opening of MSUs, which acquisitions and MSU openings materially affect the comparability of the financial data reflected herein. In addition, IHS sold its pharmacy division in July 1996 (the "Pharmacy

    Sale"), a majority interest in its assisted living services subsidiary ("ILC") in October 1996 (the "ILC Offering") and the remaining interest in ILC in July 1997 (together with the ILC Offering, the "ILC Sale"). See "Unaudited Pro Forma Financial Information."

(2) In 1995, IHS merged with IntegraCare, Inc. ("IntegraCare") in a transaction accounted for as a pooling of interests. Accordingly, IHS' historical financial statements for all periods prior to the effective date of the IntegraCare merger have been restated to include the results of IntegraCare.

(3) In December 1995, IHS elected early implementation of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, resulting in a non-cash charge of $83,321,000.


(4) In 1995, consists of (i) expenses of $1,939,000 related to the merger with IntegraCare, (ii) a $21,915,000 loss on the write-off of accrued management fees ($8,496,000), loans ($11,097,000) and contract acquisition costs ($2,322,000) related to IHS' termination of its agreement, entered into in January 1994, to manage 23 long-term care and psychiatric facilities owned by Crestwood Hospital and (iii) the write-off of $25,785,000 of deferred pre-opening costs resulting from a change in accounting estimate regarding the future benefit of deferred pre-opening costs. In 1996, consists primarily of (i) a gain of $34,298,000 from the Pharmacy Sale, (ii) a loss of $8,497,000 from its sale of shares in the ILC Offering, (iii) a $7,825,000 loss on write-off of accrued management fees and loans resulting from IHS' termination of its 10-year agreement, entered into in September 1994, to manage six geriatric care facilities owned by All Seasons and (iv) a $3,519,000 exit cost resulting from the closure of redundant home healthcare agencies. Because IHS' investment in the Capstone Pharmacy Services, Inc. ("Capstone") common stock received in the Pharmacy Sale had a very small tax basis, the taxable gain on the sale significantly exceeded the gain for financial reporting purposes, thereby resulting in a disproportionately higher income tax provision related to the sale. In 1997, consists primarily of (i) a gain of $7,578,000 realized on the shares of Capstone common stock received in the Pharmacy Sale, (ii) the write-off of $6,553,000 of accounting, legal and other costs resulting from the proposed transaction to acquire (the "Coram Merger Transaction") Coram Healthcare Corporation ("Coram") and (iii) the payment to Coram of $21,000,000 in connection with the termination of the proposed Coram Merger Transaction. See "Unaudited Pro Forma Financial Information."


(5) In 1992, IHS recorded a loss on extinguishment of debt of $4,072,000 relating primarily to prepayment charges and the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of $1,548,000, is presented for the year ended December 31, 1992 as an extraordinary loss of $2,524,000. In 1993, IHS recorded a loss on extinguishment of debt of $3,730,000 relating primarily to the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of $1,455,000, is presented for the year ended December 31, 1993 as an extraordinary loss of $2,275,000. In 1994, IHS recorded a loss on extinguishment of debt of $6,839,000 relating primarily to the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of $2,565,000, is presented for the year ended December 31, 1994 as an extraordinary loss of $4,274,000. In 1995, IHS recorded a loss on extinguishment of debt of $1,647,000 relating primarily to prepayment charges and the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of $634,000, is presented for the year ended December 31, 1995 as an extraordinary loss of $1,013,000. In 1996, IHS recorded a loss on extinguishment of debt of $2,327,000, relating primarily to the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of $896,000, is presented in the statement of operations for the year ended December 31, 1996 and the six months ended June 30, 1996 as an extraordinary loss of $1,431,000. During the six months ended June 30, 1997, IHS recorded a loss on extinguishment of debt of $29,784,000, representing approximately (i) $23,554,000 of cash payments for premium and consent fees relating to the early extinguishment of $214,868,000 aggregate principal amount of IHS' senior subordinated notes and (ii) $6,230,000 of deferred financing costs written-off in connection with the early extinguishment of such debt. Such loss, reduced by the related income tax effect of $11,616,000, is presented in the statement of operations for the six months ended June 30, 1997 as an extraordinary loss of $18,168,000. See "IHS Recent Developments Repurchase of 9 5/8% Senior Subordinated Notes and 10 3/4% Senior Subordinated Notes."

(6) The weighted average number of common and common equivalent shares outstanding for the years ended December 31, 1992, 1993, 1994 and 1996 and the six months ended June 30, 1996 and 1997 includes the assumed conversion of IHS' convertible subordinated debentures into IHS Common Stock.
    Additionally, interest expense and amortization of underwriting costs related to such debentures are added, net of tax, to income for the purpose of calculating fully-diluted earnings per share. Such amounts aggregated $183,000, $4,516,000, $10,048,000, $9,888,000, $4,944,000 and $4,904,000 for
    the years ended December 31, 1992, 1993, 1994 and 1996 and the six months ended June 30, 1996 and 1997, respectively. The weighted average number of common and common equivalent shares outstanding for the year ended December 31, 1995 does not include the assumed conversion of IHS' convertible subordinated debentures or the related interest expense and underwriting costs, as such conversion would be anti-dilutive.


(7) In September 1997, IHS issued $500 million aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2008 and borrowed $750 million of term loans under its new revolving credit and term loan facility. See "IHS Recent Developments - New Credit Facility" and "- Sale of 9 1/4% Senior Subordinated Notes due 2008."

              SELECTED HISTORICAL FINANCIAL INFORMATION OF ROTECH



                                                               AS OF AND FOR THE FISCAL YEAR ENDED JULY 31,
                                           ------------------------------------------------------------------------------------
                                                  1992               1993               1994           1995          1996
                                           ------------------ ------------------ ------------------ ----------- ---------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenue:
 Home respiratory therapy & equip-
  ment                                      $    15,706 (a)    $    23,857 (a)    $    41,579 (a)     $  56,533   $     110,118
 Home medical equipment & supplies                      (a)                (a)                (a)        32,305          92,062
 Home infusion therapy & other phar-
  macy related services                          19,959             21,715             25,492            33,554          41,498
 Other products & services ...............        1,457              2,811              4,399            11,719          19,352
                                            -----------        -----------        -----------        ----------  --------------
  Total  .................................       37,122             48,383             71,470           134,111         263,030
Cost and expenses:
 Cost of revenue  ........................        8,434             12,359             17,409            36,288          71,013
 Selling, general and administrative   ...       20,208             25,064             35,880            66,477         127,357
 Depreciation and amortization   .........        2,486              2,801              5,338             9,565          26,520
 Interest   ..............................          305                 76                 67               835           5,228
                                            -----------        -----------        -----------        ----------  --------------
  Total cost and expenses  ...............       31,433             40,300             58,694           113,165         230,118
Income before income taxes ...............        5,689              8,083             12,776            20,946          32,912
Income tax expense   .....................        2,003              2,956              4,664             7,801          12,356
                                            -----------        -----------        -----------        ----------  --------------
  Net income   ...........................  $     3,686        $     5,127        $     8,112         $  13,145   $      20,556
                                            ===========        ===========        ===========        ==========  ==============
Net income per share(b):
 Primary .................................  $      0.30        $      0.38        $      0.50         $    0.64   $        0.83
 Fully-diluted ...........................  $      0.30        $      0.38        $      0.50         $    0.63   $        0.82
                                            ===========        ===========        ===========        ==========  ==============
Other Data:
Weighted average shares outstanding(b):
 Primary .................................       12,350             13,384             16,294            20,684          24,657
 Fully-diluted ...........................       12,350             13,384             16,294            20,984          25,206
                                            ===========        ===========        ===========        ==========  ==============
BALANCE SHEET DATA:
Working capital (deficit)  ...............  $     9,617        $    18,203        $    27,783         $  41,587   $      36,007
Total assets   ...........................       25,137             40,019             94,433           175,425         374,614
Long-term debt (less current portion)  ...        1,053                  -                  -                 -         110,000 (d)
Shareholders' equity(b) ..................       17,518             36,197             83,320           149,659         174,675



                                                  AS OF AND FOR THE
                                             NINE MONTHS ENDED APRIL 30,
                                           -------------------------------
                                              1996            1997
                                           ----------- -------------------
STATEMENT OF OPERATIONS DATA:
Operating revenue:
 Home respiratory therapy & equip-
  ment                                       $  75,108  $    144,403
 Home medical equipment & supplies        .     62,297        84,027
 Home infusion therapy & other phar-
  macy related services                         28,121        49,200
 Other products & services ...............      14,040        19,944
                                            ----------  ------------
  Total  .................................     179,566       297,574
Cost and expenses:
 Cost of revenue  ........................      49,312        77,091
 Selling, general and administrative   ...      86,602       145,710
 Depreciation and amortization   .........      17,502        30,344
 Interest   ..............................       3,098         9,214
                                            ----------  ------------
  Total cost and expenses  ...............     156,514       262,359
Income before income taxes ...............      23,052        35,215
Income tax expense   .....................       8,356        13,322
                                            ----------  ------------
  Net income   ...........................   $  14,696  $     21,893
                                            ==========  ============
Net income per share(b):
 Primary .................................   $    0.60  $       0.84
 Fully-diluted ...........................   $    0.60  $       0.81 (d)
                                            ==========  ============
Other Data:
Weighted average shares outstanding(b):
 Primary .................................      24,354        26,186
 Fully-diluted ...........................      24,680        30,729 (d)
                                            ==========  ============
BALANCE SHEET DATA:
Working capital (deficit)  ...............              $    (37,195)(c)
Total assets   ...........................                   518,567
Long-term debt (less current portion)  ...                   110,000 (d)
Shareholders' equity(b) ..................                   201,214


---------

RoTech has acquired various businesses in the five years shown above. Results of these acquisitions' operations are included from the respective dates acquired.

(a) A breakout of home respiratory therapy and equipment revenues and home medical equipment and supplies was not available for the years ended July 31, 1992, 1993 and 1994. All revenue related to these two product lines has been presented as "home respiratory therapy and equipment" for the years indicated.

(b) On May 21, 1996, RoTech distributed a 100% common stock dividend to shareholders of record as of April 30, 1996 to effect a 2-for-1 stock split. Shareholders' equity has been restated to give retroactive recognition to the stock split for all periods. In addition, per share amounts and weighted average shares outstanding have been restated to give retroactive effect to the split.

(c) Notes payable to banks of $162 million are classified as short-term liabilities, causing the working capital deficit at April 30, 1997.

(d) Represents 5 1/4% convertible subordinated debentures due 2003 and the related dilutive effect for the nine months ended April 30, 1997.

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION



     The following unaudited pro forma summary financial information gives effect to the Merger using the purchase method of accounting (including the effect of the refinancing of certain RoTech indebtedness in connection with the Merger), assuming a price per share of IHS Common Stock of $34.625 (the closing price of IHS Common Stock on September 18, 1997 (the last trading day prior to the date of this Joint Proxy Statement/Prospectus)) and based on the approximately 24,177,000 shares of RoTech Common Stock outstanding on April 30, 1997. The following unaudited pro forma summary financial information does not give pro forma effect to (i) the other acquisitions and divestitures consummated by IHS and RoTech during 1996 and 1997, (ii) the Proposed Lithotripsy Acquisition, (iii) the Proposed CCA Acquisition (together with the Proposed Lithotripsy Acquisition, the "Proposed Acquisitions"), (iv) IHS' issuance of $500 million aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2008 (the "9 1/4% Senior Notes") in September 1997 and (v) IHS' borrowing of $750 million of term loans under its new $1.75 billion revolving credit and term loan facility (the "New Credit Facility") in September 1997. See "Unaudited Pro Forma Financial Information - Pro Forma Financial Information for the Combined Company and Other Acquisitions and Divestitures" for information showing the pro forma effect on the combined company of certain other acquisitions and divestitures consummated by IHS in 1996 and 1997 and "Unaudited Pro Forma Financial Information - Pro Forma Financial Information for RoTech" for information showing the pro forma effect on RoTech of certain acquisitions consummated by RoTech in the fiscal year ended July 31, 1997. The unaudited pro forma summary financial information provided below is not necessarily indicative of the results of operations or the financial position which would have been attained had the Merger been consummated as of the indicated dates or which may be attained in the future. This unaudited pro forma summary financial information should be read in conjunction with the historical financial statements of IHS and RoTech, which are included or incorporated by reference elsewhere in this Joint Proxy Statement/ Prospectus and the information set forth under "Unaudited Pro Forma Financial Information" presented elsewhere in this Joint Proxy Statement/Prospectus.




                                                                                     AS OF AND
                                                                                     FOR THE
                                                                     FOR THE        SIX MONTHS
                                                                    YEAR ENDED        ENDED
                                                                   DECEMBER 31,      JUNE 30,
                                                                     1996(1)         1997(2)
                                                                   --------------   ------------
                                                                    (IN THOUSANDS, EXCEPT PER
                                                                               SHARE
                                                                             AMOUNTS)
STATEMENT OF OPERATIONS DATA:(3)
Net revenues:
 Basic medical services  .......................................    $  389,773        $  176,810
 Specialty medical services ....................................     1,343,799           930,068
 Management services and other .................................        45,713            19,304
                                                                    ----------       -----------
  Total   ......................................................     1,779,285         1,126,182
                                                                    ----------       -----------
Cost and expenses:
 Operating expenses   ..........................................     1,352,839           845,333
 Corporate administrative and general   ........................        60,976            36,151
 Depreciation and amortization .................................        79,716            51,494
 Rent  .........................................................        77,785            49,795
 Interest, net  ................................................        75,420            52,988
 Other non-recurring charges (income)(4)   .....................       (14,457)           20,047
                                                                    ----------       -----------
  Earnings before equity in earnings of affiliates, income taxes
    and extraordinary items ....................................       147,006            70,374
Equity in earnings of affiliates  ..............................           828                98
                                                                    ----------       -----------
  Earnings before income taxes and extraordinary items .........       147,834            70,472
Income tax provision  ..........................................        80,261            28,573
                                                                    ----------       -----------
  Earnings before extraordinary items(5)   .....................    $   67,573        $   41,899
                                                                    ==========       ===========
Per Common Share (fully-diluted):
 Earnings before extraordinary items ...........................    $     1.66        $     0.90
                                                                    ==========       ===========
Weighted average number of common shares outstanding   .........        46,675            51,839
                                                                    ==========       ===========
BALANCE SHEET DATA:
Cash and temporary investments .................................                      $   54,210
Working capital(6) .............................................                         269,661
Total assets ...................................................                       2,954,677
Long-term debt, including current portion(7)  ..................                       1,490,262
Stockholders' equity  ..........................................                       1,064,318

(1) Consists of the results of operations of IHS for the year ended December 31, 1996 and RoTech for the 12 months ended January 31, 1997. The pro forma results of operations data for the year ended December 31, 1996 and the six months ended June 30, 1997 both include RoTech's results of operations for the three months ended January 31, 1997.


(2) Consists of the results of operations of IHS for the six months ended June 30, 1997 and RoTech for the six months ended April 30, 1997, and balance sheet data of IHS as of June 30, 1997 and RoTech as of April 30, 1997. The pro forma results of operations data for the year ended December 31, 1996 and the six months ended June 30, 1997 both include RoTech's results of operations for the three months ended January 31, 1997.


(3) Certain amounts have been reclassified to conform the presentation of IHS and RoTech.


(4) In 1996, consists primarily of (i) a gain of $34,298,000 from the Pharmacy Sale, (ii) a loss of $8,497,000 from IHS' sale of shares in the ILC Offering, (iii) a $7,825,000 loss on write-off of accrued management fees and loans resulting from IHS' termination of its 10-year agreement, entered into in September 1994, to manage six geriatric care facilities owned by All Seasons and (iv) a $3,519,000 exit cost resulting from IHS' closure of redundant home healthcare agencies. Because IHS' investment in the Capstone common stock received in the Pharmacy Sale had a very small tax basis, the taxable gain on the sale significantly exceeded the gain for financial reporting purposes, thereby resulting in a disproportionately higher income tax provision related to the sale. In 1997, consists primarily of (i) a gain of $7,578,000 realized on the shares of Capstone common stock received in the Pharmacy Sale, (ii) the write-off of $6,553,000 of accounting, legal and other costs resulting from IHS' proposed Coram Merger Transaction and (iii) the payment to Coram of $21,000,000 in connection with the termination of the proposed Coram Merger Transaction. See "Unaudited Pro Forma Financial Information."


(5) In 1996, IHS recorded a loss on extinguishment of debt of $2,327,000, relating primarily to the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of $896,000, is presented for the year ended December 31, 1996 as an extraordinary loss of $1,431,000. During the six months ended June 30, 1997, IHS recorded a loss on extinguishment of debt of $29,784,000, representing approximately (i) $23,554,000 of cash payments for premium and consent fees relating to the early extinguishment of $214,868,000 aggregate principal amount of IHS' senior subordinated notes and (ii) $6,230,000 of deferred financing costs written-off in connection with the early extinguishment of such debt. Such loss, reduced by the related income tax effect of $11,616,000, is presented in the statement of operations for the six months ended June 30, 1997 as an extraordinary loss of $18,168,000. See "IHS Recent Developments - Repurchase of 9 5/8% Senior Subordinated Notes and 10 3/4% Senior Subordinated Notes."


(6) Borrowings under RoTech's revolving credit facility are classified on RoTech's balance sheet as current liabilities. Amounts outstanding under the RoTech facility will be refinanced in connection with the Merger with borrowings under IHS' New Credit Facility, which borrowings are classified as long-term debt. See "IHS Recent Developments - New Credit Facility."

(7) In September 1997, IHS issued $500 million aggregate principal amount of its 9 1/4% Senior Notes and borrowed $750 million of term loans under the New Credit Facility. See "IHS Recent Developments - New Credit Facility" and "- Sale of 9 1/4% Senior Subordinated Notes due 2008."

                                  RISK FACTORS

     In addition to the other information in this Joint Proxy Statement/Prospectus, the following factors should be considered carefully by RoTech and IHS stockholders in evaluating the Merger and determining whether or not to vote in favor of the approval and adoption of the Merger Agreement. This Joint Proxy Statement/Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The combined company's actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.


RISKS RELATED TO SUBSTANTIAL INDEBTEDNESS


     IHS' indebtedness is substantial in relation to its stockholders' equity. At June 30, 1997, IHS' total debt, including current portion, accounted for 67.7% of its total capitalization. On a pro forma basis after giving effect to the Merger (assuming a price per share of IHS Common Stock of $34.625 (the closing price of IHS Common Stock on September 18, 1997 (the last trading day prior to the date of this Joint Proxy Statement/Prospectus)) and based on 26,439,322 shares of RoTech Common Stock outstanding on September 18, 1997), the Proposed Acquisitions, the New Credit Facility and the issuance of the 9 1/4% Senior Notes and the use of proceeds therefrom and from the term loan portion of the New Credit Facility to repay amounts outstanding under the prior credit facility, to pay the cash portion of the purchase price of the Proposed Acquisitions and to repay certain indebtedness to be assumed in the Merger and the Proposed Acquisitions, IHS' total debt, including current portion, at June 30, 1997 accounted for 66.7% of its total pro forma capitalization. IHS also has significant lease obligations with respect to the facilities operated pursuant to long-term leases, which aggregated approximately $212.1 million at June 30, 1997 ($227.1 million on a pro forma basis after giving effect the Merger). For the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997, IHS' rent expense was $77.8 million ($108.9 million on a pro forma basis after giving effect to the Merger, the acquisition of First American (the "First American Acquisition"), the ILC Sale, the Pharmacy Sale and certain other acquisitions consummated by IHS in 1996 and 1997), $35.5 million ($49.8 million on a pro forma basis after giving effect to the Merger, the First American
Acquisition, the ILC Sale, the Pharmacy Sale and certain other acquisitions consummated by IHS in 1996 and 1997) and $49.8 million ($57.8 million on a pro forma basis after giving effect to the Merger and certain other acquisitions consummated by IHS in 1997), respectively. See "Unaudited Pro Forma Financial Information - Pro Forma Financial Information for the Combined Company and Other Acquisitions and Divestitures." In addition, IHS is obligated to pay up to an additional $155 million in respect of the acquisition of First American during 2000 to 2004 under certain circumstances. See "IHS Recent Developments - First American Acquisition." IHS' strategy of expanding its specialty medical services and growing through acquisitions may require additional borrowings in order to finance working capital, capital expenditures and the purchase price of any acquisitions. The degree to which IHS is leveraged, as well as its rent expense, could have important consequences to holders of IHS Common Stock, including: (i) IHS' ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of IHS' cash flow from operations may be dedicated to the payment of principal and interest on its indebtedness and rent expense, thereby reducing the funds available to IHS for its operations; (iii) certain of IHS' borrowings bear, and will continue to bear, variable rates of interest, which expose IHS to increases in interest rates; and (iv) certain of IHS' indebtedness contains financial and other restrictive covenants, including those restricting the incurrence of additional indebtedness, the creation of liens, the payment of dividends and sales of assets and imposing minimum net worth requirements. In addition, IHS' leverage may also adversely affect IHS' ability to respond to changing business and economic conditions or continue its growth strategy. There can be no assurance that IHS' operating results will be sufficient for the payment of IHS' indebtedness. If IHS were unable to meet interest, principal or lease payments, or satisfy financial covenants, it could be required to seek renegotiation of such payments and/or covenants or obtain additional equity or debt financing. To the extent IHS finances its activities with additional debt, IHS may become subject to certain additional financial and other covenants that may restrict its ability to pursue its growth strategy. There can be no assurance that any such efforts would be successful or timely or that the terms of any such financing or refinancing would be acceptable to IHS. See "- Risks Related to Capital Requirements" and "Description of Certain IHS Indebtedness."

     In connection with IHS' offering of the 9 1/4% Senior Notes, Standard & Poors ("S&P") confirmed its B rating of IHS' other subordinated debt obligations, but with a negative outlook, and assigned the same rating to the 9 1/4% Senior Notes. S&P stated that IHS' speculative-grade ratings reflect IHS' aggressive transition toward becoming a full-service alternate-site healthcare provider, and its limited cash flow relative to its heavy debt burden. S&P noted that IHS would be greatly challenged to control, integrate and further expand operations that were only a quarter of their current size just three years ago, and also noted the continuing uncertainty with regard to the adequacy of reimbursement from government sponsored programs for the indigent and elderly. S&P also noted that there is the potential that a large debt financed acquisition could lead to a ratings downgrade. In connection with the offering of the 9 1/4% Senior Notes, Moody's Investors Service ("Moody's") downgraded to B2 IHS' other senior subordinated debt obligations, but noted that the outlook for the rating was stable, and assigned the new rating to the 9 1/4% Senior Notes. Moody's stated that the rating action reflects Moody's concern about IHS' continued rapid growth through acquisitions, which has resulted in negative tangible equity of $114 million, making no adjustment for the $259 million of convertible debt outstanding. Moody's also stated that the availability provided by the New Credit Facility and the 9 1/4% Senior Notes positioned IHS to complete sizable acquisition transactions using solely debt. Moody's further noted that the rating reflects that there are significant changes underway in the reimbursement of services rendered by IHS, and that the exact impact of these changes is uncertain.


RISKS ASSOCIATED WITH GROWTH THROUGH ACQUISITIONS AND INTERNAL DEVELOPMENT

     IHS' growth strategy involves growth through acquisitions and internal development and, as a result, IHS is subject to various risks associated with this growth strategy. IHS' planned expansion and growth require that IHS expand its home healthcare services through the acquisition of additional home healthcare providers and that IHS acquire, or establish relationships with, third parties which provide post-acute care services not currently provided by IHS, that additional MSUs be established in IHS' existing facilities and that IHS acquire, lease or acquire the right to manage for others additional facilities in which MSUs can be established. Such expansion and growth will depend on IHS' ability to create demand for its post-acute care programs, the availability of suitable acquisition, lease or management candidates and IHS' ability to finance such acquisitions and growth. The successful implementation of IHS' post-acute healthcare system, including the capitation of rates, will depend on IHS' ability to expand the amount of post-acute care services it offers directly to its patients rather than through third-party providers. There can be no assurance that suitable acquisition candidates will be located, that acquisitions can be consummated, that acquired facilities and companies can be successfully integrated into IHS' operations, that MSUs can be successfully established in acquired facilities or that IHS' post-acute healthcare system, including the capitation of rates, can be successfully implemented. The post-acute care market is highly competitive, and IHS faces substantial competition from hospitals, subacute care providers, rehabilitation providers and home healthcare providers, including competition for acquisitions. IHS anticipates that competition for acquisition opportunities will intensify due to the ongoing consolidation in the healthcare industry. See "- Risks Related to Managed Care Strategy" and "- Competition."

     The successful integration of acquired businesses, including First American and, if the Merger and the Proposed Acquisitions are consummated, RoTech, the Coram Lithotripsy Division and CCA, is important to IHS' future financial performance. The anticipated benefits from any of these acquisitions may not be achieved unless the operations of the acquired businesses are successfully combined with those of IHS in a timely manner. The integration of IHS' recent acquisitions, including, if the Merger and the Proposed Acquisitions are consummated, RoTech, the Coram Lithotripsy Division and CCA, will require substantial attention from management. The diversion of the attention of management, and any difficulties encountered in the transition process, could have a material adverse effect on IHS' operations and financial results. In addition, the process of integrating the various businesses could cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses, which could have a material adverse effect on IHS' operations and financial results. There can be no assurance that IHS will realize any of the anticipated benefits from its acquisitions. The acquisition of service companies that are not profitable, or the acquisition of new facilities that result in significant integration costs and inefficiencies, could also adversely affect IHS' profitability.

     IHS' current and anticipated future growth has placed, and will continue to place, significant demands on the management, operational and financial resources of IHS. IHS' ability to manage its growth effectively will require it to continue to improve its operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees. There can be no assurance that IHS will be able to manage its expanded operations effectively. See "- Risks Related to Capital Requirements."

     There can be no assurance that IHS will be successful in implementing its strategy or in responding to ongoing changes in the healthcare industry which may require adjustments to its strategy. If IHS fails to implement its strategy successfully or does not respond timely and adequately to ongoing changes in the healthcare industry, IHS' business, financial condition and results of operations will be materially adversely affected.

RISKS RELATED TO MANAGED CARE STRATEGY

     Managed care payors and traditional indemnity insurers have experienced pressure from their policyholders to curb or reduce the growth in premiums paid to such organizations for healthcare services. This pressure has resulted in demands on healthcare service providers to reduce their prices or to share in the financial risk of providing care through alternate fee structures such as capitation or fixed case rates. Given the increasing importance of managed care in the healthcare marketplace and the continued cost containment pressures from Medicare and Medicaid, IHS has been restructuring its operations to enable IHS to focus on obtaining contracts with managed care organizations and to provide capitated services. IHS believes that its home healthcare capabilities will be an important component of its ability to provide services under capitated and other alternate fee arrangements. However, to date there has been limited demand among managed care organizations for post-acute care network services, and there can be no assurance that demand for such services will increase. Further, IHS and RoTech have limited experience in providing services under capitated and other alternate fee arrangements and setting the applicable rates. Accordingly, there can be no assurance that the fees received by IHS and/or RoTech will cover the cost of services provided. If revenue for capitated services is insufficient to cover the treatment costs, IHS' and/or RoTech's operating results could be adversely affected. As a result, the success of IHS' managed care strategy will depend in large part on its ability to increase demand for post-acute care services among managed care organizations, to obtain favorable agreements with managed care organizations and to manage effectively its operating and healthcare delivery costs through various methods, including utilization management and competitive pricing for purchased services. Additionally, there can be no assurance that pricing pressures faced by healthcare providers will not have a material adverse effect on IHS', RoTech's or, if the Merger is consummated, the combined company's business, results of operations and financial condition.

     Further, pursuing a strategy focused on risk-sharing fee arrangements entails certain regulatory risks. Many states impose restrictions on a service provider's ability to provide capitated services unless it meets certain financial criteria, and may view capitated fee arrangements as an insurance activity, subjecting the entity accepting the capitated fee to regulation as an insurance company rather than merely a licensed healthcare provider accepting a business risk in connection with the manner in which it is charging for its services. The laws governing risk-sharing fee arrangements for healthcare service providers are evolving and are not certain at this time. If the risk-sharing activities of IHS and/or RoTech require licensure as an insurance company, there can be no assurance that IHS and/or RoTech could obtain or maintain the necessary licensure, or that IHS and/or RoTech would be able to meet any financial criteria imposed by a state. If IHS were precluded from providing services under risk-sharing fee arrangements, its managed care strategy would be adversely affected. See "- Uncertainty of Government Regulation."


RISKS RELATED TO CAPITAL REQUIREMENTS

     IHS' growth strategy requires substantial capital for the acquisition of additional home healthcare and related service providers and geriatric care facilities and the establishment of new, and expansion of existing, MSUs. The effective integration, operation and expansion of the existing businesses will also require sub-stantial capital. IHS expects to finance new acquisitions from a combination of funds from operations, borrowings under its bank credit facility and the issuance of debt and equity securities. IHS may raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times as management deems appropriate and the market allows. Any of such financings could result in dilution of existing equity positions, increased interest and amortization expense or decreased income to fund future expansion. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing businesses and operations can be obtained. IHS' bank credit facility limits IHS' ability to make acquisitions, and certain of the indentures under which IHS' outstanding senior subordinated debt securities were issued limit IHS' ability to incur additional indebtedness unless certain financial tests are met. See "- Risks Related to Substantial Indebtedness," "Business of IHS - Company Strategy" and "Description of Certain IHS Indebtedness."


RISKS RELATED TO THE MERGER AND RECENT ACQUISITIONS

     IHS believes that the Merger represents another step in IHS' development of a post-acute care network. In addition, IHS has recently completed several major acquisitions, including the acquisition of First American, and is still in the process of integrating those acquired businesses. The IHS Board and senior management of IHS face a significant challenge in their efforts to integrate the acquired businesses, including First American and, if the Merger and the
Proposed Acquisitions are consummated, RoTech, the Coram Lithotripsy Division and CCA. The dedication of management resources to such integration may detract attention from the day-to-day business of IHS. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts. Further, there can be no assurance that management's efforts to integrate the operations of IHS and newly acquired companies, including RoTech if the Merger is consummated and the Coram Lithotripsy Division and CCA if the Proposed Acquisitions are consummated, will be successful or that the anticipated benefits of the Merger, the Proposed Acquisitions or the other recent acquisitions will be fully realized.

     IHS has recently  expanded  significantly  its home healthcare  operations.
During the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997, home healthcare accounted for approximately 16.3%, 4.0% and 30.8%, respectively, of IHS' total revenues. On a pro forma basis after giving effect to the Merger and the First American Acquisition, home healthcare accounted for approximately 43.9%, 38.3% and 42.2%, respectively, of IHS' total revenues, of which approximately 64.2%, 68.8% and 56.3%, respectively, was derived from home nursing services and approximately 28.7%, 26.1% and 33.8%, respectively, was derived from home respiratory services. On a pro forma basis, after giving effect to the Merger and the acquisition of First American (which derives substantially all its revenues from Medicare), approximately 70.7%, 78.3% and 69.2% of IHS' home healthcare revenues were derived from Medicare in the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997, respectively. Medicare has developed a national fee schedule for infusion therapy, respiratory therapy and home medical equipment which provides reimbursement at 80% of the amount of any fee on the schedule. The remaining 20% is paid by other third party payors (including Medicaid in the case of "medically indigent" patients) or patients; with respect to home nursing, Medicare generally reimburses for the cost (including a rate of return) of providing such services, up to a regionally adjusted allowable maximum per visit and per discipline with no fixed limit on the number of visits. There generally is no deductible or coinsurance. As a result, there is no reward for efficiency, provided that costs are below the cap, and traditional home healthcare services carry relatively low margins. However, IHS expects that Medicare will implement a prospective payment system for home nursing services in the next several years, and implementation of a prospective payment system will be a critical element to the success of IHS' expansion into home nursing services. Based upon prior legislative proposals, IHS believes that a prospective payment system would most likely provide a healthcare provider a predetermined rate for a given service, with providers that have costs below the predetermined rate being entitled to keep some or all of this difference. There can be no assurance that Medicare will implement a prospective payment system for home nursing services in the next several years or at all. The implementation of a prospective payment system will require IHS to make contingent payments related to the First Ameri-can Acquisition of $155 million over a period of five years. In addition, the Balanced Budget Act of 1997, enacted in August 1997, reduces the Medicare national payment limits for oxygen and oxygen equipment used in home respiratory therapy by 25% in 1998 and 30% (from 1997 levels) in 1999 and each subsequent year. Approximately 22% of RoTech's total revenues for the year ended July 31, 1997 were derived from the provision of oxygen services to Medicare patients. The inability of IHS to realize operating efficiencies and provide home healthcare services at a cost below the established Medicare fee schedule could have a material adverse effect on IHS' home healthcare operations and its post-acute care network. See "- Risk of Adverse Effect of Healthcare Reform," "IHS Recent Developments - First American Acquisition" and "Unaudited Pro Forma Financial Information."

     IHS believes that the Proposed Acquisitions represent additional steps in IHS' development of its post-acute care network. However, consummation of the Proposed Acquisitions are subject to a number of conditions, some of which are beyond IHS' control. There can be no assurance that these conditions will be satisfied. There can also be no assurance that the Proposed Acquisitions will be consummated on the proposed terms, on different terms or at all.


RISKS RELATED TO HISTORICAL FINANCIAL PERFORMANCE OF FIRST AMERICAN

     During the year ended December 31, 1995 and the nine months ended September 30, 1996, First American recorded a net loss of $110.4 million and $36.2 million, respectively. Numerous factors have affected First American's performance and financial condition prior to its acquisition by IHS, including, among others, high administrative costs and the settlement of claims for reimbursement of certain overpayments and unallowable reimbursements under Medicare (which settlement resulted in a reduction to patient service revenues of $54.6 million for the year ended December 31, 1995 and $10.4 million for the nine months ended September 30, 1996). In addition, in February 1996, in response to the stoppage by the Health Care Financing Administration ("HCFA") of its bi-weekly periodic interim payments ("PIP") to First American, First American was forced to declare bankruptcy. In March 1996, the bankruptcy court ordered HCFA to resume PIP payments to First American. However, the bankruptcy filing and operation of First American in bankruptcy until its acquisition by IHS adversely affected the business, results of operations and financial condition of First American. There can be no assurance that these factors or the First American bankruptcy will not continue to have an adverse effect on First American's and IHS' business, financial condition and results of operations in the future. There can be no assurance that the historical losses incurred by First American will not continue. See "IHS Recent Developments First American Acquisition."


RELIANCE ON REIMBURSEMENT BY THIRD PARTY PAYORS

     IHS and RoTech receive payment for services rendered to patients from private insurers and patients themselves, from the Federal government under Medicare, and from the states in which they operate under Medicaid. The healthcare industry is experiencing a trend toward cost containment, as government and other third party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with service providers. These cost containment measures, combined with the increasing influence of managed care payors and competition for patients, has resulted in reduced rates of reimbursement for services provided by IHS and RoTech, which has adversely affected, and may continue to adversely affect, IHS' margins, particularly in its skilled nursing and subacute facilities. Aspects of certain healthcare reform proposals, such as cutbacks in the Medicare and Medicaid programs, reductions in Medicare reimbursement rates and/or limitations on reimbursement rate increases, containment of healthcare costs on an interim basis by means that could include a short-term freeze on prices charged by healthcare providers, and permitting greater state flexibility in the administration of Medicaid, could adversely affect IHS and RoTech. See "- Risk of Adverse Effect of Healthcare Reform." During the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, IHS derived approximately 56%, 55%, 60%, 57% and 67%, respectively, of its patient revenues from Medicare and Medicaid. On a pro forma basis after giving effect to the Merger, the acquisition of First American (which derives substantially all its revenues from Medicare) and the ILC Sale, approximately 66.5%, 67.5% and 64.7% of IHS' patient revenues have been derived from Medicare and Medicaid during the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997, respectively.

     The sources and amounts of IHS' patient revenues derived from the operation of its geriatric care facilities and MSU programs are determined by a number of factors, including licensed bed capacity of its facilities, occupancy rate, the mix of patients and the rates of reimbursement among payor categories (private, Medicare and Medicaid). Changes in the mix of IHS' patients among the private pay, Medicare and Medicaid categories can significantly affect the profitability of IHS' operations. IHS' cost of care for its MSU patients generally exceeds regional reimbursement limits established under Medicare. The success of IHS' MSU strategy will depend in part on its ability to obtain per diem rate approvals for costs which exceed the Medicare established per diem rate limits and by obtaining waivers of these limitations. There can be no assurance that IHS will be able to obtain the waivers necessary to enable IHS to recover its excess costs. See "Business of IHS - Sources of Revenue."

     Managed care organizations and other third party payors have continued to consolidate to enhance their ability to influence the delivery of healthcare services. Consequently, the healthcare needs of a large percentage of the United States population are provided by a small number of managed care organizations and third party payors. These organizations generally enter into service agreements with a limited number of providers for needed services. To the extent such organizations terminate IHS and/or RoTech as a preferred provider and/or engage IHS' and/or RoTech's competitors as a preferred or exclusive provider, the business of IHS and/or RoTech could be materially adversely affected.


RISK OF ADVERSE EFFECT OF HEALTHCARE REFORM


     In addition to extensive existing government healthcare regulation, there are numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services, including a number of proposals that would significantly limit reimbursement under Medicare and Medicaid. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect such proposals would have on IHS', RoTech's or, following the Merger, the combined company's business. Aspects of certain of these healthcare proposals, such as cutbacks in the Medicare and Medicaid programs, containment of healthcare costs on an interim basis by means that could include a short-term freeze on prices charged by healthcare providers, and permitting greater state flexibility in the administration of Medicaid, could adversely affect IHS and/or RoTech. In addition, there have been proposals to convert the current cost reimbursement system for home nursing services covered under Medicare to a prospective payment system. The prospective payment system proposals generally provide for prospectively established per visit payments to be made for all covered services, which are then subject to an annual aggregate per episode limit at the end of the year. Home health agencies that are able to keep their total expenses per visit during the year below their per episode annual limits will be able to retain a specified percentage of the difference, subject to certain aggregate limitations. Such changes could have a material adverse effect on IHS and its growth strategy and/or on RoTech. The implementation of a prospective payment system will require IHS to make contingent payments related to the First American Acquisition of $155 million over a period of five years. The inability of IHS to provide home healthcare and/or skilled nursing services at a cost below the established Medicare fee schedule could have a material adverse effect on IHS' home healthcare operations, post-acute care network and business generally. The Balanced Budget Act of 1997, enacted in August 1997, provides, among other things, for a prospective payment system for home nursing to be implemented for cost reporting periods beginning on or after October 1, 1999, a reduction in current cost reimbursement for home healthcare pending implementation of a prospective payment system, reductions (effective January 1, 1998) in Medicare reimbursement for oxygen and oxygen equipment for home respiratory therapy and a shift of the bulk of home health coverage from Part A to Part B of Medicare. The failure to implement a prospective payment system for home nursing services in the next several years could adversely affect IHS' post-acute care network strategy. IHS expects that there will continue to be numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services, including proposals that will further limit reimbursement under Medicare and Medicaid. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect such proposals will have on IHS' business. See "- Risks Related to the Merger and Recent Acquisitions," "- Reliance on Reimbursement by Third Party Payors," and "IHS Recent Developments - First American Acquisition." There can be no assurance that currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on IHS


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

and/or RoTech or that payments under governmental programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. Concern about the potential effects of the proposed reform measures has contributed to the volatility of prices of securities of companies in healthcare and related industries, including IHS and RoTech and may similarly affect the price of the IHS Common Stock and the RoTech Common Stock in the future. See "- Uncertainty of Government Regulation," "Business of IHS Government Regulation" and "Business of RoTech - Government Regulation."


UNCERTAINTY OF GOVERNMENT REGULATION

     IHS, RoTech and the healthcare industry generally are subject to extensive federal, state and local regulation governing licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, additions of new services, certain capital expenditures, the quality of services provided and the manner in which such services are provided and reimbursement for services rendered. Changes in applicable laws and regulations or new interpretations of existing laws and regulations could have a material adverse effect on licensure, eligibility for participation, permissible activities, operating costs and the levels of reimbursement from governmental and other sources. There can be no assurance that regulatory authorities will not adopt changes or new interpretations of existing regulations that could adversely affect IHS and/or RoTech. The failure to maintain or renew any required regulatory approvals or licenses could prevent IHS and/or RoTech from offering existing services or from obtaining reimbursement. In certain circumstances, failure to comply at one facility may affect the ability of IHS and/or RoTech to obtain or maintain licenses or approvals under Medicare and Medicaid programs at other facilities. In addition, in the conduct of their business IHS' and RoTech's operations are subject to review by federal and state regulatory agencies. In the course of these reviews, problems are from time to time identified by these agencies. Although each of IHS and RoTech has to date been able to resolve these problems in a manner satisfactory to the regulatory agencies without a material adverse effect on its business, there can be no assurance that it will be able to do so in the future.

     Recently effective provisions of the regulations adopted under the Omnibus Budget Reconciliation Act of 1987 ("OBRA") have implemented stricter guidelines for annual state surveys of long-term care facilities and expanded remedies available to HCFA to enforce compliance with the detailed regulations mandating minimum healthcare standards and may significantly affect the consequences to IHS if annual or other HCFA facility surveys identify noncompliance with these regulations. Remedies include fines, new patient admission moratoriums, denial of reimbursement, federal or state monitoring of operations, closure of facilities and termination of provider reimbursement agreements. These provisions eliminate the ability of operators to appeal the scope and severity of any deficiencies and grant state regulators the authority to impose new remedies, including monetary penalties, denial of payments and termination of the right to participate in the Medicare and/or Medicaid programs. IHS believes these new guidelines may result in an increase in the number of facilities that will not be in "substantial compliance" with the regulations and, as a result, subject to increased disciplinary actions and remedies, including admission holds and termination of the right to participate in the Medicare and/or Medicaid programs. In ranking facilities, survey results subsequent to October 1990 are considered. As a result, IHS' acquisition of poorly performing facilities could adversely affect IHS' business to the extent remedies are imposed at such facilities.

     In September 1997, President Clinton, in an attempt to curb Medicare fraud, imposed a moratorium on the certification under Medicare of new home healthcare companies, which moratorium is expected to last approximately six months, and implemented rules requiring home healthcare providers to reapply for Medicare certification every three years. In addition, HCFA will double the number of detailed audits of home healthcare providers it completes each year and increase by 25% the number of home healthcare claims it reviews each year. IHS cannot predict what effect, if any, these new rules will have on IHS' business and the expansion of its home healthcare operations.

     IHS and RoTech are also subject to federal and state laws which govern financial and other arrangements between healthcare providers. These laws often prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical prod-

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

ucts and services. These laws include the federal "Stark Bills", which prohibit, with limited exceptions, financial relationships between ancillary service providers and referring physicians, and the federal "anti-kickback law", which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. The Office of Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret these fraud and abuse provisions liberally and enforce them aggressively. Members of Congress have proposed legislation that would significantly expand the federal government's involvement in curtailing fraud and abuse and increase the monetary penalties for violation of these provisions. In addition, some states restrict certain business relationships between physicians and other providers of healthcare services. Many states prohibit business corporations from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs (including Medicare and Medicaid), asset forfeitures and civil and criminal penalties. These laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. IHS and RoTech seek to structure their business arrangements in compliance with these laws and, from time to time, IHS and RoTech have sought guidance as to the interpretation of such laws; however, there can be no assurance that such laws ultimately will be interpreted in a manner consistent with the practices of IHS and RoTech. See "Business of IHS Government Regulation" and "Business of RoTech - Government Regulation."

     In 1994 RoTech began to acquire primary care physician practices as part of its strategy to develop integrated healthcare delivery systems. RoTech's acquisitions of primary care physician practices are structured to attempt to comply with federal and state law restrictions on business relationships between RoTech and persons who may be in a position to refer patients to RoTech for the provision of healthcare related items or services. Accordingly, RoTech endeavors to undertake such acquisitions in a manner where the consideration offered and paid is consistent with fair market value in arms-length transactions and is not determined in a manner that takes into account the volume or value of any referrals or business that might otherwise be generated between RoTech and the physician whose practice is to be acquired and for which payment may be made under Medicare or Medicaid. While RoTech believes that its acquisitions do not entail any form of unlawful remuneration, there can be no assurance that enforcement authorities will not attempt to construe the consideration exchanged in certain acquisition transactions as entailing unlawful remuneration and to challenge such transactions on such basis. In many states, the "corporate practice of medicine doctrine" prohibits business corporations from providing, or holding themselves out as providers of, medical care through the employment of physicians. Although the two states in which RoTech has acquired practices of primary care physicians, Florida and Mississippi, have not adopted this prohibition, there can be no assurance that either state will not adopt this doctrine in the future. Enforcement of such doctrine could require divestiture of acquired practices or restructuring of physician relationships.

     Many states have adopted certificate of need or similar laws which generally require that the appropriate state agency approve certain acquisitions or capital expenditures in excess of defined levels and determine that a need exists for certain new bed additions, new services and the acquisition of such medical equipment or capital expenditures or other changes prior to beds and/or services being added. Many states have placed a moratorium on granting additional certificates of need or otherwise stated their intent not to grant approval for new beds. To the extent certificates of need or other similar approvals are required for expansion of IHS' operations, either through facility acquisitions or expansion or provision of new services or other changes, such expansion could be adversely affected by the failure or inability to obtain the necessary approvals, changes in the standards applicable to such approvals and possible delays in, and the expenses associated with, obtaining such approvals.

     IHS and RoTech are unable to predict the future course of federal, state or local regulation or legislation, including Medicare and Medicaid statutes and regulations. Further changes in the regulatory framework could have a material adverse effect on IHS' and/or RoTech's business, results of operations and financial condition. See "- Risk of Adverse Effect of Healthcare Reform."

COMPETITION

     The healthcare industry is highly competitive and is subject to continuing changes in the provision of services and the selection and compensation of providers. IHS and RoTech compete on a local and regional basis with other providers on the basis of the breadth and quality of their services, the quality of their facilities and, to a more limited extent, price. IHS also competes with other providers in the acquisition and development of additional facilities and service providers. IHS' current and potential competitors include national, regional and local operators of geriatric care facilities, acute care hospitals and rehabilitation hospitals, extended care centers, retirement centers and community home health agencies, other home healthcare companies and similar institutions, many of which have significantly greater financial and other resources than IHS. In addition, IHS competes with a number of tax-exempt nonprofit organizations which can finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to IHS.
New service introductions and enhancements, acquisitions, continued industry consolidation and the development of strategic relationships by IHS' and RoTech's competitors could cause a significant decline in sales or loss of market acceptance of IHS' and RoTech's services or intense price competition or make IHS' and/or RoTech's services noncompetitive. Further, technological advances in drug delivery systems and the development of new medical treatments that cure certain complex diseases or reduce the need for healthcare services could adversely impact the business of IHS and RoTech. There can be no assurance that IHS and RoTech will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on IHS', RoTech's or, following the Merger, the combined company's business, financial condition and results of operations. IHS and RoTech also compete with various healthcare providers with respect to attracting and retaining qualified management and other personnel. Any significant failure by IHS and RoTech to attract and retain qualified employees could have a material adverse effect on their business, results of operations and financial condition. See "Business of IHS Competition" and "Business of RoTech - Competition."


EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS

     IHS' Third Restated Certificate of Incorporation and By-laws, as well as the DGCL, contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of IHS. These provisions could limit the price that certain investors might be willing to pay in the future for shares of IHS Common Stock. Certain of these provisions allow IHS to issue, without stockholder approval, preferred stock having voting rights senior to those of the IHS Common Stock. Other provisions impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions. In addition, the IHS Stockholders' Rights Plan, which provides for discount purchase rights to certain stockholders of IHS upon certain acquisitions of 20% or more of the outstanding shares of IHS Common Stock, may also inhibit a change in control of IHS. As a Delaware corporation,
IHS is subject to Section 203 of the DGCL which, in general, prevents an "interested stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) from engaging in a "business combination" (as defined) for three years following the date such person became an interested stockholder unless certain conditions are satisfied. See "Description of IHS Capital Stock - Certain Provisions of IHS' By-Laws and the DGCL," "- IHS Stockholders' Rights Plan" and "Comparison of Rights of IHS and RoTech Stockholders."


POSSIBLE VOLATILITY OF STOCK PRICE; FIXED EXHANGE RATIO

     There may be significant volatility in the market price for IHS Common Stock. Quarterly operating results of IHS, changes in general conditions in the economy, the financial markets or the healthcare industry, or other developments affecting IHS or its competitors, could cause the market price of IHS Common Stock to fluctuate substantially. In addition, in recent years the stock market and, in particular, the healthcare industry segment, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been initiated against such company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect upon IHS' business, operating results and financial condition.

     Because the Exchange Ratio is fixed at .5806 and will not increase or decrease due to fluctuations in the market price of either stock, RoTech stockholders will not be compensated for decreases in the market price of IHS Common Stock which could occur before the Effective Time. As a result, in the event the market price of IHS Common Stock decreases, the value of the IHS Common Stock to be received in the Merger in exchange for RoTech Common Stock would decrease. In the event the market price of IHS Common Stock instead increases, the value of the IHS Common Stock to be received in the Merger in exchange for RoTech Common Stock would increase. See "The Merger - Terms of the Merger." Further, the market value of the IHS Common Stock issued in the Merger, and the market value of the RoTech Common Stock surrendered in the Merger, may vary significantly from the price as of the date of execution of the Merger Agreement, the date of this Joint Proxy Statement/Prospectus or the date on which stockholders vote on the Merger due to, among other things, market perception of the benefits of the Merger, changes in the business, operations or prospects of IHS and/or RoTech, and general market and economic conditions. There can be no assurance that following consummation of the Merger shares of IHS Common Stock will not trade below their historical trading price range or the price of the IHS Common Stock at the Effective Time.


DILUTION OF VOTING POWER OF IHS STOCKHOLDERS

     Consummation of the Merger will result in an approximate 60% increase in the number of shares of IHS Common Stock outstanding. Stockholders of IHS will, therefore, experience a dilution of their voting power. In exchange for 100% of the outstanding RoTech Common Stock, stockholders of RoTech will receive approximately 37% of the voting stock of IHS which will be outstanding immediately following the Merger. Accordingly, stockholders of IHS will experience a dilution of approximately 37% of their relative voting power after the Merger.


BENEFITS OF THE MERGER TO CERTAIN OFFICERS, DIRECTORS AND AFFILIATES OF ROTECH

     In considering the recommendation of the RoTech Board with respect to the Merger Agreement and the transactions contemplated thereby, RoTech stockholders should be aware that certain members of the RoTech Board, management of RoTech and certain affiliates of RoTech have certain interests in the Merger that are in addition to the interests of RoTech stockholders generally. Certain of these persons may have participated in the negotiation and consideration of the Merger Agreement as well as certain of the arrangements described below. These interests include, but are not limited to, the fact that (i) as a condition to closing, Mr. Stephen P. Griggs, RoTech's President and Chief Operating Officer, will enter into a five-year employment agreement and related agreement with RoTech providing for, among other things, (a) Mr. Griggs' serving as President of RoTech at a base salary of $500,000 per annum, (b) his receipt of a $500,000 bonus in each year in which RoTech's net income contribution to IHS equals or exceeds specified targets, with an additional bonus determined by IHS to be paid if the net income contribution target is exceeded, (c) a one-time cash sign-on bonus of $3.5 million, payable at the Closing, (d) the issuance to Mr. Griggs of warrants to purchase 750,000 shares of IHS Common Stock, at a per share exercise price equal to the average closing sale price of the IHS Common Stock on the NYSE for the 15 business days prior to the Closing Date, such warrants to vest at a rate of 20% per year beginning on the first anniversary of the Closing Date (subject to acceleration upon Mr. Griggs' death or the occurrence of a change in control of IHS) and (e) the payment by RoTech to Mr. Griggs of the amount of any excise tax payable by him under the Excise Tax Provisions as a result of any payments to him pursuant to his employment agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Mr. Griggs is in the same economic position in which he would have been if the Excise Tax Provisions had not been applicable; (ii) Mr. William P. Kennedy, RoTech's Chairman and Chief Executive Officer, will enter into a severance and non-competition agreement and related agreement with RoTech providing for, among other things,
(a) his resignation as an officer and director of RoTech, (b) his serving as a consultant to RoTech for three years for a consulting fee of $1.0 million, payable in one lump sum at the Closing, (c) his agreeing not to compete with IHS or RoTech for 15

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

years in consideration of a non-compete payment of $4.0 million, payable in one lump sum at the Closing, although beginning five years after the Closing Mr. Kennedy can provide consulting services to competing businesses and (d) the payment by RoTech to Mr. Kennedy of the amount of any excise tax payable by him under the Excise Tax Provisions as a result of any payments to him pursuant to his severance and non-competition agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Mr. Kennedy is in the same economic position in which he would have been if the Excise Tax Provisions had not been applicable; (iii) IHS has reached an agreement in principle to purchase, for $4.0 million, a 30% interest in a newly-formed limited partnership controlled by Mr. Kennedy, which limited partnership will enter into a marketing arrangement for pharmaceutical products produced by Nephron Pharmaceuticals Corporation, a corporation wholly-owned by Mr. Kennedy, all on terms to be mutually agreed upon; (iv) Ms. Rebecca R. Irish, RoTech's Chief Financial Officer, will enter into a severance and non-competition agreement and related agreement with RoTech providing for, among other things, (a) her resignation as an officer of RoTech, (b) her serving as a consultant to RoTech for two years for a consulting fee of $250,000, payable in one lump sum at the Closing, (c) her agreeing not to compete with IHS or RoTech for 15 years in consideration of a non-compete payment of $1.0 million, payable in one lump sum at the Closing, although beginning five years after the Closing Ms. Irish can provide services to competing businesses as a consultant, employee or otherwise and (d) the payment by RoTech to Ms. Irish of the amount of any excise tax payable by her under the Excise Tax Provisions as a result of any payments to her pursuant to her severance and non-competition agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Ms. Irish is in the same economic position in which she would have been if the Excise Tax Provisions had not been applicable; (v) each of the executive officers of RoTech, other than William P. Kennedy, RoTech's Chairman and Chief Executive Officer and William A. Walker II, Secretary and a director of RoTech, currently holds RoTech Options (as defined below), which will be converted into IHS Exchange Options (as defined below) in the Merger based on the Exchange Ratio; (vi) each of the non-employee directors of RoTech holds rights to receive shares of RoTech Common Stock, which rights will become immediately vested as a result of the Merger; and (vii) IHS and Merger Sub have agreed, from and after the Effective Time, to continue to advance legal fees and expenses and to indemnify present and former officers and directors of RoTech, as provided in RoTech's Articles of Incorporation and
By-laws as now in effect, and to continue to perform under indemnification agreements currently in effect between RoTech and certain of its officers and directors, and IHS has agreed to maintain in effect for a period of five years after the Effective Time policies of directors' and officers' liability insurance providing at least the same coverage as RoTech's current policies, in respect of acts, omissions or matters occurring prior to the Effective Time, subject to certain limitations (provided, however, that the foregoing does not obligate IHS to provide any greater officers' and directors' liability insurance than that generally provided to IHS' officers and directors). As of the RoTech Record Date, directors and executive officers of RoTech and their affiliates beneficially owned an aggregate of 2,040,703 shares of RoTech Common Stock (excluding shares issuable upon exercise of options), representing approximately 7.7% of the shares of RoTech Common Stock outstanding on such date. See "The Merger Additional Interests of Certain Persons in the Merger." The directors and executive officers of RoTech and certain of their affiliates have unanimously indicated their intentions to vote the shares of RoTech Common Stock beneficially owned by them FOR the Merger.



RISKS RELATED TO FEDERAL INCOME TAX CONSEQUENCES

     Although each of IHS and RoTech has received an opinion of its counsel that the Merger constitutes a tax-free reorganization under Section 368(a) of the Code, neither IHS nor RoTech has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger, and there can be no assurance that the Service will not challenge the opinions of counsel. If the Merger were not to constitute a tax-free reorganization under Section 368(a) of the Code, each holder of RoTech Common Stock would recognize gain or loss equal to the difference between the fair market value of the IHS Common Stock received and cash received in lieu of fractional shares and such holder's basis in the shares of RoTech Common Stock exchanged therefor. See "The Merger - Certain Federal Income Tax Consequences."



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


                            IHS RECENT DEVELOPMENTS

NEW CREDIT FACILITY

     On September 15, 1997, IHS entered into a $1.75 billion revolving credit and term loan facility with Citibank, N.A., as Administrative Agent, and certain other lenders (the "New Credit Facility") to replace its existing $700 million revolving credit facility. The New Credit Facility consists of a $750 million term loan facility (the "Term Facility") and a $1 billion revolving credit facility, including a $100 million letter of credit subfacility and a $10 million swing line subfacility (the "Revolving Facility"). The Term Facility, all of which was borrowed on September 17, 1997, matures on December 31, 2004 and will be amortized beginning December 31, 1998 as follows: 1998 - $7.5 million; each of 1999, 2000, 2001 and 2002 - $7.5 million (payable in equal quarterly installments); 2003 - $337.5 million (payable in equal quarterly installments); and 2004 - $375 million (payable in equal quarterly installments). Any unpaid balance will be due on the maturity date. The Term Facility will bear interest at a rate equal to, at the option of IHS, either (i) in the case of Eurodollar loans, the sum of (x) one and three-quarters percent or two percent (depending on the ratio of IHS' Debt (as defined in the New Credit Facility) to earnings before interest, taxes, depreciation, amortization and rent, pro forma for any acquisitions or divestitures during the measurement period (the "Debt/EBITDAR Ratio")) and (y) the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by IHS or (ii) the sum of (a) the higher of (1) Citibank, N.A.'s base rate or (2) one percent plus the latest overnight federal funds rate plus (b) a margin of one-half percent or three-quarters of one percent (depending on the Debt/EBITDAR Ratio). The Term Facility can be prepaid at any time in whole or in part without penalty.

     The Revolving Facility will reduce to $800 million on September 30, 2001 and $500 million on September 30, 2002, with a final maturity on September 15, 2004; however, the $100 million letter of credit subfacility and $10 million swing line subfacility will remain at $100 million and $10 million, respectively, until final maturity. The Revolving Facility will bear interest at a rate equal to, at the option of IHS, either (i) in the case of Eurodollar loans,  the  sum of (x)  between  three-quarters  of one  percent  and  one  and three-quarters  percent  (depending  on the  Debt/EBITDAR  Ratio)  and  (y)  the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by IHS or (ii) the sum of (a) the higher of (1) Citibank, N.A.'s base rate or (2) one percent plus the latest overnight federal funds rate plus (b) a margin of between zero percent and one-half percent (depending on the Debt/EBITDAR Ratio). Amounts repaid under the Revolving Facility may be reborrowed prior to the maturity date.

     The New Credit Facility limits IHS' ability to incur indebtedness or contingent obligations, to make additional acquisitions, to sell or dispose of assets, to create or incur liens on assets, to pay dividends, to purchase or redeem IHS' stock and to merge or consolidate with any other person. In addition, the New Credit Facility requires that IHS meet certain financial ratios, and provides the banks with the right to require the payment of all amounts outstanding under the facility, and to terminate all commitments under the facility, if there is a change in control of IHS or if any person other than Dr. Robert N. Elkins, IHS' Chairman and Chief Executive Officer, or a group managed by Dr. Elkins, owns more than 40% of IHS' stock. The New Credit Facility is guaranteed by all of IHS' subsidiaries (other than inactive subsidiaries) and secured by a pledge of all of the stock of substantially all of IHS' subsidiaries.

     The New Credit Facility replaced IHS' $700 million credit facility (the "Prior Credit Facility"). As a result, IHS anticipates that it will record an extraordinary loss on extinguishment of debt of approximately $2.4 million (net of related tax benefit of approximately $1.6 million) in the third quarter of 1997 resulting from the write-off of deferred financing costs of $4.0 million related to the Prior Credit Facility.


PROPOSED ACQUISITIONS

     Proposed Lithotripsy Acquisition. On August 21, 1997, IHS, T2 Medical, Inc., a wholly-owned subsidiary of Coram, Coram Healthcare Corporation of Greater New York, a wholly-owned subsidiary of Coram, and Coram entered into a purchase agreement (the "Lithotripsy Purchase Agreement") providing for the purchase by IHS of substantially all of the assets of Coram's Lithotripsy Division, which operates 20 mobile lithotripsy units and 13 fixed-site machines in 180 locations in 18 states. The Coram Lithotripsy Division also provides maintenance services to its own and third-party equipment. Lithotripsy is a non-invasive technique that utilizes shock waves to disintegrate kidney stones. The Coram Lithotripsy Division had revenues of $49.0 million and pre-tax income (after minority interest) of $21.8 million for the year ended December 31, 1996 and revenues of $23.9 million and pre-tax income (after minority interest) of $11.9 million for the six months ended June 30, 1997.

     Coram's agreements with its lithotripsy partners, which IHS will assume, contemplate that Coram will acquire the remaining interest in each partnership at a defined price in the event that legislation is passed or regulations are adopted or interpreted that would prevent the physician partners from owning an interest in the partnership and using the partnership's lithotripsy equipment for the treatment of his or her patients. Coram has represented to IHS that its partnership arrangements with physicians in its lithotripsy business are in compliance with current law. The sale by Coram of its interests in the partnerships to IHS requires the consent of the partners of each partnership.

     Within the last three years, HCFA released a proposed rule defining the rate at which ambulatory surgery centers and certain hospitals would be reimbursed for the technical component of a lithotripsy procedure. This proposed rule has not been finalized. IHS cannot predict what the final rate for such reimbursement will be or what effect, if any, the adoption of this proposed rule would have on lithotripsy revenue and whether this decreased reimbursement rate will be applied to lithotripsy procedures performed at hospitals, where a majority of the Coram Lithotripsy Division's lithotripsy machines are currently utilized.

     The Lithotripsy Purchase Agreement provides that IHS will pay $130.0 million in cash for the Coram Lithotripsy Division, subject to reduction in the event of adverse changes in the business of the Coram Lithotripsy Division prior to the closing, as described in the Lithotripsy Purchase Agreement. IHS will assume $1.0 million of intercompany debt to Coram in the transaction. The closing of the Proposed Lithotripsy Acquisition, which is expected to occur in the fourth quarter of 1997, is subject to customary conditions, including, among others, receipt of required regulatory approvals and third party consents (including the other partners in the 13 partnerships which operate a substantial portion of the Coram Lithotripsy Division's business). The Lithotripsy Purchase Agreement provides for the payment of break-up fees under certain circumstances. IHS intends to use the proceeds from the sale of the 9 1/4% Senior Notes and borrowings under the Term Facility to pay the purchase price for the Coram Lithotripsy Division.

     There can be no assurance that the Proposed Lithotripsy Acquisition will be consummated on these terms, on different terms or at all.

     Community Care of America, Inc. On August 1, 1997, IHS, IHS Acquisition XXVI, Inc., a wholly-owned subsidiary of IHS ("CCA Merger Sub"), and CCA, a related party company, entered into a definitive agreement and plan of merger (the "CCA Merger Agreement") providing for (i) the commencement by CCA Merger Sub of a cash tender offer for all the outstanding common stock of CCA at $4.00 per share and (ii) if certain conditions are met, including that there be tendered and accepted for payment at least a majority of the outstanding common stock of CCA on a fully-diluted basis, the merger of CCA Merger Sub with and into CCA, with CCA becoming a wholly-owned subsidiary of IHS. CCA develops and operates skilled nursing facilities in medically underserved rural communities. CCA currently operates 54 licensed long-term care facilities with 4,450 licensed beds, one rural healthcare clinic, two outpatient rehabilitation centers, one child day care center and 115 assisted living units within six of the facilities which CCA operates. CCA currently operates in Alabama, Colorado, Florida, Georgia, Iowa, Kansas, Louisiana, Maine, Missouri, Nebraska, Texas and Wyoming. According to CCA's filings with the Commission, CCA had revenues of $127.5 million and a net loss of $18.9 million for the year ended December 31, 1996 and revenues of $65.5 million and a net loss of $2.4 million for the six months ended June 30, 1997. IHS owns warrants to purchase approximately 13.5% of CCA's common stock, and Dr. Robert N. Elkins, Chairman of the Board and Chief Executive Officer of IHS, beneficially owns 21.0% of CCA's outstanding common stock (excluding the warrants owned by IHS). In addition, IHS has guaranteed certain obligations of CCA and made available to CCA a $10.0 million credit facility, of which $6.9 million was outstanding at September 18, 1997. See "Description of Certain IHS Indebtedness - Certain Other Obligations."

     IHS will pay approximately $32.9 million for all the outstanding capital stock of CCA, repay approximately $25.6 million of indebtedness to be assumed in the Proposed CCA Acquisition and assume approximately $36.4 million of indebtedness in the Proposed CCA Acquisition. In addition, on July 28, 1997, IHS entered into a letter of intent with Health and Retirement Properties Trust ("HRPT"), CCA's principal landlord and a significant lender to CCA, relating to an agreement-in-principle to restructure the lease and loan agreements between CCA and HRPT if the transactions contemplated by the CCA Merger Agreement are consummated. In April 1997 IHS had guaranteed CCA's obligations to HRPT. Under the agreement-in-principle, (i) IHS or a nominee will purchase for $33.5 million 14 facilities, aggregating 1,238 beds, currently owned by HRPT and leased to CCA, (ii) approximately $12.2 million principal amount of loans from HRPT to CCA will be prepaid and the collateral security released, (iii) three facilities mortgage financed by HRPT will be sold to HRPT and leased to IHS or a nominee,
(iv) approximately $8.8 million of mortgage indebtedness due HRPT and secured by nine facilities owned by CCA will be assumed by IHS or a nominee, (v) leases of 16 facilities operated by CCA will be assumed by IHS or a nominee, and (vi) the leases and mortgages being assumed will be modified to reduce future rent and mortgage interest rate increases and release cash security deposits. IHS will guarantee all lease and mortgage obligations to HRPT, which will receive a $3.7 million modification fee. The restructuring of CCA's lease and loan arrangements with HRPT is subject to the completion of definitive documentation, and there can be no assurance CCA's lease and loan arrangements with HRPT will be restructured on these terms, on different terms or at all. IHS intends to use the proceeds from the sale of the 9 1/4% Senior Notes and borrowings under the Term Facility to pay the purchase price for CCA, repay certain indebtedness to be assumed in the Proposed CCA Acquisition and to make the approximately $50.0 million of payments to HRPT.

     IHS has extended the expiration date of the offer to 5:00 p.m., New York City time, on Thursday, September 25, 1997, unless the tender offer is further extended. The extension was made in order to receive all of the necessary approvals under state change of ownership, healthcare licensure and certificate of need laws and regulations and all other required consents of third parties, including HRPT. The offer had previously been scheduled to expire at 5:00 p.m., New York City time, on Thursday, September 18, 1997. At September 18, 1997, approximately 96% of CCA's outstanding common stock (representing approximately 68% of CCA's fully-diluted shares) had been validly tendered and not withdrawn in the offer.

     There can be no assurance that the Proposed CCA Acquisition will be consummated on these terms, on different terms or at all.



FIRST AMERICAN ACQUISITION

     ON OCTOBER 17, 1996, IHS ACQUIRED THROUGH MERGER FIRST AMERICAN HEALTH CARE OF GEORGIA, INC., A provider of home health services in 21 states, principally Alabama, California, Florida, Georgia, Michigan, Pennsylvania and Tennessee. IHS believes the acquisition of First American is an important component in the implementation of its post-acute care network. See "Business of IHS - Company Strategy."

     The purchase price for First American was $154.1 million in cash plus contingent payments of up to $155 million. The contingent payments will be payable if (i) legislation is enacted that changes the Medicare reimbursement methodology for home health services to a prospectively determined rate methodology, in whole or in part, or (ii) in respect of any year the percentage increase in the seasonally unadjusted Consumer Price Index for all Urban Consumers for the Medical Care expenditure category (the "Medical CPI") is less than 8% or, even if the Medical CPI is greater than 8% in such year, in any subsequent year prior to 2004 the percentage increase in the Medical CPI is less than 8%. If payable, the contingent payments will be paid as follows: $10 million for 1999, which must be paid on or before February 14, 2000; $40 million for 2000, which must be paid on or before February 14, 2001; $51 million for 2001, which must be paid on or before February 14, 2002; $39 million for 2002, which must be paid on or before February 14, 2003; and $15 million for 2003, which must be paid on or before February 14, 2004. IHS has concluded, based on its current expectations with respect to the Medical CPI, that the contingent payments due in 2000 and 2001 are probable of occurrence. Accordingly, IHS has accrued on its balance sheet a long-term liability representing the present value of the $50 million aggregate contin-
gent payments due in 2000 and 2001, which at June 30, 1997 aggregated $35.3 million. IHS borrowed the cash purchase price paid at the closing under its revolving credit facility. $115 million of the $154.1 million paid at closing was paid to HCFA, the Department of Justice and the United States Attorney for the Southern District of Georgia in settlement of claims by the United States government seeking repayment from First American of certain overpayments and unallowable reimbursements under Medicare. The total settlement with the United States government was $255 million; the remaining $140 million will be paid from the contingent payments to the extent such payments become due. In addition, HCFA and First American agreed to a specified bi-weekly PIP payment from August 27, 1996 through December 31, 1996, without adjustment for any liability, overpayment or underpayment.

     Substantially all of First American's revenues are derived from Medicare. The following table summarizes certain selected financial and operating data of First American for the three years ended December 31, 1995 and the nine months ended September 30, 1995 and 1996. The selected historical financial information of First American has been derived from, and should be read in conjunction with, the historical consolidated financial statements of First American, including the notes thereto, incorporated by reference herein. The results for the nine months ended September 30, 1996 are not necessarily indicative of the results achieved for the full fiscal year.



                                                                               NINE MONTHS
                                                                                  ENDED
                                        YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                --------------------------------------- -------------------------
                                    1993         1994         1995          1995         1996
                                ------------ ------------ ------------- ------------ ------------
                                ($ IN THOUSANDS)
Total revenues(1)  ............ $ 340,897    $ 452,163     $  563,747   $ 439,873    $ 370,654
Total expenses  ...............   356,387      496,647        673,658     515,332      402,106
Loss from operations  .........   (15,490)     (44,484)      (109,911)    (75,459)     (31,452)
Net loss  .....................   (15,557)     (55,314)      (110,376)    (75,776)     (36,189)
Visits to patient homes  ...... 5,036,000    7,433,203      9,024,271   6,966,451    5,731,026
Number of States   ............        17           22             23          21           21
Number of service locations ...       288          379            456         426          410
Number of employees (est.)  ...     9,000       12,000         16,000      15,000       13,700

(1) As a result of the settlement of the HCFA claims, First American recorded reductions to patient service revenues of $8.7 million for the period ending December 31, 1992, $11.4 million, $29.3 million and $54.6 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $41.0 million and $10.4 million for the nine months ended September 30, 1995 and 1996, respectively.

     See "Risk Factors - Risks Related to Historical Financial Performance of First American" and "Unaudited Pro Forma Financial Information - Pro Forma Financial Information for the Combined Company and Other Acquisitions and Divestitures."


OTHER ACQUISITIONS AND DIVESTITURES


     IHS continues to acquire and lease additional geriatric care facilities, enter into new management agreements, acquire rehabilitation, home healthcare and related service companies and implement its strategy of expanding the range of related services it offers directly to its patients in order to serve the full spectrum of patients' post-acute care needs. See "Risk Factors - Risks Associated with Growth Through Acquisitions and Internal Development" and "Unaudited Pro Forma Financial Information."

     From January 1, 1997 through September 1, 1997, IHS acquired nine home healthcare companies, four mobile diagnostic companies and two rehabilitation companies. The total cost for these acquisitions was approximately $94.1 million. In July 1997, IHS sold its remaining 37% interest in its assisted living services subsidiary pursuant to a cash tender offer. IHS will recognize a gain of approximately $4.0 million during the third quarter of 1997 as a result of this transaction. In addition to the Merger and the Proposed Acquisitions, IHS has also reached definitive agreements to purchase a home health company for approximately $37.5 million and to lease a skilled nursing facility (including a $4.0 million purchase option deposit). IHS has reached agreements-in-principle to purchase a mobile x-ray company for approximately $200,000, a home health company for approximately $4.5 million, a home health company for approximately $60.0 million, a respiratory therapy company for approximately $11.1 million and a respiratory therapy company for approximately $1.8 million. There can be no assurance that any of these pending acquisitions will be consummated on the proposed terms, on different terms or at all. See "Unaudited Pro Forma Financial Information - Pro Forma Financial Information for the Combined Company and Other Acquisitions and Divestitures."

     In developing its post-acute healthcare system, IHS continuously evaluates whether owning and operating businesses which provide certain ancillary services, or contracting with third parties for such services, is more cost-effective. As a result, IHS is continuously evaluating its existing operations to determine whether to retain or divest operations. To date, IHS has divested its pharmacy and its assisted living services divisions, and may divest additional divisions or assets in the future. See "Unaudited Pro Forma Financial Information - Pro Forma Financial Information for the Combined Company and Other Acquisitions and Divestitures."


REPURCHASE OF 9 5/8% SENIOR SUBORDINATED NOTES AND 10 3/4% SENIOR SUBORDINATED NOTES

     On May 30, 1997, IHS completed cash tender offers to purchase its outstanding 9 5/8% Senior Subordinated Notes due 2002, Series A (the "9 5/8% Senior Notes") and its 10 3/4% Senior Subordinated Notes due 2004 (the "10 3/4% Senior Notes") and related consent solicitations to eliminate certain restrictive covenants and other provisions in the indentures pursuant to which the 9 5/8% Senior Notes and 10 3/4% Senior Notes were issued in order to improve the operating and financial flexibility of IHS. The consideration paid pursuant to the tender offer and consent solicitation to holders of the 9 5/8% Senior Notes who tendered their notes (and thereby delivered consents to the proposed amendments to the indenture pursuant to which the 9 5/8% Senior Notes were issued) prior to 12:00 midnight, New York City time, on May 14, 1997 (the "Consent Date") was $1,094.00 plus accrued and unpaid interest to but not including the payment date in respect of each $1,000 principal amount tendered, consisting of $1,089.00 plus accrued and unpaid interest as tender offer consideration and $5.00 as a consent payment. The total consideration paid pursuant to the tender offer and consent solicitation to holders of the 10 3/4% Senior Notes who tendered their notes (and thereby delivered consents to the proposed amendments to the indenture pursuant to which the 10 3/4% Senior Notes were issued) prior to 12:00 midnight, New York City time, on the Consent Date was $1,119.50 plus accrued and unpaid interest to but not including the payment date in respect of each $1,000 principal amount tendered, consisting of $1,114.50 plus accrued and unpaid interest as tender offer consideration and $5.00 as a consent payment. Of the $115,000,000 aggregate principal amount of the 9 5/8% Senior Notes outstanding, an aggregate of $114,975,000 principal amount of such notes was tendered. Of the $100,000,000 aggregate principal amount of the 10 3/4% Senior Notes outstanding, an aggregate of $99,893,000 principal amount of such notes was tendered. IHS used approximately $247.2 million of the net proceeds from the sale of $450,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2007 to pay the tender offer and consent solicitation payments and accrued interest.


SALE OF 9 1/2% SENIOR SUBORDINATED NOTES DUE 2007

     On May 30, 1997, IHS sold privately an aggregate of $450 million principal amount of its 9 1/2% Senior Subordinated Notes due 2007 to Smith Barney, DLJ, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (the "9 1/2% Initial Purchasers"). The 9 1/2% Senior Subordinated Notes were subsequently resold by the 9 1/2% Initial Purchasers pursuant to Rule 144A under the Securities Act. IHS used approximately $247.2 million of the net proceeds to repurchase substantially all its outstanding 9 5/8% Senior Notes and 10 3/4% Senior Notes and the remaining $191.0 million of net proceeds to pay down borrowings under its revolving credit facility. See "Description of Certain IHS Indebtedness - 9 1/2% Senior Subordinated Notes due 2007."


SALE OF 9 1/4% SENIOR SUBORDINATED NOTES DUE 2008

     On September 11, 1997, IHS sold privately an aggregate of $500 million principal amount of its 9 1/4% Senior Subordinated Notes due 2008 to Smith Barney, Morgan Stanley & Co. Incorporated, DLJ and Citicorp Securities, Inc. (the "9 1/4% Initial Purchasers"). The 9 1/4% Senior Notes were subsequently resold by the 9 1/4% Initial Purchasers pursuant to Rule 144A under the Securities Act. IHS used ap-proximately $319.5 million of the net proceeds to repay all amounts outstanding under the Prior Credit Facility. IHS intends to use the remaining approximately $166.9 million of net proceeds for general corporate purposes, including working capital, and for potential acquisitions. See "Description of Certain IHS Indebtedness - 9 1/4% Senior Subordinated Notes due 2008."


                           ROTECH RECENT DEVELOPMENTS

PRELIMINARY YEAR END RESULTS

     Set forth below are RoTech's preliminary unaudited results of operations for the fiscal year ended July 31, 1997:


                              FISCAL YEAR RESULTS




                                                         %
                              1997         1996       INCREASE
                            ----------   ----------   ---------
                              (IN THOUSANDS, EXCEPT PER SHARE
                                         AMOUNTS)
Operating revenue  ......   $422,692     $263,030        61%
Net income   ............   $ 30,807     $ 20,556        50%
Earnings per share:
 Primary  ...............   $   1.17     $   0.83        41%
 Fully-diluted  .........   $   1.12     $   0.82        37%
Weighted average shares:
 Primary  ...............     26,352       24,657         7%
 Fully-diluted  .........     30,940       25,206        23%



     For the year ended July 31, 1997, approximately 50% of RoTech's revenues were derived from respiratory products and services, approximately 29% were derived from home medical equipment, approximately 14% were derived from pharmacy products and services and approximately 7% were derived from physician and other services. Approximately 51% of RoTech's revenues for the fiscal year ended July 31, 1997 were derived from Medicare, approximately 34% were derived from other insurance and private pay, approximately 10% were derived from Medicaid and approximately 5% were derived from managed care.




ACQUISITIONS

     During the fiscal year ended July 31, 1997, RoTech acquired the net assets or outstanding stock of 91 home healthcare companies, serving 161 locations in 28 states. The total cost for these acquisitions was approximately $142 million. Subsequent to July 31, 1997, RoTech acquired the net assets or outstanding stock of 11 home healthcare companies for approximately $13.2 million. RoTech also currently has pending agreements in principle to purchase the net assets or outstanding stock of 10 home healthcare companies for an aggregate purchase price of approximately $15.8 million. There can be no assurance that any of these pending acquisitions will be consummated on the proposed terms, on different terms or at all. See "Unaudited Pro Forma Financial Information - Pro Forma Financial Information for RoTech."

                             THE SPECIAL MEETINGS


GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to holders of IHS Common Stock in connection with the solicitation of proxies by the IHS Board for use at the IHS Special Meeting to consider and vote upon the approval and adoption of the Merger Agreement and to transact such other business as may properly come before the IHS Special Meeting, including any adjournments or postponements thereof.

     This Joint Proxy Statement/Prospectus is also being furnished to holders of RoTech Common Stock in connection with the solicitation of proxies by the RoTech Board for use at the RoTech Special Meeting to consider and vote upon the approval and adoption of the Merger Agreement and to transact such other business as may properly come before the RoTech Special Meeting, including any adjournments or postponements thereof.

     Each copy of this Joint Proxy Statement/Prospectus mailed to holders of IHS Common Stock is accompanied by a form of proxy for use at the IHS Special Meeting and each copy of this Joint Proxy Statement/Prospectus mailed to holders of RoTech Common Stock is accompanied by a form of proxy to be used at the RoTech Special Meeting.


PURPOSE OF THE SPECIAL MEETINGS

     The purpose of the Special Meetings is to consider and vote upon the approval and adoption of the Merger Agreement.

     IHS Board. THE BOARD OF DIRECTORS OF IHS HAS, BY UNANIMOUS VOTE OF THE IHS BOARD ON JULY 3, 1997, APPROVED THE MERGER AGREEMENT. THE IHS BOARD RECOMMENDS THAT IHS STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     RoTech Board. THE BOARD OF DIRECTORS OF ROTECH HAS, BY UNANIMOUS VOTE OF THE ROTECH BOARD ON JULY 6, 1997, APPROVED THE MERGER AGREEMENT. THE ROTECH BOARD RECOMMENDS THAT ROTECH STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


DATES, PLACES AND TIMES


     IHS. The IHS Special Meeting to consider and vote on the Merger Agreement will be held on Tuesday, October 21, 1997 at 10:00 a.m., local time, at the executive offices of IHS, 10065 Red Run Boulevard, Owings Mills, Maryland.

     RoTech. The RoTech Special Meeting to consider and vote on the Merger Agreement will be held on Tuesday, October 21, 1997 at 10:00 a.m., local time, at SunTrust Bank, 200 South Orange Avenue, Second Floor, Campus Room, Orlando, Florida.


RECORD DATES; QUORUMS


     IHS. The IHS Board has fixed the close of business on September 1, 1997, as the IHS Record Date for the determination of holders of IHS Common Stock entitled to receive notice of and to vote at the IHS Special Meeting. At the IHS Record Date, there were outstanding and entitled to vote 25,657,612 shares of IHS Common Stock. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of IHS Common Stock will constitute a quorum at the IHS Special Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present. In the event that a quorum is not present at the IHS Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

     RoTech. The RoTech Board has fixed the close of business on September 1, 1997, as the RoTech Record Date for the determination of the holders of RoTech Common Stock entitled to receive notice of and to vote at the RoTech Special Meeting. At the RoTech Record Date, there were outstanding and entitled to vote 26,439,322 shares of RoTech Common Stock. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of RoTech Common Stock will constitute a quorum at the RoTech Special Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present. In the event that a quorum is not present at the RoTech Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.


VOTES REQUIRED

     IHS. Each share of IHS Common Stock is entitled to one vote on each matter that comes before the IHS Special Meeting. Although IHS stockholder approval is not required under the DGCL, it is required under the rules of the NYSE in order to maintain NYSE listing of the IHS Common Stock. Under the NYSE rules, the affirmative vote of the holders of a majority of the outstanding shares of IHS Common Stock present or represented at the IHS Special Meeting and entitled to vote is required for approval and adoption of the Merger Agreement. As a result, broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions are considered in determining the number of votes required to attain a majority of the shares present or represented at the IHS Special Meeting and entitled to vote. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the IHS Special Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the IHS Special Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the matter under consideration, but is not considered an affirmative vote for the matter, even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently, believing that an abstention expresses neither an affirmative nor a negative position on the Merger.

     As of the IHS Record Date, directors and executive officers of IHS and their affiliates beneficially owned an aggregate of 488,318 shares of IHS Common Stock (excluding shares issuable upon exercise of options), representing approximately 1.9% of the shares of IHS Common Stock outstanding on such date. The directors and executive officers of IHS and their affiliates have unanimously indicated their intentions to vote the shares of IHS Common Stock beneficially owned by them FOR the Merger Agreement.

     RoTech. Each share of RoTech Common Stock is entitled to one vote on each matter that comes before the RoTech Special Meeting. Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the issued and outstanding shares of RoTech Common Stock. As a result, abstentions and broker non-votes will be the equivalents of votes against the Merger Agreement.

     As of the RoTech Record Date, directors and executive officers of RoTech and their affiliates beneficially owned an aggregate of 2,040,703 shares of RoTech Common Stock (excluding shares issuable upon exercise of options), representing approximately 7.7% of the shares of RoTech Common Stock outstanding on such date. The directors and executive officers of RoTech and their affiliates have indicated their intention to vote the shares of RoTech Common Stock beneficially owned by them FOR the Merger Agreement.

     In the event that the Merger Agreement is not approved and adopted by the stockholders of IHS and RoTech, the Merger Agreement may be terminated in accordance with its terms. See "The Merger Agreement - Termination." If the Merger is not consummated, IHS will continue to pursue acquisitions to expand its home healthcare operations and RoTech will continue its operating and acquisition strategies as a separate home healthcare company.


VOTING AND REVOCATION OF PROXIES

     Shares of IHS Common Stock or RoTech Common Stock represented by a proxy properly signed and received at or prior to the relevant Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Under the applicable rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the proposal to approve and adopt the Merger Agreement in the absence of specific instructions from such custom-ers ("broker non-votes"). IF A PROXY IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF IHS COMMON STOCK AND SHARES OF ROTECH COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. ONLY SHARES VOTED FOR THE PROPOSALS AT THE RESPECTIVE MEETINGS OF IHS AND ROTECH STOCKHOLDERS WILL BE COUNTED AS VOTED IN FAVOR IN DETERMINING WHETHER SUCH PROPOSAL IS ADOPTED. THEREFORE, ABSTENTIONS AND, IN THE CASE OF THE ROTECH SPECIAL MEETING, FAILURES TO VOTE AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST ADOPTION OF THE PROPOSAL. Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of IHS, for IHS stockholders, or with the Secretary of RoTech, for RoTech stockholders, prior to the vote at the relevant Special Meeting, or by voting in person at the appropriate Special Meeting. Attendance at the relevant Special Meeting will not in and of itself constitute a revocation of a proxy. The persons named as proxies with respect to the Special Meetings may propose and vote for one or more adjournments or postponements of the respective Special Meetings to permit further solicitation of proxies in favor of the respective proposals to approve and adopt the Merger Agreement; provided, however, that no proxy which is voted against the respective proposals to approve and adopt the Merger Agreement will be voted in favor of any such adjournment or postponement.


     Proxies sent via facsimile transmission will be accepted if received not later than 15 minutes prior to the scheduled commencement of the relevant Special Meeting. Such proxies may be sent via facsimile to Georgeson & Company Inc., Attention: Mr. Keith Haynes, proxy solicitors for IHS, at (212) 440-9009, and to Corporate Investor Communications, Inc., Attention: Mr. Joe Montesano, proxy solicitors for RoTech, at (201) 804-8693.



SOLICITATION OF PROXIES


     In addition to solicitation by mail, directors, officers and employees of IHS and RoTech, who will not be specifically compensated for such services, may solicit proxies from IHS and RoTech stockholders, respectively, personally or by telephone or telegram or other forms of communication. Except as otherwise provided in the Merger Agreement, each party will bear its own expenses in connection with the solicitation of proxies for its Special Meeting. IHS has engaged the firm of Georgeson & Company Inc. to assist it in the distribution and solicitation of proxies and has agreed to pay Georgeson & Company Inc. a fee of approximately $8,000, plus expenses, for its services. RoTech has engaged the firm of Corporate Investor Communications, Inc. to assist it in the distribution and solicitation of proxies and has agreed to pay Corporate Investor Communications, Inc. a fee of approximately $5,000, plus expenses, for its services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of IHS Common Stock or RoTech Common Stock beneficially owned by others to forward to such beneficial owners. IHS and RoTech may reimburse persons representing such beneficial owners for the costs of forwarding solicitation materials to such beneficial owners. See "The Merger Agreement - Expenses and Termination Fees."


     HOLDERS OF ROTECH COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. SEE "THE MERGER AGREEMENT - EXCHANGE OF SHARE CERTIFICATES."

                                   THE MERGER

     The description of the Merger contained in this Joint Proxy Statement/Prospectus summarizes the material provisions of the Merger Agreement; it is not complete and is qualified in its entirety by reference to the Merger Agreement, the full text of which is attached hereto as Appendix A. All stockholders are urged to read Appendix A carefully in its entirety.


TERMS OF THE MERGER

     The acquisition of rotech by ihs will be effected by means of the merger of merger sub with and into RoTech, with RoTech being the surviving corporation (the "Surviving Corporation"). The Articles of Incorporation and the By-laws of Merger Sub in effect at the Effective Time will govern the surviving corporation until amended or repealed in accordance with applicable law. Following the Effective Time, RoTech shall continue as the Surviving Corporation under the name "RoTech Medical Corporation."

     Upon consummation of the Merger, each share of RoTech Common Stock (other than shares held by RoTech or IHS, which will be canceled) will be converted into the right to receive .5806 of a share of IHS Common Stock. For example, if a RoTech stockholder owned 100 shares of RoTech Common Stock as of the Effective Time, that stockholder would receive 58 shares of IHS Common Stock in the Merger and would receive cash for the remaining .06 of a share of IHS Common Stock. Each holder of RoTech Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of IHS Common Stock will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Common Stock multiplied by the per share average closing price on the NYSE Composite Tape of IHS Common Stock for the 30 trading day period ending on the second trading day prior to the date of the Effective Time (the "Closing Date").


     Because the Exchange Ratio of IHS Common Stock for RoTech Common Stock is fixed at .5806 and will not increase or decrease due to fluctuations in the market price of either stock, RoTech stockholders will not be compensated for decreases in the market price of IHS Common Stock which could occur before the Effective Time. As a result, in the event the market price of IHS Common Stock decreases, the value of the IHS Common Stock to be received in the Merger in exchange for RoTech Common Stock would decrease. In the event the market price of IHS Common Stock instead increases, the value of the IHS Common Stock to be received in the Merger in exchange for RoTech Common Stock would increase. On September 18, 1997, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, the closing price of IHS Common Stock was $34.625. At such price, the Equivalent Value of a share of RoTech Common Stock would be $20.10 and the aggregate Merger consideration would be approximately $531,517,000 (based on 26,439,322 shares of RoTech Common Stock outstanding on September 18, 1997, the last business day before the date of this Joint Proxy Statement/ Prospectus). The actual market price of the IHS Common Stock may vary, which will cause a corresponding change in the Equivalent Value and the aggregate Merger consideration. Additionally, the Equivalent Value may differ from the actual market price of RoTech Common Stock. Each stockholder is urged to obtain updated market information. See "Risk Factors - Possible Volatility of Stock Price; Fixed Exchange Ratio."

     Because IHS and RoTech agreed to a fixed Exchange Ratio, the Merger Agreement contains no condition to closing that IHS or RoTech receive an updated fairness opinion from their respective financial advisors. The fairness opinions received by IHS and RoTech from their respective financial advisors are described under "- Opinions of Financial Advisors." However, either IHS or RoTech may terminate the Merger Agreement if the average of the last per share sale price of the IHS Common Stock over the 10 trading days ending on the fifth trading day prior to the RoTech Special Meeting is equal to or less than $33.00.

     All options to acquire RoTech Common Stock which are outstanding at the Effective Time, whether or not then vested or exercisable, will be converted into and become rights with respect to IHS Common Stock, such that each RoTech stock option so assumed shall be exercisable for that number of shares of IHS Common Stock equal to the number of RoTech Shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share equal to the RoTech exercise price divided by the Exchange Ratio.

In addition, RoTech's outstanding 5 1/4% convertible subordinated debentures due 2003 (the "RoTech Debentures") in the aggregate principal amount of $110 million and having a current conversion price of $26.25 per share of RoTech Common Stock (38.1 shares per $1,000 principal amount of RoTech Debentures) will become convertible into IHS Common Stock at a conversion price of $45.21 per share (22.12 shares per $1,000 principal amount of RoTech Debentures). See "- RoTech Debentures."

     STOCKHOLDERS  ACTUALLY  RECEIVE  THEIR SHARES OF IHS COMMON STOCK AFTER THE
MERGER   IS   COMPLETED.   SEE   "THE  MERGER  AGREEMENT  -  EXCHANGE  OF  SHARE
CERTIFICATES."

BACKGROUND OF THE MERGER

     A key component in the implementation of IHS' post-acute care network strategy is the expansion of its home healthcare services to take advantage of healthcare payors' increasing focus on having healthcare provided in the lowest-cost setting possible and patients' desires to be treated at home. IHS believes that the nation's aging population, when combined with advanced technology which allows more healthcare procedures to be performed at home, has resulted in an increasingly large number of patients with long-term chronic conditions that can be treated effectively in the home. In addition, a significant number of patients discharged from IHS' MSUs require home healthcare. IHS also believes that it can expand its home healthcare services to cover pre-acute, as well as post-acute, patients by having home healthcare nurses provide preventive care services to home-bound senior citizens. In addition, IHS believes that home healthcare will help IHS contain costs, thereby providing it with a competitive advantage in contracting with managed care companies and offering capitated rates. IHS believes that the changing healthcare reimbursement environment, with the focus on cost containment, will require healthcare providers to go "at risk" under capitated service agreements, and that home healthcare will be a critical component of its ability to do so. As a result, IHS has focused on the acquisition of companies which provide home healthcare services.

     RoTech has closely studied the rapidly unfolding managed care environment, and its important role of supporting primary care at home under the direct supervision of the patient's primary care physician. In January 1997, RoTech engaged Smith Barney to assist RoTech in evaluating a possible transaction pursuant to which RoTech could form a close relationship or combine with a compatible healthcare provider who could join with RoTech in going "at risk" in delivering cost-effective healthcare superior in patient and patient family appeal. Because of IHS' depth in the subacute care field, IHS was considered to be such a potential provider, and appeared to the RoTech Board to have both the management and financial strength to accomplish the goal.

     On April 16, 1997, at a meeting arranged by Smith Barney in New York, Dr. Robert N. Elkins and Mr. Brian Davidson, Chairman of the Board and Chief Executive Officer, and Executive Vice President-Development, respectively, of IHS met with Stephen P. Griggs, President of RoTech, to discuss a possible business combination. Messrs. Elkins, Davidson and Griggs reviewed, among other things, the business strategies of their respective companies and discussed, on a preliminary basis, the various operational and strategic synergies that could result from a strategic combination.

     On April 23, 1997, Dr. Elkins and Taylor Pickett,  Executive Vice President
- Acquisitions of IHS, met with William P. Kennedy, RoTech's Chairman and Chief Executive Officer, Mr. Griggs and representatives of Smith Barney in Orlando, Florida to discuss a possible transaction between IHS and RoTech. The participants reviewed the advantages and disadvantages of a combination of the two companies.

     At an April 30, 1997, meeting of the IHS Board, the IHS Board reviewed with senior management IHS' progress and strategy in implementing its post-acute care network, during which the IHS Board and senior management discussed a possible transaction with RoTech. The IHS Board authorized management to continue discussions with RoTech.

     On May 27, 1997, Mr. Pickett met with Mr. Griggs at RoTech's executive offices in Orlando, Florida. Messrs. Pickett and Griggs reviewed in detail, among other things, the business strategies of their respective companies and discussed the various operational and strategic synergies that could result from a strategic combination.

     At a May 22, 1997, meeting of the IHS Board, the IHS Board reviewed with senior management a proposed transaction with RoTech, including the various operational and strategic synergies that could result from a transaction with RoTech. The IHS Board also discussed potential pricing for the transaction.

     On May 30, 1997, IHS proposed that IHS acquire RoTech in a tax-free transaction, with each share of RoTech Common Stock having a value of .5555 of a share of IHS Common Stock.

     On June 11, 1997, IHS circulated a first draft of the Merger Agreement to RoTech. On June 12, 1997, RoTech signed a confidentiality agreement relating to information to be supplied by IHS, and on June 16, 1997, IHS signed a confidentiality agreement relating to information to be supplied by RoTech.

     On June 16, 1997, Mr. Griggs met with senior management at IHS to receive an overview of IHS' business and to conduct due diligence of IHS.

     On June 17, 1997, IHS personnel commenced a detailed due diligence review of RoTech at RoTech's outside counsel's offices in Orlando, Florida. Also at that time, interviews were conducted with key RoTech management and a review of pending legal and regulatory matters were conducted.

     At a June 20, 1997, meeting of the IHS Board, the IHS Board reviewed with senior management the status of the negotiations with RoTech and the initial results of IHS' due diligence examination of RoTech. The IHS Board directed senior management to continue negotiations with RoTech.

     At a June 23, 1997, meeting of the RoTech Board, the RoTech Board reviewed with senior management the status of RoTech's negotiations with IHS and the initial results of RoTech's due diligence examination of IHS. The RoTech Board directed senior management to continue negotiations with IHS.

     From June 26, 1997 to July 2, 1997, RoTech senior management and RoTech's auditors met with IHS personnel at IHS' executive offices in Owings Mills, Maryland and performed certain due diligence procedures with respect to IHS.

     From June 27, 1997 to July 1, 1997, management of IHS and RoTech and their respective legal and financial advisors held a number of telephone discussions to discuss the Merger and negotiate a definitive merger agreement. On July 3, 1997, IHS and RoTech agreed to the Exchange Ratio.


     On July 3, 1997, the IHS Board and its financial advisors met telephonically to consider the approval of the Merger Agreement. IHS senior management reviewed with the IHS Board the results of its due diligence examination of RoTech, as well as the proposed terms of the transaction, and DLJ reviewed with the IHS Board certain financial analyses performed by DLJ in connection with its determination as to the fairness of the Exchange Ratio, from a financial point of view, to the holders of the IHS Common Stock. On July 6, 1997, DLJ delivered to the IHS Board its written opinion to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio was fair, from a financial point of view, to the holders of IHS Common Stock. See "- Opinions of Financial Advisors - IHS."

     At a meeting of the RoTech Board held by telephone on July 6, 1997, Smith Barney rendered its oral opinion to the RoTech Board (subsequently confirmed by delivery of a written opinion dated July 6, 1997) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of RoTech Common Stock, and reviewed with the RoTech Board certain financial analyses performed by Smith Barney in connection with such opinion. See "Opinions of Financial Advisors - RoTech."

     At the same meeting, the RoTech Board determined, based on competitive analyses conducted by independent compensation consultants, that the total direct compensation paid to William P. Kennedy, RoTech's Chairman and Chief Executive Officer, during the years 1992 through 1997 was below both the average and median levels of compensation for chief executives in RoTech's industry. At such meeting, the RoTech Board, in light of RoTech's high level of performance within its industry segment during such period, granted Mr. Kennedy a special performance compensation award of $1.0 million, payable in August 1997.

     After a full discussion of all of the relevant issues and upon consideration of the factors described under "- Recommendations of the Boards of Directors," the Boards of Directors of both RoTech and IHS, having been previously advised by legal counsel as to the material terms and conditions of the Merger Agreement and as to such Board's fiduciary duties with respect to the Merger, concluded that the Merger Agreement was fair to and in the best interests of their respective stockholders and each unanimously approved the Merger Agreement. The definitive Merger Agreement was executed by the parties in the late evening of July 6, 1997, and publicly announced on Monday morning, July 7, 1997, prior to the opening of the market.


RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     IHS Board. By the unanimous vote of the members of the IHS Board at a special meeting held on July 3, 1997, the IHS Board determined that the proposed Merger, and the terms and conditions of the Merger Agreement, were fair to and in the best interests of IHS and resolved to recommend that the stockholders of IHS vote FOR approval and adoption of the Merger Agreement. See "- Background of the Merger." In reaching its conclusion to enter into the Merger Agreement and recommending that the stockholders of IHS vote FOR the approval and adoption of the Merger Agreement, the IHS Board consulted with IHS management and its financial and legal advisors and considered a number of factors. The material factors considered by the IHS Board in reaching its conclusion to approve and recommend the Merger Agreement are as follows:

        (i) the presentation and views expressed by IHS management (at the July 3, 1997 IHS Board meeting as well as numerous previously held meetings) regarding (a) IHS' post-acute care network strategy and the implementation of such strategy, (b) the alternatives available to IHS if it did not pursue a transaction with RoTech, (c) the financial condition, results of operations, business and prospects of each of IHS, RoTech and the combined company, and
   (d) the recommendation of the Merger by IHS management;

         (ii) the terms and conditions of the Merger Agreement, including the Exchange Ratio of IHS Common Stock for RoTech Common Stock, which was considered to be fair in light of the financial condition, business, prospects and opportunities of IHS and RoTech and the stock trading history of RoTech at the time of determination;

        (iii) the Merger will enhance implementation of IHS' post-acute care network strategy by expanding significantly the home respiratory, home medical equipment and infusion therapy services which IHS can offer to third party payors directly rather than through third party providers. The IHS
   Board noted that the expansion of the home respiratory, home medical equipment and infusion therapy services it can offer directly will complement its extensive home nursing services, and will allow IHS to offer directly to third-party payors the full range of home healthcare services. Based on its review of the healthcare industry, the IHS Board determined that the combined company that would result from the Merger would be better positioned in a rapidly consolidating healthcare industry;

        (iv) the strategic fit between IHS and RoTech, which in IHS' view offers the opportunity for synergies through, among other things, potential joint-marketing opportunities for each party and the strength and expertise of the combined management of IHS and RoTech;

          (v) the long-term and short-term interests of IHS and its stockholders, as well as the interests of IHS' employees, customers, creditors and suppliers and community and societal considerations including those of any community in which any office or other facility of IHS is located;

        (vi) the  belief  that the  combined  company  would be  better  able to respond to the needs of consumers and customers, the increased competitiveness of the healthcare industry and the opportunities that changes in the healthcare industry might bring;

        (vii) the perceived strengths of the combined company, and the belief of the directors that RoTech could be integrated without disrupting or adversely affecting the existing business operations of IHS or RoTech;

       (viii) the opinion of the management of IHS that the issuance of the IHS Common Stock in the Merger is not believed to be dilutive to earnings;

         (ix) the fact that the Merger will deleverage IHS' balance sheet, reducing the percentage of debt (including current portion) comprising IHS' capitalization from approximately 67.7% at June 30, 1997 to approximately 58.3%;

         (x) the financial analyses performed by DLJ in connection with its determination as to the fairness of the Exchange Ratio, from a financial point of view, to the holders of IHS Common Stock;

         (xi) the Merger is expected to be treated as a purchase transaction under GAAP;

         (xii) the Merger is expected to be treated as a tax-free reorganization under the Code;

        (xiii) the regulatory approvals required to consummate the Merger, including antitrust approvals and health regulatory approvals, and the prospects of receiving such approvals; and

        (xiv) the results of the due diligence review of RoTech conducted by IHS' management and legal and financial advisors.

     In considering the disadvantages of the Merger, the IHS Board addressed the following material factors: the risk that IHS would not be able to successfully integrate the business of RoTech with that of IHS and thus not realize the expected synergies, including the fact that an unsuccessful integration would interrupt its normal business processes; proposed reductions in Medicare reimbursement for oxygen used in home respiratory therapy; the potential volatility of the market price for stocks in the healthcare industry; and the fact that IHS will be required to offer to repurchase the RoTech Debentures immediately following the Merger.

     The IHS Board considered that after the Merger, the current stockholders of IHS will continue to own approximately 62% and the current stockholders of RoTech will own approximately 38% of the combined company resulting from the Merger. The IHS Board also reviewed the size of the termination fee payable in the event the Merger Agreement is terminated, in relation to the size of RoTech and IHS and the potential benefits of the Merger. See "The Merger Agreement Expenses and Termination Fees." The IHS Board reviewed the circumstances under which such fee would be payable by IHS or payable to IHS, as well as restrictions on RoTech's ability to solicit potential acquirors other than IHS prior to the closing of the Merger. See "The Merger Agreement - No Solicitation."

     The foregoing discussion of the information and factors considered by the IHS Board is not intended to be exhaustive but includes all material factors considered by the IHS Board. In view of the wide variety of factors considered in connection with the evaluation of the Merger, the IHS Board did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination, nor did it determine that any factor was of particular importance. A determination of various weightings would, in the view of the IHS Board, be impractical. Rather, the IHS Board viewed its position and recommendations as being based on the totality of the information presented to, and considered by, it. In addition, individual members of the IHS Board may have given different weight to different factors.

     RoTech Board. The RoTech Board believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of RoTech and its stockholders. Accordingly, the RoTech Board has unanimously approved the Merger Agreement and recommends approval thereof by the stockholders of RoTech. In reaching its determination, the RoTech Board consulted with RoTech management, as well as its legal counsel and its financial advisors, and considered the following material factors:

        (i) the terms and conditions of the Merger Agreement, including the Exchange Ratio of IHS Common Stock for RoTech Common Stock, which was considered to be fair in light of the financial condition, business, prospects and opportunities of IHS and RoTech and the stock trading history of RoTech and IHS at the time of determination;

         (ii) the opportunity to participate in the consolidation of the healthcare industry with a strong partner in a compatible sector of the market, subacute care;

        (iii) the opportunity to preserve its strength and continuity of key personnel in local markets in which RoTech dominates or is a strong participant;

        (iv)   continuing   pressure   from   Medicare  and   Medicaid   payment
   arrangements, due to federal and state budget pressures subject to political control;

          (v) the compatibility of key management principles within IHS and RoTech, and the support of the Merger by all top management of RoTech;

        (vi) the developed operating systems within IHS that would aid the operations of RoTech in increasing efficiencies and maintaining compliance with increasing regulatory oversight;

        (vii) the management strengths of IHS;

         (viii) that a combination of IHS and RoTech would be far better positioned to consolidate and expand a viable home health delivery system, and to negotiate with healthcare payors for proper compensation for such delivery;

        (ix) the strategic fit between IHS and RoTech, which in RoTech's view offers the opportunity for synergies through, among other things, potential joint-marketing opportunities for each party and the strength and expertise of the combined management of IHS and RoTech;

          (x) the long-term and short-term interests of RoTech and its stockholders, as well as the interests of RoTech's employees, customers, creditors and suppliers and community and societal considerations including those of communities in which offices of RoTech are located;

        (xi) the opinion of Smith Barney dated July 6, 1997 to the effect that, as of the date of such opinion and based upon and subject to certain matters set forth therein, the Exchange Ratio was fair, from a financial point of view, to the holders of RoTech Common Stock and that Smith Barney is not required under the Merger Agreement to reaffirm its fairness opinion as of any date subsequent to July 6, 1997;

         (xii) the Merger is expected to be treated as a purchase transaction under GAAP;

         (xiii)   the   Merger  is   expected   to  be  treated  as  a  tax-free
   reorganization under the Code;

         (xiv) the regulatory approvals required to consummate the Merger, including antitrust approvals and health regulatory approvals, and the prospects of receiving such approvals; and

         (xv) the results of the due diligence procedures with respect to IHS conducted by RoTech's management and legal and financial advisors.

     In considering the disadvantages of the Merger, the RoTech Board gave consideration to the following material factors: the risk that IHS would not be able to integrate successfully the businesses of RoTech, First American and other recent acquisitions of IHS with that of IHS; the fact that the Merger Agreement provided for a fixed Exchange Ratio, thereby subjecting RoTech's stockholders to the risk of volatility in the markets for the constituent companies' securities; and the historic marketing and strategic differences between RoTech and IHS.

     The RoTech Board also considered the benefits that would be realized by certain members of RoTech management in the event the Merger is consummated. See "-Additional Interests of Certain Persons in the Merger." The RoTech Board did not consider any benefits to such persons arising out of ownership of RoTech Common Stock to be different or in conflict with those of unaffiliated RoTech stockholders. Moreover, the RoTech Board did not consider any benefits to be realized by management through new employment agreements or severance and non-competition agreements to be in derogation of any benefits RoTech's stockholders might have been able otherwise to obtain, but rather believed that such arrangements would be beneficial to RoTech's stockholders by providing for some continuity of management and for a smoother transition and integration period.

     The RoTech Board also reviewed the size of the termination fee payable in the event the Merger Agreement is terminated in relation to the size of RoTech and IHS. See "The Merger Agreement - Expenses and Termination Fees." The RoTech Board reviewed the circumstances under which such fee would be payable by or to RoTech, as well as restrictions on RoTech's ability to solicit potential acquirors other than IHS prior to the closing of the Merger. See "The Merger Agreement - No Solicitation."

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the RoTech Board did not quantify or otherwise attempt to assign relative weights to specific factors considered in reaching its determination.


OPINIONS OF FINANCIAL ADVISORS

     IHS. IHS engaged DLJ to provide a fairness opinion in connection with the transactions contemplated by the Merger Agreement based upon DLJ's qualifications, expertise and reputation, as well as DLJ's prior investment banking relationship and familiarity with IHS. On July 6, 1997, DLJ delivered its written opinion to the IHS Board to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair to the holders of IHS Common Stock from a financial point of view. DLJ also delivered to the IHS Board its opinion dated the date of this Joint Proxy Statement/Prospectus to substantially the same effect (the "DLJ Opinion").

     THE FULL TEXT OF THE DLJ OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SET FORTH AS APPENDIX B TO THIS JOINT PROXY
STATEMENT/PROSPECTUS AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

     The DLJ opinions were prepared for the IHS Board and address only the fairness of the Exchange Ratio to the holders of IHS Common Stock from a financial point of view and do not constitute recommendations to any stockholder of IHS as to how such stockholder should vote at the IHS Special Meeting. DLJ's opinions do not constitute opinions as to the price at which IHS Common Stock will actually trade at any time. The type and amount of consideration was determined in arm's length negotiations between IHS and RoTech. No restrictions or limitations were imposed upon DLJ with respect to the investigations made or procedures followed by DLJ in rendering its opinions.

     In arriving at the DLJ Opinion, DLJ reviewed the Merger Agreement, including the exhibits thereto, as well as financial and other information that was publicly available or furnished to it by IHS and RoTech, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections for IHS and RoTech prepared by the management of IHS. In addition, DLJ compared certain financial and securities data of IHS and RoTech with that of various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the RoTech Common Stock and IHS Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinions.

     In rendering its opinions, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources or that was provided to or discussed with it by IHS and RoTech or their respective representatives. DLJ relied upon the estimates of the management of IHS of the revenue and cost synergies (the "Synergies") achievable as a result of the Merger. DLJ also assumed that the financial projections regarding IHS and RoTech supplied by IHS to DLJ were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of IHS as to the future operating and financial performance of IHS and RoTech, respectively.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on information made available to DLJ as of, the date hereof. DLJ does not have any obligation to update, revise or reaffirm the DLJ Opinion.

     The following is a summary of the analyses presented by DLJ to the IHS Board at its July 3, 1997 meeting. All analyses discussed below, unless otherwise indicated, (i) exclude the Synergies estimated by IHS management, including annual cost savings of $8.0 million, and (ii) assume the Exchange Ratio is calculated using an IHS Common Stock price of $38.50, based on the closing price of the IHS Common Stock on July 1, 1997.

     Common Stock Performance Analysis. DLJ's analysis of the performance of IHS Common Stock consisted of an historical analysis of closing prices and trading volumes for the period from July 1, 1996 through July 1, 1997. During this time period, IHS Common Stock outperformed the S&P 500 and a comparable company index comprised of Arbor Health Care Company, Beverly Enterprises, Inc., Genesis Health Ventures, Inc., Health Care & Retirement Corp., Manor Care, Inc., Mariner Health Group, Inc., Regency Health Services, Inc., Sun Healthcare Group, Inc. and Vencor, Inc. During the above period, IHS Common Stock reached a high of $38.75 per share and a low of $20.50 per share. On July 1, 1997, the closing price of IHS Common Stock was $38.50 per share.

     DLJ's analysis of the performance of RoTech Common Stock consisted of an historical analysis of closing prices and trading volumes for the period from July 1, 1996 through July 1, 1997. During this time period, RoTech Common Stock underperformed the S&P 500 but outperformed a comparable company index comprised of nine home healthcare companies whose securities are publicly traded and that are deemed by DLJ to be reasonably comparable to RoTech: American HomePatient, Inc., Apria Healthcare Group Inc., HealthCor Holdings, Inc., Home Health Corp. of America, Inc., Housecall Medical Resources, Inc., Lincare Holdings Inc., Matria Healthcare, Inc. and Pediatric Services of America, Inc. (collectively, the "RoTech Comparable Companies") and Transworld HealthCare, Inc. During the above period, RoTech Common Stock reached a high of $21.75 per share and a low of $13.63 per share. On July 1, 1997, the closing price of RoTech Common Stock was $18.63 per share.

     DLJ also analyzed the historical relationship between the trading prices of IHS Common Stock and RoTech Common Stock for the period from July 1, 1996 through July 1, 1997. The average ratio of the closing price of RoTech Common Stock to that of IHS Common Stock for the aforementioned time period was 0.651, with a minimum ratio of 0.423 and a maximum ratio of 0.897.

     Comparable Company Analysis. To provide contextual data and comparative market information, DLJ analyzed the operating performance of RoTech relative to the RoTech Comparable Companies. Historical financial information used in connection with the ratios provided below with respect to RoTech and the RoTech Comparable Companies is as of the most recent financial statements publicly available for each company as of July 1, 1997.

     DLJ performed a valuation analysis of RoTech by applying certain market trading statistics for the RoTech Comparable Companies to RoTech's historical and estimated financial results. DLJ examined certain publicly available financial data of the RoTech Comparable Companies, including enterprise value (defined as market value of common equity plus book value of total debt and preferred stock less cash) as a multiple of: (a) latest 12 months ("LTM") revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"); and (b) estimated calendar year 1997 revenues, EBITDA and EBIT, and price to earnings ratios based on: (x) LTM earnings per share ("EPS"); and (y) estimated calendar year 1997 EPS. DLJ noted that as of July 1, 1997, the RoTech Comparable Companies were trading at implied multiples of enterprise value and earnings, as the case may be, in (i) a range of 0.3x to 3.2x (with an average, excluding the high and low (the "Trimmed Average"), of 1.2x) LTM revenues; (ii) a range of 6.4x to 13.0x (with a Trimmed Average of 8.6x) LTM EBITDA; (iii) a range of 9.9x to 14.9x (with a Trimmed Average of 12.3x) LTM EBIT; (iv) a range of 12.0x to 21.9x (with a Trimmed Average of 17.8x) LTM EPS; (v) a range of 0.3x to 2.7x (with a Trimmed Average of 1.0x) estimated calendar year 1997 revenues; (vi) a range of 2.7x to 7.8x (with a Trimmed Average of 6.3x) estimated calendar year 1997 EBITDA; (vii) a range of 6.9x to 11.5x (with a Trimmed Average of 9.4x) estimated calendar year 1997 EBIT; and (viii) a range of 10.6x to 18.5x (with a Trimmed Average of 13.0x) estimated calendar year 1997 EPS. Based on the valuation multiples of the RoTech Comparable Companies discussed above, DLJ derived a summary valuation range for RoTech Common Stock of $21.00 to $26.00 per share or an implied ratio of RoTech value per share to IHS value per share ranging from 0.55 to 0.67 based on IHS' closing stock price of $38.50 per share on July 1, 1997. The calendar year 1997 EPS estimates for the RoTech Comparable Companies were based on estimates provided by First Call Research Direct while the calendar year 1997 estimates for revenues, EBITDA and EBIT were derived from publicly available research reports. Revenue, EBITDA, EBIT and EPS calendar year 1997 estimates for RoTech were based on estimates provided by IHS.

     No company utilized in the comparable company analysis is identical to RoTech. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the RoTech Comparable Companies and RoTech and other factors that could affect the public trading value of the RoTech Comparable Companies. Mathematical analysis such as determining the average is not in itself a meaningful method of using comparable company data.

     Comparable Transaction Analysis. DLJ also performed an analysis of selected merger and acquisition transactions (the "Comparable Transactions") in the home healthcare and broader healthcare industry. Multiples reviewed in the Comparable Transactions consisted of (i) aggregate transaction value (defined as the equity value of the offer plus book value of total debt and preferred stock less cash) to (where available) LTM revenues, LTM EBITDA, LTM EBIT, and estimated current year revenues, estimated current year EBITDA and estimated current year EBIT as estimated at the time of the announcement of the acquisition, and (ii) aggregate purchase price (defined as the equity value of the offer) to (where available) LTM net income and estimated current year net income as estimated at the time of the announcement of the acquisition. The Comparable Transactions were comprised of the following 18 transactions announced during the period 1993 to 1997: Vivra Inc. and Incentive AB (pending); First American and IHS; Vitas Healthcare Corp. and Apria Healthcare Group Inc.; Caremark International, Inc. and MedPartners/Mullikin, Inc.; Quantum Health Resources, Inc. and Olsten Corp.; Rehability Corp. and Living Centers of America, Inc.; Continental Medical Systems, Inc. and Horizon Healthcare Corp.; Homedco Group, Inc. and Abbey Healthcare Group, Inc.; the home infusion business of Caremark International, Inc. and Coram; Surgical Health Corp. and HEALTHSOUTH Corp.; Hillhaven Corp. and Vencor, Inc.; Relife, Inc. and HEALTHSOUTH Corp.; Home Nutritional Services, Inc. and W.R. Grace & Co.; Critical Care America Inc. and Caremark International, Inc.; Rehab clinics, Inc. and NovaCare, Inc.; Total Pharmaceutical Care, Inc. and Abbey Healthcare Group, Inc.; Lifetime Corp. and Olsten Corp.; and Home Intensive Care, Inc. and W.R. Grace & Co. DLJ noted that the implied multiples of aggregate transaction value and aggregate purchase price, as the case may be, for these transactions were in (i) a range of 0.5x to 3.7x (with a Trimmed Average of 1.3x) LTM revenues; (ii) a range of 7.6x to 23.3x (with a Trimmed
Average  of  12.5x)  LTM EBITDA; (iii) a range of 10.4x to 34.7x (with a Trimmed
Average  of  18.5x)  LTM  EBIT;  (iv)  a range of 20.3x to 39.6x (with a Trimmed
Average of 25.4x) LTM net income; (v) a range of 0.7x to 2.2x (with an average of 1.3x) estimated current year revenues; (vi) a range of 6.9x to 12.9x (with an average of 9.5x) estimated current year EBITDA; (vii) a range of 9.9x to 15.2x (with an average of 13.1x) estimated current year EBIT; and (viii) a range of 18.6x to 23.8x (with an average of 21.6x) estimated current year net income. Based on the multiples paid in the Comparable Transactions discussed above, DLJ derived a summary valuation range for RoTech Common Stock of $20.00 to $28.00 per share or an implied ratio of RoTech value per share to IHS value per share of 0.52 to 0.73 based on IHS' closing stock price of $38.50 per share on July 1, 1997. The current year estimates of financial performance for the Comparable Transactions used to derive the multiples above were based on publicly available research reports available at the time of the announcement of each transaction. Revenue, EBITDA, EBIT and net income estimates for RoTech were based on estimates provided by IHS.

     No transaction utilized in the comparable transaction analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of RoTech and other factors that could affect the acquisition value of the companies to which it is being compared. Mathematical analysis such as determining the average is not in itself a meaningful method of using comparable transaction data.

     Premium Analysis. DLJ derived an acquisition valuation for RoTech based on premiums offered in merger and acquisition transactions ranging from $250 million to $1.0 billion in size and announced between January 1, 1994 and July 1, 1997. DLJ's analysis indicated that for the transactions reviewed, the average premiums offered to the market price of the acquired company one day, one week and one month prior to announcement were: 30.2%, 36.1% and 43.9%, respectively, for stock transactions, 37.1%, 44.0% and 53.0%, respectively, for cash transactions, and 33.8%, 40.4% and 48.9%, respectively, for all transactions. Applying the above premiums to RoTech's closing stock price one day, one week and one month prior to July 1, 1997, implies an acquisition valuation range of approximately $24.00 to $27.00 per RoTech share or an acquisition exchange ratio range of 0.62 to 0.70 based on IHS' closing stock price of $38.50 on July 1, 1997.

     Discounted Cash Flow Analysis. In addition, DLJ performed a discounted cash flow analysis for the five-year period commencing January 1, 1997 and ending December 31, 2001 based on the stand-alone unlevered free cash flows of RoTech, without giving effect to the Synergies but including IHS' assessment of RoTech's program of acquiring other home healthcare companies. Unlevered free cash flows were calculated as the after-tax operating earnings of RoTech, plus depreciation and amortization and other non-cash items, plus (or minus) net changes in working capital, minus projected capital expenditures. DLJ calculated terminal values by applying a range of estimated EBITDA multiples of 7.0x to 8.0x to the projected EBITDA of RoTech in 2001. The unlevered free cash flows and terminal values were then discounted to the present using a range of discount rates of 11.0% to 13.0% representing an estimated range of the weighted average cost of capital of RoTech. Based on this analysis, DLJ calculated per share equity values of RoTech ranging from $26.00 to $32.00 and ratios of RoTech value per share to IHS value per share ranging from 0.68 to 0.83 based on IHS' closing stock price of $38.50 per share on July 1, 1997.


     EPS Impact Analysis. DLJ also analyzed the pro forma effects on the projected EPS of IHS resulting from the Merger, including, without independent verification, the Synergies projected by the management of IHS, for each of the years ending December 31, 1997, 1998 and 1999, assuming exchange ratios of 0.55 and 0.60. The analysis for the fiscal year ending December 31, 1997 was pro forma assuming the Merger occurred on January 1, 1997. This analysis was based on a number of assumptions, including, among other things, estimated amounts and timing of the Synergies and the projected financial performance of IHS and RoTech. The analysis indicated that the Merger, accounted for as a purchase transaction, with the benefit of the Synergies, is anticipated to be accretive/(dilutive) to IHS' stand-alone EPS estimates by 4.6%, 2.4%, and 5.7% assuming an exchange ratio of 0.55 or 0.5%, (1.3)% and 2.1% assuming an exchange ratio of 0.60 for the years ending December 1997, 1998, and 1999, respectively.


     Relative Contribution Analysis. DLJ analyzed the relative contributions of IHS and RoTech to the revenues, EBITDA, EBIT and net income of the pro forma combined entity for the projected calendar years 1997 and 1998, excluding
Synergies and transaction adjustments. Based on the projected financial information for the calendar year 1997, RoTech's revenues, EBITDA, EBIT and net income would represent 21.0%, 32.8%, 29.8% and 36.5%, respectively, of the pro forma combined entity, assuming the transaction occurred at January 1, 1997. Based on the projected financial information for the calendar year 1998, RoTech's revenues, EBITDA, EBIT and net income would represent 24.4%, 31.0%, 28.1% and 32.0%, respectively, of the pro forma combined entity. The shares of IHS Common Stock to be issued to the holders of RoTech Common Stock on a fully diluted basis would represent approximately 30.0% of the outstanding shares of IHS Common Stock after giving effect to the Merger at an exchange ratio of 0.55 or 32.0% at an exchange ratio of 0.60.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the principal elements of the analyses contained in the materials presented by DLJ to the IHS Board in connection with DLJ rendering its opinions. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. DLJ did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, sup-
ported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters, including the continuing shift in the U.S. private healthcare system toward managed care plans, the ongoing consolidation trend in the home healthcare industry, and the absence of any material change in the competitive environment in the healthcare industry or U.S. economic conditions, generally. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     DLJ was selected to render an opinion in connection with the Merger based upon DLJ's qualifications, expertise and reputation, including the fact that DLJ, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Pursuant to a letter agreement between IHS and DLJ dated July 2, 1997 (the "DLJ Engagement Letter"), DLJ is entitled to (i) a retainer fee of $250,000 payable promptly upon execution of the DLJ Engagement Letter, (ii) a fee of $700,000 payable at the time DLJ notified IHS that it was prepared to deliver an opinion with respect to the Merger, irrespective of the conclusion reached therein, and (iii) a fee of $50,000 for each update of a prior opinion delivered by DLJ at IHS' request. In addition, IHS has agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred by DLJ in connection with its engagement thereunder, whether or not the Merger is consummated, and to indemnify DLJ for certain liabilities and expenses arising out of the Merger or the transactions in connection therewith, including liabilities under federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and IHS believe are customary in transactions of this nature, were negotiated at arm's length between IHS and DLJ and the IHS Board was aware of such arrangement.


     DLJ provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on the securities of RoTech and/or IHS for its own account and for the accounts of customers. Over the past two years, DLJ has co-managed a $500 million high yield offering for IHS, a $450 million high yield offering for IHS, a $150 million high yield offering for IHS and a $33.6 million initial public offering for IHS' former subsidiary, Integrated Living Communities, Inc., for all of which it received usual and customary compensation.

     RoTech. Smith Barney was retained by RoTech to act as its financial advisor in connection with the proposed Merger. In connection with such engagement, RoTech requested that Smith Barney evaluate the fairness, from a financial point of view, to the holders of RoTech Common Stock of the consideration to be received by such holders in the Merger. On July 6, 1997, at a meeting of the RoTech Board held to evaluate the proposed Merger, Smith Barney delivered to the RoTech Board an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated July 6, 1997) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of RoTech Common Stock.

     In arriving at its opinion, Smith Barney reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of RoTech and certain senior officers and other representatives and advisors of IHS concerning the businesses, operations and prospects of RoTech and IHS. Smith Barney examined certain publicly available business and financial information relating to RoTech and IHS as well as certain financial forecasts and other information and data for RoTech and IHS which were provided to or otherwise discussed with Smith Barney by the respective managements of RoTech and IHS, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of RoTech Common Stock and IHS Common Stock;


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

the historical and projected earnings and other operating data of RoTech and IHS; and the capitalization and financial condition of RoTech and IHS. Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of RoTech and IHS. In connection with its engagement, Smith Barney was requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of RoTech. Smith Barney also evaluated the potential pro forma financial impact of the Merger on IHS. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.


     In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Smith Barney, the managements of RoTech and IHS advised Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of RoTech and IHS as to the future financial performance of RoTech and IHS and the strategic implications and operational benefits anticipated to result from the Merger. Smith Barney assumed, with the consent of the RoTech Board, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. The opinion of Smith Barney, as set forth therein, relates to the relative values of RoTech and IHS. Smith Barney did not express any opinion as to what the value of the IHS Common Stock actually will be when issued to RoTech stockholders pursuant to the Merger or the price at which the IHS Common Stock will trade subsequent to the Merger. Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of RoTech or IHS nor did Smith Barney make any physical inspection of the properties or assets of RoTech or IHS. Although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between RoTech and IHS. No other limitations were imposed by RoTech on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED JULY 6, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF ROTECH COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE OPINION OF SMITH BARNEY IS DIRECTED TO THE ROTECH BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ROTECH SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In preparing its opinion, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Smith Barney made numerous assumptions with respect to RoTech, IHS, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of RoTech and IHS. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and analyses were only one of many factors considered by the RoTech Board in its evaluation of the Merger and should not be viewed as determinative of the views of the RoTech Board or management of RoTech with respect to the Exchange Ratio or the proposed Merger.


     Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of RoTech and five selected publicly traded companies in the home healthcare industry, consisting of: American Homepatient, Inc.; Apria Healthcare Group Inc.; Lincare Holdings Inc.; Pediatric Services of America, Inc.; and Transworld Healthcare, Inc. (collectively, the "Selected Companies"). Smith Barney compared market values as multiples of, among other things, estimated calendar years 1997 and 1998 net income, and adjusted market values (fully diluted market value, plus total debt outstanding, less cash) as multiples of, among other things, latest 12 months and latest quarter annualized earnings before interest, taxes, depreciation and amortization ("EBITDA"). Net income multiples for the Selected Companies were based on estimates of selected investment banking firms and net income multiples for RoTech were based both on internal estimates of the management of RoTech and estimates of selected investment banking firms. All multiples were based on closing stock prices as of July 2, 1997. Applying a range of multiples for the Selected Companies of estimated calendar years 1997 and 1998 net income and latest 12 months and latest quarter annualized EBITDA of 10.8x to 18.6x, 10.1x to 17.1x, 6.4x to 12.7x and 4.9x to 11.3x, respectively, to corresponding financial data for RoTech resulted in an equity reference range for RoTech of approximately $14.46 to $30.04 per share, as compared to the equity value implied by the Exchange Ratio of $22.50 per share based on a closing stock price of IHS Common Stock on July 2, 1997.

     Using publicly available information, Smith Barney also analyzed the market values and trading multiples of IHS and 21 selected publicly traded companies in the long-term care industry, consisting of: Advocat Inc.; Arbor Health Care Company; Beverly Enterprises, Inc.; Community Care of America, Inc.; Extendicare, Inc.; Genesis Health Ventures, Inc.; GranCare, Inc.; Harborside Healthcare Corporation; Health Care & Retirement Corporation; Horizon/CMS
Healthcare Corporation; Living Centers of America, Inc.; Manor Care, Inc.; Mariner Health Group, Inc.; The Multicare Companies Inc.; National HealthCare L.P.; Regency Health Services, Inc.; Retirement Care Associates, Inc.; Summit Care Corporation; Sun Healthcare Group, Inc.; Unison Healthcare Group; and Vencor, Inc. (collectively, the "Long-Term Care Companies"). Smith Barney compared market values as multiples of estimated calendar years 1996, 1997 and 1998 net income, and adjusted market values as multiples of latest 12 months and latest quarter annualized net revenue, EBITDA and earnings before interest, taxes, depreciation, amortization and rent ("EBITDAR"). Net income multiples for the Long-Term Care Companies were based on estimates of selected investment banking firms and net income multiples for IHS were based both on internal estimates of the management of IHS and estimates of selected investment banking firms. All multiples were based on closing stock prices as of July 2, 1997. The ranges of multiples of estimated calendar years 1996, 1997 and 1998 net income and latest 12 months and latest quarter annualized net revenue, EBITDA and EBITDAR of the Long-Term Care Companies were as follows: (i) estimated calendar years 1996, 1997 and 1998 net income: 10.2x to 27.0x, 10.4x to 22.6x and 9.6x to
19.1x, respectively; (ii) latest 12 months and latest quarter annualized net revenue: 0.3x to 2.3x and 0.3x to 2.2x, respectively; (iii) latest 12 months and latest quarter annualized EBITDA: 5.7x to 14.2x and 3.9x to 13.1x, respectively; and (iv) latest 12 months and latest quarter annualized EBITDAR: 3.3x to 16.4x and 3.4x to 12.8x, respectively. The multiples of estimated calendar years 1996, 1997, 1998, latest 12 months and latest quarter annualized net revenue, EBITDA and EBITDAR of IHS were 17.6x, 15.1x, 12.9x, 1.1x, 1.2x, 11.2x, 8.1x, 10.2x and
7.8x, respectively.


     Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed the purchase price and implied transaction value multiples paid or proposed to be paid in 10 selected transactions in the home healthcare services industry, consisting of (acquiror/target): IHS/Coram Healthcare Corporation; Apria Healthcare Group Inc./Vitas Healthcare Corporation; The


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

Olsten Corporation/Quantum Health Resources, Inc.; Homedco Group Inc./Abbey Healthcare Group, Inc.; Coram Healthcare Corporation/Caremark Home Infusion Units; W.R. Grace & Co./Home Nutritional Services, Inc.; Caremark International Inc./Critical Care America, Inc.; Abbey Healthcare Group/ Total Pharmaceutical Care; The Olsten Corporation/Lifetime Corporation; and W.R. Grace & Co./ Home Intensive Care, Inc. (collectively, the "Selected Transactions"). Smith Barney compared purchase prices as multiples of, among other things, latest 12 months net income and implied transaction values as multiples of latest 12 months revenues, EBITDA and earnings before interest and taxes ("EBIT"). All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. Applying a range of multiples (excluding outliers) for the Selected Transactions of latest 12 months net income, revenues, EBITDA and EBIT of 19.2x to 32.7x, 0.57x to 1.55x, 7.1x to 15.6x and 10.9x to 24.7x, respectively, and an equity control premium of 25% to 40%, to corresponding financial data for RoTech resulted in an equity reference range for RoTech of approximately $14.97 to $33.91 per share, as compared to the equity value implied by the Exchange Ratio of $22.50 per share based on the closing stock price of IHS Common Stock on July 2, 1997.

     No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to RoTech, IHS or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

     Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of RoTech for the fiscal years 1998 through 2001, based on internal estimates of the management of RoTech. The stand-alone discounted cash flow analysis of RoTech was determined by (i) adding
(x) the present value of projected free cash flows over the four-year period from 1998 to 2001 and (y) the present value of RoTech's estimated terminal value in year 2001 and (ii) subtracting the current net debt of RoTech. The range of estimated terminal values for RoTech at the end of the four-year period was calculated by applying terminal value multiples ranging from 7.0x to 9.0x to RoTech's projected 2001 EBITDA, representing RoTech's estimated value beyond the year 2001. The cash flows and terminal values of RoTech were discounted to present value using discount rates ranging from 12.5% to 17.5%, with particular focus on a discount rate of 15%. Utilizing such terminal values and a discount rate of 15%, this analysis resulted in an equity reference range for RoTech of approximately $15.94 to $27.04 per share, as compared to the equity value implied by the Exchange Ratio of $22.50 per share based on the closing stock price of IHS Common Stock on July 2, 1997.

     Debt  Capacity  Analysis.  Smith Barney  performed an analysis  designed to determine the price that could be paid by a financial investor to complete a leveraged buyout (an "LBO") of RoTech, based on RoTech's latest quarter annualized EBITDA. For purposes of such analysis, Smith Barney assumed, among other things, that the transaction could be financed using a capital structure consisting of 40.0% bank debt at an assumed interest rate of 7.5%, 30% subordinated debt at an assumed interest rate of 10.5%, and 30% equity. This analysis resulted in an equity reference range for RoTech of approximately $18.14 to $22.90 per share, as compared to the equity value implied by the Exchange Ratio of $22.50 per share based on the closing stock price of IHS Common Stock on July 2, 1997.

     Contribution Analysis. Smith Barney analyzed the respective contributions of RoTech and IHS to the estimated revenue, EBITDA, EBIT and net income of the combined company for the latest 12 months and calendar years 1997 and 1998, assuming certain cost savings and other potential synergies anticipated by the managements of RoTech and IHS to result from the Merger were achieved. This analysis indicated that (i) for the latest 12 months, RoTech would have contributed approximately 21.3% of revenue, 31.2% of EBITDA, 25.8% of EBIT and 30.5% of net income, and IHS would have contributed approximately 78.7% of revenue, 68.8% of EBITDA, 74.2% of EBIT and 69.5% of net income, of the combined company; (ii) in calendar year 1997, RoTech would contribute approximately 19.7% of revenue, 30.6% of EBITDA, 25.4% of EBIT and 31.8% of net income, and IHS would contribute approximately 80.3% of revenue, 69.4% of EBITDA, 74.6% of EBIT and 68.2% of net income, of the combined company; and (iii) in calendar year 1998, RoTech would contribute approxi-


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

mately 23.3% of revenue, 34.1% of EBITDA, 28.7% of EBIT and 35.1% of net income, and IHS would contribute approximately 76.7% of revenue, 65.9% of EBITDA, 71.3% of EBIT and 64.9% of net income, of the combined company. Based on the Exchange Ratio, current stockholders of RoTech and IHS would own approximately 31.2% and 68.8%, respectively, of the equity value of the combined company upon consummation of the Merger, and RoTech and IHS would constitute approximately 26.7% and 73.3%, respectively, of the enterprise value of the combined company.

     Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of IHS for the fiscal years ended 1997 through 1999, based on internal estimates of the managements of RoTech and IHS. The results of the pro forma merger analysis suggested that the Merger could be dilutive to the EPS of IHS in fiscal year 1997 and accretive to the EPS of IHS in fiscal years 1998 and 1999, assuming certain cost savings and other potential synergies anticipated by the managements of RoTech and IHS to result from the Merger were achieved. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) indications of interest received from third parties other than IHS; (ii) historical and projected financial results of RoTech and IHS; (iii) the history of trading prices and volume for RoTech Common Stock and IHS Common Stock and the relationship between movements of such common stock, movements in the common stock of the Selected Companies and Long-Term Care Companies and movements in the S&P Industrial 500 Index; (iv) selected published analysts' reports on RoTech and IHS, including analysts' estimates as to the earnings growth potential of RoTech and IHS; and
(v) a comparison of the Exchange Ratio with the historical ratio of the daily closing prices of RoTech Common Stock and IHS Common Stock.

     Pursuant to the terms of Smith Barney's engagement, RoTech has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee equal to 0.75% of the total consideration (including liabilities assumed) payable in connection with the Merger. RoTech has also agreed to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

     Smith Barney has advised RoTech that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of RoTech and IHS for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided investment banking services to RoTech and IHS unrelated to the proposed Merger, for which services Smith Barney has received compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with RoTech and IHS.

     Smith Barney is an internationally recognized investment banking firm and was selected by RoTech based on Smith Barney's experience, expertise and familiarity with RoTech and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

REGULATORY APPROVALS

     As conditions precedent to the consummation of the Merger, the Merger Agreement requires, among other things, that (i) no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, county, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated thereby illegal and (ii) none of IHS, Merger Sub or RoTech nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (a) prevents or materially delays the consummation of the Merger or (b) would impose any material limitation on the ability of IHS effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets or business of RoTech, taken as a whole.


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

     Certain persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither IHS nor RoTech intends to seek any further stockholder approval or authorization of the Merger Agreement as a result of any action that it may take to resist or resolve any objections by the FTC or other objections, unless required to do so by applicable law.


     The HSR Act provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the DOJ and the FTC and certain waiting period requirements have been satisfied. On August 13, 1997, IHS and RoTech made their respective filings with the DOJ and the FTC with respect to the Merger Agreement, and on September 12, 1997 the waiting period under the HSR Act expired. Notwithstanding the expiration of the waiting period of the HSR Act, the FTC, the DOJ or others could take action under the antitrust laws, including, prior to the Effective Time, seeking to enjoin the consummation of the Merger or, after the Effective Time, seeking the divestiture by IHS of all or any part of the assets of RoTech acquired in the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     The operations of each of IHS and RoTech are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result, IHS and RoTech will be required to file applications and notices with various federal and state regulatory agencies, including without limitation the United States Drug Enforcement Agency, in connection with the transactions contemplated by the Merger Agreement.


NYSE LISTING

     A Subsequent Listing Application will be filed with the NYSE to list the shares of IHS Common Stock to be issued to RoTech stockholders in connection with the Merger. Although no assurance can be given that the shares of IHS Common Stock so issued will be accepted for listing, IHS anticipates that these shares will qualify for listing on the NYSE, upon official notification of issuance thereof. It is a condition to the Merger that such shares of IHS Common Stock be approved for listing on the NYSE, upon official notice of issuance, at the Effective Time.


LIMITATIONS ON RESALE OF IHS COMMON STOCK BY AFFILIATES

     IHS Common Stock to be issued to RoTech stockholders in connection with the Merger has been registered under the Securities Act. IHS Common Stock received by RoTech stockholders upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as such term is used in Rule 145 promulgated under the Securities Act) of RoTech or IHS. Affiliates of RoTech or IHS may not sell their shares of IHS Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145 under the Securities Act, for one year following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of IHS Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such one-year period within any three-month period for purposes of Rule 145 under the Securities Act may not exceed the greater of 1% of the outstanding shares of IHS Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 under the Securities Act would remain available to Affiliates only if IHS remained current with its information filings with the Commission under the Exchange Act. One year after the Effective Time, an Affiliate would be able to sell such IHS Common Stock without such manner of sale or volume limitations, provided that IHS was current with its Exchange Act information filings and such Affiliate was not then an Affiliate of IHS. Two years after the Effective Time, an Affiliate would be able to sell such shares of IHS Common Stock without any restrictions so long as such Affiliate was not, and had not been for at least three months prior thereto, an Affiliate of IHS.

ADDITIONAL INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the RoTech Board with respect to the Merger Agreement and the transactions contemplated thereby, RoTech stockholders should be aware that certain members of the management of RoTech and of the RoTech Board have certain interests in the Merger that are in addition to the interests of stockholders of RoTech generally. Certain of these persons may have participated in the negotiation and consideration of the Merger Agreement as well as certain of the arrangements described below. The RoTech Board was aware of the arrangements and that such arrangements may give these individuals interests in the Merger that are in addition to the interests of stockholders generally and determined that such additional interests did not alter its conclusions regarding the Merger or its recommendation to RoTech's stockholders. See "- Recommendations of the Boards of Directors - RoTech."

     Arrangements with Stephen P. Griggs. In connection with and as a condition to the Merger, Mr. Griggs will enter into a five-year agreement with RoTech whereby he will serve as President of RoTech at a base salary of $500,000 per annum. Under his employment agreement, Mr. Griggs will receive a $500,000 bonus in each year in which RoTech's net income contribution to IHS equals or exceeds specified targets, with an additional bonus determined by IHS to be paid if the net income contribution target is exceeded. In addition, in connection with the Merger Mr. Griggs will receive a one-time cash sign-on bonus of $3.5 million, payable at the Closing, and be issued warrants to purchase 750,000 shares of IHS Common Stock, at a per share exercise price equal to the average closing sales price of the IHS Common Stock on the NYSE for the 15 business days prior to the Closing Date, such warrants to vest at a rate of 20% per year beginning on the first anniversary of the Closing Date (subject to acceleration upon Mr. Griggs' death or the occurrence of a change in control of IHS). Pursuant to a related agreement, RoTech will also be obligated to pay to Mr. Griggs the amount of any excise tax payable by him under Section 4999 of the Code (or any corresponding provisions of state or local tax law) as a result of any payments to him pursuant to his employment agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Mr. Griggs is in the same economic position in which he would have been if the provisions of Section 4999 of the Code (or any corresponding provisions of state of local tax law) had not been applicable.

     Arrangements with Mr. Kennedy. In connection with and as a condition to the Merger, Mr. William P. Kennedy, RoTech's Chairman and Chief Executive Officer, will enter into a severance and non-competition agreement with RoTech which provides that he will resign as an officer and director of RoTech upon the Closing of the Merger. Following the Merger, Mr. Kennedy will serve as a consultant to RoTech for three years for a consulting fee of $1.0 million, payable in one lump sum at the Closing. In addition, Mr. Kennedy has agreed that following the Merger, he will not compete with IHS or RoTech for 15 years in consideration of a non-compete payment of $4.0 million, payable in one lump sum at the Closing, although beginning five years after the Closing Mr. Kennedy can provide consulting services to competing businesses. Pursuant to a related agreement, RoTech will also be obligated to pay to Mr. Kennedy the amount of any excise tax payable by him under Section 4999 of the Code (or any corresponding provisions of state or local tax law) as a result of any payments to him pursuant to the severance and non-competition agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Mr. Kennedy is in the same economic condition in which he would have been if the provisions of Section 4999 of the Code (or any corresponding provisions of state or local tax law) had not been applicable. In addition, IHS has reached an agreement in principle to purchase, for $4.0 million, a 30% interest in a newly-formed limited partnership controlled by Mr. Kennedy, which limited partnership will enter into a marketing arrangement for pharmaceutical products produced by Nephron Pharmaceuticals Corporation, a corporation wholly-owned by Mr. Kennedy, all on terms to be mutually agreed upon.

     Arrangements with Ms. Irish. In connection with and as a condition to the Merger, Ms. Rebecca R. Irish, RoTech's Chief Financial Officer, will enter into a severance and non-competition agreement with RoTech which provides that she will resign as an officer of RoTech upon the Closing of the Merger. Following the


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

Merger, Ms. Irish will serve as a consultant to RoTech for two years for a consulting fee of $250,000, payable in one lump sum at the Closing. In addition, Ms. Irish has agreed that following the Merger, she will not compete with IHS or RoTech for 15 years in consideration of a non-compete payment of $1.0 million, payable in one lump sum at the Closing, although beginning five years after the Closing Ms. Irish can provide services to competing businesses as a consultant, employee or otherwise. Pursuant to a related agreement, RoTech will also be obligated to pay to Ms. Irish the amount of any excise tax payable by her under
Section 4999 of the Code (or any corresponding provisions of state or local tax law) as a result of any payments to her pursuant to the severance and non-competition agreement or in connection with the Merger, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Ms. Irish is in the same economic position in which she would have been if the provisions of Section 4999 of the Code (or any corresponding provisions of state or local tax law) had not been applicable.

     Stock Options and Rights. Pursuant to the terms of the Merger Agreement and the outstanding options, as of the Effective Time, by virtue of the Merger and without any action on the part of the optionholders, each option to purchase shares of RoTech Common Stock that is outstanding immediately prior to the Effective Time ("RoTech Options"), whether or not exercisable, shall be replaced by a substitute option (such new options being hereinafter referred to as "IHS Exchange Options") to purchase that number of shares of IHS Common Stock equal to the number of shares of RoTech Common Stock subject to such option multiplied by the Exchange Ratio at an exercise price per share of IHS Common Stock equal to the option price per share of RoTech Common Stock subject to such option in effect immediately prior to the Effective Time divided by the Exchange Ratio. Each such IHS Exchange Option will otherwise contain substantially the same terms and conditions as the RoTech Option it replaces, except that the IHS Exchange Options will allow "cashless" exercise. All unvested RoTech Options (other than options for 50,000 shares) will become fully-vested upon consummation of the Merger. Mr. Griggs, Ms. Irish and Ms. Janet Ziomek, Vice President of Finance of RoTech, currently own RoTech Options to purchase 850,000 shares, 200,000 shares and 100,000 shares, respectively, of RoTech Common Stock at weighted average per share exercise prices of $13.92, $5.94 and $13.88, respectively. Upon consummation of the Merger, the RoTech Options of Mr. Griggs, Ms. Irish and Ms. Ziomek will become, if wholly unexercised prior to the Effective Time, IHS Exchange Options to purchase 493,510 shares, 116,120 shares and 58,060 shares, respectively, of IHS Common Stock at weighted average per share exercise prices of $23.98, $10.23 and $23.91, respectively.

     In addition, each of William A. Walker II, Jack T. Weaver and Leonard Williams, the directors of RoTech other than William P. Kennedy and Stephen P. Griggs, is a participant in RoTech's Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan"). Under the Restricted Stock Plan, as amended, each non-employee director of RoTech is entitled, for each year of service on the RoTech Board, to that number of shares of RoTech Common Stock which results from dividing the sum of $5,000 by the price of a share of RoTech Common Stock at the close of trading on the date of the annual meeting of RoTech stockholders. Each of Messrs. Walker, Weaver and Williams is currently entitled to 1,764 shares of RoTech Common Stock pursuant to the Restricted Stock Plan, which shares will vest and be distributed simultaneous with consummation of the Merger, and each of them will receive 1,024 shares of IHS Common Stock in respect thereof in the Merger.

     Indemnification of RoTech Directors and Executive Officers. IHS and Merger Sub have agreed, from and after the Effective Time, to continue to advance legal fees and expenses and to indemnify present and former officers and directors of RoTech, as provided in RoTech's Articles of Incorporation and By-laws as now in effect, and to continue to perform under indemnification agreements currently in effect between RoTech and certain of its officers and directors, and IHS has agreed to maintain in effect for a period of five years after the Effective Time policies of directors' and officers' liability insurance with substantially the same coverage and containing substantially similar terms and conditions as RoTech's current policies in respect of acts, omissions or matters occurring prior to the Effective Time and subject to certain limitations (provided, however, that the foregoing does not obligate IHS to provide any greater officers' and director's liability insurance than that generally provided to IHS' officers and directors). See "The Merger Agreement - Indemnification; Insurance."


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

ACCOUNTING TREATMENT


     The Merger will be accounted for under the "purchase" method of accounting in accordance with GAAP. Under this method of accounting, the Merger consideration will be allocated to RoTech's assets and liabilities based upon their estimated fair market value at the Closing Date of the Merger. The excess, if any, of purchase price over the fair values of the net assets acquired will be recorded as intangible assets and amortized over a 15 to 40 year estimated life for accounting purposes. Assuming a price per share of IHS Common Stock on the Closing Date of the Merger of $34.625 (the closing price of IHS Common Stock on September 18, 1997 (the last trading day prior to the date of this Joint Proxy Statement/Prospectus)) and based on the approximately 24,177,000 shares of RoTech Common Stock outstanding on April 30, 1997, IHS will recognize intangible assets of approximately $544.2 million (substantially all of which will be goodwill), which will result in annual amortization expense of approximately $13.8 million. The actual amount of intangible assets will be based upon the closing price of the IHS Common Stock on the day the Merger is consummated and the number of shares of IHS Common Stock issued in the Merger. At September 18, 1997 (the last business day prior to the date of this Joint Proxy Statement/Prospectus), 26,439,322 shares of RoTech Common Stock were outstanding. In addition, RoTech's operating results will be included in IHS' consolidated operating results from and after the Closing Date of the Merger.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary, based upon current law, is a general discussion of the principal federal income tax consequences of the Merger, assuming the Merger is consummated as contemplated herein. This summary is based upon the Code, applicable regulations promulgated under the Code by the Treasury Department ("Treasury Regulations") and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of RoTech Common Stock who hold their shares of RoTech Common Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of RoTech Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, and holders who acquire RoTech Common Stock pursuant to the exercise of options or otherwise as compensation), and it does not discuss any aspect of state, local, foreign or other tax laws. Consequently, each holder of RoTech Common Stock should consult his, her or its own tax advisor as to the specific tax consequences of the Merger to that stockholder.

     Neither IHS nor RoTech has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. The respective obligations of RoTech and IHS to consummate the Merger are conditioned upon receipt of certain legal opinions relating to the federal income tax consequences of the Merger, in form and substance satisfactory to RoTech and IHS and their respective counsel. The opinions of such counsel are based upon the facts that are described herein, and upon certain assumptions and customary representations made by RoTech, IHS and Merger Sub and by the management of RoTech and by the management of IHS and Merger Sub. Such opinions are also based upon the Code, Treasury Regulations currently in effect thereunder, current administrative rulings and practice by the Service, and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the Service, and there can be no assurance, and none is hereby given, that the Service will not take a position which is contrary to one or more positions reflected in the opinions of such counsel, or that such opinions will be upheld by the courts if challenged by the Service. See "Risk Factors - Risks Related to Federal Income Tax Consequences."

     As of the date of this Joint Proxy Statement/Prospectus, Winderweedle, Haines, Ward & Woodman, P.A. has advised RoTech that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code,
(ii) no gain or loss will be recognized by RoTech as the result of the consummation of the Merger, and (iii) no gain or loss will be recognized by a RoTech stockholder upon the exchange of the shares of RoTech Common Stock for shares of IHS Common Stock pursuant to this Merger, except on the receipt of cash in lieu of a fractional share interest in IHS Common Stock.

     As of the date of this Joint Proxy Statement/Prospectus, Fulbright & Jaworski L.L.P. has advised IHS and Merger Sub that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code and (ii) no gain or loss will be recognized by either IHS, Merger Sub or RoTech as the result of the consummation of the Merger.

     Provided that the Merger constitutes a tax-free reorganization, the aggregate adjusted tax basis of the IHS Common Stock received (including any fractional share interests deemed received) by a stockholder of RoTech as a result of the Merger will be the same as the aggregate adjusted tax basis of the shares of RoTech Common Stock surrendered in exchange therefor. The holding period of the IHS Common Stock received (including any fractional share interests deemed received) by a stockholder of RoTech as a result of the Merger will include the holding period of the shares of RoTech Common Stock surrendered in exchange therefor. Any cash that a stockholder of RoTech receives in lieu of a fractional interest in IHS Common Stock will be treated as if the fractional share were distributed in the Merger and then redeemed, resulting in gain or loss upon receipt of such cash taxed as provided in Section 302 of the Code. To prevent "backup withholding" of federal income tax on any payments of cash to a RoTech stockholder in the Merger, a RoTech stockholder must, unless an exception applies under the applicable law and Treasury Regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. The exceptions provide that certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (i.e., Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. A Substitute Form W-9 will be provided to each RoTech stockholder in the letter of transmittal to be mailed to each holder after the Effective Time. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a RoTech stockholder by the Service, and any cash received by such stockholder may be subject to backup withholding at a rate of 31%.

     THE DISCUSSION SET FORTH ABOVE IS INTENDED ONLY AS A GENERAL SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER BASED ON EXISTING LAW AS OF THE DATE OF THIS JOINT PROXY STATEMENT/ PROSPECTUS, AND DOES NOT PURPORT TO BE AN ANALYSIS OR DISCUSSION OF ANY CONSEQUENCES ARISING UNDER THE TAX LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. STOCKHOLDERS OF ROTECH ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).


NO APPRAISAL RIGHTS

     Under the DGCL, no holders of IHS Common Stock will be entitled to appraisal rights in connection with the Merger because the shares of IHS Common Stock entitled to vote on the Merger are listed on the NYSE and also because approval of the Merger by the holders of IHS Common Stock is not required under the DGCL. Under the FBCA, no holders of RoTech Common Stock will be entitled to appraisal rights in connection with the Merger because the shares of RoTech Common Stock are listed on the Nasdaq National Market.


ROTECH DEBENTURES

     As of the Effective Time, RoTech's outstanding 5 1/4% convertible subordinated debentures due 2003 (the "RoTech Debentures") in the aggregate principal amount of $110 million and having a current conversion price of $26.25 per share of RoTech Common Stock (38.1 shares per $1,000 principal amount of RoTech Debentures) will become convertible into IHS Common Stock at a conversion price of $45.21 per share (22.12 shares per $1,000 principal amount of RoTech Debentures). Pursuant to the terms of the indenture under which the RoTech Debentures were issued, IHS is obligated to offer to repurchase the RoTech Debentures immediately following the Merger.

                             THE MERGER AGREEMENT

     The  following  description  of  the  material  provisions  of  the  Merger
Agreement is only a summary and does not purport to be complete. This description is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is incorporated herein by reference and attached as Appendix A hereto. All IHS and RoTech stockholders are urged to read carefully the Merger Agreement in its entirety.


THE MERGER

     The Merger Agreement provides that, subject to the approval of the Merger Agreement by the stockholders of IHS and Rotech and the satisfaction or waiver of other conditions to the Merger, Merger Sub will be merged with and into RoTech, with RoTech continuing as the Surviving Corporation and as a direct wholly-owned subsidiary of IHS.


EFFECTIVE TIME AND EFFECTS OF THE MERGER

     If the Merger Agreement is approved by the stockholders of IHS and RoTech, and the other conditions to the Merger are satisfied or waived, the Effective Time will occur at the time of filing of a certificate of merger, in the form required by and executed in accordance with the FBCA, with the Secretary of State of the State of Florida. It is presently contemplated that the Effective Time will occur as promptly as practicable after the Merger Agreement has been approved by the stockholders of IHS and RoTech. At the Effective Time, the Articles of Incorporation and By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualify in the manner provided in the articles of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by law.


CONVERSION OF ROTECH SHARES

     The Merger Agreement provides that, as of the Effective Time, by virtue of the Merger and without any action on the part of any RoTech stockholder, (i) each share of RoTech Common Stock issued and outstanding immediately prior to the Effective Time (except for shares, if any, owned by RoTech as treasury stock or owned by any wholly-owned subsidiary of RoTech) shall be converted into the right to receive .5806 of a share of IHS Common Stock; and (ii) each issued and outstanding share of common stock of Merger Sub immediately prior to the Effective Time shall be converted into one newly issued share of common stock, par value $.01 per share, of the Surviving Corporation. At the Effective Time all shares of RoTech Common Stock owned by RoTech or any wholly-owned subsidiary of RoTech shall automatically be canceled as a result of the consummation of the Merger.


     For a description of the treatment of outstanding options to purchase RoTech Common Stock and the RoTech Debentures, see "- Stock Options" and "The Merger - RoTech Debentures." ROTECH STOCKHOLDERS SHOULD NOT SURRENDER THEIR SHARE CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM.



NO FRACTIONAL SHARES OF IHS COMMON STOCK

     No fractional shares of IHS Common Stock will be issued in the Merger. In lieu of any such fractional shares of IHS Common Stock, each holder of shares of RoTech Common Stock who otherwise would be entitled to receive a fractional share of IHS Common Stock pursuant to the Merger will be paid an amount in cash, without interest, equal to such fraction multiplied by the Average IHS Trading Price (as defined below). The fractional share interests of each RoTech stockholder will be aggregated, and no RoTech stockholder will receive cash in an amount equal to or greater than the value of one full share of IHS Common Stock. The "Average IHS Trading Price" means the average closing price of the IHS Common Stock on the NYSE Composite Tape for the 30 trading day period ending on the second trading day prior to the Closing Date.


EXCHANGE OF SHARE CERTIFICATES

     Exchange Agent. Prior to the Effective Time, IHS will enter into an agreement with the Exchange Agent which will provide that IHS shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of RoTech Shares, certificates representing the shares of IHS Common Stock (together with any dividends or distributions with respect thereto with a record date after the Effective Time, the "Exchange Fund") which are issuable in exchange for outstanding RoTech Shares pursuant to the Merger Agreement.

     Exchange Procedures. As soon as reasonably practicable, but no later than ten business days after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding RoTech Shares (the "Certificates") whose shares were converted into the right to receive IHS Common Stock pursuant to the Merger Agreement (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as IHS may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of IHS Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of IHS Common Stock which such holder has the right to receive pursuant to the provisions of the Merger Agreement and any cash which may be paid in lieu of a fractional share of IHS Common Stock, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of RoTech Shares which is not registered in the transfer records of RoTech, a certificate representing the proper number of shares of IHS Common Stock may be issued, and any cash which may be paid in lieu of a fractional share of IHS Common Stock may be paid, to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of IHS Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of IHS that such tax has been paid or is not applicable. Until surrendered as contemplated by the Merger Agreement, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of IHS Common Stock and cash in lieu of any fractional shares of IHS Common Stock as contemplated by the Merger Agreement. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of IHS Common Stock or on any cash dividends or distributions payable with respect to IHS Common Stock. To the extent permitted by law, former stockholders of record of RoTech shall be entitled to vote after the Effective Time at any meeting of IHS stockholders the number of whole shares of IHS Common Stock into which their respective RoTech Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing IHS Common Stock in accordance with the Merger Agreement.

     Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to IHS Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of IHS Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder until the surrender of such Certificate in accordance with the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of IHS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of IHS Common Stock to which such holder is entitled pursuant to the Merger Agreement and the amount of dividends or other distri-


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

butions with a record date after the Effective Time theretofore paid with respect to such whole shares of IHS Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of IHS Common Stock.

     No Further Ownership Rights in RoTech Shares. All shares of IHS Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of the Merger Agreement (including any cash paid in lieu of fractional shares of IHS Common Stock and any cash paid in respect of dividends or distributions on shares of IHS Common Stock) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the RoTech Shares theretofore represented by such Certificates.

     No Fractional Shares. No certificates or scrip representing fractional shares of IHS Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of IHS. Each holder of shares of RoTech Common Stock exchanged pursuant to the Merger Agreement who would otherwise have been entitled to receive a fraction of a share of IHS Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Common Stock multiplied by the Average IHS Trading Price.

     Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to IHS, upon demand, and any holders of the Certificates who have not theretofore surrendered such Certificates shall thereafter look only to IHS for payment of IHS Common Stock, any cash in lieu of fractional shares of IHS Common Stock and any dividends or distributions with respect to IHS Common Stock.

     No Liability. None of IHS, Merger Sub, RoTech or the Exchange Agent shall be liable to any person in respect of any shares of IHS Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


TREATMENT OF ROTECH STOCK OPTIONS

     As of the Effective Time, by virtue of the Merger and without any action on the part of the participants therein, each option to purchase shares of RoTech Common Stock that is outstanding immediately prior to the Effective Time ("RoTech Options"), whether or not exercisable, shall be replaced by a substitute option (such new options being hereinafter referred to as "IHS Exchange Options") to purchase that number of shares of IHS Common Stock equal to the number of shares of RoTech Common Stock subject to such option multiplied by the Exchange Ratio at an exercise price per share of IHS Common Stock equal to the option price per share of RoTech Common Stock subject to such option in effect immediately prior to the Effective Time divided by the Exchange Ratio. Each such IHS Exchange Option will otherwise contain substantially the same terms and conditions as the RoTech Option it replaces, provided that the IHS Exchange Options will permit cashless exercise. Pursuant to the terms of the plans under which the RoTech Options were issued, the unvested portion of each RoTech Option issued under such plans (other than options for 50,000 shares) will immediately vest upon consummation of the Merger. As of the RoTech Record Date, 3,172,000 shares of RoTech Common Stock were issuable upon the exercise of outstanding RoTech Options, which options, given the Exchange Ratio of .5806 of a share of IHS Common Stock per share of RoTech Common Stock, will be converted to become options to purchase approximately 1,841,663 shares of IHS Common Stock at the Effective Time. The weighted average exercise price per share of all RoTech Options outstanding as of the RoTech Record Date is $11.647 per share of RoTech Common Stock. Following the Merger, the weighted average exercise price per share of IHS Exchange Options will be approximately $20.06 per share of IHS Common Stock.

     IHS has agreed to use its reasonable best efforts to file within thirty days after the Effective Time a registration statement on Form S-8 (or other appropriate form under the Securities Act) to register the shares of IHS Common Stock issuable upon exercise of the IHS Exchange Options and to use its reasonable efforts to have such registration statement declared effective and to maintain the effective-


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

ness of such registration statement until the exercise or expiration of all such options. To the extent permitted by applicable law, IHS shall register the reoffer and resale by affiliates of IHS of the shares of IHS Common Stock issued upon exercise of the IHS Exchange Options.


REPRESENTATIONS AND WARRANTIES

     Under the Merger Agreement, IHS, Merger Sub and RoTech have each made a number of representations regarding the organization and capital structures of the respective companies and their affiliates, their filings with the Commission, their operations, financial condition and other matters, including their authority to enter into the Merger Agreement and to consummate the Merger. None of the representations and warranties of the parties shall survive the Effective Time.


CONDITIONS TO THE MERGER

     Mutual Conditions. The respective obligations of each of IHS, Merger Sub and RoTech to effect the Merger are subject to certain conditions, including the following: (i) none of IHS, Merger Sub or RoTech nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the Merger or would impose any material limitation on the ability of IHS effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets or business of RoTech, taken as a whole; (ii) no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other significant transaction contemplated by the Merger Agreement illegal; (iii) the holders of shares of RoTech Common Stock and the holders of shares of IHS Common Stock each shall have approved the adoption of the Merger Agreement; (iv) the shares of IHS Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE, upon official notice of issuance, and shall have been issued in transactions qualified or exempt from registration under applicable state securities laws; (v) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective and no stop order with respect thereto shall be in effect; (vi) IHS, Merger Sub and RoTech shall have received all consents, approvals and authorizations of third parties that are required of such third parties prior to the consummation of the Merger, except where the failure to obtain such consents, approvals or authorizations would not have a material adverse effect on the business of the Surviving Corporation; (vii) all approvals of the Merger required under the HSR Act shall have been obtained or the waiting periods thereunder shall have expired; and
(viii) each party shall have received the consent to the Merger of its senior bank lenders (which consents have been received prior to the date hereof).

     Conditions to the Obligations of IHS and Merger Sub. The obligations of IHS and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement are further subject to, among others, the following conditions: (i) RoTech shall have performed in all material respects each of the agreements and acts required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of RoTech set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), provided that RoTech shall not be deemed to be in breach of any such representations or warranties
(a) if the inaccuracies of all representations of RoTech set forth in the Merger Agreement would not, in the aggregate, have a material adverse effect on RoTech and its subsidiaries, taken as a whole or (b) if IHS knew or should have known such breach would arise from the taking of any action permitted to be taken by RoTech pursuant to Section 7.2 of the Merger Agreement; (iii) IHS and Merger Sub shall have obtained, or obtained the transfer of, any licenses and other regulatory approvals necessary prior to the Effective Time to allow the Surviving Corporation to operate RoTech's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation; (iv) IHS shall have received an opinion from Fulbright & Jaworski L.L.P. to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and the opinion of Winderweedle, Haines, Ward & Woodman, P.A., counsel to RoTech, with respect to certain other matters; (v) all consents, authorizations, orders


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

and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time; (vi) the opinion of DLJ dated July 6, 1997 shall not have been adversely modified or withdrawn as of the date of mailing of this Joint Proxy Statement/ Prospectus; (vii) each of Messrs. Griggs and Kennedy and Ms. Irish shall have terminated their employment agreement with RoTech and (a) Mr. Griggs, RoTech's President and Chief Operating Officer, shall have entered into a five-year employment agreement with RoTech and (b) each of Mr. Kennedy, RoTech's Chairman and Chief Executive Officer, and Ms. Irish, RoTech's Chief Financial Officer, shall have entered into a severance and non-competition agreement with RoTech; and (viii) IHS shall have received a "cold comfort" letter from Deloitte & Touche LLP, RoTech's independent accountants, dated the Effective Time and addressed to IHS, as to such matters reasonably requested by IHS.

     Conditions to the Obligation of RoTech. The obligation of RoTech to consummate the Merger and the other transactions contemplated by the Merger Agreement is further subject to, among others, the following conditions: (i) IHS and Merger Sub shall have performed in all material respects each of the agreements and acts required to be performed by them at or prior to the Closing Date; (ii) the representations and warranties of IHS and Merger Sub set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), provided that IHS shall not be deemed to be in breach of any such representations or warranties if the inaccuracies of all representations and warranties of IHS set forth in the Merger Agreement would not, in the aggregate, have a material adverse effect on IHS and its subsidiaries, taken as a whole;
(iii) RoTech shall have received an opinion from Winderweedle, Haines, Ward & Woodman, P.A., to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and the opinion of Blass & Driggs with respect to certain other matters; (iv) the opinion from Smith Barney opining that the consideration to be received in the Merger is fair to RoTech's stockholders from a financial point of view shall not have been adversely modified or withdrawn as of the date of this Joint Proxy Statement/Prospectus;
(v) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time; and (vi) RoTech shall have received a letter from KPMG Peat Marwick LLP, IHS' independent accountants, dated the Effective Time and addressed to RoTech, as to such matters reasonably requested by RoTech.


CONDUCT OF ROTECH BUSINESS PENDING THE MERGER; OTHER COVENANTS

     The Merger Agreement provides that, prior to the Effective Time or the termination of the Merger Agreement, RoTech will conduct its business in the ordinary course and will use its commercially reasonable best efforts to preserve the business organization of RoTech intact, to keep available to IHS and the Surviving Corporation the services of the present employees of RoTech, and to preserve for IHS and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with RoTech.

     Under the Merger Agreement, RoTech has agreed that, prior to the Effective Time, it will not and will not permit any of its subsidiaries to (in each case other than (i) as contemplated by the terms of the Merger Agreement and the other documents contemplated thereby, (ii) with respect to transactions for which there is a binding commitment existing prior to the date of the Merger Agreement, and (iii) certain other transactions disclosed to IHS), without first obtaining the written consent of IHS: (i) encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of RoTech, other than in the ordinary course of business;
(ii) enter into any employment contract which is not terminable upon notice of 90 days or less, at will, and without penalty except as provided in the Merger Agreement; (iii) enter into any contract or agreement which (a) cannot be terminated or does not terminate within 12 months or less without cause or (b) obligates RoTech for amounts in excess of $250,000; (iv) make any payment or distribution to the trustee under


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

any bonus, pension, profit-sharing or retirement plan or arrangement or incur any obligation to make any such payment or contribution which is not in accordance with RoTech's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, options, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate or modify any plan; (v) guarantee the obligations of any person, firm or corporation, except in the ordinary course of business consistent with prior practices; (vi) amend its Articles of Incorporation or By-laws; (vii) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization, except pursuant to options, warrants, conversion rights or other contractual rights disclosed in the Merger Agreement (provided that RoTech may issue to employees additional options to purchase up to 100,000 shares of RoTech Common Stock at an exercise price of not less than the market value of such stock as of the date of grant); (viii) discharge or satisfy any material lien or encumbrance, or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than
(a) liabilities shown or reflected on the April 30, 1997 balance sheet of RoTech (the "RoTech Balance Sheet") or (b) liabilities incurred since the date of the RoTech Balance Sheet in the ordinary course of business; (ix) increase or establish any reserve for taxes or any other liability on its books or otherwise provide therefor, except as may be required due to income from operations of RoTech since the date of the RoTech Balance Sheet in the ordinary course of business; (x) mortgage, pledge or subject to any lien, charge or other encumbrance any assets, tangible or intangible, other than in the ordinary course of business; (xi) acquire any assets, securities or businesses in excess of $5.0 million in any one transaction or sell or transfer any material assets, cancel any material debts or claims or waive any material rights; (xii) (a) grant any general or uniform increase in the rates of pay of employees or grant any material increase in salary payable or to become payable by RoTech to any officer or employee, consultant or agent (except as provided by contract or bonus plan), or (b) by means of any bonus or pension plan, contract or other commitment, increase in a material respect the compensation of any director, officer, employee, consultant or agent, except for bonuses payable to non-officer employees in the ordinary course of business; (xiii) except for the Merger Agreement and any other agreement executed and delivered pursuant to the Merger Agreement, enter into any material transaction other than in the ordinary course of business; (xiv) suffer the loss of, terminate or modify any contract to which it or any of its subsidiaries is a party involving more than $250,000 of annual revenue or expense other than in accordance with its terms; (xv) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or, directly or indirectly, redeem, repurchase or otherwise acquire any shares of its capital stock; (xvi) suffer any material casualty or loss not covered by insurance; (xvii) make any material change in applicable accounting policies; (xviii) close any location from which it operates its business except in the ordinary course of business; or (xix) enter into any agreement or commitment to do any of the foregoing.

     The Merger Agreement contains certain other covenants, including covenants relating to (i) access to information; (ii) the calling and holding of stockholder meetings to approve and adopt the Merger Agreement; (iii) the preparation and filing of this Joint Proxy Statement/Prospectus and the Registration Statement; (iv) the listing of the IHS Common Stock to be issued in the Merger on the NYSE; (v) the obtaining of all required governmental and third party approvals, consents, authorizations and permits, including without limitation the making of all filings under the HSR Act and the exemption of the Merger from state anti-takeover statutes; (vi) public announcements; (vii) the resignation of RoTech officers and directors on or prior to the Closing Date;
(viii) the preparation by RoTech and delivery to IHS of certain monthly financial statements; (ix) the filing with the Commission of all periodic reports required under the Exchange Act; (x) the parties not taking any action, or the parties failing to take action, which would cause their respective representations and warranties to be untrue in any material respect, which would cause any conditions to the Merger not to be satisfied, which would delay the Effective Time, which would materially adversely affect the ability of any party to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of such party to consummate the Merger; (xi) coordination and cooperation with respect to actions and filings with governmental agencies, officers or authorities and other third parties, including the holders of the RoTech Debentures; (xii) the obtaining of tax opinions (see "The


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Merger - Certain  Federal Income Tax  Consequences");  (xiii) notices of certain events; and (xiv) the requirement that IHS obtain RoTech's consent before entering into any transaction which would require IHS to issue shares of IHS Common Stock having a market value at the time of issuance of more than $250 million.


NO SOLICITATION

     RoTech has agreed, until the earlier of the Effective Time or the termination of the Merger Agreement, not to initiate, solicit or encourage (including by way of furnishing assistance or proprietary information), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any RoTech Competing Transaction (as hereinafter defined), or enter into any discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a RoTech Competing Transaction or agree to or endorse any RoTech Competing Transaction or authorize or permit any of the officers, directors or employees of RoTech or its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by RoTech or any of its subsidiaries to take any such action; provided, however, that, prior to the receipt of the approval of the Merger by RoTech's stockholders at the RoTech Special Meeting, the RoTech Board shall not be prohibited from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide offer by such person or entity to acquire RoTech pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire greater than 50% of the assets of RoTech and its subsidiaries, taken as a whole, to the extent and only to the extent that (a) the RoTech Board, after consultation with and based upon advice of independent legal counsel, determines in good faith that such action is advisable for the RoTech Board to comply with its fiduciary duties under applicable law and (b) prior to furnishing information to, or entering into discussions or negotiations with, such person, RoTech provides notice to IHS and enters into a confidentiality agreement with such person reasonably calculated under the circumstances, in the reasonable judgment of RoTech, to protect the confidentiality of RoTech's proprietary information, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a RoTech Competing Transaction. A "RoTech Competing Transaction" means any of the following (other than the transactions contemplated by the Merger Agreement) involving RoTech:
(i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of RoTech and its subsidiaries, taken as a whole; (iii) any tender offer or exchange offer for more than 20% of the outstanding shares of the capital stock of RoTech; (iv) any person acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act) being formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding capital stock of RoTech; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, either before or after approval of matters presented in connection with the Merger by the holders of RoTech Common Stock and IHS Common Stock, (i) by mutual written consent of IHS, Merger Sub and RoTech or (ii) by either IHS or RoTech (a) if any approval of the holders of RoTech Common Stock or IHS Common Stock necessary to consummate the Merger and the transactions contemplated by the Merger Agreement has not been obtained, (b) if the Merger is not consummated on or before November 30, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement (however, the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a non-final order, decree, filing or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders), (c) if any court of competent jurisdiction or other governmental entity has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable, (d) in the event of a


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material  breach (as defined in the Merger  Agreement) by the other party of any representation, warranty, covenant or other agreement contained in the Merger Agreement which is not cured as provided therein (provided that the terminating party is not then in Material Breach (as defined in the Merger Agreement) of any representation, warranty, covenant or other agreement contained in the Merger Agreement), (e) in the event of notice pursuant to the Merger Agreement of a breach by the other party of any representation, warranty, covenant or other agreement contained in the Merger Agreement or notice from such party to the other party of such other party's breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement, in either case which cannot be or has not been cured as provided in the Merger Agreement (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement), (f) if the average of the last per share sale prices of the IHS Common Stock, as reported on the NYSE Composite Tape, for the ten consecutive trading days ending on the fifth trading day immediately preceding the date of the RoTech Special Meeting is equal to or less than $33.00 or (g) all of the mutual conditions to such party's obligation to consummate the Merger have been satisfied but any other condition to such party's obligation to consummate the Merger is not capable of being satisfied by November 30, 1997 (or such later date as permitted by clause (b) above).

     The Merger Agreement may be terminated by RoTech at any time prior to the Effective Time, either before or after approval of matters presented in connection with the Merger by the holders of RoTech Common Stock and IHS Common Stock, if (i) the RoTech Board shall have (a) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of RoTech Common Stock or shall have withdrawn such recommendation or
(b) approved, recommended or endorsed any RoTech Competing Transaction other than the Merger Agreement or (ii) the IHS Board fails to make or withdraws its recommendation of the adoption of the Merger Agreement or the Merger.

     The Merger Agreement may be terminated by IHS at any time prior to the Effective Time, either before or after approval of matters presented in connection with the Merger by the holders of RoTech Common Stock and IHS Common Stock, if (i) (a) the RoTech Board fails to make or withdraws its recommendation of the adoption of the Merger Agreement, (b) the RoTech Board shall have recommended to RoTech's stockholders any RoTech Competing Transaction or entered into an agreement with respect to a RoTech Competing Transaction or (c) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of RoTech is commenced, and the RoTech Board recommends, within the time period specified under Rule 14e-2 under the Exchange Act, that RoTech's stockholders tender their shares into such tender or exchange offer; or (ii) the IHS Board shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of IHS Common Stock or shall have withdrawn such recommendation,

     Each of IHS and RoTech has agreed to reimburse the other for fees incurred in connection with the Merger Agreement and to pay a termination fee if it terminates the Merger Agreement under certain circumstances. See "- Expenses and Termination Fees."


EXPENSES AND TERMINATION FEES

     The Merger Agreement provides that, except as otherwise described therein or agreed in writing, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such cost or expense.

     RoTech has agreed that if the Merger Agreement is terminated by (i) RoTech because the RoTech Board approves, recommends or endorses a RoTech Competing Transaction, or (ii) IHS because (a) the RoTech Board recommends to the RoTech stockholders a RoTech Competing Transaction or RoTech enters into an agreement with respect to a RoTech Competing Transaction or (b) a tender offer or exchange offer for 20% or more of the outstanding capital stock of RoTech is commenced and the RoTech Board recommends, within the time period specified under Rule 14e-2 under the Exchange Act, that RoTech's stockholders tender their shares, then RoTech will be obligated to reimburse all reasonable expenses incurred by IHS in connection with the Merger Agreement and to pay to IHS a termination fee in the amount of $25.0 million ($15.0 million in the event of a termination pursuant to clause (ii)(b) above if the tender or exchange offer is for at least 20% but less than 50% of the outstanding shares of capital stock of RoTech) (the "RoTech Termination Fee"). If the RoTech Termination Fee is paid, it will be IHS' sole and exclusive remedy against RoTech under the Merger Agreement. Alternatively, if the Merger Agreement is terminated by (i) RoTech because RoTech's Board determines, in the exercise of its fiduciary duty under applicable law, not to recommend the Merger, or shall have withdrawn such recommendation or (ii) by IHS because the RoTech Board fails to make or withdraws its recommendation of the Merger (unless as a result of the withdrawal of the opinion of Smith Barney for reasons other than a RoTech Competing Transaction), then RoTech will be obligated to pay to IHS a fee in the amount of $5.0 million.

     If the Merger Agreement is terminated by (i) IHS because IHS' Board determines, in the exercise of its fiduciary duty under applicable law, not to recommend the Merger, or shall have withdrawn such recommendation, or (ii) RoTech because the IHS Board fails to make or withdraws its recommendation of the Merger, then IHS will be obligated to pay to RoTech a fee in the amount of $10.0 million (the "IHS Termination Fee"). If the IHS Termination Fee is paid, it will be RoTech's sole and exclusive remedy against IHS under the Merger Agreement.


WAIVER AND AMENDMENT

     The Merger Agreement provides that, at any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) subject to the proviso in the following sentence, waive compliance with any of the agreements or conditions contained in the Merger Agreement. In addition, the Merger Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of RoTech Common Stock or IHS Common Stock; provided, however, that after any such approval, no amendment may be made that requires further approval by the RoTech or IHS stockholders pursuant to the FBCA.


INDEMNIFICATION; INSURANCE

     The Merger Agreement requires IHS and the Surviving Corporation to advance legal fees and expenses and to indemnify current and former officers and directors of RoTech for all acts or omissions occurring prior to the Effective Time (the "Pre-Merger Matters") to the fullest extent provided under RoTech's Articles of Incorporation, By-laws and indemnification agreements in effect on the date of the Merger Agreement. Pursuant to the Merger Agreement, IHS is also obligated to maintain in effect for a period of at least five years from the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to RoTech's officers and directors as the policies maintained by RoTech on behalf of its officers and directors as of the date of the Merger Agreement and containing terms and conditions which are no less advantageous with respect to Pre-Merger Matters (to the extent such insurance is available with respect to such matters). Notwithstanding the foregoing, IHS is not obligated to provide any greater officers' and directors' liability insurance than that generally afforded to officers and directors of IHS under policies maintained by IHS with respect to its officers and directors. See "The Merger - Additional Interests of Certain Persons in the Merger."

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


PRO FORMA FINANCIAL INFORMATION FOR THE COMBINED COMPANY


     The following unaudited pro forma financial information for the combined company gives effect to the Merger, which is expected to be accounted for by the purchase method. For a description of purchase accounting with respect to the Merger and other accounting matters, see "The Merger - Accounting Treatment." The pro forma condensed balance sheet gives effect to the Merger (including the refinancing of certain indebtedness of RoTech in connection with the Merger), as if the Merger had occurred on June 30, 1997. The pro forma condensed statements of operations give effect to the Merger as if it had occurred on January 1, 1996. In combining the financial information of IHS and RoTech to reflect the Merger and the accounting policies that will be used by the combined company, certain reclassifications of historical financial data have been made. The following unaudited pro forma condensed financial information for the combined company does not give pro forma effect to the other acquisitions and divestitures consummated by IHS and RoTech during 1996 or 1997, the Proposed Lithotripsy Acquisition, the Proposed CCA Acquisition, the sale of $500 million of IHS' 9 1/4% Senior Notes and the borrowing of $750 million of term loans under the New Credit Facility. See "- Pro Forma Financial Information for the Combined Company and Other Acquisitions and Divestitures" for information showing the pro forma effect on the combined company of certain other acquisitions and divestitures consummated by IHS in 1996 and 1997 and "- Pro Forma Financial Information for RoTech" for information showing the pro forma effect on RoTech of certain acquisitions consummated by RoTech during the year ended July 31, 1997. See "IHS Recent Developments" for information on the Proposed Acquisitions, the sale of the 9 1/4% Senior Notes and the New Credit Facility.

     The following pro forma financial information for the combined company should be read in conjunction with the historical consolidated financial statements of IHS and RoTech, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and in conjunction with the selected historical consolidated financial data, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference" and "Summary of Joint Proxy Statement/Prospectus - Selected Historical Financial Information."

     THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE MERGER BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF IHS FOLLOWING THE MERGER.

                       INTEGRATED HEALTH SERVICES, INC.
              PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 1997
                                  (UNAUDITED)

                                 (IN THOUSANDS)



                                     ASSETS
                                                   IHS             ROTECH               PRO FORMA           PRO FORMA
                                               HISTORICAL*     HISTORICAL(1)**         ADJUSTMENTS           COMBINED
                                               -------------   -----------------   ---------------------   --------------
Current Assets:
 Cash and cash equivalents   ...............    $   43,105         $  8,738                                 $   51,843
 Temporary investments .....................         2,367                                                       2,367
 Patient accounts and third-party payor
   settlements receivable, net  ............       344,144          116,879                                    461,023
 Inventories, prepaid expenses and
   other current assets   ..................        28,931           23,862                                     52,793
 Income tax receivable    ..................        30,617                -         $         800 (2)           31,417
                                                ----------         --------         -------------           ----------
   Total current assets   ..................       449,164          149,479                   800              599,443
                                                ----------         --------         -------------           ----------
Property, plant and equipment, net .........       910,772          114,847                                  1,025,619
Intangible assets   ........................       633,206          252,433               291,751 (3)        1,177,390
Other assets  ..............................       149,505            1,808                                    151,313
                                                ----------         --------         -------------           ----------
    Total assets ...........................    $2,142,647         $518,567         $     292,551           $2,953,765
                                                ==========         ========         =============           ==========

                                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Current maturities of long-term debt       .   $   13,161         $162,014         $    (162,014)(4)       $   13,161
 Accounts payable and accrued                                                               4,750 (2)
  expenses .................................       276,961           24,660                10,250 (5)          316,621
                                                ----------         --------         -------------           ----------
   Total current liabilities ...............       290,122          186,674              (147,014)             329,782
                                                ----------         --------         -------------           ----------
Long-term debt:
 Convertible subordinated debentures        .      258,750          110,000              (110,000)(4)          258,750
 Other long-term debt less current
   maturities ..............................       946,337                -               272,014 (4)        1,218,351
                                                ----------         --------         -------------           ----------
   Total long-term debt   ..................     1,205,087          110,000               162,014            1,477,101
                                                ----------         --------         -------------           ----------
Other long-term liabilities(6)  ............        35,315                -                                     35,315
Deferred income taxes  .....................        25,073           17,357                                     42,430
Deferred gain on sale-leaseback
 transactions ..............................         5,731                -                                      5,731
Redeemable common stock   ..................             -            3,322                (3,322) (7)               -
Stockholders' equity:
 Common stock ..............................            25                5                     9 (8)               39
 Additional paid-in capital  ...............       492,892          127,403               358,620 (8)          978,915
                                                                                          (74,621)(8)
 Retained earnings (deficit) ...............        89,940           74,621                (3,950)(2)           85,990
 Treasury stock  ...........................        (1,538)            (815)                  815 (8)           (1,538)
                                                ----------         --------         -------------           ----------
   Total stockholders' equity   ............       581,319          201,214               280,873            1,063,406
                                                ----------         --------         -------------           ----------
    Total liabilities and stockholders'
      equity  ..............................    $2,142,647         $518,567         $     292,551           $2,953,765
                                                ==========         ========         =============           ==========


----------


 * As of June 30, 1997


** As of April 30, 1997

                       INTEGRATED HEALTH SERVICES, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)






                                                                    IHS           ROTECH           PRO FORMA      PRO FORMA
                                                                HISTORICAL*   HISTORICAL(1)**     ADJUSTMENTS     COMBINED(1)
                                                               ------------- ----------------- ----------------- ------------
Net revenues:
 Basic medical services   ....................................  $  389,773       $      -                        $ 389,773
 Specialty medical services  .................................     999,209        344,590                        1,343,799
 Management services and other  ..............................      45,713              -                           45,713
                                                                ----------       --------                        ---------
   Total revenues   ..........................................   1,434,695        344,590                        1,779,285
                                                                ----------       --------                        ---------
Costs and expenses:
 Operating expenses ..........................................   1,093,948        258,891                        1,352,839
 Corporate administrative and general ........................      60,976              -                           60,976
 Depreciation and amortization  ..............................      41,681         36,074      $     1,961 (9)      79,716
 Rent   ......................................................      77,785              -                           77,785
 Interest, net   .............................................      64,110          9,456            1,854 (10)     75,420
 Other non-recurring income, net(11)  ........................     (14,457)             -                          (14,457)
                                                                ----------       --------      -----------       ---------
   Total costs and expenses  .................................   1,324,043        304,421            3,815       1,632,279
                                                                ----------       --------      -----------       ---------
 Earnings (loss) before equity in earnings of affiliates, in-
   come taxes and extraordinary items                              110,652         40,169           (3,815)        147,006
Equity in earnings of affiliates   ...........................         828              -                              828
                                                                ----------       --------      -----------       ---------
 Earnings (loss) before income taxes and extraordinary
   items   ...................................................     111,480         40,169           (3,815)        147,834
Federal and state income taxes  ..............................      63,715         15,240            1,306          80,261
                                                                ----------       --------      -----------       ---------
 Earnings (loss) before extraordinary items (12)  ............  $   47,765       $ 24,929      $    (5,121)      $  67,573
                                                                ==========       ========      ===========       =========
Earnings before extraordinary items per common share:
 Primary   ...................................................  $     2.03       $   0.98                        $    1.76
 Fully-diluted(13)  ..........................................        1.82           0.96                             1.66
                                                                ==========       ========                        =========
 Weighted average shares (primary) ...........................      23,574         25,513          (10,700)         38,387
 Weighted average shares (fully-diluted)(13)   ...............      31,653         30,063          (15,041)         46,675
                                                                ==========       ========      ===========       =========


----------

 * Year Ended December 31, 1996

** Twelve Months Ended January 31, 1997

                       INTEGRATED HEALTH SERVICES, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                    IHS           ROTECH          PRO FORMA      PRO FORMA
                                                                HISTORICAL*   HISTORICAL(1)**    ADJUSTMENTS     COMBINED(1)
                                                               ------------- ----------------- ---------------- ------------
Net revenues:
 Basic medical services   ....................................   $176,810        $      -                         $  176,810
 Specialty medical services  .................................    722,802         207,266                            930,068
 Management services and other  ..............................     19,304               -                             19,304
                                                                 --------        --------                        -----------
   Total revenues   ..........................................    918,916         207,266                          1,126,182
                                                                 --------        --------                        -----------
Costs and expenses:
 Operating expenses ..........................................    691,148         154,185                            845,333
 Corporate administrative and general ........................     36,151               -                             36,151
 Depreciation and amortization  ..............................     30,844          21,334      $      (684)(9)        51,494
 Rent   ......................................................     49,795               -                             49,795
 Interest, net   .............................................     44,645           6,784            1,559 (10)       52,988
 Other non-recurring charges, net(14) ........................     20,047               -                             20,047
                                                                 --------        --------      -----------       -----------
   Total costs and expenses  .................................    872,630         182,303              875         1,055,808
                                                                 --------        --------      -----------       -----------
 Earnings (loss) before equity in earnings of affiliates, in-
   come taxes and extraordinary items                              46,286          24,963             (875)           70,374
Equity in earnings of affiliates   ...........................         98               -                                 98
                                                                 --------        --------      -----------       -----------
 Earnings (loss) before income taxes and extraordinary
   items   ...................................................     46,384          24,963             (875)           70,472
Federal and state income taxes  ..............................     18,090           9,421            1,062            28,573
                                                                 --------        --------      -----------       -----------
 Earnings (loss) before extraordinary items(15)   ............   $ 28,294        $ 15,542      $    (1,937)       $   41,899
                                                                 ========        ========      ===========       ===========
Earnings before extraordinary items per common share:
 Primary   ...................................................   $   1.05        $   0.59                         $     0.99
 Fully-diluted(13)  ..........................................       0.92            0.56                               0.90
                                                                 ========        ========                        ===========
 Weighted average shares (primary) ...........................     26,963          26,506          (11,117)           42,352
 Weighted average shares (fully-diluted)(13)   ...............     36,233          31,069          (15,463)           51,839
                                                                 ========        ========      ===========       ===========


----------

 * Six Months Ended June 30, 1997

** Six Months Ended April 30, 1997

       NOTES TO PRO FORMA FINANCIAL INFORMATION FOR THE COMBINED COMPANY

 (1) Certain amounts have been reclassified to conform the presentation of RoTech and IHS. The RoTech financial data for the 12 months ended January 31, 1997 and the six months ended April 30, 1997, and the pro forma combined financial data for the year ended December 31, 1996 and the six months ended June 30, 1997 all include RoTech's results of operations for the three months ended January 31, 1997.

 (2) Represents nonrecurring charges directly attributable to the Merger, which will be included in IHS' statement of operations within the 12 month period following the transaction. Such charges represent the nonrecurring lump sum payments to certain RoTech officers aggregating $4,750,000 less related income tax benefit of $800,000. See "The Merger - Additional Interests of Certain Persons in the Merger."


 (3) Represents the excess of the purchase price (assuming a price per share of IHS Common Stock of $34.625 (the closing price of IHS Common Stock on September 18, 1997 (the last trading day prior to the date of this Joint Proxy Statement/Prospectus)) and using the 24,177,000 shares of RoTech Common Stock outstanding at April 30, 1997 (including 388,079 shares of redeemable common stock (see note 7 below)) adjusted for the Exchange Ratio of .5806) including estimated direct costs of the Merger of $10,250,000 (see note 5 below), over the estimated fair values of the net assets acquired as follows:




          Merger consideration for RoTech  ......     $486,037,000
          Direct costs of acquisition   .........       10,250,000
                                                     -------------
                                                       496,287,000
          Stockholders' equity of RoTech   ......      204,536,000
                                                     -------------
                                                      $291,751,000
                                                     =============



   The actual amount of intangible assets will be based upon the closing price of the IHS Common Stock on the day the Merger is consummated and the number of shares of IHS Common Stock issued in the Merger. At April 30, 1997, RoTech held 1,994,314 shares in escrow related to acquisitions as contingent shares to be released upon the development of future events, with such measurement dates from May 1, 1997 to March 29, 2000. Such shares are not considered outstanding until the contingencies have been met.

 (4) Represents the pay down of borrowings outstanding under RoTech's credit facility and repurchase of the RoTech Debentures with borrowings under IHS' credit facility. Under the terms of the indenture under which the RoTech Debentures were issued, IHS is obligated to offer to repurchase the RoTech Debentures at a purchase price equal to 100% of the aggregate principal amount thereof immediately following the Merger. Because the conversion price of the RoTech Debentures ($45.21 after giving effect to the Merger) is in excess of the current market price of the IHS Common Stock, IHS has assumed for these purposes that holders of RoTech Debentures will accept IHS' repurchase offer.


 (5) Represents the estimated  expenses of the Merger of $10,250,000 as follows:
     Non-compete payments to certain officers ($5,000,000); professional fees ($2,500,000); filing fees ($500,000); and other ($2,250,000). Other primarily represents severance payments and related benefits anticipated to be paid to identified employees whose employment will be terminated after the Merger in accordance with a restructuring plan to be adopted.

 (6) Represents the present value of contingent payments aggregating $50,000,000 due in 2000 and 2001 relating to the First American Acquisition, which payments IHS deems probable. See "IHS Recent Developments - First American Acquisition."


 (7) Represents 388,079 shares of RoTech Common Stock subject to put options at the sole discretion of the RoTech stockholder at prices ranging from $8.75 to $17.50 per share. The put options expire at various dates between May 1, 1997 and April 30, 1998. Because the put price is below the current market price of the RoTech Common Stock, IHS has assumed for purposes of these pro forma financial statements that the put options will not be exercised and, therefore, the shares of IHS Common Stock issued in exchange for such RoTech Shares have not been classified as redeemable common stock, but have been included in stockholders' equity for purposes of the pro forma financial statements.

 (8) Represents the Merger consideration of $486,037,000 (see note 3 above), less $14,000 allocated to Common stock and less RoTech's Additional paid-in capital of $127,403,000. Other adjustments represent eliminations of RoTech's equity account balances.

 (9) Represents   additional   amortization   relating  to  goodwill  and  other
     intangibles recorded as a result of the Merger, amortized using the straight line method over 15-40 years as follows:





               RoTech intangible assets  ......     $252,433,000
               Acquisition adjustment .........      291,751,000
                                                   -------------
                                                    $544,184,000
                                                   =============




                                                                TWELVE MONTHS ENDED   SIX MONTHS ENDED
                                                                 JANUARY 31, 1997     APRIL 30, 1997
                                                               --------------------- -----------------
        Amortization of covenants not to compete of $5,000,000
         - 15 year life   ....................................      $   334,000         $  167,000
        Amortization of goodwill for remainder - 40 year life.       13,480,000          6,740,000
                                                                    -----------         ----------
                                                                     13,814,000          6,907,000
        Less amortization of intangible assets recorded by
         RoTech  .............................................       11,853,000          7,591,000
                                                                    -----------         ----------
        Pro forma adjustment .................................      $ 1,961,000         $ (684,000)
                                                                    ===========         ==========

 (10) Represents additional interest on borrowings by IHS to repay RoTech's credit facility and to repurchase the RoTech Debentures as follows:


                                                               TWELVE MONTHS ENDED   SIX MONTHS ENDED
                                                                JANUARY 31, 1997     APRIL 30, 1997
                                                              --------------------- -----------------
        Credit facility:
         Average borrowings outstanding during the period    .    $ 85,290,000       $ 120,786,000
         IHS average borrowing rate during the period  ......             7.13%               7.23%
         Pro forma interest .................................     $  6,081,000       $   4,366,000
        RoTech Debentures:
         Average borrowings outstanding during period
          ($110,000,000 issued June 1, 1996)  ...............     $ 73,333,000       $ 110,000,000
         Pro forma interest .................................        5,229,000           3,977,000
                                                                  ------------       -------------
        Total pro forma interest  ...........................       11,310,000           8,343,000
         Less actual interest  ..............................        9,456,000           6,784,000
                                                                  ------------       -------------
        Pro forma adjustment   ..............................     $  1,854,000       $   1,559,000
                                                                  ============       =============

(11) For IHS consists primarily of (i) a gain of $34,298,000 from IHS' sale of its pharmacy division, (ii) a loss of $8,497,000 from IHS' sale of shares in the ILC Offering, (iii) a $7,825,000 loss on write-off of accrued management fees and loans resulting from IHS' termination of its ten year contract, entered into in September 1994, to manage six geriatric care facilities in the State of Washington owned by All Seasons and (iv) a $3,519,000 exit cost resulting from IHS' closure of redundant home healthcare agencies.

(12) In 1996 IHS recorded a loss on extinguishment of debt of $2,327,000 relating primarily to the write-off of deferred financing costs. Such loss, reduced by the related income tax effect of $896,000, is presented in the statement of operations for the year ended December 31, 1996 as an extraordinary loss of $1,431,000.

(13) Fully-diluted earnings per share is computed based on the weighted average number of common and common equivalent shares outstanding during the periods assuming the dilution resulting from the issuance of the outstanding options and warrants at the end-of-period price per share, rather than the weighted average price for the period, and the issuance of common stock upon the assumed conversion of convertible subordinated debentures. An adjustment for interest expense and amortization of underwriting costs related to such debentures is added, net of tax, to earnings for the purpose of calculating fully-diluted earnings per share. Pro forma weighted average shares were calculated based upon IHS' weighted average shares plus RoTech's weighted average shares adjusted for the Exchange Ratio of .5806.


(14) Consists primarily of (i) a gain of $7,578,000 realized on the shares of Capstone Pharmacy Services, Inc. common stock received in the Pharmacy Sale, (ii) the write-off of $6,553,000 of accounting, legal and other costs resulting from the proposed Coram Merger Transaction and (iii) the payment to Coram of $21,000,000 in connection with the termination of the proposed Coram Merger Transaction.


(15) During the six months ended June 30, 1997, IHS recorded a loss on extinguishment of debt of $29,784,000, representing approximately (i) $23,554,000 of cash payments for premium and consent fees relating to the early extinguishment of $214,868,000 aggregate principal amount of IHS' senior subordinated notes and (ii) $6,230,000 of deferred financing costs written-off in connection with the early extinguishment of such debt. Such loss, reduced by the related income tax effect of $11,616,000, is presented in the statement of operations for the six months ended June 30, 1997 as an extraordinary loss of $18,168,000. See "IHS Recent Developments - Repurchase of 9 5/8% Senior Subordinated Notes and 10 3/4% Senior Subordinated Notes."

PRO FORMA FINANCIAL INFORMATION FOR THE COMBINED COMPANY AND
OTHER ACQUISITIONS AND DIVESTITURES

     The following  unaudited pro forma  statements of operations give effect to
(i) the Merger, which is expected to be accounted for as a purchase (including the effect of the refinancing of certain RoTech indebtedness in connection with the Merger), assuming a price per share of IHS Common Stock of $34.625 (based on the closing price of IHS Common Stock on September 18, 1997 (the last trading day prior to the date of this Joint Proxy Statement/Prospectus)) and using the 24,177,000 shares of RoTech Common Stock outstanding at April 30, 1997 (including 388,079 shares of redeemable common stock), (ii) the sale by IHS of its pharmacy division in July 1996 (the "Pharmacy Sale"), (iii) the sale by IHS of a majority interest in its assisted living services subsidiary ("ILC") in October 1996 (the "ILC Offering"), (iv) the acquisition by IHS of First American in October 1996 (the "First American Acquisition"), and (v) the acquisition by IHS of (a) Vintage Health Care Center, a skilled nursing and assisted living facility, in January 1996 (the "Vintage Acquisition"), (b) Rehab Management Systems, Inc., an outpatient rehabilitation company, in March 1996 (the "RMS Acquisition"), (c) Hospice of the Great Lakes, Inc., a hospice company, in May 1996 (the "Hospice Acquisition"), (d) J.R. Rehab Associates, Inc., an inpatient and outpatient rehabilitation center, in August 1996 (the "J.R. Rehab Acquisition"), (e) Extendicare of Tennessee, Inc., a home health company, in August 1996 (the "Extendicare Acquisition"), (f) Edgewater Home Infusion Services, Inc., a home infusion company, in August 1996 (the "Edgewater Acquisition"), (g) Century Home Services, Inc., a home health services company, in September 1996 (the "Century Acquisition"), (h) Signature Home Care, Inc., a home health company, in September 1996 (the "Signature Acquisition"), (i) Mediq Mobile X-Ray Services, Inc., a mobile diagnostics company, in November 1996 (the "Mediq Acquisition"), (j) Total Rehab Services, LLC and Total Rehab Services 02, LLC, providers of contract rehabilitation and respiratory services, in November 1996 (the "Total Rehab Acquisition"), (k) Lifeway Inc., a physician management and disease management company, in November 1996 (the "Lifeway Acquisition"),
(l) In-Home Health Care, Inc., a home health company, in January 1997 (the "In-Home Acquisition"), (m) Portable X-Ray Labs, Inc., a mobile diagnostics company, in February 1997 (the "Portable X-Ray Acquisition"), (n) Coastal Rehabilitation, Inc., an inpatient rehabilitation company, in April 1997 (the "Coastal Acquisition"), (o) Health Care Industries, Inc., a home health company, in June 1997 (the "Health Care Industries Acquisition"), and (p) Rehab Dynamics, Inc. and Restorative Therapy, Ltd., related contract rehabilitation companies, in June 1997 (the "Rehab Dynamics Acquisition"). The pro forma statements of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 were prepared as if all of the foregoing transactions were consummated on January 1, 1996.

     No pro forma balance sheet is presented because the transactions described in the preceding paragraph (other than the Merger) were all consummated prior to June 30, 1997 and are therefore reflected in the actual June 30, 1997 balance sheet. The pro forma balance sheet at June 30, 1997 giving effect to the Merger is set forth under "- Pro Forma Financial Information for the Combined Company." The Pro Forma Financial Information for the Combined Company and Other Acquisitions and Divestitures does not give pro forma effect to (i) acquisitions consummated by RoTech during the year ended July 31, 1997 (see "- Pro Forma Financial Information for RoTech"), (ii) the Proposed Acquisitions, (iii) the New Credit Facility, (iv) the sale of IHS' remaining 37.3% interest in Integrated Living Communities, Inc., (v) the acquisition of the assets of five small ancillary service businesses during the six months ended June 30, 1997,
(vi) the acquisition of three home healthcare companies and one mobile diagnostic company in August 1997 or (vii) the sale of the 9 1/4% Senior Notes in September 1997.

     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial information set forth below is not necessarily indicative of IHS' financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of results of operations that may be obtained by IHS in the future. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus, the selected consolidated historical financial data and related notes thereto, the unaudited pro forma financial information for the combined company and related notes thereto, and the unaudited pro forma financial information for RoTech and related notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference," "Summary of Joint Proxy Statement/Prospectus Selected Historical Financial Information," "- Pro Forma Financial Information for the Combined Company" and "- Pro Forma Financial Information for RoTech."

                       INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                   IHS            PHARMACY               ILC
                                              HISTORICAL(1)    ADJUSTMENTS(2)      ADJUSTMENTS(3)
                                             --------------- ------------------- -------------------
Net revenues:
 Basic medical services   ..................  $   389,773                         $    (16,101)(a)
 Specialty medical services  ...............      999,209     $    (52,331)(a)
 Management services and other  ............       45,713                               (1,020)(a)
                                              -----------     ------------        ------------
 Total revenues  ...........................    1,434,695          (52,331)            (17,121)
Costs and expenses:
 Operating, general and administra-
 tive expenses                                  1,154,924          (43,279)(a)         (12,453)(a)
 Depreciation and amortization  ............       41,681           (1,785)(a)            (833)(a)
 Rent   ....................................       77,785             (838)(a)          (1,885)(a)
 Interest, net   ...........................       64,110           (3,817)(b)            (963)(b)
 Non-recurring charges (income) ............      (14,457)          34,298 (c)          (8,497)(d)
                                              -----------     ------------        ------------
 Total costs and expenses ..................    1,324,043          (15,421)            (24,631)
 Earnings (loss) before equity in
 earnings (loss) of affiliates, in-
 come taxes and extraordinary
 items  ....................................      110,652          (36,910)              7,510
Equity in earnings (loss) of affiliates     .         828                                  722
                                              -----------     ------------        ------------
 Earnings (loss) before income
 taxes and extraordinary items  ............      111,480     $    (36,910)       $      8,232
                                                              ============        ============
Federal and state income taxes  ............       63,715
                                              -----------
 Earnings before extraordinary
 items  ....................................  $    47,765
                                              ===========
Earnings before extraordinary items per common share:
 Primary   .................................  $      2.03
 Fully-diluted   ...........................         1.82
                                              ===========
Weighted average shares:
 Primary   .................................       23,574
 Fully-diluted   ...........................       31,653
                                              ===========



                                                                    FIRST            OTHER            OTHER         PRO FORMA
                                              FIRST AMERICAN      AMERICAN       ACQUISITIONS     ACQUISITIONS       BEFORE
                                              HISTORICAL(4)      ADJUSTMENTS     HISTORICAL(5)     ADJUSTMENTS       ROTECH
                                             ---------------- ----------------- --------------- ----------------- -------------
Net revenues:
 Basic medical services   ..................   $        -                         $     292                         $   373,964
 Specialty medical services  ...............      387,547                           173,463                           1,507,888
 Management services and other  ............        3,115                                 3                              47,811
                                               ----------                         ---------                        ------------
 Total revenues  ...........................      390,662                           173,758                           1,929,663
Costs and expenses:
 Operating, general and administra-
 tive expenses                                    406,800                           168,766                           1,674,758
 Depreciation and amortization  ............        5,439      $    4,501 (e)         2,087      $    2,381 (e)          53,471
 Rent   ....................................            -                             3,474                              78,536
 Interest, net   ...........................        6,208           9,314 (b)         3,402           3,053 (b)          81,307
 Non-recurring charges (income) ............        3,468                                 -                              14,812
                                               ----------      ----------         ---------      ----------        ------------
 Total costs and expenses ..................      421,915          13,815           177,729           5,434           1,902,884
 Earnings (loss) before equity in
 earnings (loss) of affiliates, in-
 come taxes and extraordinary
 items  ....................................      (31,253)        (13,815)           (3,971)         (5,434)             26,779
Equity in earnings (loss) of affiliates     .        (671)                            1,032                               1,911
                                               ----------      ----------         ---------      ----------        ------------
 Earnings (loss) before income
 taxes and extraordinary items  ............   $  (31,924)     $  (13,815)        $  (2,939)     $   (5,434)             28,690
                                               ==========      ==========         =========      ==========
Federal and state income taxes  ............                                                                             17,449
                                                                                                                   ------------


 Earnings before extraordinary
 items  ....................................                                                                        $    11,241
                                                                                                                   ============



Earnings before extraordinary items per common share:
 Primary   .................................                                                                        $      0.46
 Fully-diluted   ...........................                                                                               0.65
                                                                                                                   ============
Weighted average shares:
 Primary   .................................                                                            922              24,496
 Fully-diluted   ...........................                                                            922              32,575
                                                                                                 ==========        ============


                                               ROTECH*         ROTECH         PRO FORMA
                                              HISTORICAL     ADJUSTMENTS     CONSOLIDATED
                                             ------------ ----------------- -------------
Net revenues:
 Basic medical services   ..................   $       -                      $   373,964
 Specialty medical services  ...............     344,590                        1,852,478
 Management services and other  ............           -                           47,811
                                              ----------                     ------------
 Total revenues  ...........................     344,590                        2,274,253
Costs and expenses:
 Operating, general and administra-
 tive expenses                                   258,891                        1,933,649
 Depreciation and amortization  ............      36,074   $    1,961 (e)          91,506
 Rent   ....................................           -                           78,536
 Interest, net   ...........................       9,456        1,854 (f)          92,617
 Non-recurring charges (income) ............           -                           14,812
                                              ----------   ----------        ------------
 Total costs and expenses ..................     304,421        3,815           2,211,120
 Earnings (loss) before equity in
 earnings (loss) of affiliates, in-
 come taxes and extraordinary
 items  ....................................      40,169       (3,815)             63,133
Equity in earnings (loss) of affiliates     .          -                            1,911
                                              ----------   ----------        ------------
 Earnings (loss) before income
 taxes and extraordinary items  ............   $  40,169   $   (3,815)             65,044
                                              ==========   ==========
Federal and state income taxes  ............                                       33,994
                                                                             ------------
 Earnings before extraordinary
 items  ....................................                                  $    31,050
                                                                             ============
Earnings before extraordinary items per common share:
 Primary   .................................                                  $      0.79
 Fully-diluted   ...........................                                         0.86
                                                                             ============
Weighted average shares:
 Primary   .................................      25,513      (10,700)             39,309
 Fully-diluted   ...........................      30,063      (15,041)             47,597
                                              ==========   ==========        ============


----------

* 12 months ended January 31, 1997

                       INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)


                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                                                             OTHER
                                                             IHS           PHARMACY      ACQUISITIONS
                                                        HISTORICAL(6)   ADJUSTMENTS(2)   HISTORICAL(7)
                                                       --------------- ---------------- ---------------
Net revenues:
 Basic medical services ..............................    $176,810                         $      -
 Specialty medical services   ........................     722,802                           18,379
 Management services and other   .....................      19,304
                                                          --------
 Total revenues   ....................................     918,916                           18,379
Costs and expenses:
Operating, general and administrative expenses  ......     727,299                           15,649
Depreciation and amortization ........................      30,844                              135
Rent  ................................................      49,795                              547
Interest, net  .......................................      44,645                               88
Non-recurring charges, net ...........................      20,047      $    7,578 (c)            -
                                                          --------      ----------         --------
 Total costs and expenses  ...........................     872,630           7,578           16,419
 Earnings (loss) before equity in earnings of affili-
 ates, income taxes and extraordinary items                 46,286          (7,578)           1,960
Equity in earnings of affiliates .....................          98                                -
                                                          --------      ----------         --------
 Earnings (loss) before income taxes and
 extraordinary items    ..............................      46,384      $   (7,578)        $  1,960
                                                                        ==========         ========
Federal and state income taxes   .....................      18,090
                                                          --------
 Earnings before extraordinary items   ...............    $ 28,294
                                                          ========
Earnings before extraordinary items per common share:
 Primary .............................................    $   1.05
 Fully-diluted .......................................        0.92
                                                          ========
Weighted average shares:
 Primary .............................................      26,963
 Fully-diluted .......................................      36,233
                                                          ========


                                                           OTHER       PRO FORMA
                                                        ACQUISITIONS    BEFORE      ROTECH          ROTECH        PRO FORMA
                                                        ADJUSTMENTS     ROTECH    HISTORICAL*    ADJUSTMENTS     CONSOLIDATED
                                                       -------------- ---------- ------------- ---------------- -------------
Net revenues:
 Basic medical services ..............................                  $176,810   $       -                      $   176,810
 Specialty medical services   ........................                   741,181     207,266                          948,447
 Management services and other   .....................                    19,304           -                           19,304
                                                        --------       ---------   ----------                    ------------
 Total revenues   ....................................                   937,295     207,266                        1,144,561
Costs and expenses:
Operating, general and administrative expenses  ......                   742,948     154,185                          897,133
Depreciation and amortization ........................  $    306 (e)      31,285      21,334   $      (684)(e)         51,935
Rent  ................................................                    50,342           -                           50,342
Interest, net  .......................................       399 (b)      45,132       6,784         1,559 (f)         53,475
Non-recurring charges, net ...........................                    27,625           -                           27,625
                                                       ---------       ---------   ---------   ------------      ------------
 Total costs and expenses  ...........................       705         897,332     182,303           875          1,080,510
 Earnings (loss) before equity in earnings of affili-
 ates, income taxes and extraordinary items                 (705)         39,963      24,963          (875)            64,051
Equity in earnings of affiliates .....................                        98           -                               98
                                                        --------       ---------   ---------   ------------      ------------
 Earnings (loss) before income taxes and
 extraordinary items    ..............................  $   (705)         40,061   $  24,963   $      (875)            64,149
                                                        ========                   =========   ===========
Federal and state income taxes   .....................                    18,844                                       29,328
                                                                       ---------                                 ------------
 Earnings before extraordinary items   ...............                  $ 21,217                                  $    34,821
                                                                       =========                                 ============
Earnings before extraordinary items per common share:
 Primary .............................................                  $   0.78                                  $      0.82
 Fully-diluted .......................................                      0.71                                         0.76
                                                                       =========                                 ============
Weighted average shares:
 Primary .............................................       305          27,268      26,506       (11,117)            42,657
 Fully-diluted .......................................       305          36,538      31,069       (15,463)            52,144
                                                        ========       =========   =========   ===========       ============

* Six Months ended April 30, 1997.

           NOTES TO PRO FORMA FINANCIAL INFORMATION FOR THE COMBINED
                 COMPANY AND OTHER ACQUISTIONS AND DIVESTITURES


(1) Includes the results of operations of (i) its pharmacy division through July 30, 1996, the date of the Pharmacy Sale, (ii) its assisted living services subsidiary through October 9, 1996, the date of closing of the ILC Offering,
    (iii) First American from October 17, 1996, the date of closing of the First American Acquisition, (iv) Vintage Health Care Center from January 29, 1996, the date of closing of the Vintage Acquisition, (v) Rehab Management Systems, Inc. from March 19, 1996, the date of closing of the RMS Acquisition, (vi) Hospice of the Great Lakes, Inc. from May 1, 1996, the date of closing of the Hospice Acquisition, (vii) J.R. Rehab Associates, Inc. from August 1, 1996, the date of closing of the J.R. Rehab Acquisition,
    (viii) Extendicare of Tennessee, Inc. from August 12, 1996, the date of closing of the Extendicare Acquisition, (ix) Edgewater Home Infusion Services, Inc. from August 19, 1996, the date of closing of the Edgewater Acquisition, (x) Century Home Services, Inc. from September 13, 1996, the date of closing of the Century Acquisition, (xi) Signature Home Care, Inc. from September 25, 1996, the date of closing of the Signature Acquisition,
    (xii) Mediq Mobile X-Ray Services, Inc. from November 7, 1996, the date of closing of the Mediq Acquisition, (xiii) Total Rehab Services, LLC and Total Rehab Services 02, LLC from November 8, 1996, the date of closing of the Total Rehab Acquisition and (xiv) Lifeway Inc. from November 8, 1996, the date of closing of the Lifeway Acquisition. Also includes from October 9, 1996 IHS' equity in ILC's earnings. See notes 2, 3, 4 and 5 below.

(2) In July 1996, IHS sold its pharmacy division to Capstone Pharmacy Services, Inc. ("Capstone") for a purchase price of $150 million, consisting of cash of $125 million and shares of Capstone common stock having a value of $25 million. IHS used the net proceeds of the sale to repay borrowings under its revolving credit facility. IHS had a pre-tax gain of $34.3 million. Because IHS' investment in the pharmacy division had a very small tax basis, the taxable gain on the sale significantly exceeded the gain for financial reporting purposes, thereby resulting in a disproportionately higher income tax provision related to the sale. IHS' investment in Capstone common stock of $14.6 million was recorded at carryover cost and classified as securities available for sale. In 1997, IHS recognized the remaining gain of $7.6 million when restrictions on transferability of such shares were removed.

(3) On October 9, 1996, Integrated Living Communities, Inc. ("ILC"), at the time a wholly-owned subsidiary of IHS which provides assisted living and related services to the private pay elderly market, completed an initial public offering of ILC common stock. IHS sold 1,400,000 shares of ILC common stock in the offering, for which it received aggregate net proceeds of approximately $10.4 million. In addition, ILC used approximately $7.4 million of the net proceeds received by it to repay outstanding indebtedness to IHS. IHS used the net proceeds from the sale to repay borrowings under its credit facility. IHS recorded a pre-tax loss of approximately $8.5 million in the fourth quarter of 1996 as a result of this transaction. On July 2, 1997, IHS sold the remaining 2,497,900 shares of ILC common stock it owned, representing 37.3% of the outstanding ILC common stock, for $11.50 per share in a cash tender offer (the "ILC Sale"). IHS expects to record a gain of approximately $4.0 million from the ILC Sale in the third quarter of 1997. The pro forma effect of the ILC Sale is not reflected in the pro forma statements of operations.

(4) In October 1996, IHS acquired through merger First American. The purchase price was $154.1 million in cash, which IHS borrowed under its credit facility, plus contingent payments of up to $155 million payable at various times through 2004. See "IHS Recent Developments - First American Acquisition."


(5) Consists of the following acquisitions:

    Vintage Acquisition. In January 1996, IHS purchased Vintage Health Care Center, a 220 bed skilled nursing and assisted living facility in Denton, Texas, for $6.9 million. A condominium interest in the assisted living portion of this facility (valued at $3.5 million) was contributed to ILC on June 1, 1996.


    RMS Acquisition. In March 1996, IHS acquired all of the outstanding capital stock of Rehab Management Systems, Inc. ("RMS"), which operates outpatient rehabilitation therapy clinics in central Florida. RMS also managed one therapy and one physician clinic. Total purchase price was

   $10.0 million, including $8.0 million representing the issuance of 385,542 shares of IHS Common Stock. In addition, IHS incurred direct costs of acquisition of $2.9 million. Total goodwill at the date of acquisition was $12.8 million.

    Hospice of the Great Lakes Acquisition. In May 1996, IHS acquired substantially all the assets of Hospice of the Great Lakes, Inc., a hospice company in Northbrook, Illinois. Total purchase price was $8.2 million representing the issuance of 304,822 shares of IHS Common Stock. IHS incurred direct costs of acquisition of $1.0 million. Total goodwill at the date of acquisition aggregated $9.0 million.

    J.R. Rehab Acquisition. In August 1996, IHS acquired all of the outstanding capital stock of J.R. Rehab Associates, Inc., an inpatient and outpatient rehabilitation clinic in Mooresville, North Carolina. Total purchase price was approximately $2.1 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $3.2 million.

    Extendicare Acquisition. In August 1996, IHS acquired substantially all of the assets of Extendicare of Tennessee, Inc., a home healthcare company in Memphis, Tennessee. Total purchase price was approximately $3.4 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $1.9 million.

    Edgewater Acquisition. In August 1996, IHS acquired substantially all the assets of Edgewater Home Infusion Services, Inc., a home infusion company in Miami, Florida. Total purchase price was approximately $8.0 million. IHS incurred direct costs of acquisition of $300,000. Total goodwill at the date of acquisition aggregated $7.7 million.


    Century Acquisition. In August 1996, IHS acquired substantially all the assets of Century Health Services, Inc., a home healthcare company in Murfreesboro, Tennessee. Total purchase price was approximately $2.4 million. In addition, IHS used borrowings under its revolving credit facility to repay approximately $1.6 million of debt of Century assumed in the acquisition. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $12.1 million.

    Signature Acquisition. In September 1996, IHS acquired all of the outstanding capital stock of Signature Home Care, Inc., a home care company in Dallas, Texas. Total purchase price was approximately $9.2 million, including $4.7 million representing the issuance of 196,374 shares of IHS Common Stock. In addition, IHS used borrowings under its revolving credit facility to repay approximately $1.9 million of Signature's debt. IHS incurred direct costs of acquisition of $2.5 million. Total goodwill at the date of acquisition aggregated $21.1 million.

    Mediq Acquisition. In November 1996, IHS acquired the assets of Mediq Mobile X-Ray Services, Inc., which provides mobile diagnostic services. The total purchase price was $10.1 million, including $5.2 million representing the issuance of 143,893 shares of IHS Common Stock (after giving effect to the return of 59,828 shares of its Common Stock because of an increase in the share price of IHS Common Stock between the date of issuance and the date such shares were registered for resale). In addition, IHS incurred direct costs of acquisition of $5.5 million. Total goodwill at the date of acquisition was $15.6 million.

    Total Rehab Acquisition. In November 1996, IHS acquired the assets of Total Rehab Services, LLC and Total Rehab Services 02, LLC, which provide contract rehabilitative and respiratory services. The total purchase price was $8.0 million, including $2.7 million representing the issuance of 106,559 shares of IHS Common Stock. In addition, IHS repaid approximately $3.9 million of Total Rehab's debt. In addition, IHS incurred direct costs of acquisition of $1.3 million. Total goodwill at the date of acquisition was $12.0 million.

    Lifeway Acquisition. In November 1996, IHS acquired all of the outstanding stock of Lifeway, Inc., which provides physician and disease management services. The total purchase price was $900,000 representing the issuance of 38,502 shares of IHS's Common Stock. IHS also issued 48,129 shares of Common Stock to Robert Elkins, Chairman and Chief Executive Officer of IHS, in payment of outstanding loans of $1.1 million from Mr. Elkins to Lifeway. In addition, IHS incurred direct costs of acquisition of $275,000.

    In-Home Acquisition. In January 1997, IHS acquired all the outstanding capital stock of In-Home Health Care, Inc. ("In-Home"), a home health company in Salt Lake City, Utah. Total purchase price was $3.2 million. IHS incurred direct costs of acquisition of $250,000. Total goodwill at the date of acquisition aggregated $3.9 million.

    Portable X-Ray Acquisition. In February 1997, IHS acquired substantially all the assets of Portable X-Ray Labs, Inc. ("Portable X-Ray"), a mobile diagnostics company in Anaheim, California. Total purchase price was $4.9 million. IHS incurred direct costs of acquisition of $1.3 million. Total goodwill at the date of acquisition aggregated $5.7 million.

    Coastal  Acquisition.  In  April  1997,  IHS  acquired substantially all the assets of Coastal Rehabilitation, Inc. ("Coastal"), an inpatient rehabilitation company in Indian Harbour, Florida. Total purchase price was $1.3 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $1.8 million.

    Health Care Industries Acquisition. In June 1997, IHS acquired all the outstanding capital stock of Health Care Industries, Inc. ("Health Care Industries"), a home health company in Florida. Total purchase price was $1.8 million. IHS incurred direct costs of acquisition of $500,000. Total goodwill at the date of acquisition aggregated $2.5 million.

    Rehab Dynamics Acquisition. In June 1997, IHS acquired substantially all the assets of Rehab Dynamics, Inc. and Restorative Therapy, Ltd.
   (collectively "Rehab Dynamics"), a contract rehab company. Total purchase price was $19.7 million, including $11.5 million representing the issuance of 322,472 shares of IHS Common Stock. IHS incurred direct costs of acquisition of $2.5 million. Total goodwill at the date of acquisition aggregated $21.5 million.

(6) Includes the results of operations from the respective months of acquisition as follows: (i) In-Home from January 10, 1997, (ii) Portable X-Ray from February 5, 1997, (iii) Coastal from April 7, 1997, (iv) Health Care Industries from June 10, 1997, and (iv) Rehab Dynamics from June 20, 1997.


(7) Consists of the In-Home Acquisition, the Portable X-Ray Acquisition, the Coastal Acquisition, the Health Care Industries Acquisition and the Rehab Dynamics Acquisition. See note 5 above.

                               ----------------

For purposes of determining the effects of the acquisitions and divestitures described in Notes 1 through 7 above, including those events which are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on IHS, and (iii) factually supportable, the following estimates and adjustments have been made:


   (a)   Represents actual revenues and expenses of divisions sold.

   (b) Represents (reduction in) additional interest expense resulting from (repayment) borrowings under IHS' revolving credit facility to finance acquisitions based on the interest rate under the revolving credit facility on the date of (repayment) borrowings, as follows:



                          YEAR ENDED DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)



                                                               DEBT         MONTHS     INTEREST      INTEREST
                                                            (PROCEEDS)     IN 1996       RATE       ADJUSTMENT
                                                            ------------   ---------   ----------   -----------
   Pharmacy .............................................    $ (91,000)       7.0      7.19   %      $ (3,817)
   ILC Offering   .......................................      (17,851)       9.0      7.19   %          (963)
   First American .......................................      165,000        9.5      7.13   %         9,314
                                                             ---------       -----     --------      --------
   Other Acquisitions
      In-Home Health ....................................        3,200       12.0      7.38   %           236
      Portable X-Ray ....................................        4,900       12.0      7.25   %           355
      Coastal  ..........................................        1,250       12.0      7.19   %            90
      Health Care Industries  ...........................        1,825       12.0      7.19   %           131
      Rehab Dynamics ....................................        8,203       12.0      7.19   %           590
      Total Rehab .......................................        5,300       10.0      7.13   %           315
      Mediq .............................................        4,942       10.0      7.13   %           294
      Century  ..........................................        2,390        8.5      7.25   %           123
      Signature   .......................................        4,519        9.0      7.19   %           244
      Edgewater   .......................................        7,974        7.5      7.25   %           361
      Extendicare .......................................        3,410        7.5      7.25   %           155
      J.R. Rehab  .......................................        2,100        7.0      7.25   %            89
      RMS   .............................................        2,000        2.5      6.88   %            29
      Vintage  ..........................................        6,932        1.0      7.06   %            41
                                                             ---------                               --------
      Total Other .......................................       58,945                                  3,053
   Total    .............................................    $ 115,094                 7.10%(1)      $  7,587
                                                             =========                               ========
      Effect of  1/8% reduction in interest expense   ...    $ 115,094                 6.98%(1)      $  7,433
      Effect of  1/8% increase in interest expense ......    $ 115,094                 7.23%(1)      $  7,699

----------


(1) Percentage is weighted average based on amount (repaid) borrowed.




                         SIX MONTHS ENDED JUNE 30, 1997
                            (DOLLARS IN THOUSANDS)




                                                              DEBT         MONTHS     INTEREST      INTEREST
                                                           (PROCEEDS)     IN 1997       RATE       ADJUSTMENT
                                                           ------------   ---------   ----------   -----------
   Other Acquisitions
      In-Home Health   .................................     $ 3,200          .5      7.38   %        $ 10
      Portable X-Ray   .................................       4,900         1.3      7.25   %          37
      Coastal ..........................................       1,250         3.3      7.19   %          24
      Health Care Industries ...........................       1,825         5.3      7.19   %          57
      Rehab Dynamics   .................................       8,203         5.5      7.19   %         271
                                                             -------                                  ----
                                                             $19,378                  7.24   %        $399
                                                             =======                                  ====
   Effect of  1/8% reduction in interest expense  ......     $19,378                  7.11%(1)        $392
   Effect of  1/8% increase in interest expense   ......     $19,378                  7.36%(1)        $406


----------


(1) Percentage is weighted average based on amount (repaid) borrowed.


   (c) Represents gain on the sale of the pharmacy division of $34,298,000 and $7,578,000 recorded in 1996 and 1997, respectively.


   (d)   Represents loss on sale of shares in the ILC Offering.


   (e) Represents additional amortization relating to goodwill and other intangibles recorded as a result of the acquisition, amortized using the straight line method over 15-40 years, as follows:

                         YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)



                                                                     LESS: PREVIOUSLY     ADJUSTED     MONTHS
                                                         ANNUAL          RECORDED          ANNUAL       IN
             COMPANY               GOODWILL    LIFE   AMORTIZATION     AMORTIZATION     AMORTIZATION   1996    ADJUSTMENT
--------------------------------- ----------- ------ -------------- ------------------ -------------- ------- -----------
   First American    ............   $ 227,406   40      $ 5,685        $       0          $ 5,685        9.5    $4,501
                                   ----------           -------        ---------          -------      -----    ------
   RoTech goodwill   ............     539,184   40       13,480          (11,853)           1,627       12.0     1,627
                                   ----------   --      -------        ---------          -------      -----    ------
   RoTech non-compete
    covenants  ..................       5,000   15          334                0              334       12.0       334
                                   ----------   --      -------        ---------          -------      -----    ------
   Other Acquisitions
     Lifeway   ..................           0   40            0                0                0       10.0         0
     Total Rehab  ...............      11,982   40          300                0              300       10.0       250
     Mediq  .....................      15,600   40          390                0              390       10.0       325
     Century   ..................      12,140   40          304                 (5)           299        8.5       211
     Signature    ...............      21,122   40          528              (24)             504        9.0       378
     Edgewater    ...............       7,685   40          192                 (1)           191        7.5       119
     Extendicare  ...............       1,945   40           49                0               49        7.5        30
     J.R. Rehab   ...............       3,159   40           79                 (2)            77        7.0        45
     Hospice of Great Lakes   .         9,031   40          226                 (2)           224        4.0        75
     RMS    .....................      12,832   40          321                0              321        2.5        67
     Vintage   ..................           0   40            0                0                0        1.0         0
     In Home Health  ............       3,856   40           96                0               96       12.0        96
     Portable X-Ray  ............       5,653   40          141                0              141       12.0       141
     Coastal   ..................       1,764   40           44                0               44       12.0        44
     Health Care Industries   ...       2,505   40           63                0               63       12.0        63
     Rehab Dynamics  ............      21,478   40          537                0              537       12.0       537
                                   ----------   --      -------        ---------          -------      -----    ------
                                      130,752             3,270              (34)           3,236                2,381
                                   ----------           -------        ---------          -------               ------
   Total    .....................   $ 902,342           $22,769        $ (11,887)         $10,882               $8,843
                                   ==========           =======        =========          =======               ======


                         SIX MONTHS ENDED JUNE 30, 1997
                            (DOLLARS IN THOUSANDS)






                                                                   LESS: PREVIOUSLY    SIX MONTHS    MONTHS
                                                     SIX MONTHS        RECORDED         ADJUSTED      IN
            COMPANY               GOODWILL   LIFE   AMORTIZATION     AMORTIZATION     AMORTIZATION   1996    ADJUSTMENT
-------------------------------- ---------- ------ -------------- ------------------ -------------- ------- -----------
   RoTech goodwill  ............   $539,184   40      $ 6,740         $ (7,591)         $ (851)         6     $ (851)
                                  ---------   --      -------         --------          ------        ----    ------
   RoTech non-compete
    covenants ..................      5,000   15          167                0             167          6        167
                                  ---------   --      -------         --------          ------        ----    ------
   Other Acquisitions
     In Home Health ............      3,856   40           48                0              48         .5          4
     Portable X-Ray ............      5,653   40           71                0              71        1.3         15
     Coastal  ..................      1,764   40           22                0              22        3.3         12
     Health Care Industries  ...      2,505   40           32                0              32        5.3         28
     Rehab Dynamics ............     21,478   40          269                0             269        5.5        247
                                  ---------   --      -------         --------          ------        ----    ------
                                     35,256               442                0             442                   306
                                  ---------           -------         --------          ------                ------
   Total   .....................   $579,440           $ 7,349         $ (7,591)         $ (242)               $ (378)
                                  =========           =======         ========          ======                ======



   (f) Represents additional interest on borrowings by IHS to repay RoTech's credit facility and to repurchase the RoTech Debentures as follows:







                                                               TWELVE MONTHS ENDED   SIX MONTHS ENDED
                                                                JANUARY 31, 1997     APRIL 30, 1997
                                                              --------------------- -----------------
        Credit facility:
         Average borrowings outstanding during the period    .    $ 85,290,000       $ 120,786,000
         IHS average borrowing rate during the period  ......             7.13%               7.23%
         Pro forma interest .................................     $  6,081,000       $   4,366,000
        RoTech Debentures:
         Average borrowings outstanding during period
          ($110,000,000 issued June 1, 1996)  ...............     $ 73,333,000       $ 110,000,000
         Pro forma interest .................................        5,229,000           3,977,000
                                                                  ------------       -------------
        Total pro forma interest  ...........................       11,310,000           8,343,000
         Less actual interest  ..............................        9,456,000           6,784,000
                                                                  ------------       -------------
        Pro forma adjustment   ..............................     $  1,854,000       $   1,559,000
                                                                  ============       =============

PRO FORMA FINANCIAL INFORMATION FOR ROTECH

     The pro forma condensed combined statement of income for the twelve months ended July 31, 1996 has been prepared to illustrate the estimated combined effects of the various Agreements of Purchase and Sale ("Agreements") upon RoTech for those acquisition transactions consummated between August 1, 1995 and July 31, 1997. The pro forma condensed combined statement of income was derived by combining RoTech's historical statement of income for the year ended July 31, 1996 and the unaudited historical statements of income of the acquired entities for a 12 month period ending within 90 days of RoTech's fiscal year end.

     The pro forma condensed combined interim statement of income for the nine months ended April 30, 1997 was derived by combining RoTech's unaudited interim historical statement of income for the nine months ended April 30, 1997 and the unaudited interim historical statements of income of the acquired entities for the period prior to their respective inclusion in RoTech's unaudited interim historical statement of income for the nine months ended April 30, 1997.

     The pro forma condensed combined statements of income were prepared as if the acquisitions had occurred on the first day of the respective periods presented. The pro forma condensed combined statements of income presented are not necessarily indicative of the results of operations that might have occurred had such transactions been completed as of the date specified or of the results of operations of RoTech and its subsidiaries for any future period.

     The pro forma balance sheet at April 30, 1997 was prepared as if the entities acquired during the period from May 1, 1997 to July 31, 1997 were all acquired as of April 30, 1997.

     The operations of any entities acquired subsequent to April 30, 1997 are not included in RoTech's historical interim statement of income as presented herein. The net assets of any entities acquired subsequent to April 30, 1997 are not included in RoTech's historical balance sheet as of April 30, 1997.

     No changes in operating revenue and expenses have been made to reflect the results of any modification to operations that might have been made had the Agreements been consummated on the aforesaid assumed effective dates for purposes of presenting pro forma results. The pro forma condensed combined statements of income include amortization of goodwill as if the Agreements had been completed on the assumed effective date referred to above.

     The pro forma condensed combined statements of income, which should be read in conjunction with the audited consolidated financial statements and related notes thereto, were prepared in accordance with the following principles:

   (a) Amortization on intangibles recorded in the combined acquisitions was amortized over various lives ranging from 5 to 25 years.

   (b) Additional interest expense related to borrowings for cash paid to acquire combined entities was assumed borrowed on the first day of the respective period presented.

   (c) Adjustment to income tax expense relating to the net income as adjusted for the combined acquired entities was calculated on the basis that operations of the consolidated company could be combined as one company for federal income tax purposes at the actual historical rate for the period.

   (d) Additional shares of RoTech Common Stock issued pursuant to the Agreements was assumed issued on the first day of the respective periods presented.

     The  pro  forma   financial   statements   give  effect  to  the  following
acquisitions:

     Hooks Acquisition. In October 1995, RoTech purchased substantially all of the assets of Revco Home Health Care Centers, Inc. (also known as Hooks Home Health Care), a respiratory and durable medical equipment company with 32 locations in Indiana, Ohio, Kentucky, Illinois and Tennessee. The acquisition price was $10.4 million in cash and goodwill at the date of acquisition was $969,000.

     Rhema Acquisition. In January 1996, RoTech acquired all of the outstanding shares of common capital stock of Rhema, Inc., a respiratory and durable medical equipment company located in Irving, Texas, for $2.5 million in cash and 218,182 shares of RoTech Common Stock. Goodwill at the date of acquisition was $3.4 million.

     Roth Medical Acquisition. In February 1996, RoTech acquired all of the outstanding shares of common capital stock of Roth Medical Inc., a respiratory and durable medical equipment company with three locations in Colorado, for $5.3 million in cash. Goodwill at the date of acquisition was $2.8 million.


     RHO Medical Acquisition. In April 1996, RoTech acquired all of the outstanding shares of common capital stock of RHO Medical Equipment also known as Wound Management Services, a wound care company in Winter Park Florida, for $3.2 million in cash and 108,108 shares of RoTech Common Stock. Goodwill at the date of acquisition was $2 million.

     Big B, Inc. Acquisition. In March 1997, RoTech purchased substantially all the assets of Big B, Inc. d/b/a Alabama Medical, a respiratory and durable medical equipment company with 9 locations in Georgia and Alabama, for $5.3 million in cash. Goodwill at the date of acquisition was $783,000.

     Great Lakes Acquisition. In April 1997, RoTech purchased substantially all the assets of Great Lakes Home Medical, Inc., a respiratory and durable medical equipment company with 9 locations in Michigan, Wisconsin and Florida, for $5.8 million in cash. Goodwill at the date of acquisition was $5.0 million.

     First Care Acquisition. In May 1997, RoTech purchased First Care, Inc., a respiratory and durable medical equipment company in Wichita and Pratt, Kansas, for $8.0 million in cash. Goodwill at the date of acquisition was $6.6 million.

     Cambria Acquisition. In May 1997, RoTech purchased substantially all the assets of Cambria Medical Supply, a respiratory and durable medical equipment company with 4 locations in Pennsylvania, for $6.8 million in cash and 190,477 shares of RoTech Common Stock. Goodwill at the date of acquisition was $5.1 million.


     Other Acquisitions. In August 1996 through July 31, 1997, RoTech completed an aggregate of 91 other acquisition transactions of respiratory, durable medical equipment and pharmacy products and services companies. The total cash paid for such acquisitions was $221.8 million and RoTech issued 1.4 million shares of RoTech Common Stock. Goodwill at the date of acquisition related to such transactions was $155.3 million.

                       PRO FORMA COMBINED BALANCE SHEET
                           ROTECH MEDICAL CORPORATION

                              AS OF APRIL 30, 1997
                                 (IN THOUSANDS)


                                                                           (HISTORICAL)
                                                                            COMBINED
                                                          HISTORICAL        ACQUIRED          PRO FORMA         PRO FORMA
                                                        APRIL 30, 1997      ENTITIES         ADJUSTMENTS        COMBINED
                                                        ----------------   -------------   ------------------   ----------
                                                           ASSETS
Current Assets:
 Cash   .............................................      $  8,738           $   17                           $  8,755
 Accounts receivable   ..............................
   Trade, less allowance for doubtful accounts.             114,135            2,661                            116,796
   Other   ..........................................         2,744                                               2,744
 Inventories  .......................................        20,152              671                             20,823
 Prepaid assets  ....................................         3,710               16                              3,726
                                                           --------           ------                           ---------
   Total current assets   ...........................       149,479            3,365                            152,844
 Property and equipment, net ........................       114,847            4,834                            119,681
 Intangible assets, net   ...........................       252,433                -       $    19,057 (a)      271,490
 Other assets .......................................         1,808               26                              1,834
                                                           --------           ------       -----------         --------
   Total Assets  ....................................      $518,567           $8,225       $    19,057         $545,849
                                                           ========           =======      ===========         ========

                                                                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
 Accounts payable, accrued expenses and other
   liabilities   ....................................      $ 24,524           $6,594       $    (3,506)(b)      $27,612
 Notes payable to banks   ...........................       162,014                -            24,194 (c)      186,208
 Deferred income taxes ..............................           136                -                                136
                                                           --------           -------      -----------          --------
   Total current liabilities ........................       186,674            6,594            20,688          213,956
 Deferred income taxes ..............................        17,357                -                             17,357
 Convertible subordinated debt  .....................       110,000                -                            110,000
 Redeemable common stock  ...........................         3,322                -                              3,322
Shareholders' Equity:
 Common stock .......................................             5              117              (117)(b)            5
 Treasury stock  ....................................          (815)               -                               (815)
 Additional paid-in-capital  ........................       127,403                6                (6)(b)      127,403
 Retained earnings  .................................        74,621            1,508            (1,508)(b)       74,621
                                                           --------           -------      -----------         --------
                                                            201,214            1,631            (1,631)         201,214
                                                           --------           -------      -----------         --------
   Total liabilities and shareholders' equity  ......      $518,567           $8,225       $    19,057         $545,849
                                                           ========           =======      ===========         ========

                          ROTECH MEDICAL CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS
                            YEAR ENDED JULY 31, 1996
                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)






                                            ROTECH                                            ROTECH
                                            MEDICAL                                          MEDICAL
                                          CORPORATION                                       CORPORATION
                                          CONSOLIDATED     COMBINED                          COMBINED
                                          YEAR ENDED       ACQUIRED        PRO FORMA         PRO FORMA
                                         JULY 31, 1996     ENTITIES       ADJUSTMENTS        RESULTS
                                         ---------------   ----------   -----------------   ------------
Operating revenue   ..................      $263,030       $172,230                           $435,260
Cost and expenses:
 Cost of revenue .....................        71,013         50,707                            121,720
 Selling, general and administra-
   tive                                      127,357         89,630                            216,987
 Depreciation and amortization  ......        26,520          5,651      $     8,555 (d)        40,726
 Interest  ...........................         5,228          1,960           12,597 (e)        19,785
                                            --------       --------      -----------          ---------
                                             230,118        147,948           21,152           399,218
                                            --------       --------      -----------          ---------
Income before income taxes   .........        32,912         24,282          (21,152)           36,042
Income tax expense  ..................        12,356            644              516 (f)        13,516
                                            --------       --------      -----------          --------
   Net Income ........................      $ 20,556       $ 23,638      $   (21,668)         $ 22,526
                                            ========       ========      ===========          ========
Net income per share:
 Primary   ...........................      $   0.83                                          $   0.85
 Fully diluted   .....................      $   0.82                                          $   0.83
                                            ========                                          ========
Weighted average number of shares outstanding:
 Primary   ...........................        24,657          1,956                             26,613
 Fully diluted   .....................        25,206          1,956                             27,162
                                            ========       ========                           ========

                          ROTECH MEDICAL CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED APRIL 30, 1997
                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)







                                             ROTECH
                                            MEDICAL                                            ROTECH
                                          CORPORATION                                         MEDICAL
                                          CONSOLIDATED                                       CORPORATION
                                          NINE MONTHS       COMBINED                          COMBINED
                                             ENDED          ACQUIRED        PRO FORMA         PRO FORMA
                                         APRIL 30, 1997     ENTITIES       ADJUSTMENTS        RESULTS
                                         ----------------   ----------   -----------------   ------------
Operating revenue   ..................       $297,575         $ 68,169                         $365,744
Cost and expenses:
 Cost of revenue .....................         77,091           18,616                           95,707
 Selling, general and administra-
   tive                                       145,711           36,311                          182,022
 Depreciation and amortization  ......         30,344            2,565    $    2,304 (d)         35,213
 Interest  ...........................          9,214              792         3,732 (e)         13,738
                                             ---------       ---------    ----------           --------
                                              262,360           58,284         6,036            326,680
                                             ---------       ---------    ----------           --------
Income before income taxes   .........         35,215            9,885        (6,036)            39,064
Income tax expense  ..................         13,322               62         1,382 (f)         14,766
                                             ---------       ---------    ----------           --------
   Net Income ........................       $ 21,893         $  9,823    $   (7,418)          $ 24,298
                                             =========       =========    ==========           ========
Net income per share:
 Primary   ...........................       $   0.84                                          $   0.90
 Fully diluted   .....................       $   0.81                                          $   0.86
                                             =========                                         ========
Weighted average number of shares outstanding:
 Primary   ...........................         26,187              769                           26,956
 Fully diluted   .....................         30,729              769                           31,498
                                             =========       =========                         ========

              NOTES TO PRO FORMA FINANCIAL INFORMATION FOR ROTECH

(a) Represents the purchase price of 14 acquisitions in excess of the estimated fair value of the net assets and outstanding stock acquired from May 1, 1997 through July 31, 1997, as follows:



Merger consideration ........................   $24,194,000
Other liabilities assumed  ..................     3,087,764
                                                ------------
                                                 27,281,764
                                                ------------
Net assets and outstanding stock acquired   .     8,224,887
                                                ------------
                                                $19,056,877
                                                ============

(b) Represents the elimination of equity and intercompany accounts arising from companies acquired from May 1, 1997 through July 31, 1997.

(c) Represents consideration paid for 14 companies acquired from May 1, 1997 through July 31, 1997.

(d) Represents additional amortization relating to goodwill recorded as a result of the acquisitions, amortized using a straight line basis over 5-25 years.

(e) Represents additional interest expense resulting from borrowings under RoTech's revolving credit facility of $270.1 million and $131.6 million for the year ended July 31, 1996 and the nine months ended April 30, 1997, respectively, to finance acquisitions.

(f) Represents effective tax rate for the year ended July 31, 1996 and nine months ended April 30, 1997 of 37.5% and 37.8%, respectively.

                                BUSINESS OF IHS


GENERAL OVERVIEW


     Integrated Health Services, Inc. is one of the nation's leading providers of post-acute healthcare services. Post-acute care is the provision of a continuum of care to patients following discharge from an acute care hospital. IHS' post-acute care services include subacute care, home care, skilled nursing facility care and inpatient and outpatient rehabilitation, hospice and diagnostic services. IHS' post-acute care network is designed to address the fact that the cost containment measures implemented by private insurers and managed care organizations and limitations on government reimbursement of hospital costs have resulted in the discharge from hospitals of many patients who continue to require medical and rehabilitative care. IHS' post-acute healthcare system is intended to provide cost-effective continuity of care for its patients in multiple settings and enable payors to contract with one provider to provide all of a patient's needs following discharge from acute care hospitals. IHS believes that its post-acute care network can be extended beyond post-acute care to also provide "pre-acute" care, i.e., services to patients which reduce the likelihood of a need for a hospital stay. IHS' post-acute care network currently consists of approximately 1,050 service locations in 45 states.

     IHS' post-acute care network strategy is to provide cost-effective continuity of care for its patients in multiple settings, using geriatric care facilities as platforms to provide a wide variety of subacute medical and rehabilitative services more typically delivered in the acute care hospital setting and using home healthcare to provide those medical and rehabilitative services which do not require 24-hour monitoring. To implement its post-acute care network strategy, IHS' has focused on (i) expanding the range of home healthcare and related services it offers to patients directly in order to provide patients with a continuum of care throughout their recovery, to better control costs and to meet the growing desire by payors for one-stop shopping;
(ii) developing market concentration for its post-acute care services in targeted states due to increasing payor consolidation and the increased preference of payors, physicians and patients for dealing with only one service provider; and (iii) developing subacute care units. Given the increasing importance of managed care in the healthcare marketplace and the continued cost containment pressures from Medicare, Medicaid and private payors, IHS has been restructuring its operations to enable IHS to focus on obtaining contracts with managed care organizations and to provide capitated services. IHS' strategy is to become a preferred or exclusive provider of post-acute care services to managed care organizations and other payors.

     In implementing its post-acute care network strategy, IHS has recently focused on expanding its home healthcare services to take advantage of healthcare payors' increasing focus on having healthcare provided in the lowest-cost setting possible, recent advances in medical technology which have facilitated the delivery of medical services in alternative sites and patients' desires to be treated at home. Consistent with IHS' strategy, IHS in October 1996 acquired First American, a provider of home health services, principally home nursing, in 21 states, primarily Alabama, California, Florida, Georgia, Michigan, Pennsylvania and Tennessee. See "IHS Recent Developments." IHS intends to use the home healthcare setting and the delivery franchise of its home healthcare branch and agency network to (i) deliver sophisticated care, such as skilled nursing care, home infusion therapy and rehabilitation, outside the hospital or nursing home; (ii) serve as an entry point for patients into the IHS post-acute care network; and (iii) provide a cost-effective site for case management and patient direction.

     In order to expand further its home healthcare services, IHS in July 1997 entered into the Merger Agreement to acquire RoTech, a provider of home healthcare products and services, with an emphasis on home respiratory, home medical equipment and infusion therapy, principally to patients in non-urban areas. In August 1997, IHS agreed to acquire the Coram Lithotripsy Division, which provides lithotripsy services and equipment maintenance in 180 locations in 18 states, in order to expand the mobile diagnostic treatment and services it offers to patients, payors and other providers. Lithotripsy is a non-invasive technique that utilizes shock waves to disintegrate kidney stones. In August 1997, IHS also agreed to acquire CCA, which develops and operates skilled nursing facilities in medically underserved rural communities. IHS believes that CCA will broaden its post-acute care network to include more rural markets and will complement its existing home care locations in rural markets as well as RoTech's business. See "IHS Recent Developments - Proposed Acquisitions," "The Merger" and "Business of RoTech."


     IHS provides subacute care through medical specialty units ("MSUs"), which are typically 20 to 75 bed specialty units with physical identities, specialized medical technology and staffs separate from the geriatric care facilities in which they are located. MSUs are designed to provide comprehensive medical services to patients who have been discharged from acute care hospitals but who still require subacute or complex medical treatment. The levels and quality of care provided in IHS' MSUs are similar to those provided in the hospital but at per diem treatment costs which the IHS believes are generally 30% to 60% below the cost of such care in acute care hospitals. Because of the high level of specialized care provided, IHS' MSUs generate substantially higher net revenue and operating profit per patient day than traditional geriatric care services. Total revenues generated from MSUs have increased from $104.3 million for the year ended December 31, 1993 to $178.0 million for the year ended December 31, 1994, $290.2 million for the year ended December 31, 1995 and $324.0 million for the year ended December 31, 1996 and from $157.1 million for the six months ended June 30, 1996 to $172.9 million for the six months ended June 30, 1997. MSU revenues as a percentage of total revenues were 35% in 1993, 25% in each of 1994 and 1995, 23% in 1996 and 24% and 19% in the six months ended June 30, 1996 and 1997, respectively. The percentage decrease in 1994 was primarily the result of the acquisition of facilities which did not have MSUs at the time of acquisition as well as the acquisition of rehabilitation, pharmacy, diagnostic, respiratory therapy, home healthcare and related service companies in connection with IHS' vertical integration strategy and the implementation of IHS' post-acute care network. MSU revenue as a percentage of total revenues is expected to continue to decrease as IHS implements its vertical integration strategy and continues to expand its post-acute care network through the acquisition of home healthcare, rehabilitation and similar service companies.

     IHS presently operates 172 geriatric care facilities (116 owned or leased and 56 managed) and 158 MSUs located within 84 of these facilities. Specialty medical services revenues, which include all MSU charges, all revenue from providing rehabilitative therapies, pharmaceuticals, medical supplies and durable medical equipment to all its patients, all revenue from its Alzheimer's programs and all revenue from its provision of pharmacy, rehabilitation therapy, home healthcare, hospice care and similiar services to third-parties, constituted approximately 57%, 65% and 70% of net revenues during the years ended December 31, 1994, 1995 and 1996, respectively. IHS also offers a wide range of basic medical services as well as a comprehensive array of respiratory, physical, speech, occupational and physiatric therapy in all its geriatric care facilities. For the year ended December 31, 1996, approximately 17% of IHS' revenues were derived from home health and hospice care, approximately 53% were derived from subacute and other ancillary services, approximately 27% were derived from traditional basic nursing home services and the remaining approximately 3% were derived from management and other services. On a pro forma basis after giving effect to the acquisition of First American, for the year ended December 31, 1996, approximately 35% of IHS' revenues were derived from home health and hospice care, approximately 41% were derived from subacute and other ancillary services, approximately 21% were derived from traditional basic nursing home services and the remaining approximately 3% were derived from management and other services. On a pro forma basis after giving effect to the Merger and the acquisition of First American, for the year ended December 31, 1996, approximately 44% of IHS' revenues were derived from home health and hospice care, approximately 36% were derived from subacute and other ancillary services, approximately 18% were derived from traditional basic nursing home services and the remaining approximately 2% were derived from management and other services.


INDUSTRY BACKGROUND

     In 1983, the Federal government acted to curtail increases in healthcare costs under Medicare, a Federal insurance program under the Social Security Act primarily for individuals age 65 or over. Instead of continuing to reimburse hospitals on a cost plus basis (i.e., the hospital's actual cost of care plus a specified return on investment), the Federal government established a new type of payment system based on prospectively determined prices rather than retrospectively determined costs, with payment for inpatient hospital services based on regional and national rates established under a system of diagnosis-related groups ("DRGs"). As a result, hospitals bear the cost risk of providing care inasmuch as they receive specified reimbursement for each treatment regardless of actual cost.

     Concurrent with the change in government reimbursement of healthcare costs, a "managed care" segment of the healthcare industry emerged based on the theme of cost containment. The health maintenance organizations and preferred provider organizations, which constitute the managed care segment, are able to limit hospitalization costs by giving physicians incentives to reduce hospital utilization and by negotiating discounted fixed rates for hospital services. In addition, traditional third party indemnity insurers began to limit reimbursement to pre-determined amounts of "reasonable charges," regardless of actual cost, and to increase the amount of co-payment required to be paid by patients, thereby requiring patients to assume more of the cost of hospital care. These changes have resulted in the earlier discharge of patients from acute care hospitals.

     At the same time, the number of people over the age of 65 began to grow significantly faster than the overall population. Further, advances in medical technology have increased the life expectancies of an increasingly large number of medically complex patients, many of whom require a high degree of monitoring and specialized care and rehabilitative therapy that is generally not available outside the acute care hospital. However, the changes in government and third-party reimbursement and growth of the managed care segment of the healthcare industry, when combined with the fact that the cost of providing care to these patients in an acute care hospital is higher than in a non-acute care hospital setting, provide economic incentives for acute care hospitals and patients or their insurers to minimize the length of stay in acute care hospitals. The early discharge from hospitals of patients who are not fully recovered and still require medical care and rehabilitative therapy has contributed significantly to the rapid growth of the home healthcare industry, as have recent advances in medical technology, which have facilitated the delivery of services in alternate sites, demographic trends, such as an aging population, and a preference for home healthcare among patients. As a result, home healthcare is among the fastest growing areas in healthcare.

     However, for some of these patients home healthcare is not a viable alternative because of their continued need for a high degree of monitoring, more intensive and specialized medical care, 24-hour per day nursing care and a comprehensive array of rehabilitative therapy. As a result, IHS believes there is an increasing need for non-acute care hospital facilities which can provide the monitoring, specialized care and comprehensive rehabilitative therapy required by the growing population of subacute and medically complex patients.

     The traditional nursing home, despite its skilled care license and eligibility for Medicare certification, has focused on providing custodial care to Medicaid eligible persons until they die. The state Medicaid reimbursement program reinforces this focus by typically setting "cost ceilings" on reimbursement for each patient based on overall average state costs for all patients. Since the "average" patient is a long-stay, non-medically complex patient, nursing homes face an economic disincentive to treat medically complex patients because Medicaid reimburses the nursing home as if it had provided only custodial care to a non-medically complex patient regardless of the type of care actually provided. In addition, state laws impose substantial restrictions on or prohibitions against the ability of a facility to reduce the number of Medicaid certified beds in a facility, thus making the process of converting to the treatment of more medically complex non-Medicaid eligible persons a long and financially risky process. As a result, most traditional nursing homes, with high Medicaid census and earnings and cash flow under pressure, are reluctant to spend the capital required to upgrade staff, implement medical procedures (such as infection control) and equip a nursing home to treat subacute and medically complex patients and provide the comprehensive rehabilitative therapy required by many of these patients.

     Moreover, recent healthcare reform proposals, which have focused on containment of healthcare costs, together with the desire of third-party payors to contract with one service provider for all post-acute care services, the increasing complexity of medical services provided, growing regulatory and compliance requirements and increasingly complicated reimbursement systems, have resulted in a trend of consolidation of smaller, local operators who lack the sophisticated management information systems, operating efficiencies and financial resources to compete effectively into larger, more established regional or national operators that offer a broad range of services, either through its own network or through subcontracts with other third-party service providers.


     There are numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect such proposals would have on IHS' business. Aspects of certain of these healthcare proposals, such as cutbacks in the Medicare and Medicaid programs, reductions in Medicare reimbursement rates and/or limitations on reimbursement rate increases, containment of healthcare costs on an interim basis by means that could include a short-term freeze on prices charged by healthcare providers, and permitting greater state flexibility in the administration of Medicaid, could adversely affect IHS. See "- Sources of Revenue." There can be no assurance that currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on IHS. Ongoing consolidation in the healthcare industry could also impact IHS' business and results of operations. See "Risk Factors - Risk of Adverse Effect of Healthcare Reform" and "- Uncertainty of Government Regulation."


COMPANY STRATEGY


     IHS' post-acute care network strategy is to provide cost-effective continuity of care for its patients in multiple settings, using geriatric care facilities as platforms to provide a wide variety of subacute medical and rehabilitative services more typically delivered in the acute care hospital setting and using home healthcare to provide those medical and rehabilitative services which do not require 24-hour monitoring. IHS believes that the success of its post-acute care strategy will depend in large part on its ability to control each component of the post-acute care delivery system in order to provide low-cost, high quality outcomes. The central elements of IHS' business strategy are:

     Vertical Integration of Post-acute Care Services. IHS is expanding the range of home healthcare and related services it offers to its patients directly in order to serve the full spectrum of patient needs following acute hospitalization. In addition to subacute care, IHS is now able to offer directly to its patients, rather than through third-party providers, home healthcare, rehabilitation (physical, occupational and speech), hospice care and mobile x-ray and electrocardiogram services. As a full service provider, IHS believes that it is better able to respond to the needs of its patients and referral sources. In addition, IHS believes that by offering managed care organizations and insurance companies a single source from which to obtain a full continuum of care to patients following discharge from the acute care hospital, it will attract healthcare payors seeking to improve the management of healthcare quality as well as to reduce servicing and administrative expenses. IHS also believes that offering a broad range of services will allow it to better control certain costs, which will provide it with a competitive advantage in contracting with managed care companies and offering capitated rates, whereby IHS assumes the financial risk for the cost of care.

     Expansion of Home-Based Services. IHS' strategy is to expand its home healthcare services to take advantage of healthcare payors' increasing focus on having healthcare provided in the lowest-cost setting possible and patients' desires to be treated at home. IHS believes that the nation's aging population, when combined with advanced technology which allows more healthcare procedures to be performed at home, has resulted in an increasingly large number of patients with long-term chronic conditions that can be treated effectively in the home. In addition, a significant number of patients discharged from IHS' MSUs require home healthcare. IHS also believes that it can expand its home healthcare services to cover pre-acute, as well as post-acute, patients by having home healthcare nurses provide preventive care services to home-bound senior citizens. In addition, IHS believes that home healthcare will help IHS contain costs, thereby providing it with a competitive advantage in contracting with managed care companies and offering capitated rates. IHS believes that the changing healthcare reimbursement environment, with the focus on cost containment, will require healthcare providers to go "at risk" under capitated service agreements, and that home healthcare will be a critical component of its ability to do so.

     IHS believes that the acquisition of First American and the Merger are important components in the implementation of its post-acute healthcare system. First American, together with IHS' existing home healthcare operations, gives IHS a significant home healthcare presence in 21 states, including those states IHS has targeted for its post-acute healthcare system. IHS believes that its expanded home healthcare network will assist it in meeting the desire of payors for one stop shopping, as well as offering capitated rates to managed care providers. Additionally, IHS expects that Medicare will implement a prospective payment system for home nursing services in the next several years. Currently, Medicare provides reimbursement for home nursing care on a cost basis which includes a rate of return, subject to a cap. There is no reward for efficiency, provided that costs are below the cap. Under current prospective payment proposals, a healthcare provider would receive a predetermined rate for a given service. Providers with costs below the predetermined rate will be entitled to keep some or all of this difference. Under prospective pay, the efficient operator will be rewarded. Since the largest component of home nursing care costs is labor, which is basically fixed, IHS believes the differentiating factor in profitability will be administrative costs. As a result of the First American Acquisition, IHS, as a large provider of home nursing services, should be able to achieve administrative efficiencies compared with the small providers which currently dominate the home healthcare industry, although there can be no assurance it will be able to do so. There can be no assurance that Medicare will implement a prospective payment system for home nursing services in the next several years or at all. See "Risk Factors - Risk of Adverse Effect of Healthcare Reform."


     Focus on Managed Care. Given the increasing importance of managed care in the healthcare marketplace and the continued cost containment pressures from Medicare and Medicaid, IHS has, over the past year, begun to restructure its operations to position IHS to focus on obtaining contracts with managed care organizations and to provide capitated services. IHS' strategy is to become a preferred or exclusive provider to managed care organizations. Although to date there has been limited demand among managed care organizations for post-acute care services, IHS believes demand will increase as HMOs continue to attempt to control healthcare costs and to penetrate the Medicare market. As part of its focus on managed care and capitated rates, IHS spent several years collecting outcome data for more than 50,000 patients. To date, IHS has service agreements with approximately 395 managed care organizations. In January 1996, IHS was chosen as the exclusive capitated provider for five years of long-term care, subacute care and therapy services to Sierra Health Plan's Health Plan of Nevada ("Sierra Health"), the largest HMO in Nevada with approximately 26,000 Medicare enrollees and 125,000 commercial enrollees. As the exclusive provider, IHS provides all contracted services to the HMO's members; as a capitated provider, IHS accepts full risk of patient care in exchange for a flat fee per enrollee. The agreement with Sierra Health provides for annual capitation adjustments and the ability to increase revenue through other non-capitated services, although there can be no assurance that these provisions will be effective to protect IHS. In addition, in October 1996 IHS entered into a three-year agreement to provide, on an exclusive basis, long-term and subacute care to patients of Foundation Health Corporation ("Foundation Health"), an HMO located in Florida, on a capitated basis. Foundation Health currently has approximately 24,500 Medicare and 60,000 commercial enrollees. The agreement provides for increased revenues to IHS for reduced hospital utilization. Although IHS has attempted to minimize its risk under the contract, there can be no assurance that safeguards it implemented will be effective. See "Risk Factors - Risks Related to Managed Care Strategy."

     Subacute Care Through Medical Specialty Units. IHS' strategy is designed to take advantage of the need for early discharge of many patients from acute care hospitals by using MSUs as subacute specialty units within its geriatric care facilities. MSUs provide the monitoring and specialized care still required by these persons after discharge from acute care hospitals at per diem treatment costs which IHS believes are generally 30% to 60% below the cost of care in acute care hospitals. IHS also intends to continue to use its geriatric care facilities to meet the increasing need for cost-efficient, comprehensive rehabilitation treatment of these patients. The primary MSU programs currently offered by IHS are complex care programs, ventilator programs, wound management programs and cardiac care programs; other programs offered include subacute rehabilitation, oncology and HIV. IHS opened its first MSU program in April 1988 and currently operates 158 MSU programs in 84 facilities. IHS also emphasizes the care of medically complex patients through the provision of a comprehensive array of respiratory, physical, speech, occupational and physiatric therapy. IHS intends that its MSUs be a lower cost alternative to acute care or rehabilitation hospitalization of subacute or medically complex patients. IHS intends to expand its specialty medical services at its existing and newly acquired facilities. IHS believes that its subacute care programs will also serve as an important referral base for its home healthcare and ancillary services. In expanding its post-


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acute care network,  IHS expects to place less emphasis on subacute care through
MSUs and more emphasis on home healthcare. While IHS added 1,098 MSU beds in 1994 and 868 MSU beds in 1995, it only added an additional 383 MSU beds in 1996 and 105 MSU beds in the first half of 1997, and it anticipates that it will only add an additional 200 to 300 MSU beds in each of 1997 and 1998.


     Concentration on Targeted Markets. IHS has implemented a strategy focused on the development of market concentration for its post-acute care services in targeted states due to increasing payor consolidation. IHS also believes that by offering its services on a concentrated basis in targeted markets, together with the vertical integration of its services, it will be better positioned to meet the needs of managed care payors. IHS now has approximately 1,050 service locations in 45 states, including 172 geriatric care facilities in 30 states (56 of which IHS manages), with: 59 service locations, including 23 geriatric care facilities (21 of which IHS manages), in California; 163 service locations, including 32 geriatric care facilities (five of which IHS manages), in Florida; 75 service locations, including 14 geriatric care facilities (two of which IHS manages), in Pennsylvania; and 138 service locations, including 20 geriatric care facilities (six of which IHS manages), in Texas.


     Expansion Through Acquisitions. IHS has grown substantially through acquisitions and the opening of MSUs and the acquisition of home healthcare and related service providers, and expects to continue to expand its business by expanding the amount of home healthcare and related services it offers directly to its patients rather than through third-party providers, by establishing additional MSUs and rehabilitation programs in its existing geriatric care facilities, by acquiring additional geriatric care facilities in which to establish MSUs and rehabilitation programs and by expanding the number of MSU programs offered. From January 1, 1991 to date, IHS has increased the number of geriatric care facilities it owns or leases from 25 to 116, has increased the number of facilities it manages from 18 to 56 and has increased the number of MSU programs it operates from 13 to 158. In addition, IHS now offers certain related services, such as home healthcare, rehabilitation, x-ray and electrocardiogram, directly to its patients rather than relying on third-party providers. IHS' planned expansion and growth require that IHS expand its home healthcare services through the acquisition of additional home healthcare providers, that IHS acquire, or establish relationships with, third-parties which provide other post-acute care services not currently provided by IHS, that additional MSUs be established in IHS' existing facilities and that IHS acquire, lease or acquire the right to manage for others additional facilities in which MSUs can be established. See "Risk Factors - Risks Associated with Growth Through Acquisitions and Internal Development."


PATIENT SERVICES


BASIC MEDICAL SERVICES


     IHS provides a wide range of basic medical services at its geriatric care facilities which are licensed as skilled care nursing homes. Services provided to all patients include required nursing care, room and board, special diets and other services which may be specified by a patient's physician who directs the admission, treatment and discharge of the patient.



SPECIALTY MEDICAL SERVICES


     Medical Specialty Units

     IHS' MSUs are typically 20 to 75 bed subacute specialty care units located within discrete areas of IHS' facilities, with physical identities, specialized medical technology and medical staffs separate from the geriatric care facilities in which they are located. An intensive care unit nurse, or a nurse with specialty qualifications, serves as clinical coordinator of each unit, which generally is staffed with nurses having experience in the acute care setting. The operations of each MSU are generally overseen by a Board certified specialist in that unit's area of treatment. The patients in each MSU are provided with a high degree of monitoring and specialized care similar to that provided by acute care hospitals. The physiological monitoring equipment required by the MSU is equivalent to that found in the acute care hospital. IHS opened its first MSU program during April 1988 and currently operates 158 MSUs at 84 facilities. Approximately one-third of all of IHS' MSU patients are under the age of 70.


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     Although each MSU has most of the treatment  capabilities  of an acute care hospital in the MSU's area of specialization, IHS believes the per diem treatment costs are generally 30% to 60% less than in acute care hospitals. Additionally, the MSU is less "institutional" in nature than the acute care hospital, families may visit MSU patients whenever they wish and family counseling is provided. In marketing its MSU programs to insurers and healthcare providers, IHS emphasizes the cost advantage of its treatment as compared to acute care hospitals. IHS also emphasizes the improved "quality of life" compared to acute care and long-term care hospitals in marketing its MSU programs to hospital patients and their families. The primary MSU programs currently offered by IHS are complex care programs, ventilator programs, wound management programs and cardiac care programs; other programs offered include subacute rehabilitation, oncology and HIV.

     Complex Care Program. This program is designed to treat persons who are generally subacute or chronically ill and sick enough to be treated in an acute care hospital. Persons requiring this care include post-surgical patients, cancer patients and patients with other diseases requiring long recovery periods. This program is designed to provide the monitoring and specialized care these patients require but in a less institutional and more cost efficient setting than provided by hospitals. Some of the monitoring and specialized care provided to these patients are apnea monitoring, continuous peripheral intravenous therapy with or without medication, continuous subcutaneous infusion, chest percussion and postural drainage, gastrostomy or naso-gastric tube feeding, ileostomy or fistula care (including patient teaching), post-operative care, tracheostomy care, and oral, pharyngeal or tracheal suctioning. Patients in this program also typically undergo intensive rehabilitative services to allow them to return home.

     Ventilator  Program.  This  program is  designed  for  persons  who require ventilator assistance for breathing because of respiratory disease or impairment. Persons requiring ventilation include sufferers of chronic obstructive pulmonary disease, muscular atrophy and respiratory failure, pneumonia, cancer, spinal cord or traumatic brain injury and other diseases or injuries which impair respiration. Ventilators assist or effect respiration in patients unable to breathe adequately for themselves by injecting heated, humidified, oxygen-enriched air into the lungs at a pre-determined volume per breath and number of breaths per minute and by controlling the relationship of inhalation time to exhalation time. Patients in this program undergo respiratory rehabilitation to wean them from ventilators by teaching them to breathe on their own once they are medically stable. Patients are also trained to use the ventilators on their own.

     Wound Management Programs. These programs are designed to treat persons suffering from post operative complications and persons infected by certain forms of penicillin and other antibiotic resistant bacteria, such as methicillin resistant staphylococcus aureus ("MRSA"). Patients infected with these types of bacteria must be isolated under strict infection control procedures to prevent the spread of the resistant bacteria, which makes MSUs an ideal treatment site for these patients. Because of the need for strict infection control, including isolation, treatment of this condition in the home is not practical.

     Cardiac Care Program. This program is designed to treat persons suffering from congestive heart failure, severe cardiac arrhythmia, pre/post transplants and other cardiac diagnoses. The monitoring and specialized care provided to these patients includes electrocardiographic monitoring/telemetry, continuous hemodynamic monitoring, infusion therapy, cardiac rehabilitation, stress management and dietary counseling, planning and education.

     IHS believes that MSU programs can be developed to address a wide variety of medical conditions which require specialized care. In addition, IHS has developed MSU programs for subacute rehabilitation, oncology and HIV. IHS intends to establish additional MSUs in its existing facilities and in facilities which it acquires or manages for others to address the various market needs for MSU programs in the markets in which it operates.


     Rehabilitation

     IHS provides a comprehensive array of rehabilitative services for patients at all of its geriatric care facilities, including those in its MSU programs, in order to enable those persons to return home. These services include respiratory therapy with licensed respiratory therapists, physical therapy with a partic-


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ular emphasis on programs for the elderly, speech therapy,  particularly for the elderly recovering from cerebral vascular disorders, occupational therapy and physiatric care. A portion of the rehabilitative service hours are provided by independent contractors. In order to reduce the number of rehabilitative service hours provided by independent contractors, IHS began in late 1993 to acquire companies which provide physical, occupational and speech therapy to healthcare facilities.

     IHS also offers a rehabilitation program to stroke victims and persons who have undergone hip replacement.


     Home Healthcare Services

     IHS provides a broad spectrum of home healthcare services to the recovering, disabled, chronically ill or terminally ill person. Home healthcare services may be as basic as assisting with activities of daily living or as complex as cancer chemotherapy. Care involves either or both a service component (provided by registered nurses, home health aides, therapists and technicians through periodic visits) and a product component (drugs, equipment and related supplies). Time spent with a patient may range from one or two visits to around-the-clock care. Patients may be treated for several weeks, several months or the remainder of their lives.

     The home healthcare market is generally divided into four segments: nursing services; infusion therapy; respiratory therapy; and home medical equipment. On a pro forma basis after giving effect to the Merger, the acquisition of First American and the ILC Sale, IHS had home healthcare revenues of approximately $549.1 million, $812.3 million, $944.1 million, $398.9 million and $475.8 million during the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, respectively, representing approximately 45.4%, 43.6%, 44.9%, 39.3% and 43.0%, respectively, of total pro forma patient revenues. On a pro forma basis after giving effect to the Merger and the acquisition of First American, home nursing services accounted for approximately 80.7%, 77.4%, 64.2%, 68.8% and 56.3% of IHS' home healthcare revenues in 1994,
1995 and 1996 and the six months ended June 30, 1996 and 1997, respectively.

     Home Nursing. Home nursing is the largest component of home healthcare, the most labor-intensive and generally the least profitable. Home nursing services range from skilled care provided by registered and other nurses, typically for those recently discharged from hospitals, to unskilled services delivered by home health aides for those needing help with the activities of daily living. Home nursing also includes physical, occupational and speech therapy, as well as social worker services. IHS substantially expanded its home nursing services through the acquisition of First American, and currently provides home nursing services at approximately 440 locations in 25 states.

     Infusion Therapy. Infusion therapy, the second largest home healthcare market, involves the intravenous administration of anti-infective, biotherapy, chemotherapy, pain management, nutrition and other therapies. Infusion therapy generally requires patient training, specialized equipment and periodic monitoring by skilled nurses. Technological advances such as programmable pumps that control frequency and intensity of delivery are increasing the percentage of infections and diseases that are treatable in the home; previously these infections and diseases generally required patients to be hospitalized. Home infusion therapy is more skilled-labor-intensive than other home healthcare segments. The Merger will significantly expand IHS' home infusion therapy services. See "The Merger" and "Business of RoTech."

     Respiratory Therapy. Respiratory therapy is provided primarily to older patients with chronic lung diseases (such as chronic obstructive pulmonary disease, asthma and cystic fibrosis) or reduced respiratory function. The most common therapy is home oxygen, delivered through oxygen gas systems, oxygen concentration or liquid oxygen systems. Respiratory therapy is monitored by licensed respiratory therapists and other clinical staff under the direction of physicians. The Merger will significantly expand IHS' respiratory therapy services. See "The Merger" and "Business of RoTech."

     Home Medical Equipment. Home medical equipment consists of the sale or rental of medical equipment such as specialized beds, wheelchairs, walkers, rehabilitation equipment and other patient aids. The Merger will significantly expand IHS' provision of home medical equipment. See "The Merger" and "Business of RoTech."


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     Alzheimer's Program

     IHS also offers a specialized treatment program for persons with Alzheimer's disease. This program, called "The Renaissance Program," is located in a specially designed wing separated from the remainder of the facility. The physical environment is designed to address the problems of disorientation and perceptual confusion experienced by Alzheimer's sufferers. The Renaissance
Program is designed to help reduce the stress and agitation of Alzheimer's disease by addressing the problems of short attention spans and hyperactivity. The staff for this program is specially recruited and staff training is highly specialized. This program is designed not only to provide care to persons suffering from Alzheimer's disease, but also to work with the patient's family. IHS currently offers The Renaissance Program at 12 of its geriatric care facilities with a total of 395 beds. Patients pay a small premium to IHS' per diem rate for basic medical care to participate in this program.

     Hospice Services

     IHS provides hospice services, including medical care, counseling and social services, to the terminally ill in the greater Chicago metropolitan area, Michigan and Pennsylvania. Hospice care is a coordinated program of support services providing physical, psychological, social and spiritual care for dying persons and their families. Services are provided in the home and/or inpatient settings. The goal of hospice care is typically to improve a terminal patient's quality of life rather than trying to extend life. IHS also provides hospice care to the terminally ill at its facility in Miami, Florida.


MANAGEMENT AND OTHER SERVICES

     IHS manages geriatric care facilities under contract for others to capitalize on its specialized care programs without making the capital outlay generally required to acquire and renovate a facility. IHS currently manages 56 geriatric care facilities with 6,337 licensed beds. IHS is responsible for providing all personnel, marketing, nursing, resident care, dietary and social services, accounting and data processing reports and services for these facilities, although such services are provided at the facility owner's expense. The facility owner is also obligated to pay for all required capital expenditures. IHS manages these facilities in the same manner as the facilities it owns or leases, and provides the same geriatric care services as are provided in its owned or leased facilities. Contract acquisition costs for legal and other direct costs incurred to acquire long-term management contracts are capitalized and amortized over the term of the related contract.

     IHS receives a management fee for its services which generally is equal to 4% to 8% of gross revenues of the geriatric care facility. Certain management agreements also provide IHS with an incentive fee based on the amount of the facility's operating income which exceeds stipulated amounts. Management fee revenues are recognized when earned and billed, generally on a monthly basis. Incentive fees are recognized when operating results of managed facilities exceed amounts required for incentive fees in accordance with the terms of the management agreements. The management agreements generally have an initial term of ten years, with IHS having a right to renew in most cases. The management agreements expire at various times between August 1999 and May 2005, although all can be terminated earlier under certain circumstances. IHS generally has a right of first refusal in respect of the sale of each managed facility. IHS believes that by implementing its specialized care programs and services in these facilities, it will be able to increase significantly the operating income of these facilities and thereby increase the management fees IHS will receive for managing these facilities.

     IHS also manages private duty and Medicare certified home health agencies in the Dallas/Fort Worth, Texas market.


QUALITY ASSURANCE

     IHS has developed a comprehensive Quality Assurance Program to verify that high standards of care are maintained at each facility operated or managed by IHS. IHS requires that its facilities meet standards of care more rigorous than those required by Federal and state law. Under IHS's Quality Assurance Program, standards for delivery of care are set and the care and services provided by each


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facility are evaluated to insure they meet IHS' standards.  A quality  assurance team evaluates each facility bi-annually, reporting directly to IHS' Chief Executive Officer and to the Chief Operating Officer, as well as to the administrator of each facility. Facility administrator bonuses are dependent in part upon their facility's evaluation. IHS also maintains an 800 number, called the "In-Touch Line," which is prominently displayed above telephones in each facility and placed in patients' bills. Patients and staff are encouraged to call this number if they have any problem with nursing or administrative personnel which cannot be resolved quickly at the facility level. This program provides IHS with an early warning of problems which may be developing at the facility. IHS has also developed a specialized Quality Assurance Program for its MSU programs.

     IHS has begun a program to obtain accreditation by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for each of its facilities. At August 31, 1997, 72 of IHS' facilities had been fully accredited by the JCAHO.


OPERATIONS

     The day-to-day operations of each facility are managed by an on-site state licensed administrator, and an on-site business office manager monitors the financial operations of each facility. The administrator of each facility is supported by other professional personnel, including the facility's medical director, social workers, dietician and recreation staff. Nursing departments in each facility are under the supervision of a director of nursing who is state-registered. The nursing staffs are composed of registered nurses and licensed practical nurses as well as nursing assistants.

     IHS' home healthcare businesses are conducted through approximately 440 branches which are managed through three geographic area offices. The area office provides each of its branches with key management direction and support services. IHS' organizational structure is designed to create operating efficiencies associated with certain centralized services and purchasing while also promoting local decision making.

     IHS' corporate staff provides services such as marketing assistance, training, quality assurance oversight, human resource management, reimbursement expertise, accounting, cash management and treasury functions, internal auditing and management support. Financial control is maintained through fiscal and accounting policies that are established at the corporate level for use at each facility and branch location. IHS has standardized operating procedures and monitors its facilities and branch locations to assure consistency of operations. IHS emphasizes frequent communications, the setting of operational goals and the monitoring of actual results. IHS uses a financial reporting system which enables it to monitor, on a daily basis, certain key financial data at each facility such as payor mix, admissions and discharges, cash collections, net revenue and staffing.

     Each facility and branch location has all necessary state and local licenses. Most facilities are certified as providers under the Medicare program and under the Medicaid program of the state in which they are located.


JOINT VENTURES

     IHS has a 49% interest in a partnership formed in 1993 to manage and operate approximately 8,000 geriatric care and assisted retirement beds ("Tutera"), and a 40% interest in HPC America, Inc., a Delaware corporation ("HPC") that operates home infusion and home healthcare companies in addition to owning and managing physician practices. IHS does not participate in the day-to-day operations of Tutera or HPC, although its consent is required for certain material transactions. Under certain circumstances, IHS has the right to purchase the remaining interest in these entities, based upon a multiple of such entity's earnings, although IHS' right to purchase the remaining interest in HPC expires in September 1997.


SOURCES OF REVENUE

     IHS receives payments for services rendered to patients from private insurers and patients themselves, from the Federal government under Medicare, and from the states in which certain of its facilities are located under Medicaid. The sources and amounts of IHS' patient revenues are determined by a


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number of factors, including licensed bed capacity of its facilities,  occupancy rate, the mix of patients and the rates of reimbursement among payor categories (private, Medicare and Medicaid). Changes in the mix of IHS' patients among the private pay, Medicare and Medicaid categories can significantly affect the profitability of IHS' operations. Generally, private pay patients are the most profitable and Medicaid patients are the least profitable.

     During the years ended December 31, 1994, 1995 and 1996, IHS derived approximately $297.8 million, $509.3 million and $562.5 million, respectively, or 44.2%, 44.7% and 40.5%, respectively, of its patient revenues from private pay sources and approximately $376.4 million, $629.8 million and $826.4 million, respectively, or 55.8%, 55.3% and 59.5%, respectively, of its patient revenues from government reimbursement programs. Patient revenues from government reimbursement programs during these periods consisted of approximately $225.6 million, $387.2 million and $516.7 million, or 33.5%, 34.0% and 37.2% of total patient revenues, respectively, from Medicare and approximately $150.8 million, $242.6 million and $309.7 million, respectively, or 22.3%, 21.3% and 22.3% of total patient revenues, respectively, from Medicaid. During the six months ended June 30, 1996 and 1997, IHS derived approximately $275.9 million and $301.4 million, respectively, or 43.0% and 33.5%, respectively, of its patient revenues from private pay sources and approximately $365.8 million and $598.2 million, respectively, or 57.0% and 66.5%, respectively, of its patient revenues from government reimbursement programs. Patient revenues from government reimbursement programs during these periods consisted of approximately $211.8 million and $442.1 million, respectively, or 33.0% and 49.1% of total patient revenues, respectively, from Medicare and approximately $154.0 million and $156.1 million, respectively, or 24.0% and 17.4% of total patient revenues, respectively, from Medicaid. The increase in the percentage of revenue from government reimbursement programs is due to the higher level of Medicare and Medicaid patients serviced by the respiratory therapy, rehabilitative therapy, home healthcare and mobile diagnostic companies acquired in 1994, 1995 and 1996.

     On a pro forma basis after giving effect to the Merger, the acquisition of First American (which derives substantially all its revenues from Medicare) and the ILC Sale, during the years ended December 31, 1995 and 1996, IHS derived approximately $585.3 million and $704.5 million, respectively, or 31.4% and 33.5%, respectively, of its patient revenues from private pay sources and approximately $1.3 billion and $1.4 billion, respectively, or 68.6% and 66.5%, respectively, of its patient revenues from government reimbursement programs. Pro forma patient revenues from government reimbursement programs during these periods consisted of approximately $1.0 billion and $1.0 billion, or 54.0% and 49.7%, respectively, from Medicare and approximately $271.4 million and $353.2 million, respectively, or 14.6% and 16.8%, respectively, from Medicaid. On a pro forma basis after giving effect to the Merger, the acquisition of First American and the ILC Sale, during the six months ended June 30, 1996 and 1997, IHS derived approximately $329.3 million and $390.5 million, respectively, or 32.5% and 35.3%, respectively, of its patient revenues from private pay sources and approximately $684.6 million and $716.4 million, respectively, or 67.5% and 64.7%, respectively, of its patient revenues from government reimbursement programs. Pro forma patient revenues from government reimbursement programs during these periods consisted of approximately $512.9 million and $537.4 million, or 50.6% and 48.5%, respectively, from Medicare and approximately
$171.7 million and $179.0 million, respectively, or 16.9% and 16.2%, respectively, from Medicaid.

     IHS' experience has been that Medicare patients constitute a higher percentage of an MSU program's initial occupancy than they do once the program matures. However, as IHS' marketing program to private pay patients is implemented in the new MSUs, the number of private pay patients in those programs has traditionally increased. In addition, IHS received payments from third parties for its management services, which constituted approximately 5.3%, 3.4%, 3.2%, 3.2% and 2.1% of total net revenues for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, respectively.

     Gross third party payor settlements receivable, primarily from federal and state governments (i.e., Medicare and Medicaid cost reports), were $36.2 million at June 30, 1997, as compared to $42.6 million at December 31, 1996, $33.0 million at December 31, 1995 and $22.6 million at December 31, 1994. Approximately $10.8 million, or 30%, of the third party payor settlements receivable, primarily from


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Federal and state governments,  at June 30, 1997 represent the costs for its MSU patients which exceed regional reimbursement limits established under Medicare, as compared to approximately $15.6 million, or 37%, at December 31, 1996, approximately $7.6 million, or 23%, at December 31, 1995 and approximately $6.2 million, or 27%, at December 31, 1994.

     IHS' cost of care for its MSU patients generally exceeds regional reimbursement limits established under Medicare. The success of IHS' MSU strategy depends in part on its ability to obtain per diem rate approvals for costs which exceed the Medicare established per diem rate limits and by obtaining waivers of these limitations. IHS has submitted waiver requests for 225 cost reports, covering all cost report periods through December 31, 1996. To date, final action has been taken by HCFA on 221 waiver requests covering cost report periods through December 31, 1995. IHS' final rates as approved by HCFA represent approximately 95% of the requested rates as submitted in the waiver requests. There can be no assurance, however, that IHS will be able to recover its excess costs under any waiver requests which may be submitted in the future. IHS' failure to recover substantially all these excess costs would adversely affect its results of operations and could adversely affect its MSU strategy.


     Both private third party and governmental payors have undertaken cost containment measures designed to limit payments made to healthcare providers such as IHS. Furthermore, government programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may materially increase or decrease the rate of program payments to facilities managed and operated by IHS. There can be no assurance that payments under governmental programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients participating in such programs. In addition, there can be no assurance that facilities owned, leased or managed by IHS now or in the future will initially meet or continue to meet the requirements for participation in such programs. IHS could be adversely affected by the continuing efforts of governmental and private third party payors to contain the amount of reimbursement for healthcare services. The May 1997 balanced budget agreement between the President and Congress contemplated changing Medicare payments for skilled nursing facilities and home nursing services from a cost-reimbursement system to a prospective payment system. The Balanced Budget Act of 1997, enacted in August 1997, provides, among other things, for a prospective payment system for home nursing to be implemented for cost reporting periods beginning on or after October 1, 1999, a reduction in current cost reimbursement for home healthcare pending implementation of a prospective payment system, reductions (effective January 1, 1998) in Medicare reimbursement for oxygen and oxygen equipment for home respiratory therapy and a shift of the bulk of home health coverage from Part A to Part B of Medicare. The failure to implement a prospective payment system for home nursing services in the next several years could adversely affect IHS' post-acute care network strategy. In an attempt to limit the federal and state budget deficits, there have been, and IHS expects that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement for healthcare services. IHS cannot at this time predict whether this legislation or any other legislation will be adopted or, if adopted and implemented, what effect, if any, such legislation will have on IHS. See "Risk Factors - Risk of Adverse Effect of Healthcare Reform."


GOVERNMENT REGULATION

     The healthcare industry is subject to extensive federal, state and local statutes and regulations. The regulations include licensure requirements, reimbursement rules and standards and levels of services and care. Changes in applicable laws and regulations or new interpretations of existing laws and regulations could have a material adverse effect on licensure of IHS facilities, eligibility for participation in federal and state programs, permissible activities, costs of doing business, or the levels of reimbursement from governmental, private and other sources. Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. It is not possible to predict the content or impact of future legislation and regulations affecting the healthcare industry. In addition, in the conduct of its business IHS' operations are subject to review by federal and state regulatory agencies. In the course of these reviews, problems are from time to time identified by these agencies. Although IHS has to date been able to resolve these problems in a manner satisfactory to the regulatory agencies without a material adverse effect on IHS, there can be no assurance that IHS will be able to do so in the future. See "Risk Factors-Uncertainty of Government Regulation."


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

     Most states in which IHS operates or is studying expansion possibilities have statutes which require that prior to the addition or construction of new beds, the addition of new services or certain capital expenditures in excess of defined levels, IHS must obtain a certificate of need ("CON") which certifies that the state has made a determination that a need exists for such new or additional beds, new services or capital expenditures. These state determinations of need or CON programs are designed to comply with certain minimum federal standards and to enable states to participate in certain federal and state health related programs. Elimination or relaxation of CON requirements may result in increased competition in such states and may also result in increased expansion possibilities in such states. Of the states in which IHS operates, the following require CONs for the facilities that are owned, operated or managed by IHS: Alabama, Colorado, Delaware, Florida, Georgia, Illinois,
Indiana, Iowa, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, North Carolina, Ohio, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia and Wisconsin. To date the conversion of geriatric care beds to MSU beds has not required a CON.

     IHS' facilities are also subject to licensure regulations. Each of IHS' geriatric care facilities is licensed as a skilled care facility and is certified as a provider under the Medicare program and most are also certified by the state in which they are located as a provider under the Medicaid program of that state. IHS believes it is in substantial compliance with all material statutes and regulations applicable to its business. In addition, all healthcare facilities are subject to various local building codes and other ordinances.

     State and local agencies survey all geriatric care centers on a regular basis to determine whether such centers are in compliance with governmental operating and health standards and conditions for participation in government medical assistance programs. Such surveys include reviews of patient utilization of healthcare facilities and standards for patient care. IHS endeavors to maintain and operate its facilities in compliance with all such standards and conditions. However, in the ordinary course of its business, IHS' facilities receive notices of deficiencies for failure to comply with various regulatory requirements. Generally, the facility and the reviewing agency will agree upon the measures to be taken to bring the facility into compliance with regulatory requirements. In some cases or upon repeat violations, the reviewing agency may take adverse actions against a facility, including the imposition of fines, temporary suspension of admission of new patients to the facility, suspension or decertification from participation in the Medicare or Medicaid programs, and, in extreme circumstances, revocation of a facility's license. These adverse actions may adversely affect the ability of the facility to operate or to provide certain services and its eligibility to participate in the Medicare or Medicaid programs. In addition, such adverse actions may adversely affect other facilities operated by IHS. See "- Federal and State Assistance Programs."


     Effective July 1, 1995, HCFA implemented stricter guidelines for annual state surveys of long-term care facilities. These guidelines eliminate the ability of operators to appeal the scope and severity of any deficiencies and grant state regulators the authority to impose new remedies, including monetary penalties, denial of payments and termination of the right to participate in the Medicare and/or Medicaid programs. IHS believes these new guidelines may result in an increase in the number of facilities that will not be in "substantial compliance" with the regulations and, as a result, subject to increased disciplinary actions and remedies, including admission holds and termination of the right to participate in the Medicare and/or Medicaid programs. In ranking facilities, survey results subsequent to October 1990 are considered. As a result, IHS' acquisition of poorly performing facilities could adversely affect IHS' business to the extent remedies are imposed at such facilities.

     In September 1997, President Clinton, in an attempt to curb Medicare fraud, imposed a moratorium on the certification under Medicare of new home healthcare companies, which moratorium is expected to last approximately six months, and implemented rules requiring home healthcare providers to reapply for Medicare certification every three years. In addition, HCFA will double the number of detailed audits of home healthcare providers it completes each year and increase by 25% the number of home healthcare claims it reviews each year. IHS cannot predict what effect, if any, these new rules will have on IHS' business and the expansion of its home healthcare operations.


     The operations of IHS' home healthcare branches are subject to numerous federal and state laws governing pharmacies, nursing services, therapy services and certain types of home health agency activities. Certain of IHS' employees are subject to state laws and regulations governing the professional


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

practice of respiratory therapy, physical, occupational and speech therapies, pharmacy and nursing. The failure to obtain, to renew or to maintain any of the required regulatory approvals or licenses could adversely affect IHS' home healthcare business and could prevent the branch involved from offering products and services to patients. Generally, IHS is required to be licensed as a home health agency in those states in which it provides traditional home health or home nursing services. IHS' ability to expand its home healthcare services will depend upon its ability to obtain licensure as a home health agency, which may be restricted by state CON laws.

     Various Federal and state laws regulate the relationship between providers of healthcare services and physicians or others able to refer medical services, including employment or service contracts, leases and investment relationships. These laws include the fraud and abuse provisions of Medicare and Medicaid and similar state statutes (the "Fraud and Abuse Laws"), which prohibit the payment, receipt, solicitation or offering of any direct or indirect remuneration intended to induce the referral of Medicare or Medicaid patients or for the ordering or providing of Medicare or Medicaid covered services, items or equipment. Violations of these provisions may result in civil and criminal penalties and/or exclusion from participation in the Medicare and/or Medicaid programs and from state programs containing similar provisions relating to referrals of privately insured patients. The Department of Health and Human Services ("HHS") and other federal agencies have interpreted these provisions broadly to include the payment of anything of value to influence the referral of Medicare or Medicaid business. HHS has issued regulations which set forth certain "safe harbors," representing business relationships and payments that can safely be undertaken without violation of the Fraud and Abuse Laws. In addition, certain Federal and state requirements generally prohibit certain providers from referring patients to certain types of entities in which such provider has an ownership or investment interest or with which such provider has a compensation arrangement, unless an exception is available. IHS considers all applicable laws in planning marketing activities and exercises care in an effort to structure its arrangements with healthcare providers to comply with these laws. However, there can be no assurance that all of IHS' existing or future arrangements will withstand scrutiny under the Fraud and Abuse Laws, safe harbor regulations or other state or federal legislation or regulations, nor can it predict the effect of such rules and regulations on these arrangements in particular or on IHS' operations in general.

     IHS' healthcare operations generate medical waste that must be disposed of in compliance with Federal, state and local environmental laws, rules and regulations. IHS' operations are also subject to compliance with various other environmental laws, rules and regulations. Such compliance has not materially affected, and IHS anticipates that such compliance will not materially affect, IHS' capital expenditures, earnings or competitive position, although there can be no assurance to that effect.


     In addition to extensive existing governmental healthcare regulation, there are numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect such proposals would have on IHS' business. Aspects of certain of these healthcare proposals, such as cutbacks in the Medicare and Medicaid programs, reductions in Medicare reimbursement rates and/or limitations on reimbursement rate increases, containment of healthcare costs on an interim basis by means that could include a short-term freeze on prices charged by healthcare providers, and permitting greater state flexibility in the administration of Medicaid, could adversely affect IHS. See "Risk Factors Uncertainty of Government Regulation" and "- Sources of Revenue." There can be no assurance that currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on IHS. Concern about the potential effects of the proposed reform measures has contributed to the volatility of prices of securities of companies in healthcare and related industries, including IHS, and may similarly affect the price of IHS Common Stock in the future. IHS cannot predict the ultimate timing or effect of such legislative efforts and no assurance can be given that any such efforts will not have a material adverse effect on IHS' business, results of operations and financial condition.


FEDERAL AND STATE ASSISTANCE PROGRAMS

     Substantially all of IHS' geriatric care facilities are currently certified to receive benefits as a skilled nursing facility provided under the Health Insurance for the Aged and Disabled Act (commonly referred to


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as  "Medicare"),  and  substantially  all  are  also  certified  under  programs administered by the various states using federal and state funds to provide medical assistance to qualifying needy individuals ("Medicaid"). Both initial and continuing qualification of a skilled nursing care facility to participate in such programs depend upon many factors including, among other things, accommodations, equipment, services, patient care, safety, personnel, physical environment, and adequate policies, procedures and controls.

     Services under Medicare consist of nursing care, room and board, social services, physical and occupational therapies, drugs, biologicals, supplies, surgical, ancillary diagnostic and other necessary services of the type provided by extended care or acute care facilities. Under the Medicare program, the federal government pays the reasonable direct and indirect allowable costs (including depreciation and interest) of the services furnished and, through September 30, 1993, provided a rate of return on equity capital (as defined under Medicare). However, IHS' cost of care for its MSU patients generally exceeds regional reimbursement limits established under Medicare. IHS has submitted waiver requests to recover these excess costs. See "- Sources of Revenue." There can be no assurance, however, that IHS will be able to recover its excess costs under the pending waiver requests or under any waiver requests which may be submitted in the future. IHS' failure to recover substantially all these excess costs would adversely affect its results of operations and could adversely affect its MSU strategy. Even though IHS' cost of care for its MSU patients generally exceeds regional reimbursement limits established under Medicare for nursing homes, IHS' cost of care is still lower than the cost of such care in an acute care hospital.

     The Medicare program reimburses for home healthcare services under two basic systems: cost-based and charge-based. Under the cost-based system, IHS is reimbursed at the lowest of IHS' reimbursable costs (based on Medicare regulations), cost limits established by HCFA or IHS' charges. While a small amount of corporate level overhead is permitted as part of reimbursable costs under Medicare regulations, such costs consist predominantly of expenses and charges directly incurred in providing the related services, and cannot include any element of profit or net income to IHS. Under the charge-based system, Medicare reimburses IHS on a "prospective payment" basis, which consists in general of either a fixed fee for a specific service or a fixed per diem amount for providing certain services. As a result, IHS can generate profit or net income from Medicare charge-based revenues by providing covered services in an efficient, cost-effective manner. All nursing services (including related products) are Medicare cost-based reimbursed, except for nursing services provided to hospice patients. Hospice care and all other home healthcare services (including non-nursing related products) are Medicare charge-based reimbursed.

     The  Balanced  Budget  Act  of  1997  provides,  among  other  things,  for implementation of a prospective payment system for home nursing services for cost reporting periods beginning on or after October 1, 1999. Implementation of a prospective payment system will be a critical element to the success of IHS' expansion into home nursing services. Based upon prior legislative proposals, IHS believes that a prospective payment system would most likely provide a healthcare provider a predetermined rate for a given service, and that providers with costs below the predetermined rate will be entitled to keep some or all of this difference. Under such a prospective payment system, the efficient operator will be rewarded. Since the largest component of home healthcare costs is labor, which is basically fixed, IHS believes the differentiating factor in profitability will be administrative costs. As a result of the First American Acquisition, IHS, as a large provider of home nursing services, believes it should be able to achieve administrative efficiencies compared with the small providers which currently dominate the home healthcare industry, although there can be no assurance it will be able to do so. There can be no assurance that Medicare will implement a prospective payment system for home nursing services in the next several years or at all. The inability of IHS to provide home healthcare services at a cost below the established Medicare fee schedule could have a material adverse effect on IHS' home healthcare operations and its post-acute care network. See "Risk Factors Risk of Adverse Effect of Healthcare Reform."

     Under the various Medicaid programs, the federal government supplements funds provided by the participating states for medical assistance to qualifying needy individuals. The programs are administered by the applicable state welfare or social service agencies. Although Medicaid programs vary from state to state, typically they provide for the payment of certain expenses, up to established limits. The majority of the MSU programs are not required to participate in the various state Medicaid programs. However, should IHS' MSU programs be required to admit Medicaid patients as a condition to contin-


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ued  participation  in such programs by the facility in which the MSU program is located, IHS' results of operations could be adversely affected since IHS' cost of care in its MSU programs is substantially in excess of state Medicaid reimbursement rates.


     Funds received by IHS under Medicare and Medicaid are subject to audit with respect to the proper preparation of annual cost reports upon which reimbursement is based. Such audits can result in retroactive adjustments of revenue from these programs, resulting in either amounts due to the government agency from IHS or amounts due IHS from the government agency.


     Both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy determinations by insurance companies acting as Medicare fiscal intermediaries and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to healthcare facilities. Since 1985, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs. IHS can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the operating and fixed costs allocable to such patients. Changes in reimbursement levels under Medicare or Medicaid and changes in applicable governmental regulations could significantly affect IHS' results of operations. It is uncertain at this time whether additional legislation on healthcare reform will be implemented or whether other changes in the administration or interpretation of governmental healthcare
programs  will  occur.   There  can  be  no  assurance  that  future  healthcare
legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on the results of operations of IHS. IHS cannot at this time predict whether any healthcare reform legislation will be adopted or, if adopted and implemented, what effect, if any, such legislation will have on IHS. See "Risk Factors Risk of Adverse Effect of Healthcare Reform."


COMPETITION

     The healthcare industry is highly competitive and is subject to continuing changes in the provision of services and the selection and compensation of providers. IHS competes on a local and regional basis with other providers on the basis of the breadth and quality of its services, the quality of its facilities  and,  to a limited  extent,  price.  IHS also  competes  with  other providers in the acquisition and development of additional facilities and service providers. IHS' current and potential competitors include national, regional and local operators of geriatric care facilities, acute care hospitals and rehabilitation hospitals, extended care centers, retirement centers and community home health agencies and similar institutions, many of which have significantly greater financial and other resources than IHS. In addition, IHS competes with a number of tax-exempt nonprofit organizations which can finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to IHS. There can be no assurance that IHS will not encounter increased competition which could adversely affect its business, results of operations or financial condition. See "Risk Factors Competition."

     The geriatric care facilities operated and managed by IHS primarily compete on a local and regional basis with other skilled care providers. IHS' MSUs primarily compete on a local basis with acute care and long-term care hospitals. In addition, some skilled nursing facilities have developed units which provide a greater level of care than the care traditionally provided by nursing homes. The degree of success with which IHS' facilities compete varies from location to location and depends on a number of factors. IHS believes that the specialized services and care provided, the quality of care provided, the reputation and physical appearance of facilities and, in the case of private pay patients, charges for services, are significant competitive factors. In light of these factors, IHS seeks to meet competition in each locality by improving the appearances of, and the quality and types of services provided at, its facilities, establishing a reputation within the local medical communities for providing competent care services, and by responding appropriately to regional variations in demographics and tastes. There is limited, if any, competition in price with respect to Medicaid and Medicare patients, since revenues for services to such patients are strictly controlled and based on fixed rates and cost reimbursement principles. Because IHS' facilities compete primarily on a local and regional basis rather than a national basis, the competitive position of IHS varies from facility to facility depending upon the types of services and


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quality of care  provided  by  facilities  with  which  each of IHS'  facilities compete, the reputation of the facilities with which each of IHS' facilities compete, and, with respect to private pay patients, the cost of care at facilities with which each of IHS' facilities compete.

     The home healthcare market is highly competitive and is divided among a large number of providers, some of which are national providers but most of which are either regional or local providers. IHS believes that the primary competitive factors are availability of personnel, the price of the services and quality considerations such as responsiveness, the technical ability of the professional staff and the ability to provide comprehensive services.

     IHS also competes with other healthcare companies for acquisitions and management contracts. There can be no assurance that additional acquisitions can be made and additional management contracts can be obtained on favorable terms.


EMPLOYEES


     As of August 31, 1997, ihs had approximately 57,000 full-time and regular part-time employees. Full-time and regular part-time service and maintenance employees at 17 facilities, totaling approximately 1,300 employees, are covered by collective bargaining agreements. IHS' corporate staff consisted of approximately 1,900 people at such date. IHS believes its relations with its employees are good.

     IHS seeks the highest quality of professional staff within each market. Competition in the recruitment of personnel in the healthcare industry is intense, particularly with respect to nurses. Many areas are already facing nursing shortages, and it is expected that the shortages will increase in the future. Although IHS has, to date, been successful in hiring and retaining nurses and rehabilitation professionals, IHS in the future may experience difficulty in hiring and retaining nurses and rehabilitation professionals. IHS believes that its future success and the success of its MSU programs will depend in large part upon its continued ability to hire and retain qualified personnel.


INSURANCE

     Healthcare companies are subject to medical malpractice, personal injury and other liability claims which are generally covered by insurance. IHS maintains liability insurance coverage in amounts deemed appropriate by management based upon historical claims and the nature and risks of its business. There can be no assurance that a future claim will not exceed insurance coverage or that such coverage will continue to be available. In addition, any substantial increase in the cost of such insurance could have an adverse effect on IHS' business, results of operations and financial condition.


LEGAL PROCEEDINGS

     IHS is from time to time involved in various legal proceedings. Although IHS does not believe that any currently pending proceeding will materially and adversely affect IHS, there can be no assurance that any current or future proceeding will not have a material adverse effect on IHS' financial position or results of operations.


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                               BUSINESS OF ROTECH


GENERAL


     Rotech Medical Corporation ("RoTech") provides comprehensive home healthcare and primary care physician services, principally to patients in non-urban areas. RoTech operates 631 locations in 36 states. RoTech's home healthcare business provides a diversified range of products and services, with emphasis on home respiratory, home medical equipment and infusion therapy. RoTech has pursued an aggressive acquisition strategy since 1988, which included in fiscal 1997 acquisitions of 174 locations of smaller home healthcare companies and the opening of 49 new locations. Current industry estimates indicate that approximately half of the nation's home healthcare industry remains fragmented and is run by either single operators or small, local chains. These smaller providers are RoTech's main competition and main acquisition opportunities. RoTech plans to continue to enter new home healthcare markets through acquisition or start-up as competitive and pricing pressures encourage consolidation and economies of scale.


     Recent data suggests that there is a shortage of healthcare services in non-urban markets. According to the United States Census Bureau, in 1990 non-urban areas of the United States accounted for roughly 25% of the national population, or approximately 62 million people. However, according to the American Medical Association, just 11% of physicians, or approximately 75,000 physicians, practice in non-metropolitan markets. This data indicates that non-urban markets are underserved, and suggests that there may be opportunities for improvement in access to primary care physicians, as well as specialty services. RoTech believes that these needs result in significant opportunities for companies such as RoTech, which can attract, retain and network physicians in non-urban settings while offering ancillary services such as home healthcare, to become a full-service non-institutional based primary healthcare provider.


OPERATING AND EXPANSION STRATEGY

     RoTech was founded in 1981 to provide home respiratory and home medical equipment products and services to patients in Florida. With its founders' roots in pharmacy and pharmaceutical sales, RoTech's marketing directive has always been to provide information to primary care physicians regarding the utilization of home healthcare techniques, products and services for their patient base. Providing information to these physicians as to disease management leads to earlier identification and treatment of patients, enhancing the patient's quality of life and longevity. RoTech has not targeted specialists, as their patients are more acute and since specialists have historically been tied to hospital systems, which results in higher hospitalization rates. RoTech's marketing is directed at identifying patients of primary care physicians prior to hospitalization and prior to an acuity level that would require utilizing a specialist.

     RoTech's strategy is to develop integrated healthcare delivery systems through the acquisition of smaller local home healthcare companies in non-urban areas. RoTech targets non-urban markets of smaller cities and rural areas, due to the dominance of primary care physicians in these markets, reduced competition and a tendency to care for patients in the home setting. RoTech believes that acquisitions of home healthcare companies will continue to expand the base of relationships with primary care physicians in these markets. Primary care physicians in these markets typically have long-standing relationships with loyal patient bases. These physicians are usually solo practitioners and are the key decision makers in the treatment of their patients. RoTech believes that making home healthcare products and services available to these physicians will result in better, less expensive healthcare that provides an improved quality of life for the patients and their caregivers in these communities.

SALES AND MARKETING

     RoTech believes that the sales and marketing skills of its employees have been instrumental in its growth to date and are critical to its future success. RoTech emphasizes to its employees the importance of patient base growth and retention by providing quality service to physicians and their patients.
Approximately 28% of RoTech's employees are actively involved in sales and marketing. The sales representatives employed by RoTech include registered or certified respiratory therapists, registered pharmacists and registered nurses who market all of RoTech's services and products and are responsible for maintaining and expanding RoTech's relationships with physicians, targeting primary care physicians in non-urban areas.


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     RoTech provides formal marketing, training, product and service information to all of its technical and sales personnel so they can communicate effectively with physicians about RoTech's services and products. These personnel are instructed on methods of serving the physicians by providing them with information on new procedures and medical technologies. Each technical and sales person must attend periodic seminars conducted on a company-wide basis. RoTech emphasizes the cross-marketing of all its products to physicians with which its salespeople have already developed professional relationships. RoTech believes its marketing approach allows the primary care physician to identify acute and chronic patients earlier in the disease process. Treatment is done at the primary care level and accordingly at less cost than the advanced treatment of the disease by specialists or in a hospital setting.


REIMBURSEMENT FOR SERVICES

     A substantial percentage of RoTech's revenue is attributable to third-party payors, including private insurers, Medicare and, to a lesser extent, Medicaid. RoTech has substantial expertise at processing claims and continues to create and improve systems to manage third-party reimbursements, to produce clean claims and obtain timely reimbursements by third-party payors. RoTech has developed distinct billing and collection departments for Medicare and Medicaid reimbursements and for private insurance company claims which are supported by customized computer systems. These departments work closely with reimbursement officers at branch locations and third-party payors and are responsible for the review of patient coverage, the adequacy and timeliness of documentation and the follow-up with third-party payors to expedite reimbursement payments. Reimbursement from the Medicare program as a percentage of RoTech's total operating revenue approximated 48% for fiscal 1996, 49% for fiscal 1995 and 35% for fiscal 1994.

     RoTech has achieved increased operating revenue in home respiratory and other home medical equipment operations despite increased regulation and corresponding reimbursement reductions. While the increased regulation tends to reduce the amount of reimbursement from government sources for individual cases, RoTech believes the continued increased regulation also benefits RoTech by reducing the competition from joint ventures and fee revenue sharing arrangements, which RoTech has historically avoided.

     RoTech's levels of operating revenue and profitability of RoTech, like those of other healthcare companies, are affected by the continuing efforts of third-party payors to contain or reduce the costs of healthcare by lowering reimbursement rates, increasing case management review of services and negotiating reduced contract pricing. Home healthcare, which is generally less costly to third-party payors than hospital-based care, has benefitted from those cost containment objectives. However, as expenditures in the home healthcare market continue to grow, initiatives aimed at reducing the costs of healthcare delivery at non-hospital sites are increasing. Changes in reimbursement policies by third-party payors, or the reduction in or elimination of such reimbursement programs, could have a material adverse impact on RoTech's revenues. Various state and federal health reform initiatives may lead to additional changes in reimbursement programs.


PRODUCTS AND SERVICES

     HOME HEALTHCARE PRODUCTS AND SERVICES

     Home Respiratory Therapy and Equipment

     RoTech provides a variety of home respiratory therapy products and services on a monthly rental or sale basis. Home respiratory therapy and equipment represented 42%, 42% and 49% of RoTech's revenues for the years ended July 31, 1995 and 1996 and the nine months ended April 30, 1997, respectively. RoTech focuses on serving patients of primary care physicians with chronic pulmonary diseases in their pre-acute stages. Early identification and retention of these patients at the primary care level reduces the cost of healthcare and should improve the quality of life of the patients and their families. RoTech also enjoys patient retention post-hospitalization at the patient's or physician's request and does not rely on referrals of patients by hospital discharge planners or case managers. Nationwide home respiratory market revenues were approximately $1.6 billion in 1993.


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     RoTech's home respiratory care product line includes oxygen  concentrators,
portable  liquid  oxygen  systems,   nebulizers  and  ventilator  care.   Oxygen
concentrators extract oxygen from room air and generally provide the least expensive supply of oxygen for patients who require a continuous supply of oxygen, are not ambulatory and who do not require excessive flow rates. Liquid oxygen systems store oxygen under pressure in a liquid form. The liquid oxygen is stored in a stationary unit that can be easily refilled at the patient's home and can be used to fill a portable device that permits greatly enhanced patient mobility. Nebulizers are devices which aerosolize medications, allowing them to be inhaled directly into the patient's lungs. Ventilator therapy is used for the individual that suffers from respiratory failure by mechanically assisting the individual to breathe. RoTech provides technicians who deliver and/or install the respiratory care equipment, instruct the patient in its use, refill the high
pressure  and  liquid  oxygen  systems  as  necessary  and  provide   continuing
maintenance of the equipment.

     Home Medical Equipment and Supplies

     RoTech provides a full line of equipment and supplies of home medical equipment and supplies for convalescents, including custom pieces required for rehabilitation patients. Home medical equipment and supplies represented 24%, 35% and 28% of RoTech's revenues for the years ended July 31, 1995 and 1996 and the nine months ended April 30, 1997, respectively. Provision of home medical equipment enables RoTech to provide a "one-stop shopping" presence in its non-urban markets, which is required for full patient service satisfaction. These products are provided on a monthly rental or sale basis and include wheelchairs, hospital beds, walkers, patient lifts, orthopedic supplies, catheters, syringes and bathroom aids.

     Home Infusion Therapy and Other Pharmacy Related Products and Services

     Home infusion therapy involves the administration of antibiotics, nutrients or other medications intravenously, intramuscularly, subcutaneously or through a feeding tube. RoTech focuses on providing home infusion therapy to patients prior to or in lieu of hospitalization, which generally offers significant cost savings and preferable logistics for patients, their families and caregivers over hospital-based treatments. RoTech believes that its marketing methods of providing information to primary care physicians on home infusion therapies and the continuing evolution of related technological advances should enable further growth of this portion of the business. Focus on the referring primary care physician facilitates the identification of patients requiring subacute antibiotic treatments, which constitute 39% of RoTech's home infusion therapy services performed. Home infusion therapies, which accounted for 25%, 16% and 17% of RoTech's revenues for the years ended July 31, 1995 and 1996 and the nine months ended April 30, 1997, respectively, include the following:

     Antibiotic Therapy - Antibiotic therapy, which represents the majority of RoTech's home infusion therapy revenues, requires the infusion of antibiotic drugs into the patient's bloodstream to treat infections and diseases, such as osteomyelitis (bone infections), bacterial endocarditis (infection of the lining around the heart), wound infections, infections associated with HIV/AIDS, and infections of the kidneys and urinary tract. Antibiotics are generally believed to be more effective when infused directly into the bloodstream than when taken orally. These treatments can be prescribed by primary care physicians, are short-term in nature and recur occasionally.

     Enteral Nutrition Therapy - Enteral nutrition therapy is administered to patients who cannot eat as a result of an obstruction to the upper gastrointestinal tract or because they are otherwise unable to be fed orally. As with total parenteral nutrition therapy, enteral nutrition therapy is often administered over a long period.

     Pain  Management  and  Chemotherapy  -  Pain  management   therapy  is  the
administration of pain controlling drugs to terminally or chronically ill patients and is often administered in conjunction with intravenous chemotherapy. Chemotherapy is the continuous or intermittent intravenous administration of anti-cancer drugs. Chemotherapy generally is administered periodically for several weeks or months.

     Total Parenteral Nutrition Therapy - Total parenteral nutrition (TPN) therapy involves the intravenous feeding of nutrients to patients with impaired digestive tracts due to gastrointestinal illnesses or conditions, due to underlying conditions including cancer or HIV/AIDS. TPN is usually longer in duration than other forms of infusion therapy, and can be lifelong.


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     Other  Therapies.  Other  therapies  and services include therapies such as
congestive   heart  failure  therapy,  hydration  therapy  and  related  nursing services.

     RoTech's home infusion therapy business is dependent in large measure upon physicians continuing to prescribe the administration of drugs and nutrients through intravenous and other infusion methods. Orally administered drugs and alternative drug delivery systems may have an effect upon the demand for certain infusion therapies. RoTech can predict neither the ultimate impact of these treatments on RoTech's business nor the nature of future medical advances or their eventual impact on RoTech's business.


     PRIMARY CARE PHYSICIANS' PRACTICES

     RoTech has acquired primary care physician practices in the States of Florida and Mississippi. RoTech believes that it will be able to increase the profitability of these individual practices through economies of scale and greater efficiencies, and that its centralized billing and reimbursement functions will typically result in lower costs per claim and quicker reimbursement. Physician practices represented approximately 9%, 7% and 7% of RoTech's revenues in the years ended July 31, 1995 and 1996 and the nine months ended April 30, 1997, respectively.


GOVERNMENT REGULATION

     The home care industry is subject to extensive government regulation at the federal level through the Medicare program and at the state level through the Medicaid program. Medicare is a federally funded health insurance program which provides health insurance coverage for persons age 65 and older and certain disabled persons, and generally provides reimbursement at specified rates for sales and rentals of specified medical equipment and supplies, provided such equipment and supplies are determined to be medically necessary by the treating physician. Medicaid is a health insurance program administered by state governments which provides reimbursements for healthcare for certain financially or medically needy persons regardless of age.

     RoTech is subject to government audits of its Medicare and Medicaid reimbursement claims and has not, to date, experienced any material loss as a result of any such government audits. Under existing federal law, the knowing and willful offer or payment of any remuneration (including any kickback, bribe or rebate) of any kind to another person to induce the referral of Medicare or Medicaid beneficiaries for whom medical supplies and services may be reimbursed by the Medicare or Medicaid programs is prohibited and could subject the parties to such an arrangement to substantial criminal and civil penalties, including exclusion from participation in these programs, for Medicare or Medicaid fraud. The Office of Inspector General of the Department of Health and Human Services ("OIG") has promulgated regulatory "safe harbors" that describe certain practices and business arrangements that comply with Medicare and Medicaid regulations. The OIG and law enforcement authorities have recently increased their investigatory efforts to determine whether various business practices constitute remuneration for, or to induce, referrals. Certain states have also passed statutes and regulations that prohibit payments for referral of patients. These laws vary significantly from state to state. The result of legislative and regulatory efforts is an extra compliance challenge and, therefore, risk. RoTech reached a settlement with the U.S. Attorney for the Middle District of Florida in a civil action related to Medicare claims the government believes it erroneously paid between 1987 and 1989. RoTech remains confident that it was in compliance with all material Medicare and other legal requirements related to this matter. However, in an effort to reduce legal defense costs and to preserve internal resources, RoTech paid $612,500 (approximately $380,000 on an after tax basis) to resolve the matter. These monies represent a repayment of a portion of the estimated disputed claims and related interest over approximately ten years.

     RoTech received an inquiry from the Medicaid Department of the State of Mississippi and subsequently received two subpoenas from the OIG concerning RoTech's 1994 cost report for its Mississippi Rural Health Clinics. RoTech is cooperating fully with such inquiries. There has been no statement of issues or particular concerns giving RoTech sufficient information to permit RoTech to determine the extent of financial exposure, if any. RoTech is not aware of any material error in the one year's cost report under inquiry, following consultation with its outside consultant, who also assisted in the prepa-


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ration and filing of the original report.  If any adjustments  occur, such would likely relate only to Mississippi physician clinics for 1994. However, Medicaid and the OIG have the right to audit years subsequent to 1994, and RoTech cannot predict the outcome of any such audit.

     The types of services and products delivered by RoTech, the required quality of such services and products and the manner in which such services and products are delivered and billed are each subject to significant and complex regulations promulgated, interpreted and administered by the appropriate federal or state governmental agency. Although RoTech believes that its products, services and procedures comply in all respects with such regulations applicable to reimbursement eligibility, the unavailability of advance formal administrative rulings in most regulated areas subjects RoTech to possible subsequent adverse interpretations and rulings which may affect the eligibility of some or all of RoTech's services and products for reimbursement. Such an adverse interpretation or ruling could have a substantial adverse impact on RoTech's business.

     In addition, RoTech is required to obtain federal and state licenses and permits relating to the distribution of pharmaceutical products, including a federal Controlled Dangerous Substance Registration Certificate and Florida State Wholesaler License. RoTech is required to obtain similar licenses from each state in which it does business.

     RoTech's acquisitions of primary care physician practices are structured to attempt to comply with federal and state law restrictions on business relationships between RoTech and persons who may be in a position to refer patients to RoTech for the provision of healthcare related items or services. Accordingly, RoTech endeavors to undertake such acquisitions in a manner where the consideration offered and paid is consistent with fair market value in arms-length transactions and is not determined in a manner that takes into account the volume or value of any referrals or business that might otherwise be generated between RoTech and the physician whose practice is to be acquired and for which payment may be made under Medicare or Medicaid. While RoTech believes that its acquisitions do not entail any form of unlawful remuneration, there can be no assurance that enforcement authorities will not attempt to construe the consideration exchanged in certain acquisition transactions as entailing unlawful remuneration and to challenge such transactions on such basis.

     In many states, the "corporate practice of medicine doctrine" prohibits business corporations from providing, or holding themselves out as providers of, medical care through the employment of physicians. Although the two states in which RoTech has acquired practices of primary care physicians, Florida and Mississippi, have not adopted this prohibition, there can be no assurance that either state will not adopt this doctrine in the future. Enforcement of such doctrine could require divestiture of acquired practices or restructuring of physician relationships.


     Healthcare is an area of extensive and dynamic regulatory change. Changes in the law or new interpretations of existing laws can have a dramatic effect on permissible activities, the relative costs associated with doing business, and the amount of reimbursement by government and third-party payors. The Omnibus Budget Reconciliation Act of 1987 ("OBRA 1987") created six categories of durable medical equipment for purposes of reimbursement under the Medicare Part B program. There is a separate fee schedule for each category. OBRA 1987 also controls whether durable medical equipment products will be paid for on a rental or sale basis and established fixed payment rates for oxygen service as well as a 15-month rental ceiling on certain medical equipment. An interim final rule implementing the payment methodology under the fee schedules recently was published in the Federal Register. Payment based on the fee schedules is effective with covered items furnished on or after January 1, 1989. Generally, Medicare pays 80% of the lower of the supplier's actual charge for the item or the fee schedule amount, after adjustment for the annual deductible amount. The Omnibus Budget Reconciliation Act of 1990 made changes to Medicare Part B reimbursement that were implemented in 1991. The substantive change was the standardization of Medicare rates for certain equipment categories. Laws and regulations often are adopted to regulate new products, services and industries. The Balanced Budget Act of 1997, enacted in August 1997, reduces the Medicare national payment limits for oxygen and oxygen equipment used in home respiratory therapy by 25% in 1998 and 30% (from 1997 levels) in 1999 and each subsequent year. Approximately 22% of RoTech's total revenues for the year ended July


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31,  1997 were  derived  from the  provision  of  oxygen  services  to  Medicare patients. There can be no assurance that either the states or the federal government will not impose additional regulations upon RoTech's activities which might adversely affect RoTech's business.

     Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Although Congress has failed to pass comprehensive healthcare reform legislation thus far, RoTech anticipates that Congress and state legislatures will continue to review and assess alternative healthcare delivery and payment systems and may in the future propose and adopt legislation effecting fundamental changes in the healthcare delivery system. Further, each area of medical care is subject to scrutiny and revision as to the amount of reimbursement which is reasonable. Any reduction in reimbursement in those goods and services provided by RoTech would have a direct effect on gross revenues of RoTech. Legislative debate is expected to continue in the future, and RoTech cannot predict what impact the adoption of any federal or state healthcare reform measures or future private sector reform may have on its industry or business.

     Pursuant to federal legislation (commonly known as "Stark II") enacted as part of the Omnibus Budget Reconciliation Act of 1993, and effective January 1, 1995, physicians are prohibited from making referrals to entities in which they (or immediate family members) have an investment interest or compensation arrangement, where such referral is for any "designated health service" covered by Medicare/ Medicaid, including parenteral and enteral nutrients, equipment and supplies, and home health services. Ownership by a physician of investment securities in a publicly-held corporation with stockholders' equity exceeding $75 million at the end of the corporation's most recent fiscal year or on average during the previous three fiscal years is exempt from the investment prohibition if the securities are traded on the New York, American or a regional stock exchange, or the Nasdaq National Market. Exemptions from the compensation arrangement prohibition include (i) amounts paid by an employer to a physician pursuant to a bona fide employment relationship meeting specified requirements, including payments being unrelated to referrals and consistent with the fair market value of the services provided and (ii) other personal service arrangements if certain requirements are met, including that compensation be paid over the term of a written agreement with a term of one year or more, be set in advance, not exceed fair market value, and be unrelated to referrals. While RoTech intends to structure its acquisitions and operations to comply with Stark II, there can be no assurance that future interpretations of that law will not require structural and organizational modifications of RoTech's existing relationships with physicians, nor can assurance be given that present or future relationships between RoTech and physicians will be found to be in compliance with such law.


COMPETITION

     The home healthcare market is highly competitive and is divided among a large number of providers, some of which are national providers but most of which are either regional or local providers. RoTech believes that the primary competitive factors in this market are the ability of a company to provide prompt and reliable service, the expertise and availability of personnel, the range of products and services offered and, to a limited extent, the price of the product or service. RoTech's current and potential competitors include several national providers which have significantly greater financial and other resources than RoTech. There can be no assurance that RoTech will not encounter increased competition which could adversely affect its business, results of operations or financial condition. See "Risk Factors - Competition."

     RoTech also competes with other home healthcare companies for acquisitions and managed care contracts (deriving approximately 5% of its revenues from managed care contracts). There can be no assurance that additional acquisitions can be made and managed care contracts can be obtained on favorable terms or at all.


INSURANCE

     In recent years, participants in the healthcare market have become subject to an increasing number of malpractice and product liability lawsuits, many of which involve large claims and significant defense costs. As a result of the liability risks inherent in RoTech's lines of business, including the risk of liability


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due to the negligence of physicians or other healthcare  professionals  employed by or otherwise under contract to RoTech, RoTech maintains liability insurance intended to cover such claims. There can be no assurance that the coverage limits of RoTech's insurance policies will be adequate, or that RoTech can obtain liability insurance in the future on acceptable terms or at all.

     RoTech currently has in force various liability insurance policies, with total coverage limits of $26 million per occurrence and in the aggregate annually. These policies contain various levels of deductibles and self-insured retentions. They provide RoTech protection against claims alleging bodily injury or property damage arising out of RoTech's operations, including home healthcare, but excluding RoTech's employed physicians. RoTech has in force, with respect to physicians employed by it, individual professional liability insurance policies, with coverage limits ranging from $250,000 per occurrence to $1 million per occurrence, and ranging from $750,000 in the aggregate annually to $3 million in the aggregate annually. RoTech's insurance policies are subject to annual renewal.


LEGAL PROCEEDINGS

     RoTech is from time to time involved in various legal proceedings. Although RoTech does not believe that any currently pending proceeding will materially and adversely affect RoTech, there can be no assurance that any current or future proceeding will not have a material adverse affect on RoTech's financial position or results of operations.


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                       DESCRIPTION OF IHS CAPITAL STOCK

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the DGCL, IHS' Third Restated Certificate of Incorporation, as amended (the "IHS Certificate"), and the terms of IHS' Stockholders' Rights Plan.

     THE FOLLOWING DESCRIPTION OF THE IHS CAPITAL STOCK SHOULD BE READ CAREFULLY BY ROTECH STOCKHOLDERS SINCE, AT THE EFFECTIVE TIME, EACH ISSUED AND OUTSTANDING SHARE OF ROTECH COMMON STOCK WILL BE CONVERTED INTO .5806 FULLY PAID AND NONASSESSABLE SHARES OF IHS COMMON STOCK. SEE "THE MERGER AGREEMENT-CONVERSION OF ROTECH SHARES."


AUTHORIZED CAPITAL STOCK


     IHS is authorized to issue up to 150,000,000 shares of IHS Common Stock, par value $.001 per share, 26,726,642 shares of which were issued and outstanding at September 18, 1997, and 15,000,000 shares of IHS Preferred Stock, none of which is outstanding as of the date hereof.



IHS COMMON STOCK

     Holders of IHS Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have preemptive rights. Subject to preferences that may be applicable to any outstanding shares of IHS Preferred Stock, holders of IHS Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the IHS Board out of funds legally available therefor. See "Summary of Joint Proxy Statement/Prospectus - Market and Market Prices; Dividends." All outstanding shares of IHS Common Stock are, and the shares to be issued in the Merger will be, when issued pursuant to the Merger Agreement, fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of IHS, holders of IHS Common Stock will be entitled to share ratably in the assets of IHS remaining after payment or provision for payment of all of IHS' debts and obligations and liquidation payments to holders of any outstanding shares of IHS Preferred Stock.


IHS PREFERRED STOCK

     The IHS Board, without further stockholder authorization, is authorized to issue shares of IHS Preferred Stock in one or more series and to determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on the IHS Common Stock and one or more other series of IHS Preferred Stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over the IHS Common Stock and one or more series of IHS Preferred Stock. Although IHS has no present plans to issue any shares of IHS Preferred Stock, the issuance of shares of IHS Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of IHS or an unsolicited acquisition proposal.

     IHS has designated 750,000 shares of Preferred Stock as Series A Junior Participating Cumulative Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"). The rights, preferences and privileges of the Series A Preferred Stock are set forth under "- IHS Stockholders' Rights Plan."


OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES


     AT JULY 31, 1997, OPTIONS COVERING AN AGGREGATE OF APPROXIMATELY 11,320,000 SHARES OF IHS COMMON Stock and warrants covering an aggregate of 528,000 shares of IHS Common Stock were outstanding. In addition, at July 31, 1997, IHS had reserved for issuance approximately 354,000 additional shares of IHS Common Stock for issuance under its stock option plans pursuant to options which have not yet been granted and under its stock purchase plan. IHS also has reserved for issuance 7,989,275 shares of IHS Common Stock for issuance upon conversion of its 5 3/4% Convertible Senior Subordinated Debentures due 2001 and 6% Convertible Subordinated Debentures due 2003. See "Description of Certain IHS Indebtedness - 5 3/4% Convertible Senior Subordinated Debentures due 2001" and "- 6% Convertible Subordinated Debentures due 2003."


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

CERTAIN PROVISIONS OF IHS' BY-LAWS AND THE DGCL

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The IHS By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the IHS Board or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of IHS (the "Business Procedure"). See "Comparison of Rights of IHS and RoTech Stockholders - Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors."

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the IHS Board to the Secretary of IHS. The requirements as to the form and timing of that notice are specified in the IHS By-laws. If the Chairman of the IHS Board determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of IHS. The requirements as to the form and timing of that notice are specified in the IHS By-laws. If the Chairman of the IHS Board determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the IHS By-laws do not give the IHS Board any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the IHS By-laws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of IHS, even if the conduct of such solicitation or such attempt might be beneficial to IHS and its stockholders.

     Delaware Takeover Statute. IHS is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.


IHS STOCKHOLDERS' RIGHTS PLAN

     The following is a description of the IHS Stockholders' Rights Plan (the "IHS Rights Plan"). The description thereof set forth below is qualified in its entirety by reference to the IHS Rights Plan, a copy of which has been filed with the Commission. See "Available Information" and "Incorporation of Certain Documents by Reference."

     The IHS Rights Plan provides that one preferred stock purchase right (a "Right") will be issued with each share of IHS Common Stock (whether originally issued or from IHS' treasury) prior to the Rights Distribution Date (as defined herein). When exercisable, each Right entitles the registered holder to purchase from IHS one one-hundredth of a share of Series A Preferred Stock at a price of $135.00 per one one-hundredth of a share of Series A Preferred Stock (the "Purchase Price"), subject to adjustment.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding IHS Common Stock or (ii) 10 business days (or such later date as may be determined by action of the IHS Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding IHS Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by all the IHS Common Stock share certificates and will be transferred with the IHS Common Stock certificates, and no separate Rights certificates will be distributed. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the IHS Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on September 26, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by IHS, in each case, as described below.

     The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Right are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Series A Preferred Stock with a conversion price less than the then-current market price of the Series A Preferred Stock or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the IHS Common Stock or a stock dividend on the IHS Common Stock payable in IHS Common Stock or subdivisions, consolidations or combinations of the IHS Common Stock occurring, in any such case, prior to the Distribution Date.

     Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of IHS Common Stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of IHS Common Stock. Each share of Series A Preferred Stock will have 100 votes, voting together with the shares of IHS Common Stock. Finally, in the event of any merger, consolidation or other transaction in which IHS Common Stock is exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of IHS Common Stock. These rights are protected by customary antidilution provisions. The Series A Preferred Stock will, if issued, be junior to any other series of Preferred Stock which may be authorized and issued by IHS, unless the terms of any such other series provide otherwise. Once the shares of Series A Preferred Stock are issued, the IHS Certificate may not be amended in a manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.


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

     Because of the nature of the Series A Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of IHS Common Stock.

     In the event that IHS is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise such number of one one-hundredths of a share of Series A Preferred Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Series A Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the IHS Common Stock.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding IHS Common Stock, the IHS Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for consideration consisting of one-half the securities of IHS that would be issuable at such time upon exercise of one Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock, which may, at the election of IHS, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.

     At any time prior to the tenth day following the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding IHS Common Stock, the IHS Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"); provided, however, that, for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the IHS Board in office at the commencement of such solicitation, the Rights may only be redeemed if (A) there are directors then in office who were in office at the commencement of such solicitation and (B) the IHS Board, with the concurrence of a majority of such directors then in office, determines that such redemption is, in their judgment, in the best interests of IHS and its stockholders. The redemption of the Rights may be made effective at such time on such basis with such conditions as the IHS Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the IHS Board without the consent of the holders of the Rights, except that from and after a Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.


     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of IHS, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire IHS without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. The effect of the Rights may be to inhibit a change in control of IHS (including through a third party tender offer at a price which reflects a premium to the then prevailing trading price) that may be beneficial to IHS stockholders. See "Risk Factors - Effect of Certain Anti-Takeover Provisions."


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

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     IHS' Certificate contains a provision eliminating or limiting director liability to IHS and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to IHS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the DGCL for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the IHS Board protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of IHS or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the IHS Certificate and the IHS By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of IHS who, by reason of the fact that he or she is a director, officer, employee, or agent of IHS, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. In addition, IHS has entered into indemnification agreements with its officers and directors.


TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the IHS Common Stock is American Stock Transfer & Trust Company, New York, New York.


              COMPARISON OF RIGHTS OF IHS AND ROTECH STOCKHOLDERS

     IHS is incorporated under the laws of the State of Delaware. RoTech is incorporated under the laws of the State of Florida. The holders of shares of RoTech Common Stock, whose rights as stockholders are currently governed by Florida law, the Articles of Incorporation, as amended, of RoTech (the "RoTech Articles"), and the RoTech By-laws, will, upon the exchange of their shares pursuant to the Merger, become holders of shares of IHS Common Stock, and their rights as such will be governed by Delaware law, the IHS Certificate and the IHS By-laws. The material differences between the rights of holders of shares of RoTech Common Stock and the rights of holders of shares of IHS Common Stock, which result from differences in their governing corporate documents and differences in Delaware and Florida corporate law, are summarized below.

     The following summary does not purport to be a complete statement of the rights of holders of shares of IHS Common Stock under applicable Delaware law, the IHS Certificate and IHS By-laws or a comprehensive comparison with the rights of the holders of shares of RoTech Common Stock under applicable Florida law, the RoTech Articles and RoTech By-laws, or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL, the FBCA and the governing corporate documents of IHS and RoTech, to which holders of shares of IHS Common Stock and RoTech Common Stock are referred. See "Incorporation of Certain Information by Reference."


CLASSES AND SERIES OF CAPITAL STOCK


     RoTech. RoTech is authorized by the RoTech Articles to issue up to 50,000,000 shares of RoTech Common Stock, par value $.0002 per share. As of the RoTech Record Date, 26,439,322 shares of RoTech Common Stock were issued and outstanding. In addition, as of the RoTech Record Date there were


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


outstanding options under RoTech stock option plans to purchase an additional 3,172,000 shares of RoTech Common Stock and 4,190,477 shares of RoTech Common Stock reserved for issuance upon conversion of the RoTech Debentures.

     IHS. IHS is authorized by the IHS Certificate to issue up to 165,000,000 shares of capital stock, of which 150,000,000 shares are designated IHS Common Stock and 15,000,000 shares are designated as preferred stock, par value $.01 per share ("IHS Preferred Stock"). Seven hundred fifty thousand shares of IHS Preferred Stock have been designated as Series A Junior Participating Cumulative Preferred Stock. See "Description of IHS Capital Stock - IHS Stockholders' Rights Plan." As of the IHS Record Date, there were 25,657,612 shares of IHS Common Stock outstanding. In addition, at July 31, 1997 there were outstanding options under IHS Common Stock option plans to purchase an additional approximately 11,320,000 shares of IHS Common Stock and outstanding warrants to purchase 528,000 additional shares of IHS Common Stock. An additional approximately 354,000 shares of IHS Common Stock have been reserved for future option grants under IHS stock option and stock purchase plans and 7,989,275 shares of IHS Common Stock have been reserved for issuance upon conversion of IHS' outstanding convertible debentures. The IHS Board has the authority to issue the IHS Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of the IHS Record Date, there were no shares of IHS Preferred Stock issued and outstanding, and the IHS Board has no present intention of issuing shares of IHS Preferred Stock, except as provided in the IHS Rights Plan.

     As a consequence of and following the Merger, RoTech stockholders will no longer hold RoTech Common Stock, but will instead hold shares of IHS Common Stock with associated rights to acquire Series A Preferred Stock.


SIZE AND ELECTION OF THE BOARD OF DIRECTORS

     RoTech. The RoTech By-laws provide that the number of directors which shall constitute the RoTech Board shall be not less than three nor more than seven. The RoTech Board currently consists of five directors. Directors of RoTech are elected by a plurality vote of the shares of RoTech Common Stock represented in person or by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. The directors are elected each year at the annual meeting of stockholders and hold office until the next annual meeting and until their successors shall be duly elected and qualified.

     IHS. The IHS By-laws provide that the IHS Board shall consist of nine directors, except that whenever all of the shares of IHS are owned beneficially and of record by either one or two stockholders, the number of directors may be less than five but not less than the number of stockholders. Directors of IHS are elected by a plurality of votes cast at the annual meeting of stockholders. At each annual meeting of IHS stockholders, directors are elected to serve for a term of one year and until their successors shall have been duly elected and qualified or until their earlier resignation or removal.

     As a consequence of and following the Merger, the rights and obligations of holders of RoTech Shares exchanged for IHS Common Stock with respect to the size and election of the IHS Board will be governed by the IHS By-laws as described in the immediately preceding paragraph.


AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

     Under the DGCL and the FBCA, unless its certificate or articles of incorporation or by-laws otherwise provide, amendment of a corporation's certificate or articles of incorporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, requires the approval of the holders of a majority of the outstanding stock of such class or series.

     RoTech. The RoTech Articles provide that amendments thereto must be approved by the RoTech Board, proposed by the RoTech Board to the RoTech stockholders, and approved at a RoTech stockholders' meeting by the holders of a majority of the shares of RoTech Common Stock issued and entitled to be voted, unless all RoTech directors and stockholders sign a written statement manifesting their intention that an amendment to the RoTech Articles be made.


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

     The RoTech Articles and RoTech By-laws provide that stockholders of RoTech by the vote of a majority of the stock entitled to vote at a meeting of stockholders may adopt, alter, amend or repeal, in whole or in part, any RoTech By-laws if notice of the proposed action was included in the notice of the meeting or is waived in writing by the holders of a majority of the stock entitled to vote thereon. The RoTech Articles and RoTech By-laws also provide that the RoTech Board shall have the authority to adopt, alter, amend or repeal the RoTech By-laws by the vote of a majority of the members of the RoTech Board at any meeting thereof; provided, however, that any by-laws adopted by the RoTech Board which are inconsistent with any by-laws adopted by the RoTech stockholders shall be void, and the RoTech Board may not alter, amend or repeal any by-laws adopted by the RoTech stockholders.

     IHS. The IHS Certificate provides that the IHS Certificate shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting together as a single class. Subject to the foregoing, the IHS Certificate and the IHS By-laws provide that the IHS By-laws may be altered, amended or repealed by a majority vote of the stockholders entitled to vote thereon at any annual or special meeting duly convened after notice to the stockholders of that purpose or by a majority vote of the members of the IHS Board at any regular or special meeting of the IHS Board duly convened after notice to the IHS Board of that purpose, subject always to the power of the stockholders to change such action of the IHS Board.

     As a consequence of and following the Merger, the rights and obligations of holders of RoTech Shares exchanged for IHS Common Stock with respect to the amendment or repeal of the IHS Certificate and IHS By-laws will be governed as described in the immediately preceding paragraph.


SPECIAL MEETINGS OF STOCKHOLDERS

     RoTech. The RoTech By-laws provide that special meetings of the stockholders shall be held when directed by the President or the RoTech Board or when requested in writing by stockholders who hold a majority of the stock having the right and entitled to vote at such meetings.

     IHS. The IHS By-laws provide that a special meeting of the IHS stockholders may be called by the chairman of the IHS Board, the deputy chairman of the IHS Board (if any) or the President or by order of the IHS Board.

     As a consequence of and following the Merger, the rights and obligations of holders of RoTech Shares exchanged for IHS Common Stock with respect to the calling of special meetings of stockholders will be governed as described in the immediately preceding paragraph.


ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS

     RoTech. The RoTech Articles and RoTech By-laws provide no special procedures regarding the nomination of persons for election to the RoTech Board by stockholders or the proposal of business at an annual or special meeting of stockholders.

     IHS. The IHS By-laws provide that nominations of persons for election to the IHS Board may be made by any stockholder of IHS entitled to vote for the election of directors at the applicable meeting of stockholders only if written notice to the Secretary of IHS of such stockholder's intent to make such nomination or nominations is given, either by personal delivery or by U.S. certified mail, postage prepaid, and received (i) not less than 120 days nor more than 150 days before the first anniversary of the date of IHS' proxy statement in connection with the last annual meeting of stockholders, or (ii) if the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (a) as to the stockholder giving the notice, (i) the name and address, as they appear on the stock transfer books of IHS, of such stockholder, (ii) a representation that such stockholder is a stockholder of record and intends to appear


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in  person  or by proxy at such  meeting  to  nominate  the  person  or  persons specified  in the  notice,  (iii) the class and number of shares of stock of IHS
beneficially  owned  by  such  stockholder,   and  (iv)  a  description  of  all
arrangements or understandings between such stockholder and each nominee and any other person or persons naming such person or persons pursuant to which the nomination or nominations are to be made by such stockholder; and (b) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person,
(ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of IHS which are beneficially owned by such person,
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required by the rules and regulations of the Commission promulgated under the Exchange Act, and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

     The IHS By-laws provide that at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, written notice thereof to the Secretary of IHS must be given, either by personal delivery or by U.S. certified mail, postage prepaid, and received at the principal executive offices of IHS (i) not less than 120 days nor more than 150 days before the first anniversary of the date of IHS' proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 60 days before the date of the applicable annual meeting. Each such notice shall set forth as to each matter: (a) the description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, (b) the name and address, as they appear on the stock transfer books of IHS, of such stockholder proposing such business, (c) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class and number of shares of stock of IHS beneficially owned by the stockholder and (e) any material interest of the stockholder in such business.

     As a consequence of and following the Merger, RoTech stockholders wishing to nominate candidates to the IHS Board or bring business before a meeting of stockholders will have to comply with the notice procedures of IHS set forth in the two preceding paragraphs.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL and the FBCA permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL and the FBCA provide that a corporation may advance expenses of defense (upon receipt of an undertaking to reimburse the corporation if indemnification is ultimately determined not to be appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. The DGCL and the FBCA also permit a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL and the FBCA provide that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     RoTech. The RoTech By-laws provide that RoTech shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of RoTech or is or was serving at the request of RoTech as a director, partner, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such claim, action, suit or proceeding. Expenses incurred in defending


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any such civil or criminal  action,  suit or proceeding may be paid by RoTech in advance of final disposition as authorized by the RoTech Board upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by RoTech.

     IHS. The IHS By-laws provide that IHS shall indemnify any director and any officer of IHS holding the position of Senior Vice President or any higher office (and may indemnify any other person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of IHS or is or was serving at the request of IHS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the DGCL and any other applicable law, as from time to time in effect. Expenses incurred by a director or officer holding the position of Senior Vice President or any higher office in defending any such proceeding shall be paid by IHS (and, in the case of other persons, may be paid by IHS) in advance of final disposition upon the representation that such person believes he or she is entitled to indemnification thereunder and the receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified.


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                    DESCRIPTION OF CERTAIN IHS INDEBTEDNESS


     The following summarizes the material long-term indebtedness of IHS and its subsidiaries. IHS' indebtedness is substantial in relation to its stockholders' equity. At June 30, 1997, IHS' total long-term debt, including current portion, accounted for 67.7% of its total capitalization. On a pro forma basis after giving effect to the Merger (assuming a price per share of IHS Common Stock of $34.625 (the closing price of IHS Common Stock on September 18, 1997 (the last trading day prior to the date of this Joint Proxy Statement/Prospectus)) and based on 26,439,322 shares of RoTech Common Stock outstanding on September 18,
1997), the Proposed Acquisitions, the New Credit Facility and the issuance of the 9 1/4% Senior Notes and the use of proceeds therefrom and from the term loan portion of the New Credit Facility to repay amounts outstanding under the prior credit facility, to pay the cash portion of the purchase price of the Proposed Acquisitions and to repay certain indebtedness to be assumed in the Merger and the Proposed Acquisitions, IHS' total debt, including current portion, at June 30, 1997 accounted for 66.7% of its total pro forma capitalization. In connection with the offering of the 9 1/4% Senior Notes, S&P confirmed its B rating of IHS' other subordinated debt obligations, but with a negative outlook, and assigned the same rating to the 9 1/4% Senior Notes, and Moody's downgraded IHS' other senior subordinated debt obligations to B2, but noted that the outlook for the rating was stable, and assigned the new rating to the 9 1/4% Senior Notes. See "Risk Factors - Risks Related to Substantial Indebtedness." The summary is not a complete description of such indebtedness. Copies of the material agreements relating to such indebtedness have been filed with the Commission and the description set forth below is qualified in its entirety by reference to such agreements. See "Available Information."


NEW CREDIT FACILITY

     On September 15, 1997, IHS entered into a $1.75 billion revolving credit and term loan facility with Citibank, N.A., as Administrative Agent, and certain other lenders (the "New Credit Facility") to replace its existing $700 million revolving credit facility. The New Credit Facility consists of a $750 million term loan facility (the "Term Facility") and a $1 billion revolving credit facility, including a $100 million letter of credit subfacility and a $10 million swing line subfacility (the "Revolving Facility"). The Term Facility, all of which was borrowed on September 17, 1997, matures on December 31, 2004 and will be amortized beginning December 31, 1998 as follows: 1998 - $7.5 million; each of 1999, 2000, 2001 and 2002 - $7.5 million (payable in equal quarterly installments); 2003 - $337.5 million (payable in equal quarterly installments); and 2004 - $375 million (payable in equal quarterly installments). Any unpaid balance will be due on the maturity date. The Term Facility will bear interest at a rate equal to, at the option of IHS, either (i) in the case of Eurodollar loans, the sum of (x) one and three-quarters percent or two percent (depending on the ratio of IHS' Debt (as defined in the New Credit Facility) to earnings before interest, taxes, depreciation, amortization and rent, pro forma for any acquisitions or divestitures during the measurement period (the "Debt/EBITDAR Ratio")) and (y) the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by IHS or (ii) the sum of (a) the higher of (1) Citibank, N.A.'s base rate or (2) one percent plus the latest overnight federal funds rate plus (b) a margin of one-half percent or three-quarters of one percent (depending on the Debt/EBITDAR Ratio). The Term Facility can be prepaid at any time in whole or in part without penalty.

     The Revolving Facility will reduce to $800 million on September 30, 2001 and $500 million on September 30, 2002, with a final maturity on September 15, 2004; however, the $100 million letter of credit subfacility and $10 million swing line subfacility will remain at $100 million and $10 million, respectively, until final maturity. The Revolving Facility will bear interest at a rate equal to, at the option of IHS, either (i) in the case of Eurodollar loans,  the  sum of (x)  between  three-quarters  of one  percent  and  one  and three-quarters  percent  (depending  on the  Debt/EBITDAR  Ratio)  and  (y)  the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by IHS or (ii) the sum of (a) the higher of (1) Citibank, N.A.'s base rate or (2) one percent plus the latest overnight federal funds rate plus (b) a margin of between zero percent and one-half percent (depending on the Debt/EBITDAR Ratio). Amounts repaid under the Revolving Facility may be reborrowed prior to the maturity date.


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


     The New Credit Facility limits IHS' ability to incur indebtedness or contingent obligations, to make additional acquisitions, to sell or dispose of assets, to create or incur liens on assets, to pay dividends, to purchase or redeem IHS' stock and to merge or consolidate with any other person. In addition, the New Credit Facility requires that IHS meet certain financial ratios, and provides the banks with the right to require the payment of all amounts outstanding under the facility, and to terminate all commitments under the facility, if there is a change in control of IHS or if any person other than Dr. Robert N. Elkins, IHS' Chairman and Chief Executive Officer, or a group managed by Dr. Elkins, owns more than 40% of IHS' stock. The New Credit Facility is guaranteed by all of IHS' subsidiaries (other than inactive subsidiaries) and secured by a pledge of all of the stock of substantially all of IHS' subsidiaries.

     The New Credit Facility replaced IHS' $700 million credit facility (the "Prior Credit Facility"). As a result, IHS anticipates that it will record an extraordinary loss on extinguishment of debt of approximately $2.4 million (net of related tax benefit of approximately $1.6 million) in the third quarter of 1997 resulting from the write-off of deferred financing costs of $4.0 million related to the Prior Credit Facility.


5 3/4% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2001

     IHS has outstanding $143,750,000 principal amount of IHS' 5 3/4% Convertible Senior Subordinated Debentures due 2001 (the "5 3/4% Debentures"). Interest on the 5 3/4% Debentures is payable semi-annually on January 1 and July
1. The 5 3/4% Debentures are redeemable in whole or in part at the option of IHS at a price, expressed as a percentage of the principal amount, ranging from 103.29% in 1997 to 100.82% in 2000, plus accrued interest. The 5 3/4% Debentures are convertible into IHS Common Stock at any time prior to redemption or final maturity, initially at the conversion price of $32.60 per share (the equivalent of 30.675 shares per $1,000 principal amount of 5 3/4% Debentures), subject to adjustment upon the occurrence of certain events. In the event of a change in control of IHS (as defined in the indenture under which the 5 3/4% Debentures were issued), each holder of 5 3/4% Debentures may require IHS to repurchase such holder's 5 3/4% Debentures, in whole or in part, at 100% of the principal amount thereof, plus accrued interest to the repurchase date.


6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003

     IHS has outstanding $115,000,000 aggregate principal amount of its 6% Convertible Subordinated Debentures due 2003 (the "6% Debentures"). Interest on the 6% Debentures is payable semi-annually on January 1 and July 1. The 6% Debentures are redeemable in whole or in part at the option of IHS at any time at a price, expressed as a percentage of the principal amount, ranging from 103.6% in 1997 to 100.6% in 2002, plus accrued interest. Prior to redemption, the 6% Debentures are convertible into IHS Common Stock at the option of the holder at any time at or before maturity at $32.125 per share (the equivalent of 31.128 shares per $1,000 principal amount of 6% Debentures), subject to adjustment upon the occurrence of certain events. In the event of a change in control of IHS (as defined in the indenture under which the 6% Debentures were issued), each holder of 6% Debentures may require IHS to repurchase such holder's 6% Debentures, in whole or in part, at 100% of the principal amount thereof, plus accrued interest to the repurchase date.



9 1/4% SENIOR SUBORDINATED NOTES DUE 2008

     IHS has outstanding $500,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2008 (the "9 1/4% Senior Notes"). Interest on the 9 1/4% Senior Notes is payable semi-annually on January 15 and July 15. The 9 1/4% Senior Notes are redeemable in whole or in part at the option of IHS at any time on or after Janaury 15, 2003, at a price, expressed as a percentage of the principal amount, initially equal to 104.625% and declining to 100% on January 15, 2006, plus accrued interest thereon. In addition, IHS may redeem up to $166,667,000 aggregate principal amount of 9 1/4% Senior Notes at any time and from time to time prior to January 15, 2001 at a redemption price equal to 109.25% of the aggregate principal amount thereof, plus accrued interest thereon, out of the net cash proceeds of one or more Public Equity Offerings (as defined in the indenture under which the 9 1/4% Senior Notes were issued (the "9 1/4% Senior Notes Indenture")). In the event of a change in control of IHS (as defined in the 9 1/4% Senior Notes Indenture), each holder of 9 1/4% Senior Notes may require


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IHS to repurchase  such  holder's 9 1/4% Senior  Notes,  in whole or in part, at
101% of the principal amount thereof, plus accrued interest to the repurchase date. The 9 1/4% Senior Notes Indenture contains certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitations on additional indebtedness unless certain coverage ratios are met;
(ii) limitations on other subordinated indebtedness; (iii) limitations on liens;
(iv) limitations on the issuance of preferred stock by IHS' subsidiaries; (v) limitations on transactions with affiliates; (vi) limitations on restricted payments and investments; (vii) application of the proceeds of certain asset sales; (viii) limitations on restrictions on subsidiary dividends; and (ix) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of IHS to another person.



9 1/2% SENIOR SUBORDINATED NOTES DUE 2007

     IHS has outstanding $450,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2007 (the "9 1/2% Senior Notes"). Interest on the 9 1/2% Senior Notes is payable semi-annually on March 15 and September 15. The 9 1/2% Senior Notes are redeemable in whole or in part at the option of IHS at any time on or after September 15, 2002, at a price, expressed as a percentage of the principal amount, initially equal to 104.75% and declining to 100% on September 15, 2005, plus accrued interest thereon. In addition, IHS may redeem up to $150,000,000 aggregate principal amount of 9 1/2% Senior Notes at any time and from time to time prior to September 15, 2000 at a redemption price equal to 108.50% of the aggregate principal amount thereof, plus accrued interest thereon, out of the net cash proceeds of one or more Public Equity Offerings (as defined in the indenture under which the 9 1/2% Senior Notes were issued (the "9 1/2% Senior Notes Indenture")). In the event of a change in control of IHS (as defined in the 9 1/2% Senior Notes Indenture), each holder of 9 1/2% Senior Notes may require IHS to repurchase such holder's 9 1/2% Senior Notes, in whole or in part, at 101% of the principal amount thereof, plus accrued interest to the repurchase date. The 9 1/2% Senior Notes Indenture contains certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitations on additional indebtedness unless certain coverage ratios are met; (ii) limitations on other subordinated indebtedness;
(iii) limitations on liens; (iv) limitations on the issuance of preferred stock by IHS' subsidiaries; (v) limitations on transactions with affiliates; (vi) limitations on restricted payments and investments; (vii) application of the proceeds of certain asset sales; (viii) limitations on restrictions on subsidiary dividends; and (ix) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of IHS to another person.



10 1/4% SENIOR SUBORDINATED NOTES DUE 2006

     IHS has outstanding $150,000,000 aggregate principal amount of its 10 1/4% senior subordinated notes due 2006 (the "10 1/4% Senior Notes"). Interest on the 10 1/4% Senior Notes is payable semi-annually on April 30 and October 30. The 10 1/4% Senior Notes are redeemable for cash at any time after April 30, 2001, at IHS' option, in whole or in part, initially at a redemption price equal to 105.125% of the principal amount, declining to 100% of the principal amount on April 30, 2004, plus accrued interest thereon to the date fixed for redemption. In the event of a change in control of IHS (as defined in the indenture under which the 10 1/4% Senior Notes were issued), each holder of 10 1/4% Senior Notes may require IHS to repurchase such holder's 10 1/4% Senior Notes, in whole or in part, at 101% of the principal amount thereof, plus accrued interest to the repurchase date. The indenture under which the 10 1/4% Senior Notes were issued contains certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitations on additional indebtedness unless certain ratios are met; (ii) limitations on other subordinated debt;
(iii) limitations on liens; (iv) limitations on the issuance of preferred stock by IHS' subsidiaries; (v) limitations on transactions with affiliates; (vi) limitations on certain payments, including dividends; (vii) application of the proceeds of certain asset sales; (viii) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of IHS to another person; and (ix) limitations on investments and loans.

     The 10 1/4% Senior Notes were sold to Smith Barney, DLJ and Citicorp Securities, Inc., as Initial Purchasers. The Initial Purchasers sold the 10 1/4% Senior Notes to qualified institutional buyers under Rule 144A of the Securities Act and to a limited number of institutional accredited investors. Pursuant to an agreement with the Initial Purchasers, IHS was obligated to take certain actions to effect an exchange offer within specified periods whereby each holder of 10 1/4% Senior Notes would be offered


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


the opportunity to exchange such notes for new notes identical in all material respects to the 10 1/4% Senior Notes except that the new notes would be registered under the Securities Act. IHS has not to date commenced the exchange offer and, as a result, beginning November 25, 1996 the interest rate on the 10 1/4% Senior Notes increased to 10.5%, and will continue to increase by 0.25% each 90 days until the exchange offer is commenced.


10 3/4% SENIOR SUBORDINATED NOTES DUE 2004

     IHS has outstanding $107,000 aggregate principal amount of its 10 3/4% Senior Subordinated Notes due 2004 (the "10 3/4% Senior Notes"). Interest on the 10 3/4% Senior Notes is payable semi-annually on January 15 and July 15. The 10 3/4% Senior Notes are redeemable in whole or in part at the option of IHS at any time on or after July 15, 1999, at a price, expressed as a percentage of the principal amount, initially equal to 105.375% and declining to 100% on July 15, 2002, plus accrued interest thereon. In the event of a change in control of IHS (as defined in the indenture under which the 10 3/4% Senior Notes were issued (the "10 3/4% Senior Notes Indenture")), each holder of 10 3/4% Senior Notes may require IHS to repurchase such holder's 10 3/4% Senior Notes, in whole or in part, at 101% of the principal amount thereof, plus accrued interest to the repurchase date. The 10 3/4% Senior Notes Indenture contains certain limited covenants, including a covenant with respect to the application of the proceeds of certain asset sales.

     On May 30, 1997, IHS repurchased $99,893,000 aggregate principal amount of the 10 3/4% Senior Notes pursuant to a cash tender offer. As a condition of IHS' obligation to repurchase tendered 10 3/4% Senior Notes, tendering holders consented to amendments to the 10 3/4% Senior Notes Indenture which eliminated or modified most of the restrictive covenants previously contained in such indenture.


9 5/8% SENIOR SUBORDINATED NOTES DUE 2002, SERIES A

     IHS has outstanding $25,000 aggregate principal amount of its 9 5/8% senior subordinated notes due 2002, Series A (the "9 5/8% Senior Notes"). Interest on the 9 5/8% Senior Notes is payable semi-annually on May 31 and November 30. The 9 5/8% Senior Notes are not redeemable prior to maturity. In the event of a change in control of IHS (as defined in the indenture under which the 9 5/8% Senior Notes were issued (the "9 5/8% Senior Notes Indenture")), each holder of 9 5/8% Senior Notes may require IHS to repurchase such holder's 9 5/8% Senior Notes, in whole or in part, at 101% of the principal amount thereof, plus accrued interest to the repurchase date. The 9 5/8% Senior Notes Indenture contains certain limited covenants, including a covenant with respect to the application of the proceeds of certain asset sales.

     On May 30, 1997, IHS repurchased $114,975,000 aggregate principal amount of the 9 5/8% Senior Notes pursuant to a cash tender offer. As a condition of IHS' obligation to repurchase tendered 9 5/8% Senior Notes, tendering holders consented to amendments to the 9 5/8% Senior Notes Indenture which eliminated or modified most of the restrictive covenants previously contained in such indenture.


CERTAIN OTHER OBLIGATIONS


     IHS' contingent liabilities (other than liabilities in respect of litigation and the contingent payment in respect of the First American Acquisition) aggregated approximately $77.3 million as of June 30, 1997. IHS is obligated to purchase its Greenbriar facility upon a change in control of IHS. The net purchase price of the facility is approximately $4.0 million. IHS has guaranteed approximately $6.6 million of the lessor's indebtedness. IHS is required, upon certain defaults under the lease, to purchase its Orange Hills facility at a purchase price equal to the greater of $7.1 million or the facility's fair market value. IHS has guaranteed approximately $4.0 million owed by Tutera Group, Inc. and Sunset Plaza Limited Partnership, a partnership affiliated with a partnership in which IHS has a 49% interest, to Finova Capital Corporation. IHS has established several irrevocable standby letters of credit with the Bank of Nova Scotia to secure certain of IHS' self-insured workers' compensation obligations, health benefits and other obligations. The maximum obligation was $15.7 million at June 30, 1997. IHS has also established three irrevocable standby letters of credit in the total amount of $10.7 million. IHS has guaranteed approximately $539,000 owed by a managed facility to National Health Investors Inc. and


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


approximately $8.9 million owed by Litchfield Asset Management Corporation to National Health Investors Inc. IHS has guaranteed approximately $4.8 million owed by CCA, a related party company to which IHS provides certain management services, to Daiwa Healthco-2 LLC. IHS has also guaranteed approximately $10.0 million owed by CCA to Health and Retirement Properties Trust under a loan and lease financing agreement. In addition, IHS has established an irrevocable standby line of credit with CCA with a maximum amount of $5.0 million available to CCA at June 30, 1997. Subsequent to June 30, 1997, IHS established an additional $5.0 million credit facility. On August 7, 1997, IHS commenced a cash tender offer for all the outstanding stock of CCA at a price of $4.00 per share. See "IHS Recent Developments - Proposed Acquisitions - Proposed CCA Acquisition." IHS owns warrants to purchase approximately 13.5% of CCA, and IHS' Chairman and Chief Executive Officer beneficially owns approximately 21.0% of CCA's outstanding common stock (excluding the warrants owned by IHS). In addition, IHS has obligations under operating leases aggregating approximately $212.1 million at June 30, 1997. In addition, with respect to certain acquired businesses IHS is obligated to make certain contingent payments if earnings of the acquired businesses increase or earnings targets are met. IHS is also obligated under certain circumstances to make contingent payments of up to $155 million in respect of the First American Acquisition. See "IHS Recent Developments - First American Acquisition."

     IHS leases ten facilities from Meditrust, a publicly-traded real estate investment trust. With respect to all the facilities leased from Meditrust, IHS is obligated to pay additional rent in an amount equal to a specified percentage (generally five percent) of the amount by which the facility's gross revenues exceed a specified amount (generally based on the facility's gross revenues during its first year of operation). If an event of default occurs under any Meditrust lease or any other agreement IHS has with Meditrust, Meditrust has the right to require IHS to purchase the facility leased from the partnership at a price equal to the higher of the then current fair market value of the facility or the original purchase price of the facility paid by Meditrust plus the cost of certain capital expenditures paid for by Meditrust, an adjustment for the increase in the cost of living index since the commencement of the lease and all rent then due and payable, all such amounts to be determined pursuant to the prescribed formula contained in the lease. In addition, each Meditrust lease provides that a default under any other Meditrust lease or any other agreement IHS has with Meditrust constitutes a default under such lease. Upon such default, Meditrust has the right to terminate the leases and to seek damages based upon lost rent.


                                    EXPERTS

     The consolidated financial statements of Integrated Health Services, Inc. and subsidiaries as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference into this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in accounting methods, in 1995, to adopt Statement of Financial Accounting Standards No. 121 related to impairment of long-lived assets and, in 1996, from deferring and amortizing pre-opening costs of Medical Specialty Units to recording them as expenses when incurred.

     The financial statements and the related financial statement schedule incorporated in this Joint Proxy Statement/Prospectus by reference from RoTech Medical Corporation's Annual Report on Form 10-K for the year ended July 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of First American Health Care of Georgia, Inc. as of December 31, 1994 and 1995 and for each of the years in the three year period ended December 31, 1995, have been incorporated by reference in this Joint Proxy Statement/Prospectus and in the Registration Statement from IHS' Current Report on Form 8-K/A, as amended (dated October 17, 1996 and filed with the Commission on July 11, 1997) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP contains an explanatory paragraph regarding the uncertainty with respect to certain contingent payments which may be payable under a settlement agreement with the Health Care Financing Administration.

     Representatives of KPMG Peat Marwick LLP and Deloitte & Touche LLP are expected to be present at the IHS Special Meeting and the RoTech Special Meeting, respectively, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 LEGAL MATTERS


     The validity of the shares of IHS Common Stock being offered hereby will be passed upon for IHS by Fulbright & Jaworski L.L.P., New York, New York, counsel to IHS. At August 31, 1997, partners of Fulbright & Jaworski L.L.P.
owned an aggregate of 300 shares of IHS Common Stock.

     Certain federal income tax consequences of the Merger will be passed upon for IHS by Fulbright & Jaworski L.L.P., New York, New York, and for RoTech by Winderweedle, Haines, Ward & Woodman, P.A., Orlando, Florida. As of August 31, 1997, shareholders of Winderweedle, Haines, Ward & Woodman, P.A., owned or had a financial interest in an aggregate of 3,264 shares of RoTech Common Stock (including 1,764 shares of RoTech Common Stock representing undistributed stock unit benefits that William A. Walker II has a financial interest in under RoTech's Restricted Stock Plan), and such firm owns options to purchase up to, but not exceeding in the aggregate, 20,000 shares of RoTech's Common Stock at $13.88 per share and 20,000 shares of RoTech Common Stock at $19.50 per share. The options are exercisable until June 30, 2000 and June 30, 2001, respectively.



                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS


     RoTech Stockholders. In order to be eligible for inclusion in RoTech's proxy solicitation materials for its 1997 annual meeting of stockholders, any stockholder proposal to be considered at such meeting should have been received by RoTech on or before July 14, 1997. RoTech will not be required to include in its proxy solicitation material a stockholder proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by regulations of the Commission. If the Merger is consummated, there will be no 1997 annual meeting of RoTech stockholders.

     IHS  Stockholders.  In order to be  eligible  for  inclusion  in IHS' proxy solicitation materials for its 1998 annual meeting of stockholders, any stockholder proposal to be considered at such meeting must have been received by IHS not later than January 9, 1998. IHS will not be required to include in its proxy solicitation material a stockholder proposal which is received after that date or which otherwise fails to meet the requirements for a stockholder proposal established by regulations of the Commission. IHS' By-laws impose certain requirements which must be complied with in connection with the submission of stockholder proposals. See "Comparison of Rights of IHS and RoTech Stockholders - Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors."


OTHER BUSINESS

     The RoTech and IHS Boards of Directors are not aware of any business to be acted upon at the Special Meetings other than as described herein. If, however, other matters are properly brought before the Special Meetings, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and applicable Commission rules.


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

                                                                      Appendix A


                         AGREEMENT AND PLAN OF MERGER

       This Agreement and Plan of Merger (the "Plan of Merger") is made as of the 6th day of July, 1997, among INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS"), and IHS ACQUISITION XXIV, INC., a Florida corporation
("Merger  Sub"),  and  ROTECH  MEDICAL   CORPORATION,   a  Florida   corporation
("RoTech").

       WHEREAS, the respective Boards of Directors of RoTech, IHS, and Merger Sub have approved the merger of Merger Sub with and into RoTech (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each share of Common Stock, par value $.0002 per share, of RoTech (the "RoTech Common Stock" and the issued and outstanding shares thereof, the "RoTech Shares"), not owned directly or indirectly by RoTech, will be converted into the right to receive the Merger Consideration (as herein defined); and

       WHEREAS, each of RoTech, IHS, and Merger Sub desires to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

       WHEREAS, it is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and, for accounting purposes, as a purchase and not as a pooling of interests.

       NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties, intending to be legally bound, agree as follows:




                             ARTICLE I: THE MERGER

       1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Plan of Merger and in accordance with the General Corporation Law of the State of Florida (the "FBCA"), at the Effective Time (as defined herein), Merger Sub shall be merged with and into RoTech in accordance with the provisions of
Section 607.1101 of the FBCA. Following the Effective Time, the separate existence of Merger Sub shall cease, and RoTech shall continue as the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") as a business corporation incorporated under the laws of the State of Florida under the name "RoTech Medical Corporation", and shall succeed to and assume all the rights and obligations of Merger Sub and RoTech in accordance with the FBCA.

       1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as a duly executed Certificate of Merger (the "Certificate of Merger") is filed with the Secretary of State of the State of Florida.

       1.3 CLOSING. The closing (the "Closing") of the Merger will take place at the New York offices of Blass & Driggs on a date and at the time to be agreed upon by the parties (the "Closing Date") which is not later than the second business day after satisfaction or waiver of the conditions set forth in this Plan of Merger, but, subject to Section 8.4, in no event later than September 30, 1997, or such other date, time, and place as shall be agreed upon among the parties hereto.

       1.4 SURVIVING CORPORATION.

       (A) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the FBCA.

       (b) By-Laws. The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the FBCA.

       (C) DIRECTORS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

       (D) OFFICERS. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

       (E) FURTHER ACTION. If at any time after the Effective Time, IHS shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments, or assurances in law or any other things are necessary or desirable to vest, perfect, confirm, or record in the Surviving Corporation the title to any property, rights, privileges, powers, and franchises of Merger Sub by reason of, or as a result of, the merger, or otherwise to carry out the provisions of this Plan of Merger, the officers of Merger Sub shall execute and deliver, upon IHS's request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm, or record title to such property, rights, privileges, powers, and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Plan of Merger.


         ARTICLE II: EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

       2.1 SHARES OF THE CONSTITUENT AND THE SURVIVING CORPORATIONS. At the Effective Time, by virtue of the Merger:

       (A) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time, without any action on the part of the holder thereof, shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

       (B) Each share of RoTech Common Stock that is owned by RoTech or any wholly owned subsidiary of RoTech shall automatically be canceled and retired and shall cease to exist.

       (C) Each other share of RoTech Common Stock issued and outstanding at the Effective Time, without any further action by the holder thereof, shall be converted into the right to receive, and become exchangeable for a merger consideration (the "Merger Consideration") consisting of .5806 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, $.001 par value, of IHS (the "IHS Common Stock," shares thereof, "IHS Shares" and the IHS Shares to be issued pursuant hereto, the "IHS Merger Shares").

       (D) If after the date hereof and prior to the Effective Time IHS shall have declared a stock split (including a reverse split) of IHS Common Stock or a dividend payable in IHS Common Stock, or any other distribution of securities or dividend (in cash (other than ordinary cash dividends) or otherwise) to holders of IHS Common Stock with respect to their IHS Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Merger Consideration shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

     2.2 EXCHANGE OF CERTIFICATES.

       (A) EXCHANGE AGENT. Prior to the Effective Time, IHS shall designate a bank or trust company or similar entity that is authorized to exercise corporate trust or stock powers, and which is reasonably acceptable to RoTech, to act as Exchange Agent with respect to the Merger (the "Exchange Agent"). At the Effective Time, IHS will deposit with the Exchange Agent, in trust for the holders of certificates which immediately prior to the Effective Time represented outstanding RoTech Shares (the "Certificates") certificates representing the aggregate number of IHS Merger Shares, into which the RoTech Shares were converted in the Merger in accordance with Section 2.1(c) hereof (as adjusted in accordance with subsection (c), below, with respect to dividends or distributions and in accordance with subsection (e), below, with respect to fractional shares).

     (B) EXCHANGE PROCEDURES. As soon as reasonably practicable, but no later than ten (10) business days after the Effective Time, IHS shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such representations and warranties as to ownership and authority, and shall contain such other provisions as IHS may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the IHS Merger Shares into which RoTech Shares previously represented by such Certificates were converted in accordance with Section 2.1 (as adjusted in respect of dividends or distributions and fractional shares in accordance with subsections
           (c) and (e) below). Upon surrender of any Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole IHS Merger Shares which such holder has the right to receive pursuant to the provisions of
           Section 2.1 (as adjusted pursuant to subsections (c) and (e) below), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of RoTech Shares which is not registered in the transfer records of RoTech, a certificate representing the proper number of IHS Merger Shares required by
           Section 2.1 (as adjusted pursuant to subsections (c) and (e) below) may be issued and delivered to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of IHS Common Stock to a person other than the registered holder of such Certificate or shall establish to the satisfaction of IHS that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive the IHS Merger Shares into which RoTech Shares represented by such Certificate were converted and cash in lieu of any fractional shares of IHS Common Stock. No interest will be paid or will accrue on any cash dividends or distributions payable with respect to IHS Merger Shares. To the extent permitted by law, former stockholders of record of RoTech shall be entitled to vote after the Effective Time at any meeting of IHS stockholders the number of whole IHS Merger
           Shares into which their respective RoTech Shares are converted, regardless of whether such holders have exchanged their Certificates in accordance with this Section 2.2.

     (C) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to IHS Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the IHS Merger Shares represented thereby and no cash payment shall be paid to any such holder until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of IHS Common Stock issued in exchange therefor, without interest, in addition to the other amounts payable under this Section 2.2, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of IHS Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of IHS Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of IHS Common Stock.

     (D) NO FURTHER OWNERSHIP RIGHTS IN ROTECH SHARES. All IHS Merger Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to RoTech Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by applicable law.

       (E) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of IHS Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of IHS. Notwithstanding any other provision of this Agreement, each holder of RoTech Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of IHS Common Stock (after taking into account all
           Certificates  delivered  by  such  holder)  shall  receive,  in  lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Common Stock multiplied by the Average IHS Trading Price. "Average IHS Trading Price" means the average closing New York Stock Exchange price of such stock for the thirty (30) trading day period ending on the date which is two (2) trading days prior to the Effective Time.

       (F) TERMINATION OF EXCHANGE FUND. Any stock certificates that remain undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered by the Exchange Agent to IHS, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to IHS for payment of Merger Consideration and any dividends or distributions with respect to IHS Merger Shares.

       (g) NO LIABILITY. None of IHS, Merger Sub, RoTech or the Exchange Agent shall be liable to any person in respect of any IHS Merger Shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any IHS Merger Shares, or any cash in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares or cash in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

       2.3 CORPORATE ACTS OF MERGER SUB. All corporate acts, plans, policies, approvals and authorizations of Merger Sub, its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to Merger Sub to the extent not inconsistent with those of this Plan of Merger.

             ARTICLE III: REPRESENTATIONS AND WARRANTIES OF ROTECH

       RoTech hereby represents and warrants to ihs as follows:

       3.1 ORGANIZATION AND STANDING OF ROTECH. RoTech is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Copies of RoTech's Articles of Incorporation and By-Laws, and all amendments thereof to date, have been delivered to IHS and are complete and correct. RoTech has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

       3.2  ROTECH  CAPITAL  STOCK.  RoTech's  authorized  capital  consists  of
50,000,000 shares of Common Stock, par value $.0002 per share, of which 26,152,744 shares are issued and outstanding as of April 30, 1997 and 41,771 shares are held in treasury. All of the issued and outstanding RoTech Shares are duly and validly issued, fully paid and nonassessable. Except as set forth on
Exhibit 3.2 to the Disclosure Schedule delivered to IHS by RoTech at the time of the execution and delivery of this Plan of Merger (the "RoTech Disclosure Schedule"), there are no options, warrants, or similar rights granted by RoTech or any other agreements to which RoTech is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any RoTech Shares. Except as set forth on Exhibit 3.2 to the RoTech Disclosure Schedule, and except as permitted by this Plan of Merger, since the date of the "RoTech Balance Sheet" (as defined in Section 3.9, below) except pursuant to options, warrants, conversion rights or other contractual rights existing on such date, RoTech has not issued any shares of its capital stock, effected any stock split or otherwise changed its capitalization as it existed on such date.


       3.3 SUBSIDIARIES. Except as set forth on Exhibit 3.3 to the RoTech Disclosure Schedule, RoTech does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization. Except as set forth on Exhibit 3.3 to the RoTech Disclosure Schedule, RoTech does not own, directly or indirectly, an equity interest in, and RoTech does not control, directly or indirectly, any other operating joint venture, partnership or limited liability company. Except as set forth on Exhibit 3.3 to the RoTech Disclosure Schedule, there are no outstanding options, warrants or other agreements pursuant to which any person or entity has a right to acquire or be issued any capital stock or other interest in any RoTech Subsidiary. Exhibit 3.3 to the RoTech Disclosure Schedule accurately sets forth RoTech's percentage ownership interest in each such entity. Except as set forth on Exhibit 3.3 to the RoTech Disclosure Schedule, each entity listed on Exhibit 3.3 to the RoTech Disclosure Schedule (each a "RoTech Subsidiary" and collectively, the "RoTech Subsidiaries") is a corporation, partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Except as set forth on Exhibit
3.3 to the RoTech Disclosure Schedule, each RoTech Subsidiary has all necessary corporate, partnership, limited partnership or limited liability company, as the case may be, power to own its properties and assets and to carry on its business as presently conducted. Except as set forth on Exhibit 3.3 to the RoTech Disclosure Schedule, RoTech is not subject to any contractual obligation, contingent or otherwise, to purchase, and there are no rights to acquire, any additional interest in any such partnership or joint venture or any preemptive rights or rights of first refusal with respect to any outstanding interest in any such partnership or joint venture.

       3.4 FOREIGN QUALIFICATIONS. Except as set forth on Exhibit 3.4 to the RoTech Disclosure Schedule, each of RoTech and the RoTech Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary.

       3.5 POWER AND AUTHORITY. Subject to the satisfaction of the conditions precedent set forth herein, RoTech has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger (the "Transaction Documents"), and subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, by-laws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. Except as set forth on Exhibit 3.5 to the RoTech Disclosure Schedule, the execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder approval the consummation of the Merger and the consummation of the transaction contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of RoTech or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument order arbitration award, judgment or decree, to which RoTech or any RoTech Subsidiary is a party, or by which any of them is bound, or violate any restrictions of any kind to which any of them are subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of RoTech.


       3.6 CONSENTS. Except as set forth on Exhibit 3.6 to the RoTech Disclosure Schedule, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by RoTech.


       3.7 ASSETS. As of the Closing, the consolidated assets of RoTech will include all of the tangible and intangible assets of RoTech as presently constituted, including, without limitation, cash and accounts receivable, and will be sufficient to carry on the business of RoTech and the RoTech Subsidiaries in the ordinary course as it is presently conducted; provided, however, that such assets shall not include inventory, supplies and other assets disposed of in the ordinary course of business, consistent with the prior practice of RoTech's business.


       3.8 TRADEMARKS. Exhibit 3.8 to the RoTech Disclosure Schedule sets forth a complete and accurate list of all trademarks, service marks, or applications for any of the same, copyrights, and other items of intellectual property that are owned, possessed, or used by and which are material to RoTech or any of the RoTech Subsidiaries. There are no claims or proceedings pending or, to the knowledge of RoTech, overtly threatened against RoTech or any of the RoTech Subsidiaries asserting that the use of any of the aforementioned properties or rights infringes the rights of any other person, and, to the knowledge of RoTech, RoTech is not infringing in any material respect on the intellectual property rights of any other person.


       3.9 REPORTS AND FINANCIAL STATEMENTS.

       (A) RoTech has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and the applicable rules of the NASD, since January 1, 1995 (collectively, as heretofore amended, the "RoTech SEC Reports"), and has previously furnished to IHS true and complete copies of all such RoTech SEC Reports. None of such reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the RoTech SEC Reports presents fairly in all material respects the consolidated financial position of RoTech and the RoTech Subsidiaries as of the respective dates thereof, and the other related consolidated financial statements (including the related notes) included therein present fairly in all material respects the results of operations and cash flows of RoTech and the RoTech Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied ("GAAP") except as otherwise noted therein.


       (B) Each of the balance sheets included in the "RoTech Quarterly Financial Statements" (as defined in Section 7.9) presents or will present fairly in all material respects, as the case may be, the consolidated financial position of RoTech and the RoTech Subsidiaries as of the respective dates thereof, and the other related consolidated financial statements included therein present or will present fairly in all material respects, as the case may be, the consolidated results of operations and cash flows of RoTech and the RoTech Subsidiaries, taken as a whole, for the periods reflected therein. The balance sheets and statements of income included in the RoTech Quarterly Financial Statements have been prepared in accordance with GAAP.

       (C) Except as set forth on Exhibit 3.9(c) to the RoTech Disclosure Schedule, there are no liabilities of RoTech and the RoTech Subsidiaries on a consolidated basis which exceed $250,000 in any one case or $500,000 in the aggregate and which are not reserved against or disclosed in the balance sheet dated as of April 30, 1997, included in the RoTech SEC Reports (the "RoTech Balance Sheet"), as of the date thereof whether or not they are required to be so reserved or disclosed under GAAP.

       (D) Except as disclosed on Exhibit 3.9(d) to the RoTech Disclosure Schedule and in the notes to the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the RoTech SEC Reports, the consolidated financial statements included in the RoTech SEC Reports do not reflect any non-recurring or extraordinary income or expense reduction in excess of $500,000 in the aggregate not identified therein.

       3.10 ACCOUNTS RECEIVABLE. The accounts receivable set forth on the RoTech Balance Sheet, and all accounts receivable arising since the date thereof, in respect of the business of RoTech and the RoTech Subsidiaries represent bona fide claims of RoTech and the RoTech Subsidiaries against debtors for sales, services performed, or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in material compliance with the applicable orders, contracts, or customer requirements. Said accounts receivable are subject to no material defenses, counterclaims, or rights of set-off and are fully collectible in the ordinary course of business, except in the aggregate to the extent of the appropriate reserves for doubtful accounts receivable as set forth on the RoTech Balance Sheet and, in the case of accounts receivable arising since the date thereof, in the aggregate to the extent of a reasonable reserve rate for doubtful accounts receivable which is not greater than the rate reflected by the reserve for doubtful accounts on the RoTech Balance Sheet.

       3.11 EMPLOYEE BENEFIT PLANS; EMPLOYMENT MATTERS.

       (A) Except as set forth on Exhibit 3.11 to the RoTech Disclosure Schedule, neither RoTech nor any RoTech Subsidiary has established or maintains or is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement, or other plan, program, or arrangement, or (iii) stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, or any other employee benefit plan, fund, or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans listed on Exhibit
           3.11 (individually, a "RoTech Plan" and collectively, the "RoTech Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by RoTech or any RoTech Subsidiary has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the RoTech Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA, but excluding any event for which notice is waived under the ERISA regulations) has occurred with respect to any of the RoTech Plans which is subject to Title IV of ERISA. No RoTech Plan has any accumulated funding deficiency or liability to the Pension Benefit Guaranty Corporation. Neither RoTech nor any of the RoTech Subsidiaries has previously made, is currently making, or is obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

       (B) Except as set forth on Exhibit 3.11 to the RoTech Disclosure Schedule, neither RoTech nor any RoTech Subsidiary is a party to any oral or written (i) employment or consulting agreement providing for the payment of compensation in excess of $150,000 per year, (ii) union, guild, or collective bargaining agreement which agreement covers employees (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (iii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered or permit termination, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger, or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

       (C) During the two years prior to the Closing Date, there has been no material adverse change in the relationship between RoTech and its employees nor any strike or material labor disturbance by such employees affecting RoTech's business and, to the knowledge of RoTech, there is no indication that such a change, strike, or labor disturbance is likely.

       3.12 MEDICARE AND MEDICAID PROGRAMS. Except as set forth on Exhibit 3.12 to the RoTech Disclosure Schedule, RoTech and the RoTech Subsidiaries, to the extent necessary to conduct their business in a manner consistent with past practice, are qualified for participation in Medicare and Medicaid programs. Except as set forth on Exhibit 3.12 to the RoTech Disclosure Schedules, RoTech and the RoTech Subsidiaries have no liability with respect to recoupment from the Medicare or Medicaid programs or any other third party reimbursement source that would exceed the reserves or allowances made therefor as set forth on the RoTech Balance Sheet, and RoTech has no knowledge for the assertion of any such recoupment claim that arose out of any transactions completed prior to the date hereof, and no Medicare or Medicaid investigation, survey, or audit is pending or, to the knowledge of RoTech, threatened with respect to the operation of the business of RoTech or any of the RoTech Subsidiaries, except to the extent that such investigation, survey, or audit is routine and is not reasonably likely to have a material adverse effect on RoTech and the RoTech Subsidiaries taken as a whole. None of RoTech, the RoTech Subsidiaries or, to the knowledge of RoTech, their licensed employees has been convicted of, or pled guilty or nolo contendere to any criminal offense related to any Medicare or Medicaid program while such person was an employee of RoTech or a RoTech Subsidiary or after the termination of such person's employment by RoTech or such subsidiary for acts committed while employed by RoTech or a RoTech Subsidiary, and, to the knowledge of RoTech, none of such employees has committed any offense which may serve as the basis for suspension, restriction, or exclusion of RoTech or any RoTech
Subsidiary from the Medicare and Medicaid programs. Since January 1, 1996, neither RoTech nor any RoTech Subsidiary has received any notice from the Medicare or Medicaid programs or any other third party reimbursement source to the effect that the basis on which it receives reimbursement for its services is to be changed.

       3.13 CONTRACTS, ETC.

       (A) All contracts, leases, agreements, and arrangements (other than employment or consulting agreements) to which RoTech or any RoTech Subsidiary is a party which impose on RoTech or any RoTech Subsidiary, or confer on RoTech or any RoTech Subsidiary benefits, in any one instance, in excess of $250,000 per year, are legally valid, binding, and enforceable in accordance with their terms and in full force and effect, and RoTech has provided IHS with the opportunity to review all such documents. RoTech and the RoTech Subsidiaries and, to the knowledge of RoTech, all other parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements, and arrangements, and, RoTech and the RoTech Subsidiaries are not and, to the knowledge of RoTech, no other party is, in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder. Except as set forth on Exhibit 3.13(a) to the RoTech Disclosure Schedule, none of such contracts, leases, agreements, or arrangements will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time.

       (B) Set forth on Exhibit 3.13(b) to the RoTech Disclosure Schedule is a list of (i) all contracts to which RoTech or a RoTech Subsidiary is a party which cannot be terminated or do not terminate within 12 months or less without cause or which obligate RoTech for amounts in excess of $250,000, (ii) all contracts pursuant to which RoTech or any of the RoTech Subsidiaries receives reimbursement for its services in excess of $250,000 per year, (iii) all agreements or other arrangements pursuant to which RoTech or any RoTech Subsidiary is or may become obligated to pay any earn-out or other contingent consideration to any third party in connection with the acquisition of any stock, assets, or business, and (iv) all contracts pursuant to which RoTech or any of the RoTech Subsidiaries receives reimbursement for its services which individually or in the aggregate provide for a reduction in the reimbursement payable under such contracts in excess of $500,000.

       (C) Except as set forth on Exhibit 3.13(c) to the RoTech Disclosure Schedule, neither RoTech nor any RoTech Subsidiary is party to any agreement for the sale of any of their respective assets, properties, or rights (including by means of any sale of their capital stock, merger, or otherwise) in excess of $100,000, except for sales of inventory or supplies disposed of in the ordinary course of business, or has granted any right of first refusal or similar right in favor of any third party with respect to any portion of its properties or assets in excess of $100,000 (excluding Permitted Liens described in Section 3.16) or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

       (D) True and complete copies of the contracts  listed on Exhibits 3.13(a)
           - 3.13(c) to the RoTech Disclosure Schedule have been made available to IHS for inspection in connection with this Agreement.

       3.14 SUBSEQUENT EVENTS. Except as set forth on Exhibit 3.14 to the RoTech Disclosure Schedule or as contemplated by this Plan of Merger, RoTech has not, since the date of the RoTech Balance Sheet:

       (A) Incurred any material adverse change;

       (B) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent, or otherwise) other than (i) liabilities shown or reflected on the RoTech Balance Sheet or (ii) liabilities incurred since the date of the RoTech Balance Sheet in the ordinary course of business;

       (C) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income from operations of RoTech since the date of the RoTech Balance Sheet in the ordinary course of business;

       (D) Mortgaged, pledged, or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, other than in the ordinary course of business;

       (E) Acquired any assets, securities, or businesses in excess of $5,000,000 in any one transaction or sold or transferred any material assets, canceled any material debts or claims or waived any material rights;

       (F) Granted any general or uniform increase in the rates of pay of employees or granted any material increase in salary payable or to become payable by RoTech to any officer or employee, consultant, or agent (except as provided by contract or bonus plan), or by means of any bonus or pension plan, contracts, or other commitment, increased in a material respect the compensation of any Director, officer, employee, consultant or agent, provided that the foregoing shall not apply to the payment of bonuses to non-officer employees of RoTech in the ordinary course of business;

       (G) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business;

       (H) Issued any stock, bonds, or other securities or any options or rights to purchase any of its securities other than in connection with existing agreements; provided that, prior to the Effective Time, (i) RoTech shall be permitted to issue additional options to employees for the purchase of up to 100,000 shares at an exercise price of not less than the market value of such stock as of the respective dates on which such options are granted, (ii) RoTech shall be permitted to issue an aggregate of up to 750,000 shares of its capital stock in connection with acquisitions of assets, securities, and businesses, and (iii) RoTech shall be permitted to issue up to 20,000 additional shares of its capital stock in the aggregate for any other purpose;

       (I) Suffered the loss of, terminated or modified any contract to which RoTech or a RoTech Subsidiary is party involving more than $250,000 of annual revenue or expense other than in accordance with their terms;

       (J) Declared, set aside, or paid any dividend or made any other distribution or payment with respect to any shares of its capital stock or, directly or indirectly, redeemed, repurchased, or otherwise acquired any shares of its capital stock or made any commitment for any such action;

       (K) Suffered any material casualty or loss not covered by insurance;

       (L) Made any material change in applicable accounting principles;

       (M) Closed any location from which it operated its business, except in the ordinary course of business; or

       (N) Entered into any agreement or commitment to do any of the foregoing.

       3.15 LICENSES; PERMITS; CERTIFICATES OF NEED. RoTech and each RoTech Subsidiary, as applicable, hold all licenses, certificates of need, and other governmental or other regulatory permits, authorizations or approvals required for the operation of RoTech's business ("Licenses"). Exhibit 3.15 to the RoTech Disclosure Schedule sets forth a description of all Licenses that are material to the operation of the business of RoTech or any of the RoTech Subsidiaries. RoTech and the RoTech Subsidiaries own, possess or otherwise have the exclusive legal right to use the Licenses, free and clear of all liens, pledges, claims or other encumbrances of any nature whatsoever. RoTech and the RoTech Subsidiaries are not in material default under any such License, and neither RoTech nor any RoTech Subsidiary has received any notice of any material default or any other material claim or proceeding relating to any such License. Each License is in full force and effect, and neither RoTech nor any of the RoTech Subsidiaries has received written notice of any proceeding to terminate or suspend any License or of any condition or event which, if uncured, would result in the termination or suspension of any License. Any and all past litigation concerning any Licenses, and all claims and causes of action raised therein, have been finally adjudicated, and in the case of such litigation finally adjudicated since the date of the RoTech Balance Sheet, such adjudication has not had a material adverse  effect  on  RoTech  or any  RoTech  Subsidiary.  Except as set forth on
Exhibit 3.15 to the RoTech Disclosure Schedule, no License has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal, or administrative), arbitration or other process is pending, or to the best knowledge of RoTech, threatened, which in any way challenges the validity of, or seeks to revoke, condition, or restrict any License.

       3.16 TITLE, CONDITION OF PERSONAL PROPERTY.

       (A) RoTech and the RoTech Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, all of the personal property located at their places of business or used in connection with the operation of their businesses, subject to no mortgage, security interest, pledge, lien, claim, encumbrance or charge, or restraint on transfer whatsoever other than Permitted Liens (as defined below). No other person has any right to the use or possession of any of such property which is owned and, except for those which evidence Permitted Liens, RoTech has not signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. All of such personal property comprising equipment, improvements, furniture and other tangible personal property in use by RoTech, whether owned or leased, is in good operat-ing condition and repair, subject to normal wear and tear, and is sufficient to enable RoTech to operate its business in a manner consistent with its operation during the immediately preceding twelve
           (12) months.

       (B) Except as set forth on Exhibit 3.16(b) to the RoTech Disclosure Schedule, no tangible personal property used by RoTech or any of the RoTech Subsidiaries in connection with the operation of its business is subject to a lease, conditional sale, security interest or similar arrangement which requires annual payments in excess of $100,000. RoTech has delivered to IHS a complete and correct copy of each of the leases and other agreements listed on Exhibit 3.16(b) to the RoTech Disclosure Schedule. All of said personal property leases are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. RoTech is not in default (defined as the occurrence of an event under the applicable lease which, when added to defaults under any other such lease, would cause RoTech or any RoTech Subsidiary to suffer liability in an amount in excess of $500,000 on an aggregate basis) under any of such leases and there has not been asserted, either by or against RoTech under any of such leases, any written notice of default, set-off, or claim of default. To the best knowledge of RoTech, the parties to such leases other than RoTech are not in default of their respective obligations under any of such leases, and there has not occurred any event which with the passage of time or giving of notice (or both) would constitute such a default or breach under any of such leases.

       (C) "Permitted Liens" shall mean:

           (I) carriers', warehouseman's, mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are (i) not overdue for a period of more than 30 days or
                (ii) which are being contested in good faith and by appropriate proceedings, provided that if such contest shall continue for more than 30 days, the amount thereof shall be bonded or properly reserved against at the end of such 30-day period;

          (II) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

          (III) pledges or deposits in connection with worker's compensation, unemployment insurance, and other social security legislation;

          (IV) liens securing obligations of less than $100,000 and which in the aggregate are not material and which do not materially affect the continued used of the property to which such liens attach; and

          (V) liens described on Exhibit 3.16(c) to the RoTech Disclosure Schedule.

       3.17 TITLE, CONDITION OF THE ROTECH REAL PROPERTY.

       (A) Exhibit 3.17 to the RoTech Disclosure Schedule identifies all real property owned or leased by RoTech or any of the RoTech Subsidiaries (the "RoTech Real Property"). RoTech and the RoTech Subsidiaries, as the case may be, have good and marketable title to the RoTech Real Property, free and clear of all liens, claims, charges, easements, encumbrances, and title exceptions of any kind whatsoever except for Permitted Liens.

       (B) Except as set forth on Exhibit 3.17, there are no leases or other agreements granting to any third party the right to use or occupy any of the RoTech Real Property and no person has any ownership interest or option or right of first refusal (which has not been waived) to acquire any ownership interest in any of the RoTech Real Property or any building or improvements thereon;

       (C) No written notices of violation have been issued by any governmental authority and remain in effect which prohibit the existing use of the structures presently comprising the RoTech Real Property;

       (D) To the knowledge of RoTech, there is no plan, study, or effort by any governmental authority or agency which would in any material way affect the present use or zoning of any of the RoTech Real Property or any part thereof. To the knowledge of RoTech, there are no assessments or proposed assessments and there is no existing, proposed or contemplated plan to widen, modify, or realign any street or highway or any existing, proposed, or contemplated eminent domain proceedings that would in any material way affect any of the RoTech Real Property;

       (E) The buildings and other improvements comprising the RoTech Real Property and all of their systems, including without limitation, the heating, ventilating, and air conditioning systems, and the plumbing, electrical, mechanical, and drainage systems, and roofs are in good operating condition, repair, and working order, normal wear and tear excepted;

       (F) No assessment for public improvements has been made against any of the RoTech Real Property that remains unpaid;

       (G) All public utilities required for the operation of any parcel of RoTech Real Property either enter the property through adjoining public streets, or if they pass through adjoining private land do so in accordance with valid easements. Each parcel of RoTech Real Property is adjacent to or has access to an abutting street;

       (H) There are no easements traversing or contiguous to any of the RoTech Real Property which interfere in any material respect with the use and operation of the RoTech Real Property; and

       (I) Neither RoTech nor any of the RoTech Subsidiaries has received any written notice of material noncompliance from any governmental authority regarding any of the improvements constructed at the RoTech Real Property or the use or occupancy thereof which remains uncured.

       3.18 LEGAL PROCEEDINGS. Other than as set forth on Exhibit 3.18 to the RoTech Disclosure Schedule, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of RoTech, overtly threatened against or affecting RoTech or any of the RoTech Subsidiaries, or RoTech's ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

       3.19 INSURANCE AND SURETY AGREEMENTS. Exhibit 3.19 to the RoTech Disclosure Schedule contains a true and correct list of: (a) all material policies of fire, liability and other forms of insurance held or owned by RoTech (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation); and (b) all material bonds, indemnity agreements and other agreements of suretyship made for or held by RoTech, including a brief description of the character of the bond or agreement and the name of the surety or indemnifying party. Exhibit 3.19 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder during the past two years. Such policies are owned by and payable solely to RoTech or a RoTech Subsidiary, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Exhibit 3.19 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid, financed or accrued on or before the Closing Date, RoTech has not been advised by any of its insurance carriers of an intention to terminate or modify any such policies other than under circumstances where RoTech has received a commitment for a replacement policy, nor has RoTech failed to comply with any of the material conditions contained in any such policies.

       3.20 COMPLIANCE WITH LAWS IN GENERAL. RoTech is in material compliance with all Governmental Requirements (as defined herein). Except for notices of non-compliance as to which RoTech has taken corrective action acceptable to the applicable governmental agency, and as set forth in Exhibit 3.20 to the RoTech Disclosure Schedule, neither RoTech nor any of the RoTech Subsidiaries has, within the period of twelve months preceding the date of this Agreement, received any written notice that

RoTech or such subsidiary fails to comply in any material respect with any applicable Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental agency having jurisdiction over their businesses ("Governmental Requirements"). RoTech shall report to IHS, within ten (10) business days after receipt thereof, any written notices that RoTech or any RoTech Subsidiary is not in compliance in any material respect with any of the foregoing.

       3.21 COMMISSIONS AND FEES. Except for fees payable to Smith Barney Inc. ("Smith Barney") pursuant to the engagement letter dated January 30, 1997, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against IHS, RoTech or any RoTech Subsidiary resulting from any action taken by RoTech or its officers, directors, or agents, or any of them.

       3.22 OPINION OF FINANCIAL ADVISOR. The Board of Directors of RoTech has received an opinion of Smith Barney dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of RoTech Common Stock (the "Smith Barney Opinion").

       3.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding RoTech Shares entitled to vote thereon is the only vote of the holders of any class or series of RoTech capital stock or other securities (including debt securities) necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

       3.24 INVENTORY. RoTech has recorded its inventory on the RoTech Balance Sheet in accordance with generally accepted accounting principles, consistently applied, subject to normal year-end audit adjustments. The inventory reflected in the RoTech Balance Sheet and not disposed of since such date is of good and merchantable quality, of a quantity and quality saleable in the ordinary course of business of RoTech and the RoTech Subsidiaries in accordance with past practices, and is adequate as of the date hereof for the business of RoTech and the RoTech Subsidiaries as conducted as of such date.

       3.25 EQUIPMENT. Equipment used by RoTech and the RoTech Subsidiaries in the conduct of their business is, as of the date hereof, taken as a whole in good operating condition (reasonable wear and tear excepted) and is sufficient to carry on the business of RoTech and the RoTech Subsidiaries in the ordinary course as it is presently conducted.

       3.26 TAX RETURNS.

       (A) Except as set forth on Exhibit 3.26 to the RoTech Disclosure Schedule, (i) all Tax (as defined below) returns, statements, reports and forms or extensions with respect thereto required to be filed with any Federal, state, local or other governmental department or court or other authority having jurisdiction over it ("Governmental Authority") on or before the Closing Date by or on behalf of RoTech or any RoTech Subsidiary (collectively, the "Tax Returns"), have been or will be timely filed on or before the Closing Date in accordance in all material respects with all applicable Governmental Requirements; and (ii) RoTech and the RoTech Subsidiaries have timely paid all Taxes payable by them, except for Tax obligations which in any one instance do not exceed $50,000 and which do not exceed $250,000 in the aggregate.

       (B) For purposes of this Agreement, "Tax" means any net income, gross income, sales, use, franchise, personal, or real property tax.

       3.27 ENCUMBRANCES CREATED BY THIS AGREEMENT. Execution and delivery of this Agreement, or any of RoTech's Transaction Documents, does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any assets of RoTech or any of the RoTech Subsidiaries in favor of third parties.

       3.28 NO UNTRUE STATEMENT. None of the representations and warranties made pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

       3.29 LEASEHOLD INTERESTS. Exhibit 3.29 to the RoTech Disclosure Schedule sets forth a complete and correct list of all leases pursuant to which RoTech or any of the RoTech Subsidiaries leases real property. Except as set forth on
Schedule 3.29, the change of control of RoTech or any of the RoTech Subsidiaries as a result of the Merger will not be deemed an assignment or other transfer of the tenant's interest under any such lease which would require consent of the landlord thereunder. Each of RoTech and the RoTech Subsidiaries has valid leasehold interests in all such real property free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except for Permitted Liens. RoTech has provided to IHS access to complete and correct copies of the leases identified in Exhibit 3.29.

       3.30 BINDING EFFECT. This Agreement and all Transaction Documents executed by RoTech constitute the legal, valid and binding obligations of such party, enforceable against RoTech in accordance with their respective terms, subject to applicable bankruptcy and insolvency laws and laws affecting creditors' rights and the enforcement thereof generally.

       3.31 QUESTIONABLE PAYMENTS. RoTech and the RoTech Subsidiaries have not made, and no employee, agent, or other representative of any of them, and no affiliate of RoTech, (a) has used any corporate funds of RoTech to make any illegal or unlawful payment to any officer, employee, representative, agent of any government, or to any political party or official thereof, including, without limitation, any of same that would violate the Foreign Corrupt Practices Act of 1977, as amended; or (b) has made or received any illegal payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or recommendations or otherwise in connection with the operation of RoTech's business, and no director, officer, or controlling person of RoTech has done any of the foregoing, whether or not in connection with the operation of RoTech's business.

       3.32 COMPLIANCE WITH HEALTHCARE LAWS. Except as set forth on Exhibit 3.32 to the RoTech Disclosure Schedule, RoTech, the RoTech Subsidiaries and each of their licensed employees is in compliance with all applicable statutes, laws, ordinances, rules, orders, and regulations of any governmental authority with respect to regulatory matters primarily relating to patient healthcare (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section WP-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs) commonly referred to as the "Federal Anti-Kickback Statute" and The Social Security Act, as amended, Section 1877, 42 U.S.C. Section WP (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute") (collectively, "Healthcare Laws"). RoTech and the RoTech Subsidiaries have maintained all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Medicare and Medicaid programs as required by applicable Healthcare Laws, and, to the knowledge of RoTech, there are no presently existing circumstances which would result or likely would result in violations of Healthcare laws which could reasonably be expected to have a material adverse effect on RoTech and the RoTech Subsidiaries taken as a whole. Exhibit 3.32 to the RoTech Disclosure Schedule includes a copy of the IHS healthcare law questionnaire which has been accurately completed by RoTech and does not contain any material misstatement of any fact and does not omit any fact that would have to be stated in order not to render any response to such questionnaire materially misleading.

       3.33 ENVIRONMENTAL MATTERS. RoTech and the RoTech Subsidiaries are in compliance in all material respects with all environmental laws applicable to them and their business and assets, including, without limitation, the Resource Conversation and Recovery Act of 1976, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Federal Water Pollution Control Act (as amended by the Clean Water Act), the Federal Toxic Substances Act and the Clean Air Act, each as amended to date.

           ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF MERGER SUB

       Merger Sub and IHS, jointly and severally, hereby represent and warrant to RoTech as follows:

       4.1 ORGANIZATION, EXISTENCE, AND CAPITAL STOCK. Merger Sub is a corporation duly organized and validly existing and is in good standing under the laws of the State of Florida. Merger Sub's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of IHS.

       4.2 POWER AND AUTHORITY. Merger Sub has the corporate power to execute, deliver, and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. Execution and delivery of this Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of Merger Sub, or any agreement, instrument, order, judgment or decree to which Merger Sub is a party or by which it is bound, violate any restrictions of any kind to which Merger Sub is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Merger Sub.

       4.3 COMMISSIONS AND FEES. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by this Plan of Merger resulting from any action taken by Merger Sub or any of its officers, Directors, or agents.

       4.4 NO SUBSIDIARIES. Merger Sub does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. Merger Sub is not a party to any joint venture or partnership.

       4.5 LEGAL PROCEEDINGS. There are no actions, suits, or proceedings pending or threatened against Merger Sub, at law or in equity, relating to or affecting Merger Sub, including the Merger.

       4.6 NO CONTRACTS OR LIABILITIES. Other than the obligations created under this Plan of Merger, Merger Sub has no obligations or liabilities (contingent or otherwise) under any contracts, claims, leases, loans, or otherwise.


               ARTICLE V: REPRESENTATIONS AND WARRANTIES OF IHS

       IHS represents and warrants to RoTech as follows:

       5.1 ORGANIZATION AND STANDING OF IHS. IHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of IHS's Articles of Incorporation and By-Laws, and all amendments thereof to date, have been delivered to RoTech and are complete and correct. IHS has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

       5.2 IHS CAPITAL STOCK. IHS's authorized capital consists of (i) 150,000,000 shares of Common Stock, par value $.001 per share, of which 24,665,489 shares are issued and outstanding as of March 31, 1997, and none of which shares are held in treasury, and (ii) 15,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding. All of the issued and outstanding IHS Shares are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 5.2 to the Disclosure Schedule delivered to RoTech by IHS at the time of the execution and delivery of this Plan of Merger (the "IHS Disclosure Schedule"), as of May 31, 1997, there were no options, warrants, or similar rights granted by IHS or any other agreements to which IHS is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any IHS Shares. Except as set forth on
Exhibit 5.2 to the IHS Disclosure Sched-ule, since the date of the "IHS Balance Sheet" (as defined in Section 5.9, below), except pursuant to options, warrants, conversion rights or other contractual rights existing on such date, IHS has not issued any shares of its capital stock, effected any stock split or otherwise changed its capitalization as it existed on such date.

       5.3 SUBSIDIARIES. Each operating subsidiary of IHS (each an "IHS Subsidiary" and collectively, the "IHS Subsidiaries") is a corporation, partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each IHS Subsidiary has all necessary corporate, partnership, limited partnership or limited liability company, as the case may be, power to own its properties and assets and to carry on its business as presently conducted. There are no outstanding options, warrants, or other agreements pursuant to which any person or entity has a right to acquire or be issued any material portion of the capital stock or other material interest in any IHS
Subsidiary the revenues or assets of which are material to the revenues or assets of IHS and the IHS Subsidiaries taken as a whole.

       5.4 FOREIGN QUALIFICATIONS. Each of IHS and the IHS Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary.

       5.5 POWER AND AUTHORITY. Subject to the satisfaction of the conditions precedent set forth herein, IHS has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, by-laws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. Except as set forth on Exhibit 5.5 to the IHS Disclosure Schedule, the execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder approval the consummation of the Merger and the consummation of the transaction contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of IHS or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, or decree, to which IHS or any IHS Subsidiary is a party, or by which any of them is bound, or violate any restrictions of any kind to which any of them are subject. Execution and delivery of this Plan of Merger has been approved by the Board of Directors of IHS.

       5.6 CONSENTS. Except as set forth on Exhibit 5.6 to the IHS Disclosure Schedule, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by IHS, other than as may be required by or on behalf of RoTech or any RoTech Subsidiary by reason of the change of control resulting from the Merger.

       5.7 REPORTS AND FINANCIAL STATEMENTS.

       (A) IHS has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and the applicable rules of the NYSE, since January 1, 1995 (collectively, as heretofore amended, the "IHS SEC Reports"), and has previously furnished to RoTech true and complete copies of all such IHS SEC Reports. None of such reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the IHS SEC Reports fairly presents the consolidated financial position of IHS and the IHS Subsidiaries as of the respective dates thereof, and the other related consolidated financial statements (including the related notes) included therein fairly present the results of operations and cash flows of IHS and the IHS Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP except as otherwise noted therein.

       (B) Each of the balance sheets included in the "IHS Quarterly Financial Statements" (as defined in Section 7.9) fairly presents or will present, as the case may be, the consolidated financial position of IHS and the IHS Subsidiaries as of the respective dates thereof, and the other related consolidated financial statements included therein fairly present or will present, as the case may be, the consolidated results of operations and cash flows of IHS and the IHS Subsidiaries, taken as a whole, for the periods reflected therein. The balance sheets and statements of income included in the IHS Quarterly Financial Statements have been prepared in accordance with GAAP except for the notes thereto (if any).

       (C) There are no material liabilities of IHS and the IHS Subsidiaries on a consolidated basis which are not reserved against or disclosed in the balance sheet dated as of March 31, 1997, included in the IHS SEC Reports (the "IHS Balance Sheet"), as of the date thereof whether or not they are required to be so reserved or disclosed under GAAP.

       (D) The consolidated financial statements included in the IHS SEC Reports do not reflect any material non-recurring or extraordinary income not identified therein.

       5.8 MEDICARE AND MEDICAID PROGRAMS. IHS and the IHS Subsidiaries, to the extent necessary to conduct their business in a manner consistent with past practice, are qualified for participation in Medicare and Medicaid programs. IHS and the IHS Subsidiaries have no liability with respect to recoupment from the Medicare or Medicaid programs or any other third party reimbursement source that would materially exceed the reserves or allowances made therefor as set forth on the financial Statements included in the IHS Balance Sheet, and IHS has no knowledge for the assertion of any such recoupment claim that arose out of any transactions completed prior to the date hereof, and no material Medicare or Medicaid investigation, survey, or audit is pending or, to the knowledge of IHS, threatened with respect to the operation of the business of IHS or any of the IHS Subsidiaries, except to the extent that such investigation, survey, or audit is routine and is not reasonably likely to have a material adverse effect on IHS and the IHS Subsidiaries. None of IHS, the IHS Subsidiaries or, to the knowledge of IHS, their licensed employees has been convicted of, or pled guilty or nolo contendere to any criminal offense related to any Medicare or Medicaid program while such person was an employee of IHS or an IHS Subsidiary or after the termination of such person's employment by IHS or such subsidiary for acts committed while employed by IHS or an IHS Subsidiary, and, to the knowledge of IHS, none of such employees has committed any offense which may serve as the basis for suspension or exclusion of IHS or any IHS Subsidiary from the Medicare and Medicaid programs. Since January 1, 1996, neither IHS nor any IHS Subsidiary has received any notice from the Medicare or Medicaid programs or any other third party reimbursement source to the effect that the basis on which it receives reimbursement for its services is to be changed.

       5.9 CONTRACTS, ETC. All material contracts, leases, agreements, and arrangements to which IHS or any IHS Subsidiary is a party are legally valid, binding, and enforceable in accordance with their terms and in full force and effect, and IHS has provided RoTech with the opportunity to review and copy all such documents. IHS and the IHS Subsidiaries and, to the knowledge of IHS, all other parties to such contracts, leases, agreements and arrangements have complied in all material respects with the provisions of such contracts, leases, agreements, and arrangements, and IHS and the IHS Subsidiaries are not and, to the knowledge of IHS, no other party is, in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, when the invalidity of the lease, contract, agreement, or arrangement, or the default or breach thereunder, would not, individually or in the aggregate, have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole.

       5.10 SUBSEQUENT EVENTS. Except as set forth on Exhibit 5.10 to the IHS Disclosure Schedule or as contemplated by this Plan of Merger, IHS has not, since the date of the IHS Balance Sheet:

       (A) Incurred any material adverse change;

       (B) Through the date of this Plan of Merger, and except for this Plan of Merger and any other agreement delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business;

       (C) Through the date of this Plan of Merger, issued in any material amount any stock, bonds, or other securities or any options or rights to purchase any of its securities other than in connection with existing agreements;

       (D) Suffered any material casualty or loss not covered by insurance;

       (E) Made any material change in applicable accounting principles;

       (F) Closed any location from which it operated any material part of its business; or

       (G) Entered into any agreement or commitment to do any of the foregoing.

       5.11 LEGAL PROCEEDINGS. Other than as set forth on Exhibit 5.11 to the IHS Disclosure Schedule, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of IHS, overtly threatened against or affecting IHS or any of the IHS Subsidiaries, or IHS's ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

       5.12 COMPLIANCE WITH LAWS IN GENERAL. IHS is in material compliance with all Governmental Requirements (as defined herein). Except for notices of non-compliance as to which IHS has taken corrective action acceptable to the applicable governmental agency, neither IHS nor any of the IHS Subsidiaries has, within the period of twelve months preceding the date of this Agreement, received any written notice that IHS or such subsidiary fails to comply in any material respect with any applicable Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental agency having jurisdiction over their businesses ("Governmental Requirements"). IHS shall report to RoTech, within five (5) business days after receipt thereof, any written notices that IHS or any IHS Subsidiary is not in compliance in any material respect with any of the foregoing.

       5.13 COMMISSIONS AND FEES. Except for fees payable to Donaldson Lufkin & Jenrette Securities Corporation pursuant to the engagement letter dated July 2, 1997, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against IHS or any IHS Subsidiary resulting from any action taken by IHS or its officers, directors, or agents, or any of them.

       5.14 FAIRNESS OPINION. The Board of Directors of IHS has received from Donaldson Lufkin & Jenrette Securities Corporation an opinion (the "IHS Fairness Opinion") dated of even date herewith that the Exchange Ratio is fair to the stockholders of IHS from a financial point of view.

       5.15 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding IHS Shares entitled to vote thereon is the only vote of the holders of any class or series of IHS capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

       5.16 NO UNTRUE STATEMENT. None of the representations and warranties made pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

       5.17 BINDING EFFECT. This Agreement and all Transaction Documents executed by IHS constitute the legal, valid and binding obligations of such party, enforceable against IHS in accordance with their respective terms.

       5.18 QUESTIONABLE PAYMENTS. IHS and the IHS Subsidiaries have not made, and no employee, agent, or other representative of any of them, and no affiliate of IHS, (a) has used any corporate funds of IHS to make any illegal or unlawful payment to any officer, employee, representative, agent of any government, or to any political party or official thereof, including, without limitation, any of same that would violate the Foreign Corrupt Practices Act of 1977, as amended; or (b) has made or received any illegal payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or recommendations or otherwise in connection with the operation of IHS's business, and no director, officer, or controlling person of IHS has done any of the foregoing, whether or not in connection with the operation of IHS's business.

       5.19 COMPLIANCE WITH HEALTHCARE LAWS. IHS, the IHS Subsidiaries, and each of their licensed employees is in compliance with all applicable statutes, laws, ordinances, rules, orders, and regulations of any governmental authority with respect to regulatory matters primarily relating to patient healthcare (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section WP-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs) commonly referred to as the "Federal Anti-Kickback Statute" and The Social Security Act, as amended, Section 1877, 42 U.S.C. Section WP (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute") (collectively, "Healthcare Laws"). IHS and the IHS Subsidiaries have maintained all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Medicare and Medicaid programs as required by applicable Healthcare Laws, and, to the knowledge of IHS, there are no presently existing circumstances which would result or likely would result in violations of Healthcare laws which could reasonably be expected to have a material adverse effect on IHS and the IHS Subsidiaries. Exhibit 5.19 to the IHS Disclosure Schedule sets forth a copy of the RoTech healthcare law questionnaire which has been accurately completed by IHS and does not contain any material misstatement of any fact and does not omit any fact that would have to be stated in order not to render any response to such questionnaire materially misleading.

       5.20 INSURANCE COVERAGE. All insurance policies of IHS are in full force and effect, contain coverage in amounts and against such losses and risks as are generally maintained by comparable businesses, all premiums due on or before the Closing Date have been or will be paid, financed or accrued on or before the Closing Date, IHS has not been advised by any of its insurance carriers of an intention to terminate or modify any such policies other than under circumstances where IHS has received a commitment for a replacement policy, nor has IHS failed to comply with any of the material conditions contained in any such policies.

       5.21 MERGER SUB COMMON STOCK. IHS owns, beneficially and of record, all of the issued and outstanding shares of Common Stock, par value $.01 per share, of Merger Sub (the "Merger Sub Common Stock") which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. IHS has the corporate power to endorse and surrender such hares of Merger Sub Common Stock for conversion pursuant to this Plan of Merger. IHS has, or will by the Effective Time have, taken all such actions as may be required in its capacity as the sole stockholder of Merger Sub to approve the Merger.

       5.22 REGULATORY APPROVALS. IHS and each IHS Subsidiary holds all licenses, permits, certificates of need, and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted. All such licenses, permits, certificates of need, and other regulatory approvals relating to the business, operations, and facilities of IHS and the IHS Subsidiaries are in full force and effect. Except as may be disclosed on Schedule 5.11 to the IHS Disclosure Schedule, any and all past litigation concerning such licenses, permits, certificates of need, and regulatory approvals, and all claims and causes of action raised therein have been finally adjudicated. No such license, permit, certificate of need, or regulatory approval has been revoked, conditioned
(except as may be customary) or restricted in any manner, and no action (equitable, legal, or administrative), arbitration or other process is pending, or to the best knowledge of IHS, threatened, which in any way challenges the validity of, or seeks to revoke, condition, or restrict any such license, permit, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the consummation of the Merger will not violate any legal restriction to which IHS or an IHS Subsidiary is subject.

       5.23 ACCOUNTS RECEIVABLE. Since the date of the IHS Balance Sheet, IHS has not changed any principle or practice with respect to the recordation of accounts receivable, calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. IHS is in substantial compliance with the terms and conditions of all third-party payer arrangements relating to its accounts receivable.

       5.24 RETIREMENT OR RE-ACQUISITION OF IHS COMMON STOCK. None of IHS and the IHS Subsidiaries has agreed directly or indirectly to retire or re-acquire all or part of the shares of IHS Common Stock issued pursuant to Section 2.1 hereof.

       5.25 TRADEMARKS. There are no claims or proceedings pending or, to the knowledge of IHS, overtly threatened against IHS or any of the IHS Subsidiaries asserting that the use of any of the trademarks, service marks, or applications for any of the same, copyrights, and other items of intellectual property that are owned, possessed or used by and which are material to IHS infringes the rights of any other person, and, to the knowledge of IHS, IHS is not infringing in any material respect on the intellectual property rights of any other person.

       5.26 EMPLOYEE BENEFIT PLANS; EMPLOYMENT MATTERS.

       (A) Any (i) bonus or other type of incentive compensation plan, program, or arrangement (whether or not set forth in a written document), (ii) pension, profit-sharing, retirement, or other plan, program, or arrangement, and (iii) stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, or any other employee benefit plan, fund, or program, including, but not limited to, those described in Section 3(3) of ERISA, established or maintained by IHS or which IHS is obligated to make contributions to or under or otherwise participate in (individually, a "IHS Plan" and collectively, the "IHS Plans") has been operated and administered in all material respects in accordance with, as applicable, ERISA, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by IHS or any IHS Subsidiary has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the IHS Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA, but excluding any event for which notice is waived under the ERISA regulations) has occurred with respect to any of the IHS Plans which is subject to Title IV of ERISA. No IHS Plan has any accumulated funding deficiency or liability to the Pension Benefit Guaranty Corporation. Neither IHS nor any of the IHS Subsidiaries has previously made, is currently making, or is obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

       (B) During the two years prior to the Closing Date, except to the extent that any of the foregoing would not have a material adverse effect on IHS and the IHS Subsidiaries taken as a whole, there has been no material adverse change in the relationship between IHS and its employees nor any strike or material labor disturbance by such employees affecting IHS's business and, to the knowledge of IHS, there is no indication that such a change, strike, or labor disturbance is likely.

       5.27 ENVIRONMENTAL MATTERS. IHS and the IHS Subsidiaries are in compliance with all environmental laws applicable to them and their business and assets, including, without limitation, the Resource Conversation and Recovery Act of 1976, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Federal Water Pollution Control Act (as amended by the Clean Water Act), the Federal Toxic Substances Act and the Clean Air Act, each as amended to date, except where the failure to be in compliance with such laws would not have a material adverse effect on IHS and the IHS Subsidiaries taken as a whole.

       5.28 IHS COMMON STOCK. On the Closing Date, IHS will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of RoTech Shares in accordance with the provisions of this Plan of Merger. The IHS Common Stock to be issued pursuant to this Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (iii) listed on the NYSE, upon official notice of issuance.


                ARTICLE VI: INFORMATION AND RECORDS CONCERNING
                          ROTECH AND ITS SUBSIDIARIES

       6.1 ACCESS TO ROTECH INFORMATION AND RECORDS BEFORE CLOSING. Prior to the Closing Date, IHS may make, or cause to be made, such investigation of RoTech's (it being understood that, for the purpose of this Article VI, "RoTech" shall be deemed to refer collectively to RoTech and the RoTech Subsidiaries listed on
Schedule 3.3) financial and legal condition as IHS deems necessary or advisable to familiarize itself with RoTech and/or matters relating to its history or operation. RoTech shall permit IHS and its authorized representatives (including legal counsel and accountants), to have full access to RoTech's books and records upon reasonable notice and during normal business hours, and RoTech will furnish, or cause to be furnished, to IHS such financial and operating data and other information and copies of documents with respect to RoTech's products, services, operations and assets as IHS shall from time to time reasonably request. Documents to which IHS shall have access shall include, but not be limited to, RoTech's tax returns and related work papers since their inception; and RoTech shall make, or cause to be made, extracts thereof as IHS or their representatives may request from time to time to enable IHS and their representatives to investigate the affairs of RoTech and the accuracy of the representations and warranties made in this Agreement. RoTech shall cause their accountants to cooperate with IHS and to disclose the results of audits relating to RoTech and to produce the working papers relating thereto. Without limiting any of the foregoing, it is agreed that IHS will have full access to any and all agreements between and among the previous and current shareholders regarding their ownership of shares or the management or operation of RoTech. Access of IHS pursuant to the foregoing shall be initiated and coordinated only through William P. Kennedy, Stephen P. Griggs, Rebecca R. Irish, Janet L. Ziomek, or such other persons as RoTech may from time to time designate. All such access shall be granted at a reasonable time and upon reasonable notice.

       6.2 ACCESS TO IHS INFORMATION AND RECORDS BEFORE CLOSING. Prior to the Closing Date, RoTech may make, or cause to be made, such investigation of IHS's (it being understood that, for the purpose of this Article VI, "IHS" shall be deemed to refer collectively to IHS and the IHS Subsidiaries) financial and legal condition as RoTech deems necessary or advisable to familiarize itself with IHS and/or matters relating to its history or operation. IHS shall permit RoTech and its authorized representatives (including legal counsel and accountants), to have full access to IHS's books and records upon reasonable notice and during normal business hours, and IHS will furnish, or cause to be furnished, to RoTech such financial and operating data and other information and copies of documents with respect to IHS's products, services, operations and assets as RoTech shall from time to time reasonably request. Documents to which RoTech shall have access shall include, but not be limited to, IHS's tax returns and related work papers since their inception; and IHS shall make, or cause to be made, extracts thereof as RoTech or their representatives may request from time to time to enable RoTech and their representatives to investigate the affairs of IHS and the accuracy of the representations and warranties made in this Agreement. IHS shall cause their accountants to cooperate with RoTech and to disclose the results of audits relating to IHS and to produce the working papers relating thereto. Without limiting any of the foregoing, it is agreed that RoTech will have full access to any and all agreements between and among the previous and current shareholders regarding their ownership of shares or the management or operation of IHS. Access of RoTech pursuant to the foregoing shall be initiated and coordinated only through Taylor Pickett, Brian K. Davidson, Marshall A. Elkins, Brad Bennett, or such other persons as IHS may from time to time designate. All such access shall be granted at a reasonable time and upon reasonable notice.

       6.3 RETURN OF RECORDS. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees promptly to return upon request all documents, contracts, records, or properties of the other party and all copies thereof furnished pursuant to this Article VI or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Evaluation Material" under the terms of the Confidentiality Agreements, dated June 12, 1997 and June 16, 1997, respectively, between RoTech and IHS (the "Confidentiality Agreements").

       6.4 EFFECT OF ACCESS.

       (A) Nothing contained in this Article VI shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity, or enforceability of any contract, lease or, other asset included in the assets of the other party.

       (B) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties.


                            ARTICLE VII: COVENANTS

       7.1 PRESERVATION OF BUSINESS. Prior to the Effective Time or the termination of this Agreement, RoTech will conduct its business in the ordinary course. RoTech will use its commercially reasonable best efforts to preserve the business organization of RoTech intact, to keep available to IHS and the Surviving Corporation the services of the present employees of RoTech, and to preserve for IHS and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with RoTech.

       7.2 MATERIAL TRANSACTIONS BY ROTECH. Prior to the Effective Time, without first obtaining the written consent of IHS, RoTech will not, and will not permit any RoTech Subsidiary to (in each case other than (i) as contemplated by the terms of the Plan of Merger and the other documents contemplated hereby, (ii) with respect to transactions for which there is a binding commitment existing prior to the date hereof and disclosed in the RoTech Disclosure Schedules, (iii) transactions described on Exhibit 7.2 to the RoTech Disclosure Schedule which do not vary materially from the terms set forth on such Exhibit 7.2 or as otherwise disclosed herein):

       (A) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of RoTech, other than in the ordinary course of business;

       (B) Acquired  any  assets,   securities,   or  businesses  in  excess  of
           $5,000,000 in any one transaction;

       (C) Enter into any employment contract which is not terminable upon notice of 90 days or less, at will, and without penalty except as provided herein and except in the ordinary course of RoTech's business;

       (D) Enter into any contract or agreement which (i) cannot be terminated or does not terminate within 12 months or less without cause or (ii) obligates RoTech for amounts in excess of $250,000;

       (E) Make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or arrangement, or incur any obligation to make any such payment or contribution which is not in accordance with RoTech's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, options, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate or modify any plan;

       (F) Guarantee the obligations of any person, firm or corporation, except in the ordinary course of business consistent with prior practices;

       (G) Amend its Certificates of Incorporation or By-laws;

       (H) Except pursuant to options, warrants, conversion rights or other contractual rights disclosed on Exhibit 3.2 to the RoTech Disclosure Schedule, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization, provided that RoTech shall be permitted to issue additional options to employees for the purchase of up to 100,000 shares at an exercise price of not less than the market value of such stock as of the respective dates on which such options are granted;

       (I) Take any action of a character described in Section 3.14(b) to 3.14(n), inclusive, other than 3.14(h).

       7.3 MEETINGS OF STOCKHOLDERS.

       (A) RoTech will take all steps necessary in accordance with its Certificate of Incorporation and By-laws to call, give notice of, convene and hold a meeting of its stockholders (the "RoTech Stockholders Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of RoTech (subject to the provisions of Section 8.1(d) hereof) will (i) recommend to its stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders of RoTech in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable, good faith efforts to obtain the approval by its stockholders of this Plan of Merger and the transactions contemplated hereby.

       (B) IHS will take all steps necessary in accordance with its Certificate of Incorporation and By-laws to call, give notice of , convene and hold a meeting of its stockholders (the "IHS Stockholders Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purposes of approving this Plan of Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of IHS (subject to the provisions of Section 8.1(f) hereof) will (i) recommend to its stockholders the approval of this plan or Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders of IHS in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable, good faith efforts to obtain the approval by its stockholders of this Plan of Merger and the transactions contemplated hereby.

       7.4 REGISTRATION STATEMENT.

       (A) IHS shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable a Registration Statement on Form S-4 with respect to the shares of IHS Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act. Such Registration Statement shall contain a joint proxy statement of IHS and RoTech (the "Proxy Statement") containing the information required by the Exchange Act. RoTech shall cooperate with IHS in the preparation and filing of the Registration Statement and Proxy Statement, and promptly will provide to IHS all such information, including pro forma financial information, as IHS may reasonably request for inclusion in such filings. IHS shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. IHS shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading; provided that if such statements or misstatements accurately reflect information supplied for inclusion in the Registration Statement by RoTech, such obligation shall adhere only upon RoTech's supplying to IHS corrective information, which RoTech hereby agrees to provide promptly. IHS and RoTech shall use their respective reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. IHS shall provide RoTech with copies of all filings made pursuant to this Section 7.4 and shall consult with RoTech on responses to any comments made by the Staff of the SEC with respect thereto.

       (B) RoTech covenants that the information supplied by RoTech for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time any amendment or supplement thereto is declared effective, at the time the Proxy Statement is first mailed to holders of RoTech Common Stock and IHS Common Stock, at the respective times of the IHS and RoTech Stockholders Meetings, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. RoTech covenants that the information supplied by RoTech for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of RoTech Common Stock and IHS Common Stock, at the time any amendment or supplement thereto is declared effective, at the respective times of the IHS and RoTech Stockholders Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to RoTech, or its officers or Directors, should be discovered by RoTech which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, RoTech shall promptly inform IHS. RoTech covenants that all documents, if any, that RoTech is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

       (C) IHS covenants that the information supplied by IHS for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time any amendment or supplement thereto is declared effective, at the time the Proxy Statement is first mailed to holders of RoTech Common Stock and IHS Common Stock, at the respective times of the IHS and RoTech Stockholders Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by IHS for inclusion in the Proxy Statement to be sent to the holders of RoTech Common Stock and IHS Common Stock in connection with the IHS and RoTech Stockholders Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of RoTech Common Stock and IHS Common Stock, at the respective times of the IHS and RoTech Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to IHS or its officers or directors should be discovered by IHS which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, IHS shall promptly inform RoTech and shall promptly file such amendment to the Registration Statement. All documents that IHS is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

       (D) Prior to the Closing Date, IHS shall use its reasonable, good faith efforts to cause the shares of IHS Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the IHS Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

       (E) Prior to the Closing Date, IHS shall file a Subsequent Listing Application with the NYSE relating to the shares of IHS Common Stock to be issued in connection with the Merger, and shall use its best efforts to cause such shares of IHS Common Stock to be approved for listing on the NYSE, upon official notice of issuance, prior to the Closing Date.

       (F) RoTech shall furnish all information to IHS with respect to RoTech as IHS may reasonably request for inclusion in or in connection with the Registration Statement and Proxy Statement and shall otherwise cooperate with IHS in the preparation and filing of such documents

       7.5 EXEMPTION FROM STATE TAKEOVER LAWS. RoTech shall take all reasonable steps necessary and within its power to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of RoTech's Board of Directors.

       7.6 HSR ACT COMPLIANCE. IHS and RoTech shall promptly make their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger and the transactions contemplated hereby. IHS and RoTech will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

       7.7 PUBLIC DISCLOSURES. IHS and RoTech will consult with each other before issuing any press release or otherwise making any public statement with respect to the transaction contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the NYSE and NASDAQ. The parties shall issue a joint press release, mutually acceptable to IHS and RoTech, promptly upon execution and delivery of this Plan or Merger.


       7.8 RESIGNATION OF ROTECH DIRECTORS AND EXECUTIVE OFFICERS. On or prior to the Closing Date, RoTech shall deliver to IHS evidence satisfactory to IHS of the resignation of the Directors and executive officers of RoTech, such resignations to be effective on the Closing Date.


       7.9 INTERIM FINANCIAL STATEMENTS; EXCHANGE ACT REPORTS.

       (A) RoTech covenants that prior to the Effective Time or earlier termination of this Agreement, it will deliver to IHS a balance sheet, income statement and statement of cash flow as of and for (i) the one-month period ending the last day of each month subsequent to the date of this Agreement that is not the last month of a fiscal quarter that such consolidated financial statements will be delivered within 30 days following the end of each such month, and (ii) the three-month period ending on the last day of each fiscal quarter (the "RoTech Quarterly Financial Statements"), which quarterly statement will be delivered within 30 days following the end of each such quarter.

       (B) IHS covenants that prior to the Effective Time or earlier termination of this Agreement, it will deliver to RoTech a balance sheet, income statement and statement of cash flow as of and for the three-month period ending on the last day of each fiscal quarter (the "IHS Quarterly Financial Statements"), which quarterly statement will be delivered within 30 days following the end of each such quarter.

       (C) RoTech covenants that from and after the date hereof, it will file all periodic reports required to be filed by it under the Exchange Act and will promptly deliver to IHS copies of all such reports and supporting internal management reports relating thereto.

       (D) IHS covenants that from and after the date hereof, it will file all periodic reports required to be filed by it under the Exchange Act and will promptly deliver to RoTech copies of all such reports.

       7.10 NO SOLICITATIONS. From the date of this Agreement until the Effective Time or until this Agreement is terminated in accordance with Article VIII hereof, RoTech shall not initiate, solicit or encourage (including by way of furnishing assistance or proprietary information), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to any RoTech Competing Transaction (as defined below), or enter into any discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a RoTech Competing Transaction, or agree to or endorse any RoTech Competing Transaction or authorize or permit any of the officers, directors or employees of RoTech or the RoTech Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by RoTech or any RoTech Subsidiary to take any such action, and RoTech shall promptly notify IHS of all relevant terms (including the identity of the parties involved) of any such inquiries and proposals received by RoTech or any RoTech Subsidiary or any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters, and if such inquiry or proposal is in writing, RoTech shall promptly deliver or cause to be delivered to IHS a copy of such inquiry or proposal; provided, however that, prior to the receipt of the approval of the Merger of RoTech's stockholders at the RoTech Stockholders Meeting, nothing contained in this Section 7.10 shall prohibit the Board of Directors of RoTech from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide offer by such person or entity to acquire RoTech pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire greater than 50% of the assets or capital stock of RoTech and the RoTech Subsidiaries, taken as a whole, to the extent and only to the extent that (A) the Board of Directors of RoTech, after consultation with and based upon advice of independent legal counsel, determines in good faith that such action is advisable for RoTech's Board of Directors to comply with its fiduciary duties under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, RoTech (x) provides notice to IHS of the person or entity and (y) enters into a confidentiality agreement with such person or entity reasonably calculated under the circumstances, in the reasonable judgment of RoTech, to protect the confidentiality of RoTech's proprietary information; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a RoTech Competing Transaction. For the purposes of this Agreement, "RoTech Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving RoTech: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of RoTech and the RoTech Subsidiaries, taken as a whole; (iii) any tender offer or exchange offer for more than 20% of the outstanding shares of the capital stock of RoTech; (iv) any person acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act) being formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of the capital stock of RoTech; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

       7.11 OTHER ACTIONS. Subject to the provisions of Section 7.10 hereof, none of RoTech, IHS and Merger Sub shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expect to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan or Merger not being satisfied, or delay the Effective Time or (unless such action is required by applicable law) which would materially adversely affect the ability of RoTech or IHS to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of RoTech or IHS to consummate the Merger in accordance with terms of this Plan of Merger or materially delay such consummation. Without limiting the generality of the foregoing, RoTech shall use its reasonable best efforts to obtain all consents required of third parties in respect of the Merger under all material contracts to which RoTech or any RoTech Subsidiary is a party, including lessor consents.

       7.12 Accounting Methods. Prior to Closing, neither IHS nor RoTech shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

     7.13 COOPERATION.

       (A) IHS and RoTech shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents,
           (ii) use their respective commercially reasonable efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated thereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

       (B) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of IHS and RoTech shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the vote of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of IHS and RoTech will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

       7.14 STOCK OPTIONS; WARRANTS.

       (A) As of the Effective Time, by virtue of the Merger and without any action on the part of the participants therein, each option to purchase shares of RoTech Common Stock that is outstanding immediately prior to the Effective Time ("RoTech Options"), whether or not exercisable, shall be replaced by a substitute option (such new options being hereinafter referred to as "IHS Exchange Options") to purchase that number of shares of IHS Common Stock equal to the number of shares of RoTech Common Stock subject to such option multiplied by .5806 at an exercise price per share of IHS Common Stock equal to the option price per share of RoTech Common Stock subject to such option in effect immediately prior to the Effective Time divided by .5806. Each such IHS Exchange Option will otherwise contain substantially the same terms and conditions as the RoTech Option it replaces, provided that such IHS Exchange Option will permit "cashless exercise" of such options. IHS shall use its reasonable best efforts to file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement within thirty (30) days after the Effective Time, for purposes of registering all IHS Shares issuable after the Effective Time upon exercise of the IHS Exchange Options, and use all reasonable efforts to have such registration statement or post-effective amendment become effective and to comply, to the extent applicable, with state securities or blue sky law with respect hereto at the Effective Time. Unless otherwise prohibited by law, such Form S-8 shall also register the reoffer and resale by affiliates of IHS of the IHS Shares issuable to such affiliates upon exercise of the IHS Exchange Options. IHS shall maintain the effectiveness under the Securities Act of such Form S-8 registration statement as long as any such affiliates' options remain outstanding.

       (B) As of the Effective Time, each warrant to purchase RoTech Shares (a "RoTech Warrant") then outstanding shall remain outstanding and shall be deemed to be a warrant to purchase, in place of the RoTech Shares previously subject to such RoTech Warrant, that number of shares of IHS Common Stock equal to the product of the number of RoTech Shares subject to such RoTech Warrant, and not exercised prior the Effective Time, multiplied by .5806 (the "IHS Exchange Warrants"). The exercise price per share shall be equal to the exercise price per share under the RoTech Warrant divided by .5806.

       (C) RoTech will take such reasonable steps as are necessary to effectuate the agreement of this Section 7.14.

       7.15 NOTICE OF SUBSEQUENT EVENTS. Each party hereto promptly shall notify the other parties of any changes, additions or events of which they have or obtain knowledge as to which they have concluded or reasonably should have concluded would (i) cause any material change in or material addition to any Exhibit to its Disclosure Schedule delivered by the notifying party under this Plan of Merger, (ii) toll the time period for consummation of the Merger as provided in Section 8.1(b)(iii) hereof, or (iii) otherwise would in such party's reasonable judgment likely result in a breach of this Agreement by such party prior to the Closing Date, promptly after the occurrence of the same.

       7.16 COOPERATION REGARDING SEC FILINGS. Prior to the Effective Time, RoTech shall cooperate and provide all information reasonably requested by IHS and its underwriters, including, without limitation, copies of audit reports and related work papers, accountant's comfort letters, and responses to underwriters' due diligence requests, in connection with any filing by IHS of any registration statement or other document or report with the SEC.

       7.17 DISTRIBUTIONS. Prior to the Effective Time, without first obtaining the written consent of RoTech, IHS will not pay any dividend or any other distribution of cash or property in respect of its capital stock.

       7.18 TAX OPINIONS. The parties hereto shall use their reasonable best efforts to cause counsel for each of IHS and RoTech to render opinions as to the federal income tax consequences of the Merger, which opinions shall be filed as Exhibits to the Registration Statement. Each of IHS and RoTech agrees that it shall provide certificates containing reasonable representations to such counsel in connection with the rendering of such opinions.

       7.19 MATERIAL TRANSACTIONS BY IHS. Prior to the Effective Time, without first obtaining the written consent of RoTech, which consent shall not be unreasonably withheld, IHS will not enter into any transaction pursuant to which IHS would be required to issue shares of IHS Common Stock having a market value at the time of issuance of more than Two Hundred Fifty Million ($250,000,000) Dollars, provided that RoTech shall be deemed to have consented to such transaction if RoTech does not give notice to IHS of its objection thereto within five (5) business days after the date on which IHS shall have given
RoTech notice of such proposed transaction together with such information thereon as would reasonably be necessary to enable RoTech to evaluate the business merits of such transaction.

       7.20 COOPERATION REGARDING ROTECH DEBENTURES. Prior to the Effective Time, IHS shall cooperate and provide such information as shall be reasonably requested by RoTech in connection with RoTech's obligations arising under its indenture pertaining to RoTech's 5-1/4% Convertible Subordinated Debentures Due 2003 as a result of the Merger. IHS acknowledges that the debenture holders under such RoTech indenture have the right to require repurchase of the debentures held by them as a result of the Merger.

               ARTICLE VIII: TERMINATION, AMENDMENT, AND WAIVER

       8.1 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time, either before or after approval of matters presented in connection with the Merger by the holders of RoTech Common Stock and IHS Common
Stock:

       (A) by mutual written consent of IHS, Merger Sub and RoTech;

       (B) by either IHS or RoTech:

          (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any approval of the holders of RoTech Common Stock necessary to consummate the Merger and the transactions contemplated hereby shall not have been obtained;

          (ii) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any approval of the holders of IHS Common Stock necessary to consummate the Merger and the transactions contemplated hereby shall not have been obtained;

          (iii) if the Merger shall not have been consummated on or before November 30, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger, provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, filing or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

          (iv) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (v) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which exists on the Closing Date that (A) would give rise to the failure of a condition set forth in
                Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger);

          (vi) in the event of (i) notice pursuant to Section 7.15 of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger or (ii) notice from such party to the other party of such other party's breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger, in either case which cannot be or has not been cured within 30 days after the giving of written notice of such breach to or by the other party (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

          (vii) if the average of the last per share sale prices of IHS common stock, as reported on the NYSE Composite Tape, for the ten (10) consecutive trading days ending on the fifth trading day immediately preceding the date set for the RoTech Stockholders Meeting is equal to or less than $33.00.

       (C) by either IHS or RoTech in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in
           Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section
           9.2 (in the case of IHS) or Section 9.3 (in the case of RoTech) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b) (iii);

       (D) by RoTech, if RoTech's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of RoTech Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any RoTech Competing Transaction other than this Plan of Merger;

       (E) By IHS if (i) the Board of Directors of RoTech fails to make or withdraws its recommendation of the adoption of this Agreement or the Merger; (ii) the Board of Directors of RoTech shall have recommended to RoTech's stockholders any RoTech Competing Transaction or entered into an agreement with respect to a RoTech Competing Transaction; or
           (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of RoTech is commenced, and the Board of Directors of RoTech recommends, within the time period specified under Rule 14e-2 under the Exchange Act, that RoTech's stockholders tender their shares into such tender or exchange offer;

       (F) by IHS, if IHS's Board of Directors shall have determined in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of IHS Shares or shall have withdrawn such recommendation;

       (G) by RoTech if the Board of Directors of IHS fails to make or withdraws its recommendation of the adoption of this Agreement or the Merger.

       8.2 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than to the extent provided in Sections 6.3 and 8.6, and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

       8.3 AMENDMENT. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of RoTech Shares or IHS Shares; provided, however, that after any such approval, there shall be made no amendment that pursuant to the FBCA requires further approval by such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

       8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the provision of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality of the foregoing, if the Merger is not consummated on or prior to September 30, 1997, as a result of the Registration Statement not having been declared effective by the SEC by August 15, 1997, and the Registration has been declared effective by September 30, 1997, or RoTech and IHS are in bona fide discussions with the SEC regarding the Registration Statement and diligently pursuing the effectiveness of the Registration Statement with the SEC, then the date set forth in Section 8.1(b) (iii) shall be extended to the earlier of November 30, 1997, and the date that is thirty (30) days following the date on which the Registration Statement is declared effective. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights.

       8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of IHS, Merger Sub or RoTech, action by its Board of Directors or the duly authorized designee of the Board of Directors.

       8.6 EXPENSES; BREAKUP FEES.

       (A) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, it being understood that if the Merger is consummated, by reason thereof, IHS will indirectly bear the expenses incurred by RoTech.

       (B) If the Merger is not consummated as a result of termination of this Agreement pursuant to Section 8.1(d)(ii), 8.1(e)(ii) or 8.1(e)(iii) hereof, RoTech shall pay to IHS a breakup fee in the amount of Twenty-Five Million ($25,000,000) Dollars plus all expenses reasonably incurred by IHS in connection with this Plan of Merger and collection of such fee. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 8.1(e)(iii) and the tender offer or exchange offer referred to in Section 8.1(e)(iii) is for at least 20% but less than 50% of the outstanding shares of capital stock of RoTech, the breakup fee payable by RoTech under this
           Section 8.6(b) shall be in the amount of Fifteen Million ($15,000,000) Dollars, rather than Twenty-Five Million ($25,000,000) Dollars plus the said expenses of IHS. If any breakup fee is paid as set forth above, such payment shall be the sole and exclusive remedy of IHS against RoTech hereunder.

       (C) If the Merger is not consummated as a result of the termination of this Agreement pursuant to Section 8.1(d)(i) or 8.1(e)(i) (except as a result of the withdrawal of the Smith Barney Opinion for reasons other than the existence of a RoTech Competing Transaction), RoTech shall pay to IHS a breakup fee in the amount of Five Million ($5,000,000) Dollars, and, in such event, such payment shall be the sole and exclusive remedy of IHS against RoTech hereunder. Notwithstanding anything contained in this Plan of Merger to the contrary, under no circumstances shall IHS be entitled to receive both the breakup fee described in this Section 8.6(c) and the breakup fee described in Section 8.6(b).

       (D) If the Merger is not consummated as a result of the termination of this Agreement pursuant to Section 8.1(f) or 8.1(g), IHS shall pay to RoTech a breakup fee in the amount of Ten Million ($10,000,000)
           Dollars, and, in such event, such payment shall be the sole and exclusive remedy of RoTech against IHS hereunder.


                       ARTICLE IX: CONDITIONS TO CLOSING

       9.1 MUTUAL CONDITIONS. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by IHS, Merger Sub or RoTech):

       (A) None of IHS, Merger Sub or RoTech nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of IHS effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets of business of RoTech, taken as a whole.

       (B) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other Political subdivision thereof that makes the consummation of the Merger or any other significant transaction contemplated hereby illegal.

       (C) The holders of shares of RoTech Common Stock and the holders of the shares of IHS Common Stock each shall have approved the adoption of this Plan of Merger.

       (D) The shares of IHS Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE, upon official notice of issuance, and shall have been issued in transactions qualified or exempt from registration under applicable securities or Blue Sky laws of such states and territories of the United States as may be required.

       (E) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

       (F) IHS, Merger Sub and RoTech shall have received all consents, approvals and authorizations of third parties that are required of such third parties prior to the consummation of the Merger, in form and substance reasonably acceptable to IHS or RoTech, as the case may be, except where the failure to obtain any such consent, approval, or authorization would not have a material adverse effect on the business of the Surviving Corporation.

       (G) All approvals of the Merger required under the HSR Act shall have been obtained or the waiting periods thereunder shall have expired.

       (H) The parties shall have obtained consents from their senior bank lenders to the Merger and the transactions contemplated hereby not later than four (4) weeks following the date of this Agreement.

       9.2 CONDITIONS TO OBLIGATIONS OF IHS AND MERGER SUB. The obligations of IHS and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by IHS and Merger Sub):

       (A) Each of the agreements of RoTech to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and RoTech shall have performed, in all material respects all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

       (B) The representations and warranties of RoTech set forth in Article III hereof shall be true and correct as of the date of this Plan of Merger and as of the Closing Date, except to the extent such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be true and correct as of such date); provided, however, that RoTech shall not be deemed to be in breach of any such representations or warranties (i) where the inaccuracies of all representations contained in Article III hereof would not, in the aggregate, have a material adverse effect on RoTech and the RoTech Subsidiaries, taken as a whole, or
           (ii) as a result of the consequences that IHS knew or should have known would arise from the taking of any action permitted to be taken by RoTech (or otherwise approved by IHS) under Section 7.2 or otherwise permitted herein. IHS and Merger Sub shall have been furnished with a certificate, executed by a duly authorized officer of RoTech, dated the Closing Date, certifying in such detail as IHS and Merger Sub may reasonably request as to the fulfillment of the foregoing conditions.

       (C) IHS and Merger Sub shall have obtained, or obtained the transfer of, any licenses and other regulatory approvals necessary prior to the Effective Time to allow the Surviving Corporation to operate RoTech's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation.

       (D) IHS shall have received an opinion from Winderweedle, Haines, Ward & Woodman, P.A. substantially to the effect set forth in Exhibit 9.2(d) hereto.

       (E) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

       (F) The opinion of Donaldson Lufkin & Jenrette Securities Corporation referred in Section 5.14 hereof shall not have been adversely modified or withdrawn as of the Date of the mailing of the Proxy Statement.

       (G) William P. Kennedy, Stephen P. Griggs, and Rebecca R. Irish shall have agreed in writing to terminate their respective employment agreement with RoTech, and (i) William P. Kennedy shall have executed and delivered the Severance and Noncompetition Agreement with RoTech in the form of Exhibit 9.2(g)(i) hereto, (ii) Stephen P. Griggs shall have executed and delivered an Employment Agreement with RoTech in the form of Exhibit 9.2(g)(ii) hereto, and (iii) Rebecca R. Irish shall have executed and delivered the Severance and Noncompetition Agreement with RoTech in the form of Exhibit 9.2(g)(iii) hereto.

       (H) IHS shall have received a "cold comfort" letter from Deloitte & Touche LLP, RoTech's independent accountants, dated the Effective Time and addressed to IHS, as to such matters reasonably requested by IHS.

       (I) IHS shall have received an opinion from its tax counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of IHS, RoTech, and Merger Sub.

       9.3 CONDITIONS TO OBLIGATIONS OF ROTECH. The obligations of RoTech to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by RoTech):

       (A) Each of the agreements of IHS and Merger Sub to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and IHS and Merger Sub shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

       (B) The representations and warranties of IHS and Merger Sub set forth in Articles IV and V hereof shall be true and correct as of the date of this Plan of Merger, and as of the Closing Date, except to the extent such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be true and as of such date); provided, however, that IHS shall not be deemed to be in breach of any such representations or warranties where the inaccuracies of such representation and warranties would not, in the aggregate, have a material adverse effect on IHS and the IHS Subsidiaries, taken as a whole. RoTech shall have been furnished with a certificate, executed by a duly authorized officer of IHS, dated the Closing Date, certifying in such detail as RoTech may reasonably request as to the fulfillment of the foregoing conditions.

       (C) RoTech   shall  have   received  an  opinion   from  Blass  &  Driggs
           substantially to the effect set forth in Exhibit 9.3(c) hereto.

       (D) The Smith Barney Opinion shall not have been adversely modified or withdrawn as of the date of the joint proxy statement.

       (E) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filing in connection with the Merger and any other documents required to be filed after the Effective Time.

       (F) RoTech shall have received a letter from KMPG Peat Marwick LLP, IHS's independent accountants, dated the Effective Time and addressed to RoTech, as to such matters reasonably requested by RoTech.

       (G) RoTech shall have received an opinion from its tax counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of IHS, RoTech, and Merger Sub.

                           ARTICLE X: MISCELLANEOUS

       10.1 NONSURVIVAL   OF   REPRESENTATIONS   AND  WARRANTIES.  None  of  the
representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

       10.2 NOTICES. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier or overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

If to IHS:

                           Integrated Health Services, Inc.
                           10065 Red Run Boulevard
                           Owings Mills, MD 21117
                           Attention: Taylor Pickett

With copies to:

                           Integrated Health Services, Inc.
                           10065 Red Run Boulevard
                           Owings Mills, MD 21117
                           Attention: Marshall A. Elkins, Esq.

                                       and

                           Integrated Health Services, Inc.
                           10065 Red Run Boulevard
                           Owings Mills, MD 21117
                           Attention: Brian K. Davidson

                                       and

                           Blass & Driggs, Esqs.
                           461 Fifth Avenue, 19th Floor
                           New York, NY 10017
                           Facsimile: (212) 447-5428
                           Attention: Michael S. Blass, Esq.

If to RoTech:

                           RoTech Medical Corporation
                           4506 L.B. McLeod Road, Suite F
                           Orlando, Florida 32811
                           Attention: Stephen P. Griggs

With a copy to:

                           Winderweedle, Haines, Ward & Woodman, P.A.
                           Barnett Bank Center
                           390 North Orange Avenue, 14th Floor
                           Post Office Box 1391
                           Orlando, Florida 32802-1391
                           Attention: Thomas A. Simser, Jr., Esq.

All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile or on the next business day following the deposit of such communication with the overnight courier.

       10.3 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

     10.4 INDEMNIFICATION.

     (A) IHS and Merger Sub shall advance legal fees and expenses and indemnify current or former directors or officers of RoTech for all acts or omissions occurring prior to the Effective Time as provided in RoTech's Certificate of Incorporation of bylaws or indemnification agreements in effect as of the date hereof, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms. The provisions of this Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each such indemnified party and each such indemnified party's heir and representatives.

     (B) IHS shall cause to be maintained in effect for a period ending not sooner than the fifth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to RoTech's officers and directors as the policies maintained on behalf of directors and officers of RoTech as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters); provided that IHS shall not be obligated to provide any greater officers' and directors' liability insurance than that generally afforded to officers and directors of IHS under policies maintained by IHS with respect to its directors and officers.

       10.5 GOVERNING LAW. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

       10.6 "INCLUDING". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

       10.7 "KNOWLEDGE". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, or any Executive Vice President or Senior Vice President of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

       10.8 "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT". "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with RoTech or IHS, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the assets, business, financial position revenues, or earnings of such party and its subsidiaries taken as a whole.

       10.9 CAPTIONS. The captions or headings in this Plan of Merger are made for conveniences and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

       10.10 INTEGRATION OF EXHIBITS. All Exhibits to the Schedules attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein.

       10.11 ENTIRE AGREEMENT. This instrument, including all Exhibits attached hereto and the Confidentiality Agreements contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions con-templated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

       10.12 COUNTERPARTS. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

       10.13 BINDING EFFECT. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

       10.14 NO RULE OF CONSTRUCTION. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

                       [SIGNATURES ON THE FOLLOWING PAGE]

       IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                        ROTECH MEDICAL CORPORATION

                                        By: /s/ Stephen P. Griggs
                                        ----------------------------------------
                                        Its: President


                                        INTEGRATED HEALTH SERVICES, INC.

                                        By: /s/ Brian Davidson
                                        ----------------------------------------
                                        Executive Vice President - Development


                                        IHS ACQUISITION XXIV, INC.

                                        By: /s/ Brian Davidson
                                        ----------------------------------------

                                                                      APPENDIX B









                               September 19, 1997



Board of Directors

Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, MD 21117



Dear Sirs:


     You have requested our opinion as to the fairness from a financial point of view to the holders of common stock, $.001 par value per share ("Company Common Stock"), of Integrated Health Services, Inc. (the "Company") of the consideration to be paid by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of July 6, 1997 (the "Agreement"), by and among the Company, IHS Acquisition XXIV, Inc. ("Merger Sub"), a wholly owned subsidiary of the Company, and RoTech Medical Corporation ("RoTech") pursuant to which Merger Sub will be merged (the "Merger") with and into RoTech.


     Pursuant to the Agreement, each outstanding share of common stock, par value $.0002 per share ("RoTech Common Stock"), of RoTech will be converted into the right to receive 0.5806 shares (the "Exchange Ratio") of Company Common Stock.


     In arriving at our opinion, we have reviewed the Agreement (including the Exhibits thereto). We also have reviewed financial and other information that was publicly available or furnished to us by the Company and RoTech including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of RoTech for the period beginning January 1, 1997 and ending December 31, 2001 prepared by the management of the Company and certain financial projections of the Company for the period beginning January 1, 1997 and ending December 31, 2001 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and RoTech with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of RoTech Common Stock and Company Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.


     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and RoTech or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of the Company. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and RoTech. We have not assumed any responsibility for making any independent evaluation of RoTech's assets or liabilities or for making any independent verification of any of the information reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion as to the prices at which Company Common Stock will actually trade at any time. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.


     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past, including acting as co-manager for the Company's offering of $450,000,000 9 1/2% Senior Subordinated Notes due 2007 in May 1997 and the Company's offering of $500,000,000 9 1/4% Senior Subordinated Notes due 2008 in September 1997, for which DLJ received usual and customary underwriters' compensation.


     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.



                                        Very truly yours,

                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION



                                        By: /s/ Vanessa Burgess

                                            ------------------------------------
                                            Vanessa Burgess
                                            Managing Director

                                                                      Appendix C



                        [SMITH BARNEY INC. LETTERHEAD]


July 6, 1997


The Board of Directors
RoTech Medical Corporation
4506 L.B. McLeod Road
Orlando, Florida 32811


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of RoTech Medical Corporation ("RoTech") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of July 6, 1997 (the "Merger Agreement"), among Integrated Health Services, Inc. ("IHS"), IHS Acquisition XXIV, Inc., a wholly owned subsidiary of IHS ("Merger Sub"), and RoTech. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into RoTech (the "Merger") and (ii) each outstanding share of the common stock, par value $0.0002 per share, of RoTech (the "RoTech Common Stock") will be converted into the right to receive 0.5806 (the "Exchange Ratio") of a share of the common stock, par value $0.001 per share, of IHS (the "IHS Common Stock").

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of RoTech and certain senior officers and other representatives and advisors of IHS concerning the businesses, operations and prospects of RoTech and IHS. We examined certain publicly available business and financial information relating to RoTech and IHS as well as certain financial forecasts and other information and data for RoTech and IHS which were provided to or otherwise discussed with us by the respective managements of RoTech and IHS, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of RoTech Common Stock and IHS Common Stock; the historical and projected earnings and other operating data of RoTech and IHS; and the capitalization and financial condition of RoTech and IHS. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of RoTech and IHS. We also evaluated the potential pro forma financial impact of the Merger on IHS. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of RoTech and IHS that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of RoTech and IHS as to the future financial performance of RoTech and IHS and the strategic implications and operational benefits anticipated to result from the Merger.

We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of RoTech and IHS. We are not expressing any opinion as to what the value of the IHS Common Stock actually will

The Board of Directors
RoTech Medical Corporation
July 6, 1996
Page 2


be when issued to RoTech stockholders pursuant to the Merger or the price at which the IHS Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of RoTech or IHS nor have we made any physical inspection of the properties or assets of RoTech or IHS. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of RoTech. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to RoTech in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of RoTech and IHS for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided investment banking services to RoTech and IHS unrelated to the proposed Merger, for which services we have received compensation. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with RoTech and IHS.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of RoTech in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of RoTech Common Stock.


Very truly yours,


SMITH BARNEY INC.

                        INTEGRATED HEALTH SERVICES, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 21, 1997

     Robert N. Elkins and Lawrence P. Cirka, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Integrated Health Services, Inc. held of record by the undersigned on September 1, 1997, at the Special Meeting of Stockholders to be held at 10:00 A.M. on Tuesday, October 21, 1997, at the executive offices of IHS, 10065 Red Run Boulevard, Owings Mills, Maryland, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN  PROPERLY  EXECUTED,  THIS  PROXY WILL BE VOTED AS  DESIGNATED  BY THE
     UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

     Proposal No. 1 - Proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 6, 1997 (the "Merger Agreement"), among RoTech
     Medical Corporation, a Florida corporation ("RoTech"), IHS and IHS Acquisition XXIV, Inc., a Florida corporation and a wholly-owned subsidiary of IHS ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will merge with and into RoTech (the "Merger") and RoTech will become a wholly-owned subsidiary of IHS and (b) each outstanding share of common stock, $.0002 par value per share, of RoTech ("RoTech Common Stock") will be converted into the right to receive, and each right to acquire a share of RoTech Common Stock will be converted into the right to purchase, 0.5806 of a share of common stock, $.001 par value per share, of IHS, with cash paid in lieu of any fractional shares.

           FOR      AGAINST        ABSTAIN
           [ ]        [ ]            [ ]


Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.




IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                                       Dated ----------------------------  ,1997



                                       -----------------------------------------



                                       Signature



                                       -----------------------------------------
                                       Signature if held jointly


                                       The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

                                       The above-signed  acknowledges receipt of
                                       the   Notice  of   Special   Meeting   of
                                       Stockholders    and   the   Joint   Proxy
                                       Statement/Prospectus furnished therewith.

                                       PLEASE MARK,  SIGN,  DATE AND RETURN THIS
                                       PROXY CARD  PROMPTLY  USING THE  ENCLOSED
                                       ENVELOPE.